 As filed with the Securities and Exchange Commission on January 15, 1999
                                                     Registration No. 333-68891

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ---------------

                            AMENDMENT NO. 1 TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                            McLeodUSA Incorporated
            (Exact name of registrant as specified in its charter)

       Delaware                        4813                  42-1407240
(Staetor other jurisdiction of
                         (Primary Standard Industrial     (I.R.S. Employer
incorporation or organization)
                          Classification Code Number)  Identification Number)
                                ---------------
                           McLeodUSA Technology Park
  6400 C Street, SW, P.O. Box 3177 Cedar Rapids, IA 52406-3177 (319) 364-0000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ---------------
                                Clark E. McLeod
                     Chairman and Chief Executive Officer
                            McLeodUSA Incorporated
                           McLeodUSA Technology Park
                       6400 C Street, SW, P.O. Box 3177
                          Cedar Rapids, IA 52406-3177
                                (319) 364-0000
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                ---------------

                                  Copies to:
  Tracy T. Larsen, Esq.                      Joseph G. Connolly, Jr., Esq.
Warner Norcross & Judd LLP                      James G. McMillan, Esq.
  900 Old Kent Building                          Hogan & Hartson L.L.P.
  111 Lyon Street, N.W.                          555 13th Street, N.W.
     Grand Rapids, MI                            Washington, D.C. 20004
        49503-2487                                   (202) 637-5600
      (616) 752-2000
                                ---------------
  Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [_]

                        CALCULATION OF REGISTRATION FEE
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
                                         Proposed       Proposed
 Title of each Class of    Amount        Maximum        Maximum      Amount of
    Securities to be        to be     Offering Price   Aggregate    Registration
       Registered        Registered     Per Share    Offering Price     Fee
--------------------------------------------------------------------------------
Class A Common Stock,
 $.01 par value(1).....  1,325,000(2)    $2.48(3)     $5,310,251(3)  $1,477(4)

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                                                  (Footnotes on following page)
                                ---------------

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this
Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, or until the Registration
Statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

(1) The Registration Statement relates to the securities of the Registrant issuable to holders of common stock of Dakota Telecommunications Group, Inc., a Delaware corporation ("DTG"), in the proposed merger of a wholly owned subsidiary of the Registrant with and into DTG.

(2)  The number of shares to be registered (i) is based upon the product of
     (a) the number of shares of Common Stock, no par value per share, of DTG ("DTG Common Stock") outstanding as of October 27, 1998, assuming the exercise of all DTG stock options (whether or not currently exercisable) multiplied by (b) a fixed exchange ratio of 0.4328, and (ii) includes shares that would be issued to certain officers of DTG in connection with employment agreements with the Registrant.

(3) Pursuant to Rule 457(f)(2), because there is currently no public trading market for DTG Common Stock, the registration fee was computed on the basis of the book value of DTG Common Stock computed as of September 30, 1998. Such book value equaled $5,310,251 in the aggregate and, based on 2,140,331 shares outstanding September 30, 1998, equaled $2.48104 per share.

(4) Previously paid.

                          [LOGO OF DTG APPEARS HERE]
                              29705 453RD AVENUE
                        IRENE, SOUTH DAKOTA 57037-0066

                             JANUARY  , 1999

                 MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

Dear fellow stockholder,

  The Board of Directors of Dakota Telecommunications Group, Inc. ("DTG") is furnishing this Prospectus and Proxy Statement to DTG stockholders to solicit proxies to vote at a special meeting of DTG stockholders to be held on February 25, 1999 (the "SPECIAL MEETING"), and at any adjournment or postponement of that meeting. At the Special Meeting, DTG stockholders will vote upon adoption of an Agreement and Plan of Merger, as amended (the "MERGER AGREEMENT"). Pursuant to the Merger Agreement, DTG would become a wholly owned subsidiary of McLeodUSA Incorporated ("MCLEODUSA").

  Please plan to join us prior to the Special Meeting for an informal dinner to be served at 5:30 p.m. Stockholders holding stock in single ownership form are invited to bring a guest.

  If the merger is completed as proposed, McLeodUSA would issue 0.4328 of a share of McLeodUSA Class A Common Stock, $.01 par value, ("MCLEODUSA COMMON STOCK") in exchange for each share of the common stock, no par value per share, of DTG ("DTG COMMON STOCK"). There is no established public trading market for DTG Common Stock. McLeodUSA Common Stock is quoted on The Nasdaq Stock Market under the symbol "MCLD." The closing price for McLeodUSA Common
Stock reported on The Nasdaq Stock Market on January  , 1999, was $    per
share, which is equivalent to $    per share of DTG Common Stock based on the
exchange ratio.

  The Board of Directors of DTG (the "DTG BOARD") has received the written opinion of Duff & Phelps LLC, DTG's financial advisor ("DUFF & PHELPS"), that the Merger Agreement is fair, from a financial point of view, to DTG stockholders.

  This is a prospectus of McLeodUSA relating to its offering of up to 1,325,000 shares of McLeodUSA Common Stock to DTG stockholders in the proposed merger and the proxy statement of DTG. It contains important information concerning McLeodUSA, DTG, the terms of the proposed merger, and the conditions which must be satisfied before the merger can occur. SEE "RISK FACTORS", BEGINNING ON PAGE , FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN MCLEODUSA COMMON STOCK.

        THE MERGER CANNOT OCCUR UNLESS THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF DTG COMMON STOCK VOTE FOR ADOPTION OF THE MERGER
     AGREEMENT. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN
       PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT
        PROMPTLY IN THE ENCLOSED ENVELOPE. YOUR VOTE IS IMPORTANT.

                                          Sincerely,

                                          /s/ Thomas W. Hertz

                                          Thomas W. Hertz
                                          Chairman of the Board and
                                           Chief Executive Officer

    THE BOARD OF DIRECTORS OF DTG UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR
                       ADOPTION OF THE MERGER AGREEMENT.


 NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS AND PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           PROSPECTUS AND PROXY STATEMENT DATED JANUARY  , 1999

             FIRST MAILED TO STOCKHOLDERS ON JANUARY  , 1999

                           [LOGO OF DTG APPEARS HERE]

                               ----------------

                     DAKOTA TELECOMMUNICATIONS GROUP, INC.

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                               ----------------

                                                             Irene, South Dakota

                                                            January  , 1999

TO THE STOCKHOLDERS OF
DAKOTA TELECOMMUNICATIONS GROUP, INC.:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Dakota Telecommunications Group, Inc., a Delaware corporation ("DTG"), will be held on February 25, 1999, at 7:00 p.m., local time, at the Irene Public School, 30 E. State Street, Irene, South Dakota 57037, for the following purposes:

1. To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of October 27, 1998, as amended (the "MERGER AGREEMENT"), by and among McLeodUSA Incorporated, a Delaware corporation ("MCLEODUSA"), West Group Acquisition Co., a Delaware corporation and a wholly owned subsidiary of McLeodUSA ("MERGER SUB"), and DTG, pursuant to which, among other things, DTG will become a wholly owned subsidiary of McLeodUSA, and to approve the merger and the transactions contemplated by the Merger Agreement (the "MERGER"), as more fully described in the Prospectus and Proxy Statement; and

2. To transact such other business as may properly be brought before the special meeting.

The close of business on December 29, 1998 has been fixed as the record date for determining stockholders entitled to vote at the special meeting and any adjournments or postponements of the special meeting. A list of stockholders entitled to receive notice of and vote at the special meeting will be available for examination by DTG stockholders at the office of William Heaston, General Counsel and Secretary of DTG, located at 29705 453rd Avenue, Irene, South Dakota 57037-0066 during ordinary business hours for the 10-day period before the meeting.

                                     BY ORDER OF THE BOARD OF DIRECTORS

                                                 /s/ Thomas W. Hertz

                                                     Thomas W. Hertz
                                                  Chairman of the Board
                                               and Chief Executive Officer

January  , 1999

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                               TABLE OF CONTENTS


                                                                           Page
                                                                           ----
Summary...................................................................   1
Risk Factors..............................................................  14
The Special Meeting.......................................................  23
  Date, Time and Place....................................................  23
  Matters to be Considered................................................  23
  Proxies.................................................................  23
  Solicitation of Proxies.................................................  23
  Record Date and Voting Rights...........................................  24
  Recommendation of DTG Board.............................................  24
The Merger................................................................  25
  General.................................................................  25
  Background of the Merger................................................  25
  Recommendation of the DTG Board and Reasons for the Merger..............  27
  Opinion of DTG's Financial Advisor......................................  28
  Interests of Certain Persons in the Merger..............................  31
  Accounting Treatment....................................................  34
  Listing on The Nasdaq Stock Market......................................  34
  Governmental and Regulatory Approvals...................................  34
  Certain Federal Income Tax Consequences.................................  35
  Restrictions on Resales by Affiliates...................................  36
  No Appraisal Rights.....................................................  36
Terms of the Merger Agreement and Related Transactions....................  37
  General.................................................................  37
  Structure of the Merger.................................................  37
  Management After the Merger.............................................  38
  Conversion of DTG Common Stock and Conversion-Merger Rights; Treatment
   of Options.............................................................  39
  Exchange of Certificates; Fractional Shares.............................  39
  Effective Time..........................................................  41
  Representations and Warranties..........................................  41
  Business of DTG Pending the Merger; Certain Other Agreements............  42
  No Solicitation by DTG..................................................  45

                                                                          Page
                                                                          ----
  Standstill; Certain Other Agreements of McLeodUSA......................  46
  Indemnification........................................................  47
  Conditions to Consummation of the Merger...............................  47
  Termination of the Merger Agreement; Termination Fee...................  49
  Waiver and Amendment of the Merger Agreement...........................  50
  Expenses...............................................................  51
  Voting Agreements......................................................  51
Information about McLeodUSA and Merger Sub...............................  52
Information about DTG....................................................  63
DTG Management's Discussion and Analysis of Financial Condition and
 Results of Operations...................................................  95
Security Ownership of Certain Beneficial Owners and Management of DTG.... 110
DTG Executive Compensation............................................... 114
McLeodUSA Capital Stock and Comparison of Stockholder Rights............. 117
Certain Other Matters.................................................... 128
  Legal Matters.......................................................... 128
  Experts................................................................ 128
  Changes in and Disagreements with Accountants on Accounting and
   Financial Disclosure.................................................. 128
  Stockholder Proposals.................................................. 129
  Other Matters.......................................................... 129
  Independent Public Accountants......................................... 129
  Where You Can Find More Information.................................... 129
DTG Financial Information................................................ F-1
                               APPENDICES
Appendix A--Agreement and Plan of Merger, as amended..................... A-1
Appendix B--Opinion of Duff & Phelps, LLC................................ B-1

  This Prospectus and Proxy Statement incorporates important business and financial information about McLeodUSA that is not included in or delivered with this Prospectus and Proxy Statement. This information is available without charge to DTG stockholders upon written or oral request. Stockholders may request this information from McLeodUSA Incorporated, McLeodUSA Technology Park, 6400 C Street, SW, P.O. Box 3177, Cedar Rapids, Iowa 52406-3177, Attn:
General Counsel, Telephone (319) 364-0000. To obtain timely delivery, stockholders must request such information no later than February 18, 1999.

                                      (i)

                                                               TABLE OF CONTENTS

                           Forward-Looking Statements

  Some of the statements contained, or incorporated by reference, in this Prospectus and Proxy Statement discuss future expectations, contain projections of results of operations or financial condition or state other "forward-looking" information. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and was derived using numerous assumptions. In some cases, you can identify these so-called "forward-looking statements" by words like "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of those words and other comparable words. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements are disclosed under the heading "Risk Factors" and throughout this Prospectus and Proxy Statement.

                                      (ii)

TABLE OF CONTENTS

                                    SUMMARY

  This document constitutes the Prospectus of McLeodUSA and the Proxy Statement of DTG. This summary highlights selected information from the Prospectus and Proxy Statement. It does not contain all of the information that is important to you. You should carefully read the entire Prospectus and Proxy Statement and the other documents to which this document refers you to fully understand the Merger. See "Where You Can Find More Information" on page . In this Prospectus and Proxy Statement, "we," "us" and "our" may refer to either McLeodUSA or DTG depending on the context in which they are used, while "you" and "your" refer solely to stockholders of DTG.

McLeodUSA Incorporated
McLeodUSA Technology Park
6400 C Street, SW, P.O. Box 3177
Cedar Rapids, IA 52406-3177
(319) 364-0000

McLeodUSA provides integrated communications services to business and residential customers in the Midwestern and Rocky Mountain regions of the United States. Our integrated communications services include local, long distance, Internet access, data, voice mail and paging, all from a single company on a single bill. We believe we are the first communications provider in most of our markets to offer "one-stop shopping" for communications services tailored to customers' specific needs.

Our approach makes it easier for both our business and our residential customers to satisfy their telecommunications needs. It also allows businesses to receive customized services, such as competitive long distance pricing and enhanced calling features, that might not otherwise be directly available on a cost-effective basis. As of September 30, 1998, we served over 366,800 local lines in 267 cities and towns.

In addition to our core business of providing competitive local, long distance and related communications services, we also derive revenue from:

 . sale of advertising space in telephone directories

 . incumbent local exchange services in east central Illinois

 . communications network maintenance services

 . telephone equipment sales, service and installation

 . video services

 . special access, private line and data services

 . telemarketing services

 . other communications services, including cellular, operator, payphone and paging services

In most of our markets, we compete with the incumbent local phone company by leasing their lines and switches. This allows customers to select our local service without changing their existing telephone numbers. In other markets, primarily in east central Illinois, we operate our own lines and switches. We provide long distance services by using our own facilities and leasing capacity from long-haul and local providers. We are constructing fiber optic networks in Iowa, Illinois, Wisconsin, Indiana, Missouri, Minnesota, South Dakota and North Dakota to carry additional communications traffic on our own network.

West Group Acquisition Co.

Merger Sub is a Delaware corporation and a wholly owned subsidiary of McLeodUSA. McLeodUSA formed Merger Sub in October 1998 to facilitate the Merger. Merger Sub has not transacted any business other than that incident to its formation and the completion of the Merger. Merger Sub will cease its corporate existence upon the completion of the Merger.

                                       1
                                                                         SUMMARY

Dakota Telecommunications Group, Inc.
29705 453rd Avenue
Irene, South Dakota 57037-0066
(605) 263-3301

DTG is a diversified communications services company serving business and residential customers in southeastern South Dakota and neighboring areas. Either directly or through subsidiaries we provide:

 . wireline local and network access services

 . competitive local exchange telephone services

 . incumbent local exchange telephone services

 . long distance telephone services

 . operator assisted calling services

 . telecommunications equipment sale and leasing services

 . cable television services

 . computer networking services

 . Internet access and related services

 . mobile radio and paging services

We are a Delaware corporation organized in 1997. Our predecessor was Dakota Cooperative Telecommunications, Inc., a stock-based South Dakota cooperative association that was formed on April 3, 1952 ("the Cooperative"). In July 1997, the Cooperative was converted into a South Dakota corporation and subsequently merged with and into DTG.

The Merger (page  )

The Merger Agreement provides that Merger Sub would merge with and into DTG and DTG would become a wholly owned subsidiary of McLeodUSA. McLeodUSA and DTG hope to complete the Merger by the end of the first quarter of 1999.

The Merger Agreement is included as Appendix A to this Prospectus and Proxy Statement. It is the legal document that governs the Merger.

Exchange of Shares (page  )

As a result of the Merger, each share of DTG Common Stock that you own would be converted into the right to receive 0.4328 of a share of McLeodUSA Common Stock.

You would not receive fractional shares of McLeodUSA Common Stock. Instead, you would receive a check in payment for any fractional shares based on the market value of McLeodUSA Common Stock.

For example:

 . If you own 10,000 shares of DTG Common Stock, after the Merger you would receive 4,328 shares of McLeodUSA Common Stock.

 . If you own 100 shares of DTG Common Stock, after the Merger you would receive
  43 shares of McLeodUSA Common Stock and a check for the market value of the remaining .28 of a share.

In addition, unexercised options to buy DTG Common Stock would be replaced by options to buy McLeodUSA Common Stock. Each option to buy a share of DTG Common Stock would be replaced by an option to buy 0.4328 of a share of McLeodUSA Common Stock.

Following the Merger, you will receive a letter of transmittal that will provide instructions on the procedure for exchanging your share certificates representing DTG Common Stock for share certificates representing McLeodUSA Common Stock. For more information on how this exchange procedure works, see "Exchange of Certificates; Fractional Shares" on page .

Please do not send your stock certificates at this time.

Recommendation of the DTG Board (page  )

The DTG Board believes that the Merger is fair to and in the best interests of DTG and DTG stockholders, and unanimously recommends that DTG stockholders vote "FOR" the proposal to adopt the Merger Agreement.

                                       2
SUMMARY

Reasons for the Merger (page  )

The DTG Board considered a variety of factors in making its decision to approve the Merger Agreement and to recommend to the DTG stockholders that they vote their shares for adoption of the Merger Agreement. These factors included:

 . the business and financial condition of DTG and McLeodUSA

 . the business advantages of a combination

 . the alternatives to the Merger

 . the historical value of DTG Common Stock and the value offered by the Merger

 . that McLeodUSA Common Stock is traded on The Nasdaq Stock Market and there is no established public trading market for DTG Common Stock

 . the terms and conditions of the Merger Agreement and the tax-free nature of the Merger

 . the presentation and opinion of Duff & Phelps, the DTG Board's financial advisor

 . the opportunity of DTG stockholders to participate in the potential future value of McLeodUSA

After considering these and other factors, the DTG Board concluded that the Merger is fair to and in the best interests of DTG and DTG stockholders.

Opinion of DTG's Financial Advisor (page  )

Duff & Phelps has given the DTG Board its opinion that the proposed merger is fair to the holders of DTG Common Stock from a financial point of view.

This opinion is included as Appendix B to this Prospectus and Proxy Statement.

Certain Federal Income Tax Consequences (page  )

DTG expects that the exchange of shares of DTG Common Stock for shares of McLeodUSA Common Stock in the Merger would not cause DTG stockholders generally to recognize gain or loss for United States federal income tax purposes. DTG stockholders would, however, have to recognize gain in connection with any cash received for fractional shares.

The parties' obligations to complete the Merger are conditioned on their receipt of legal opinions concerning the federal income tax treatment of the Merger. These opinions won't bind the Internal Revenue Service (the "IRS"), which could take a different view.

Determining the actual tax consequences of the Merger to you can be complicated. They will depend on your specific situation and on variables not within the control of DTG or McLeodUSA. You should consult your own tax advisor for a full understanding of the Merger's tax consequences to you.

You should also refer to the more detailed discussion of tax consequences and opinions at page .

Accounting Treatment (page  )

McLeodUSA and DTG expect the Merger to be accounted for using the purchase method of accounting.

No Appraisal Rights (page  )

DTG stockholders have no right to be paid the appraised value of their shares of DTG Common Stock in connection with the Merger.

What Is Needed to Complete the Merger (page  )

Several conditions must be satisfied before the Merger will be completed. These include:

 . adoption of the Merger Agreement and approval of the Merger by the DTG stockholders

 . approval of the Merger by certain federal, state and local regulatory authorities

 . consent to the Merger by certain third parties

                                       3
                                                                         SUMMARY

 . receipt of certain tax opinions

 . certain other contractual conditions set forth in the Merger Agreement

If the law permits, McLeodUSA or DTG may each waive conditions for the benefit of their company and stockholders and complete the Merger even though one or more of these conditions hasn't been met. There is no assurance that the conditions will be satisfied or waived or that the Merger will occur.

Governmental and Regulatory Approvals (page  )

On November 19, 1998, DTG and McLeodUSA were granted early termination of the premerger waiting period by the Federal Trade Commission ("FTC"). However, certain state and other regulatory authorities will also need to approve or be notified of the Merger before it can be completed. DTG and McLeodUSA have filed, or expect to soon file, all of the required applications or notices with these regulatory authorities.

While neither DTG nor McLeodUSA knows of any reason why we would not be able to obtain the necessary approvals in a timely manner, we cannot be certain when or if we will receive them.

Termination of the Merger Agreement; Expenses (page  )

McLeodUSA and DTG may mutually agree at any time to terminate the Merger Agreement without completing the Merger, even if the DTG stockholders have approved it. Also, either of us may decide, without the consent of the other, to terminate the Merger Agreement if:

 . The other party breaches the Merger Agreement in a way that would entitle the terminating party not to complete the Merger, and the breaching party doesn't correct the breach promptly

 . Any court or governmental entity issues a final order or judgment preventing the completion of the Merger

 . The holders of a majority of the outstanding shares of DTG Common Stock do not vote to adopt the Merger Agreement

 . The Merger has not been completed by August 15, 1999 (subject to 60 days extension), unless the failure to complete the Merger by that time is due to a violation of the Merger Agreement by the party that wants to terminate the Merger Agreement

Regardless of whether the Merger is completed, each of us will pay our own fees and expenses. DTG will pay for the printing and mailing of this document. McLeodUSA will pay the registration and filing fees due to the SEC and The Nasdaq Stock Market.

If DTG terminates the Merger Agreement due to a competing acquisition offer that is received by DTG, DTG would be required to pay McLeodUSA $500,000. In addition, if a competing acquisition offer is accepted and completed within one year of the termination of the Merger Agreement on this basis, then DTG would be required to pay to McLeodUSA an additional $2,000,000. If a competing acquisition offer is not completed within one year of the termination of the Merger Agreement, then DTG would be required to either pay McLeodUSA $2,000,000 or issue to McLeodUSA 200,000 shares of DTG Common Stock, at DTG's option. These termination fees could discourage other companies from making competitive bids to combine with DTG before the Merger is completed. See "Termination Fees" on page .

Waiver and Amendment (page  )

McLeodUSA and DTG may agree to amend the Merger Agreement, except that after DTG stockholders adopt the Merger Agreement, the parties can't reduce or change the consideration that will be received by DTG stockholders unless such change is approved by the DTG stockholders. Either of us can waive our right to require the other party to adhere to the terms and conditions of the Merger Agreement, if the law allows, at any time prior to the time the Merger becomes effective.

                                       4
SUMMARY

Interests of DTG's Directors and Officers in the Merger (page  )

Some of DTG's directors and officers have interests in the Merger that are different from, or in addition to, their interests as DTG stockholders. These interests exist because of employment and other agreements that the directors and officers have with DTG and rights that they have under benefit and compensation plans. Some of DTG's officers and directors have also entered into or would enter into employment agreements, advisory arrangements or other agreements or arrangements with McLeodUSA after the Merger. The Merger Agreement requires McLeodUSA to indemnify directors and officers of DTG for events occurring before the Merger, including events that are related to the Merger Agreement. Interests of DTG's directors and officers are described under "Interests of Certain Persons in the Merger" at page .

Differences in the Rights of Stockholders (page  )

Upon completion of the Merger, you would become a stockholder of McLeodUSA. Your rights would then be governed by Delaware law and by the McLeodUSA Certificate of Incorporation and the McLeodUSA Bylaws, rather than the DTG Certificate of Incorporation and the DTG Bylaws. Your rights as a stockholder of McLeodUSA would differ from your rights as a stockholder of DTG. To review these differences in more detail, see "McLeodUSA Capital Stock and Comparison of Stockholder Rights" on page .

Special Meeting of DTG Stockholders (page  )

The Special Meeting will be held on February 25, 1999 at 7:00 p.m., at the Irene Public School, 30 E. State Street, Irene, South Dakota 57037. At the Special Meeting, you will be asked to vote to adopt the Merger Agreement and to approve the Merger and the transactions contemplated by the Merger Agreement.

You can vote, or submit a proxy to vote, at the Special Meeting if you were a record holder of DTG Common Stock at the close of business on December 29, 1998. You can vote your shares by attending the meeting and voting in person or you can mark the enclosed proxy card with your vote, sign it and mail it in the enclosed return envelope. You can revoke your proxy at any time prior to its being exercised.

Vote Required (page  )

The holders of a majority of the shares of DTG Common Stock outstanding must vote in favor of adoption of the Merger Agreement before the Merger can occur. There were 2,179,676 shares of DTG Common Stock outstanding as of December 29, 1998. Each holder of DTG Common Stock is entitled to one vote per share with respect to all matters as to which a vote is to be taken at the Special Meeting.

Each of the directors and certain executive officers of DTG has entered into an agreement with McLeodUSA to vote his shares of DTG Common Stock in favor of the Merger Agreement and against any competing transaction. The 140,996 shares of DTG Common Stock subject to these agreements represent approximately 6.5% of the outstanding shares of DTG Common Stock.

                                       5
                                                                         SUMMARY

                            Recent Developments

  On January 7, 1999, the Company entered into an Agreement and Plan of Merger (the "Ovation Merger Agreement") with Ovation Communications, Inc., a Delaware corporation ("Ovation"), and certain stockholders of Ovation pursuant to which Ovation will be merged with and into a newly formed wholly owned subsidiary of the Company (the "Ovation Merger"). As a result of the Ovation Merger, (i) each share of Ovation's preferred stock will be converted into the right to receive cash, and (ii) each share of Ovation's common stock will be converted, at the election of the holder thereof, into the right to receive cash or shares of the Company's Class A common stock. The amount of cash into which each share of Ovation's preferred stock will be converted and the amount of cash or number of shares of the Company's Class A common stock into which each share of Ovation's common stock will be converted will be determined immediately prior to consummation of the Ovation Merger in accordance with formulas specified in the Ovation Merger Agreement. The Company estimates that it will be required to issue approximately 5.1 million shares of its Class A common stock and to pay approximately $141 million pursuant to the Ovation Merger. The Company also will assume approximately $83 million in Ovation debt. In addition, under the terms of the Ovation Merger Agreement, each option to purchase Ovation common stock issued under Ovation's stock option plan will become or be replaced by an option to purchase a number of shares of the Company's Class A common stock equal to the number of shares of Ovation common stock that could have been purchased (assuming full vesting) under the Ovation stock option multiplied by the exchange ratio used to convert Ovation common stock into the Company's Class A common stock. The Company has agreed to register under the Securities Act the shares of its Class A common stock to be issued in the Ovation Merger.

  Consummation of the Ovation Merger is subject to the satisfaction of certain conditions, including (i) approval of the Ovation Merger Agreement and the Ovation Merger by the stockholders of Ovation, (ii) effectiveness of the registration statement registering the shares of the Company's Class A common stock to be issued in the Ovation Merger, (iii) compliance with all applicable provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the expiration of all applicable waiting periods thereunder, (iv) receipt of specified regulatory approvals, and (v) certain other customary conditions. Both the Company and Ovation may terminate the Ovation Merger Agreement if the Ovation Merger has not been consummated by May 1, 1999.

  In connection with the execution of the Ovation Merger Agreement, the Company entered into a Revolving Credit Agreement (the "Revolving Credit Agreement") with Ovation pursuant to which the Company agreed to lend to Ovation up to $20 million on a senior subordinated unsecured basis. In addition, certain stockholders of Ovation entered into a stockholders' agreement with the Company and certain stockholders of the Company pursuant to which, among other things, such Ovation stockholders agreed through December 31, 2001 to certain restrictions on their ability to transfer the shares of the Company's Class A common stock that they will receive in the Ovation Merger.

  Ovation is a facilities-based competitive local exchange carrier headquartered in Minneapolis, Minnesota. Ovation offers local, long distance, Integrated Services Digital Network (ISDN), voice mail, teleconferencing, calling card and other telecommunications services to business and residential customers primarily in urban areas in the upper Midwestern region of the United States. As of December 31, 1998, Ovation served approximately 32,650 business local lines and 12,900 residential local lines to approximately 2,900 business customers and 11,750 residential customers in 135 cities and towns, generating estimated 1998 revenues of $34.6 million. Ovation has four switches and approximately 564 route miles of fiber optic network. As of December 31, 1998, Ovation had 384 employees.


                                       6
SUMMARY

  On January 7, 1999, the Company and its indirect wholly owned subsidiary, McLeodUSA Publishing Company ("Pubco"), entered into an Agreement and Plan of Merger (the "TDI Merger Agreement") with Talking Directories, Inc., a Michigan corporation ("TDI"), and the stockholders of TDI pursuant to which a newly formed wholly owned subsidiary of Pubco will be merged with and into TDI (the "TDI Merger"). As a result of the TDI Merger, each share of TDI common stock will be converted into the right to receive a number of shares of the Company's Class A common stock determined in accordance with a formula contained in the TDI Merger Agreement. The maximum number of shares of the Company's Class A common stock issuable pursuant to the TDI Merger is expected to be approximately 2,556,391. The Company will also assume approximately $15.6 million of TDI debt. The Company intends to account for the TDI Merger as a "pooling of interests."

  Consummation of the TDI Merger is subject to the satisfaction of certain conditions, including (i) approval of the TDI Merger Agreement and the TDI Merger by the stockholders of TDI, (ii) compliance with all applicable provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the expiration of all applicable waiting periods thereunder, (iii) receipt of required regulatory approvals, (iv) receipt of an opinion of the Company's accountants that the TDI Merger may be treated as a "pooling of interests" for accounting purposes, and (v) certain other customary conditions. Both Pubco and TDI may terminate the TDI Merger Agreement if the TDI Merger has not been consummated by February 15, 1999.

  In a related transaction, on January 7, 1999, the Company and Pubco entered into an Agreement and Plan of Merger (the "Info America Merger Agreement") with Info America Phone Books, Inc., a Michigan corporation ("Info America"), and certain stockholders of Info America pursuant to which a newly formed wholly owned subsidiary of Pubco will be merged with and into Info America (the "Info America Merger"). As a result of the Info America Merger, each share of Info America's common stock will be converted into the right to receive a number of shares of the Company's Class A common stock determined in accordance with a formula contained in the Info America Merger Agreement. The maximum number of shares of the Company's Class A common stock issuable pursuant to the Info America Merger is expected to be approximately 1,203,007. The Company intends to account for the Info America Merger as a "pooling of interests."

  Consummation of the Info America Merger is subject to the satisfaction of certain conditions, including (i) approval of the Info America Merger Agreement and the Info America Merger by the stockholders of Info America, (ii) compliance with all applicable provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the expiration of all applicable waiting periods thereunder, (iii) receipt of required regulatory approvals, (iv) receipt of an opinion of the Company's accountants that the Info America Merger may be treated as a "pooling of interests" for accounting purposes, and (v) certain other customary conditions. Both Pubco and Info America may terminate the Info America Merger Agreement if the Info America Merger has not been consummated by February 15, 1999.

  TDI and Info America are related companies that together publish and distribute proprietary "white page" and "yellow page" telephone directories primarily in Michigan and northwestern Ohio. In 1998, TDI and Info America collectively published and distributed approximately 2.6 million copies of 19 telephone directories. As of December 31, 1998, TDI had 257 employees and Info America had no employees.


                                       7
                                                                         SUMMARY

               Selected Consolidated Financial Data of McLeodUSA
                     (In Thousands, Except Per Share Data)
                                  (Unaudited)

  The information in the following unaudited table is based on historical financial information included in McLeodUSA's prior SEC filings. This summary financial information should be read in connection with such historical financial information including the notes which accompany such financial information. This historical financial information has also been incorporated into this document by reference. See "Where You Can Find More Information" on page . McLeodUSA's audited historical financial statements as of December 31, 1997 and 1996, and for each of the three years ended December 31, 1997, were audited by Arthur Andersen LLP, independent public accountants.

                                                                                                       Nine Months
                                         Year Ended December 31,                                   Ended September 30,
                  ------------------------------------------------------------------------ ------------------------------------
                                                                              Pro Forma                            Pro Forma
                   1993      1994    1995(1)(2) 1996(1)(3) 1997(1)(4)(5)(8) 1997(6)(7)(15) 1997(1)(5) 1998(9)   1998(7)(10)(15)
                  -------  --------  ---------- ---------- ---------------- -------------- ---------- --------  ---------------
OPERATIONS STATEMENT DATA:
Revenue.........  $ 1,550  $  8,014   $ 28,998   $ 81,323     $ 267,886       $ 475,920     $131,595  $438,642     $ 462,864
                  -------  --------   --------   --------     ---------       ---------     --------  --------     ---------
Operating
 expenses:
Cost of
 service........    1,528     6,212     19,667     52,624       155,430         261,343       77,745   239,195       254,021
Selling, general
 and
 administrative..   2,390    12,373     18,054     46,044       143,918         215,472       86,363   189,579       197,996
Depreciation and
 amortization...      235       772      1,835      8,485        33,275          67,654       15,708    63,663        68,695
Other...........      --        --         --       2,380         4,632          10,191        2,689     5,575         5,575
                  -------  --------   --------   --------     ---------       ---------     --------  --------     ---------
Total operating
 expenses.......    4,153    19,357     39,556    109,533       337,255         554,660      182,505   498,012       526,287
                  -------  --------   --------   --------     ---------       ---------     --------  --------     ---------
Operating loss..   (2,603)  (11,343)   (10,558)   (28,210)      (69,369)        (78,740)     (50,910)  (59,370)    $ (63,423)
Interest income
 (expense),
 net............      163       (73)      (771)     5,369       (11,967)        (49,831)      (2,686)  (35,519)      (50,395)
Other income....      --        --         --         495         1,426           2,508           40     1,789         1,789
Income taxes....      --        --         --         --            --              --           --        --            --
                  -------  --------   --------   --------     ---------       ---------     --------  --------     ---------
Net loss........  $(2,440) $(11,416)  $(11,329)  $(22,346)    $ (79,910)      $(126,063)    $(53,556) $(93,100)    $(112,029)
                  =======  ========   ========   ========     =========       =========     ========  ========     =========
Loss per common
 share..........  $  (.17) $   (.53)  $   (.40)  $   (.55)    $   (1.45)      $   (2.02)    $  (1.02) $  (1.49)    $   (1.75)
                  =======  ========   ========   ========     =========       =========     ========  ========     =========
Weighted average
 common shares
 outstanding....   14,761    21,464     28,004     40,506        54,974          62,559       52,752    62,620        63,995
                  =======  ========   ========   ========     =========       =========     ========  ========     =========

                                           December 31,                        September 30, 1998
                         -------------------------------------------------- -------------------------
                                                                 Actual                     Pro
                          1993   1994   1995(1)  1996(1)(11) 1997(1)(5)(12) Actual(9)  Forma (13)(15)
                         ------ ------- -------  ----------- -------------- ---------- --------------
BALANCE SHEET DATA:
Current assets.......... $7,077 $ 4,862 $ 8,507   $224,401     $  517,869   $  570,784   $  870,552
Working capital
 (deficit).............. $5,962 $ 1,659 $(1,208)  $185,968     $  378,617   $  409,266   $  699,627
Property and equipment,
 net.................... $1,958 $ 4,716 $16,119   $ 92,123     $  373,804   $  559,317   $  585,621
Total assets............ $9,051 $10,687 $28,986   $452,994     $1,345,652   $1,621,564   $2,010,792
Long-term debt..........    --  $ 3,500 $ 3,600   $  2,573     $  613,384   $  939,102   $1,269,895
Stockholders' equity.... $7,936 $ 3,291 $14,958   $403,429     $  559,379   $  483,745   $  532,612

                                                                                                 Nine Months
                                           Year Ended December 31,                           Ended September 30,
                         -------------------------------------------------------------- ------------------------------
                                                                                Pro                            Pro
                                                                               Forma                          Forma
                                                                    1997        1997                          1998
                          1993      1994    1995(1)(2) 1996(1)(3) (1)(4)(5)  (6)(7)(15) 1997(1)   1998(9)  (7)(10)(15)
                         -------  --------  ---------- ---------- ---------  ---------- --------  -------- -----------
OTHER FINANCIAL DATA:
Capital expenditures,
 including business
 acquisitions........... $ 2,052  $  3,393   $14,697    $173,782  $601,137    $631,383  $547,345  $251,253  $255,421
EBITDA(14).............. $(2,368) $(10,571)  $(8,723)   $(17,345) $(31,462)   $   (895) $(32,513) $  9,868  $ 10,847

                                       8
SUMMARY

--------
 (1) The acquisitions of MWR Telecom, Inc. ("MWR") (now part of McLeodUSA Network Services, Inc. ("McLeodUSA Network Services")), Ruffalo, Cody & Associates, Inc. ("Ruffalo Cody"), McLeodUSA Media Group, Inc. ("McLeodUSA Publishing") and Consolidated Communications Inc. ("CCI") in April 1995, July 1996, September 1996 and September 1997, respectively, affect the comparability of the historical data presented to the historical data for prior periods shown.
 (2) Includes operations of MWR from April 29, 1995 to December 31, 1995.
 (3) Includes operations of Ruffalo Cody from July 16, 1996 to December 31, 1996 and operations of McLeodUSA Publishing from September 21, 1996 to December 31, 1996.
 (4) Includes operations of CCI from September 25, 1997 to December 31, 1997.
 (5) Reflects the issuance of $500 million aggregate principal amount at maturity of 10 1/2% Senior Discount Notes due March 1, 2007 (the "1997 Senior Discount Notes") yielding net proceeds of approximately $288.9 million on March 4, 1997 (the "1997 Senior Discount Note Offering") and the issuance of $225 million principal amount at maturity of 9 1/4% Senior Notes due July 15, 2007 (the "1997 Senior Notes") yielding net proceeds of approximately $217.6 million on July 21, 1997 (the "1997 Senior Note Offering").
 (6) Includes operations of CCI from January 1, 1997 to December 31, 1997, operations of DTG from January 1, 1997 to December 31, 1997 and certain adjustments attributable to these acquisitions. Also reflects certain adjustments attributable to the 1997 Senior Discount Notes, the 1997 Senior Notes, the issuance of $300 million principal amount at maturity of 8 3/8% Senior Notes due March 15, 2008 (the "March 1998 Senior Notes") yielding net proceeds of approximately $291.9 million on March 10, 1998 (the "March 1998 Senior Note Offering") and the issuance of $300 million principal amount at maturity of 9 1/2% Senior Notes due November 1, 2008 (the "October 1998 Senior Notes") yielding net proceeds of approximately $291.9 million on October 30, 1998 (the "October 1998 Senior Note Offering") computed as if the 1997 Senior Discount Notes, the 1997 Senior Notes, the March 1998 Senior Notes and the October 1998 Senior Notes had been issued on January 1, 1997.
 (7) The issuance of the 1997 Senior Discount Notes in March 1997, the issuance of the 1997 Senior Notes in July 1997, the acquisition of CCI in September 1997 (the "CCI Acquisition"), the issuance of the March 1998 Senior Notes in March 1998, the issuance of the October 1998 Senior Notes in October 1998 and the Merger affect the comparability of the pro forma data presented to the data for prior periods shown.
 (8) Reflects the issuance of the 1997 Senior Discount Notes on March 4, 1997.
 (9) Reflects the issuance of the March 1998 Senior Notes on March 16, 1998.

(10) Includes operations of DTG from January 1, 1998 to September 30, 1998 and certain adjustments attributable to the March 1998 Senior Note Offering and the October 1998 Senior Note Offering as if each had occurred on January 1, 1998.
(11) Includes Ruffalo Cody and McLeodUSA Publishing, which McLeodUSA acquired on July 15, 1996 and September 20, 1996, respectively.
(12) Includes CCI, which McLeodUSA acquired on September 24, 1997.
(13) Includes DTG, which McLeodUSA agreed to acquire pursuant to the Merger Agreement on October 27, 1998, and reflects the net proceeds of the October 1998 Senior Note Offering.
(14) EBITDA consists of operating loss before depreciation, amortization and other nonrecurring operating expenses. McLeodUSA has included EBITDA data because it is a measure commonly used in the industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flows as a measure of liquidity.

(15) Other pending acquisitions described in "Recent Developments " on page are not reflected in pro forma data.

                                       9
                                                                         SUMMARY

           Selected Consolidated Financial and Operating Data of DTG
              (In Thousands, Except Per Share And Operating Data)
                                  (Unaudited)

  The information in the following unaudited table is based on DTG's financial statements presented later in this Prospectus and Proxy Statement. This summary financial information should be read in connection with DTG's full financial statements including the notes which accompany them. DTG's annual financial statements were audited by Olsen Thielen & Co., Ltd., independent certified public accountants.

                                                                           Nine Months Ended
                                    Years Ended December 31,                 September 30,
                          ----------------------------------------------- --------------------
                           1993     1994     1995   1996(1)(2) 1997(1)(3) 1997(1)   1998(1)(4)
                          -------  -------  ------- ---------- ---------- --------  ----------
STATEMENT OF OPERATIONS
 DATA:
Revenue.................  $ 5,102  $ 5,626  $ 6,427  $ 8,101    $ 13,729  $  8,441   $ 24,222
Costs and expenses......    4,078    4,098    5,585    8,023      15,488     9,717     26,556
                          -------  -------  -------  -------    --------  --------   --------
Operating income
 (loss).................    1,024    1,528      842       78      (1,759)   (1,276)    (2,334)
Other income (expenses),
 net(5)(6)..............     (479)     (86)     593     (414)       (847)     (552)    (1,502)
Income (loss) before
 income taxes...........      545    1,442    1,435     (336)     (2,606)   (1,828)    (3,836)
Income taxes (benefit)..        5       11      302     (176)       (119)     (293)        (8)
                          -------  -------  -------  -------    --------  --------   --------
Net income (loss).......  $   540  $ 1,431  $ 1,133  $  (160)   $ (2,487) $ (1,535)  $ (3,828)
                          =======  =======  =======  =======    ========  ========   ========
BALANCE SHEET DATA:
Working Capital.........  $ 3,146  $ 5,641  $ 7,243  $ 4,446    $  3,340  $  3,313   $    486
Property, Plant and
 Equipment--Net.........   11,761   11,241   11,041   14,441      25,408    23,315     26,304
Total Assets............   16,871   18,494   20,122   23,505      44,040    34,198     43,671
Long-Term Debt..........   12,918   13,029   13,055   15,338      29,200    25,715     30,793
Stockholders' Equity....    2,827    4,257    5,415    6,412       7,804     4,764      5,310

--------
(1) Reflects the acquisitions of the assets of nineteen cable service areas (now part of Dakota Telecom, Inc.) from three companies that provided cable service to various communities in three separate purchase transactions and one asset exchange transaction in the first half of 1996. The acquisitions of I-Way Partners, Inc. (DTG Internet Services, Inc.) in December 1996, TCIC Communications, Inc. (DTG Communications, Inc.) in December 1996, Futuristic, Inc. (DTG DataNet, Inc.) in December 1997, Vantek Communications, Inc. and Van/Alert, Inc. (now part of Dakota Wireless Services, Inc.) in July 1998, affect the comparability of the historical data presented to the historical data for prior periods shown.
(2) Includes operations of the cable service areas subsequent to their purchase in the first half of 1996 and operations of I-Way Partners, Inc. and TCIC Communications, Inc. for the month of December 1996.
(3) Includes operations of Futuristic, Inc. (dba DataNet, Inc.) for the month of December 1997.
(4) Includes operations of Vantek Communications, Inc. and Van/Alert, Inc. from July 1, 1998 to September 30, 1998.
(5) Gains on sale of cellular investments were $240,811 in 1994 and $686,336 in 1995.
(6) Income (loss) from cellular partnerships were:

        1993..................................................... $(33,404)
        1994.....................................................  125,377
        1995.....................................................  168,788

                                       10
SUMMARY

                           Comparative Per Share Data

                                (Unaudited)

  The following table summarizes certain per share information for McLeodUSA and DTG on a historical, pro forma combined, and equivalent pro forma basis. The DTG "equivalent pro forma amounts" are calculated by multiplying the unaudited pro forma combined per share amounts by 0.4328. DTG stockholders would receive 0.4328 of a share of McLeodUSA Common Stock in exchange for each share of DTG Common Stock in the Merger. The pro forma data do not purport to be indicative of the results of future operations or the actual results that would have occurred had the Merger occurred at the beginning of the period presented. The pro forma financial data have been included in accordance with the rules of the SEC and are provided for comparative purposes only.

                                             As of or for the  As of or for the
                                            Nine Months Ended     Year Ended
                                            September 30, 1998 December 30, 1997
                                            ------------------ -----------------
McLeodUSA Common Stock
Income from Continuing Operations
 Basic earnings per share
  Historical...............................       $(1.49)           $(1.45)
  Pro Forma(1).............................        (1.75)(2)         (2.02)(3)
 Diluted earnings per share
  Historical...............................        (1.49)            (1.45)
  Pro Forma(1).............................        (1.75)(2)         (2.02)(3)
 Book value per share at period end
  Historical...............................         7.66              9.05
  Pro Forma................................         8.26 (4)          9.63 (4)
DTG Common Stock(5)
Income from Continuing Operations
 Basic earnings per share
  Historical...............................       $(2.04)           $(1.35)
  Equivalent pro forma.....................         (.76)             (.87)
 Diluted earnings per share
  Historical...............................        (2.04)            (1.35)
  Equivalent pro forma.....................         (.76)             (.87)
 Book value per share at period end
  Historical(6)............................         2.48              5.06
  Equivalent pro forma.....................         3.57              4.17

  Dividends. Neither McLeodUSA nor DTG has ever declared or paid a cash dividend with respect to its respective common stock.

                                   (footnotes are located on the following page)

                                       11
                                                                         SUMMARY

--------

(1) Earnings per share were calculated using income (loss) from continuing operations. In calculating pro forma earnings per share, no adjustments to the pro forma amounts have been made to reflect potential expense reductions or revenue enhancements that may result from the Merger or the effect of repurchases of McLeodUSA common stock or DTG common stock subsequent to the stated period. Pro Forma data does not reflect other pending acquisitions described in "Recent Developments" on page .
(2) Includes the operations of DTG from January 1, 1998 to September 30, 1998 and certain adjustments attributable to the March 1998 Senior Note Offering and the October 1998 Senior Note Offering as if each had occurred on January 1, 1998.
(3) Includes the operations of CCI and DTG from January 1, 1997 to December 31, 1997 and certain adjustments attributable to the 1997 Senior Discount Note Offering, the 1997 Senior Note Offering, the March 1998 Senior Note Offering and the October 1998 Senior Note Offering as if each had occurred on January 1, 1997.

(4) Gives effect to the Merger as if it had occurred at the end of the period. Pro Forma data does not reflect other pending acquisitions described in "Recent Developments" on page .

(5) The equivalent pro forma computations assume that for each share of DTG common stock outstanding, DTG stockholders would receive 0.4328 of a share of McLeodUSA common stock.

(6) Calculated by dividing stockholders' equity by the actual number of shares of DTG Common Stock outstanding at the end of the periods presented. Shares of DTG Common Stock outstanding as of September 30, 1998 and December 31, 1997 were 2,140,331 and 1,542,348, respectively. If the 395,376 and 911,320 shares of DTG Common Stock issuable as of September 30, 1998 and December 31, 1997, respectively, to former holders of Dakota Telecommunications Cooperative, Inc. common stock and capital credit accounts upon satisfaction by such holders of conditions to issuance were considered issued on September 30, 1998 and December 31, 1997, the book value per share of DTG Common Stock would have been $2.09 and $3.18, respectively.

                                       12
SUMMARY

                            Comparative Market Data

  McLeodUSA. McLeodUSA Common Stock is, and the shares of McLeodUSA Common Stock offered to DTG stockholders are expected to be, listed on The Nasdaq Stock Market and traded under the symbol "MCLD." McLeodUSA Common Stock has been quoted on The Nasdaq Stock Market since McLeod's initial public offering on June 11, 1996. Prior to June 11, 1996, no established public trading market for McLeodUSA Common Stock existed. The following table sets forth for the periods indicated the high and low reported sales price per share of McLeodUSA Common Stock as reported by The Nasdaq Stock Market.

                                                                 High     Low
                                                                ------- -------
   1996
    Second Quarter (from June 11, 1996)........................ $ 26.75 $ 22.25
    Third Quarter..............................................   39.50   23.50
    Fourth Quarter.............................................   34.50   25.00
   1997
    First Quarter.............................................. $ 28.75 $17.375
    Second Quarter.............................................   34.25  16.375
    Third Quarter..............................................   40.00  25.625
    Fourth Quarter.............................................   41.75   32.00
   1998
    First Quarter.............................................. $46.375 $ 30.50
    Second Quarter.............................................  48.312   38.00
    Third Quarter..............................................  40.125  21.375
    Fourth Quarter.............................................   38.50   15.25
   1999
    First Quarter (through Jan.  , 1999)....................... $   --  $   --

  On October 26, 1998, the last full trading day prior to the public announcement of the proposed Merger, the closing price of McLeodUSA Common
Stock was $35.0625 per share. On January   , 1999, the last full trading day
prior to the date of this Prospectus and Proxy Statement, the closing price of
McLeodUSA Common Stock was $        per share. As of January 5, 1999, there
were approximately 818 holders of record of McLeodUSA Common Stock.

  DTG. There is no established public trading market for DTG Common Stock. DTG Common Stock is not actively traded, although occasional transactions occur between individuals and local and regional brokerage firms. DTG has no reliable and consistent source of information concerning the price at which sales of DTG Common Stock occur in such transactions. During the first quarter of 1998, shares of DTG Common Stock were sold to DTG stockholders and employees in an offering by DTG at a price of $12.50 per share. During the third and fourth quarter of 1998, DTG issued DTG Common Stock in business acquisitions in which DTG Common Stock was valued at $12.50 per share. As of December 29, 1998, there were approximately 4,955 holders of record of DTG Common Stock.

  Comparison. The following table shows closing prices for McLeodUSA Common Stock and the estimated value of McLeodUSA Common Stock to be received for each share of DTG Common Stock on an equivalent per share basis:

                                                        McLeodUSA       DTG
                                                         Class A    Common Stock
                                                       Common Stock  Equivalent
      Date                                             Actual Price  Per Share
      ----                                             ------------ ------------
   October 26, 1998...................................   $35.0625     $15.175
   January  , 1999....................................   $     --     $    --

  The equivalent per share value of DTG Common Stock is the closing price of McLeodUSA Common Stock as of the date indicated multiplied by the Exchange Ratio of 0.4328.


                                       13
                                                                         SUMMARY

                                  RISK FACTORS

  You should carefully consider the following risk factors relating to McLeodUSA and the other information in this Prospectus and Proxy Statement (including the matters addressed in "Forward-Looking Statements" on page ii), before you decide whether to adopt the Merger Agreement and approve the Merger. You should also consider the additional information set forth in McLeodUSA's SEC Reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference in this Prospectus and Proxy Statement. See "Where You Can Find More Information" on page .

Limited Operating History; Recent and Anticipated Losses.

  McLeodUSA began operations in 1992. McLeodUSA's limited operating history and rapid growth may make it more difficult for you to evaluate its performance. As a result of expenses related to the expansion of its existing businesses and strategic acquisitions, McLeodUSA has incurred significant losses. Since January 1, 1995, McLeodUSA's net losses have been as follows:

                                   Net Losses

       Period               Amount
       ------            -------------
        1995             $11.3 million
        1996             $22.3 million
        1997             $79.9 million
1998 (through Sept. 30)  $93.1 million

McLeodUSA expects to incur significant operating losses during the next several years while it develops its businesses, expands its fiber optic network and develops a personal communications services ("PCS") system. If McLeodUSA does not become profitable in the future, it could have difficulty obtaining funds to continue its operations. See "--Significant Capital Requirements."

Significant Capital Requirements.

  McLeodUSA needs significant capital to continue to expand its operations, facilities, network and services. As of September 30, 1998, based on McLeodUSA's current business plan and projections, McLeodUSA estimates that it will require $1.1 billion through 2001. This estimate includes the projected costs of:

  . building its fiber optic network, including intra-city fiber optic networks

  . expanding operations in existing and new markets

  . developing a PCS system

  . funding general corporate expenses

  McLeodUSA expects to fund these requirements with:

  . approximately $291.9 million in net proceeds from its October 1998 debt offering

  . approximately $402.4 million of cash and investments on hand at September
   30, 1998

  . a proposed $100.0 million revolving credit facility

  . projected operating cash flow

  McLeodUSA cannot assure you that its capital resources will permit it to fund its planned network deployment and operations or achieve operating profitability.

  McLeodUSA's estimate of future capital requirements is a "forward-looking statement" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The actual amount and timing of McLeodUSA's future capital requirements may differ substantially from its estimate due to factors such as:

  . unforeseen delays

  . cost overruns

  . engineering design changes

  . changes in demand for its services

  . regulatory, technological or competitive developments

                                       14
RISK FACTORS

  . new opportunities

  McLeodUSA also expects to evaluate potential acquisitions, joint ventures and strategic alliances on an ongoing basis. McLeodUSA may require additional financing if it pursues any of these opportunities.

  McLeodUSA may meet any unanticipated capital needs by issuing additional debt or equity securities or borrowing funds from one or more lenders. McLeodUSA cannot assure you that it will have timely access to additional financing sources on acceptable terms. Failure to generate or raise sufficient funds may require McLeodUSA to delay or abandon some of its expansion plans or expenditures, which could have a material adverse effect on its business, results of operations or financial condition.

Variability of Operating Results.

  McLeodUSA's revenues and operating results may fluctuate significantly from period to period for many reasons, including:

  . competition

  . availability or announcement of alternative technologies

  . fluctuations in the results of operations of existing business units, recently acquired subsidiaries or newly established business units

  . changes in market growth rates for different products and services

  . general economic conditions

  . significant expenses associated with the construction and expansion of its network and services, including the development, construction and operation of a PCS system

  These factors and any resulting fluctuations in McLeodUSA's operating results will make period to period comparisons of its financial condition less meaningful and could have a material adverse effect on its business, results of operations and financial condition.

Uncertainties of Expansion.

  McLeodUSA has rapidly expanded and developed its network and services. Further expansion and development will depend on a number of factors, including:

  . cooperation of the incumbent local exchange carriers

  . regulatory and governmental developments

  . changes in the competitive climate in which it operates

  . development of customer billing, order processing and network management systems

  . availability of financing

  . technological developments

  . availability of rights-of-way, building access and antenna sites

  . existence of strategic alliances or relationships

  . emergence of future opportunities

  McLeodUSA will need to continue to improve its operational and financial systems and its procedures and controls. McLeodUSA must also grow, train and manage its employee base. Failure by McLeodUSA to manage its anticipated growth effectively could have a material adverse effect on its business, results of operations and financial condition.

Risks Associated With Acquisitions.

  As part of its strategy, McLeodUSA has acquired other companies. McLeodUSA will continue to evaluate additional strategic acquisitions and alliances principally relating to its current operations. These transactions commonly involve a number of risks, including:

  . difficulty assimilating acquired operations and personnel

  . diversion of management attention

  . disruption of ongoing business

  . inability to retain key personnel

  . inability to successfully incorporate acquired assets and rights into McLeodUSA's service offerings

  . inability to maintain uniform standards, controls, procedures and policies

                                      15
                                                                   RISK FACTORS

  . impairment of relationships with employees, customers or vendors

  Failure to overcome these risks or any other problems encountered in these transactions could have a material adverse effect on McLeodUSA's business, results of operations and financial condition. In connection with these transactions, McLeodUSA may also issue additional equity securities, incur additional debt or incur significant amortization expenses related to goodwill and other intangible assets.

Dependence on Regional Bell Operating Companies.

  McLeodUSA depends on the Regional Bell Operating Companies ("RBOCs") to provide most of its core local and some of its long distance services. U S WEST Communications, Inc. ("U S WEST"), Ameritech Corporation ("Ameritech") and Southwestern Bell Telephone Company ("SBC") are McLeodUSA's primary suppliers of local central office switching and local access lines. Their facilities allow McLeodUSA to provide (1) local service, (2) long distance service and (3) interexchange private lines. Today, without using these facilities, McLeodUSA could not provide bundled local and long distance services to most of its customers, although it could provide stand-alone long distance service to some customers.

  McLeodUSA's plans to provide additional local services using its own switches also depend on the RBOCs. In order to interconnect its switches and other facilities to network elements controlled by the RBOCs, McLeodUSA must first negotiate and enter into interconnection agreements with them. In August 1996, the Federal Communications Commission ("FCC") released an order (the "FCC Interconnection Order") implementing the portions of the Telecommunications Act of 1996 (the "Telecommunications Act") that impose interconnection obligations on the RBOCs. The U.S. Eighth Circuit Court of Appeals voided certain provisions of the FCC Interconnection Order. The U.S. Supreme Court reviewed this matter and is expected to release its decision during the 1998-1999 term. If the U.S. Supreme Court upholds the decision of the U.S. Eighth Circuit Court of Appeals, negotiating interconnection agreements could become much more difficult, which could limit or delay the expansion of McLeodUSA's local exchange switched services. McLeodUSA cannot assure you that it will succeed in obtaining interconnection agreements on terms that would permit it to offer local services at profitable and competitive rates.

  Any successful effort by U S WEST, SBC, Ameritech or other local exchange carriers to deny or limit McLeodUSA's access to their network elements or wholesale services would have a material adverse effect on its business, results of operations and financial condition.

U S West Centrex Action and Other Actions by U S West.

  On February 5, 1996, U S WEST filed tariffs and other notices with the public utilities commissions in its fourteen-state service region to limit future Centrex access to its switches (the "U S WEST Centrex Action"). Centrex access allows a large customer to aggregate lines, have control over certain characteristics of those lines and provide a set of standard features on those lines. Under the terms of the U S WEST Centrex Action, U S WEST would permit McLeodUSA to use U S WEST's central office switches until April 2005, but would not allow McLeodUSA to expand to new cities and would severely limit the number of new lines it could partition onto U S WEST's switches in cities served by McLeodUSA.

  McLeodUSA has challenged, or is challenging, the U S WEST Centrex Action in many of the states where McLeodUSA does business or plans to do business. McLeodUSA has succeeded in blocking the U S WEST Centrex Action in Iowa, Minnesota, South Dakota, North Dakota and Colorado, although U S WEST could take further action in some of these states. In Montana, Nebraska and Idaho, however, similar challenges to the U S WEST Centrex Action have not succeeded. In
RISK FACTORS                           16

Wyoming and Utah, challenges to the U S WEST Centrex Action remain pending before state regulators.

  U S WEST has introduced other measures that may make it more difficult or expensive for McLeodUSA to use Centrex service. In January 1997, U S WEST proposed certain interconnection surcharges in several of the states in its service region. In February 1997, McLeodUSA joined other parties in filing a petition with the FCC objecting to this proposal based on McLeodUSA's belief that it violates certain provisions of the Telecommunications Act. The matter remains pending before the FCC and various state public utilities commissions.

  McLeodUSA anticipates that U S WEST will also pursue legislative initiatives in states within McLeodUSA's target market area to reduce state regulatory oversight over its rates and operations. If adopted, these initiatives could make it more difficult for McLeodUSA to challenge U S WEST's actions in the future.

  McLeodUSA cannot assure you it will succeed in its challenges to the U S WEST Centrex Action or other actions by U S WEST that would prevent or deter McLeodUSA from using U S WEST's Centrex service or network elements. If U S WEST prevails in any jurisdiction, McLeodUSA may not be able to offer integrated telecommunications services in that jurisdiction, which could have a material adverse effect on its business, results of operations and financial condition.

PCS System Implementation Risks.

  McLeodUSA does not own or operate any facilities for providing PCS services to the public. Developing a PCS system involves a high degree of risk and will impose significant demands on McLeodUSA's management and financial resources. McLeodUSA may not succeed in developing a PCS system. Even if McLeodUSA spends substantial amounts to develop such a system, McLeodUSA may not make a profit from PCS operations. To implement a PCS system successfully, McLeodUSA must, among other things:

  . Select a Digital Protocol. McLeodUSA must choose from among several competing and potentially incompatible digital protocol technologies. If the digital protocol technology McLeodUSA chooses does not become widely employed, McLeodUSA's future offering of PCS service could fail.

  . Build Out its Wireless Infrastructure. FCC rules impose minimum PCS buildout and population coverage requirements. If McLeodUSA does not comply with these requirements, the FCC could fine McLeodUSA or revoke its PCS licenses, even after it has spent substantial amounts to develop a PCS system.

  . Enter Into "Roaming" Arrangements. The success of McLeodUSA's PCS system will depend on its ability to enter into "roaming" arrangements with other PCS operators throughout the United States. McLeodUSA has not entered into any such arrangements and cannot assure you that it will be able to do so.

  . Relocate Fixed Microwave Licensees. To secure a sufficient unencumbered
    PCS spectrum, McLeodUSA may need to move 19 microwave licensees to a different spectrum. The time and expense of negotiating with and relocating these microwave licensees could adversely affect McLeodUSA's proposed PCS system.

  McLeodUSA's success in implementing and operating a PCS system will also depend on a number of factors beyond McLeodUSA's control, including:

  . changes in communications service rates charged by other companies

  . changes in the supply and demand for PCS services due to competition with other wireline and wireless operators in the same geographic area

                                      17
                                                                   RISK FACTORS

  . changes in the federal, state or local regulatory requirements affecting the operation of PCS systems

  . changes in PCS or competing wireless technologies that could render obsolete the technology and equipment McLeodUSA chooses for its PCS system

Dependence on Key Personnel.

  McLeodUSA's future success depends on the continued employment of its senior management team, particularly Clark E. McLeod, McLeodUSA's Chairman and Chief Executive Officer, and Stephen C. Gray, McLeodUSA's President and Chief Operating Officer. McLeodUSA does not have term employment agreements with these employees.

  McLeodUSA believes its success also depends in large part on its ability to attract, develop, motivate and retain experienced and innovative management. The loss of the services of key personnel, or the inability to attract additional qualified personnel, could have a material adverse effect on McLeodUSA's business, results of operations and financial condition.

Need to Obtain and Maintain Permits and Rights-of-Way.

  To obtain access to rights-of-way needed to install its fiber optic cables, McLeodUSA must reach agreements with state highway authorities, local governments, transit authorities, local exchange carriers, other utilities, railroads, interexchange carriers and other parties. The loss of any of its rights-of-way could have a material adverse effect on McLeodUSA's business, results of operations and financial condition. For example, McLeodUSA may need to spend significant sums to remove and relocate its facilities.

Rapid Technological Changes.

  Communications technology is changing quickly. Unexpected developments, or McLeodUSA's failure to adapt to them, could have a material adverse effect on McLeodUSA's business, results of operations and financial condition.

Control by Management and Principal Stockholders.

  As of September 30, 1998, IES Investments Inc. ("IES"), MHC Investments Inc. ("MHC"), Richard A. Lumpkin and various trusts for the benefit of his family, Clark and Mary McLeod, and McLeodUSA's directors and executive officers beneficially owned approximately 60.4% of the outstanding McLeodUSA Common Stock. These stockholders can collectively control management policy and all corporate actions requiring a stockholder vote, including election of the Board of Directors. IES, MHC, Mr. Lumpkin and various trusts for the benefit of his family, and Mr. and Mrs. McLeod have entered into various voting agreements for the election of directors and other matters. The fact that these stockholders hold so much McLeodUSA Common Stock could make it more difficult for a third party to acquire McLeodUSA. McLeodUSA's Certificate of Incorporation contains provisions that may have the same effect.

Significant Debt.

  McLeodUSA has substantial debt. As of September 30, 1998, as adjusted to reflect McLeodUSA's October 1998 debt offering as if it had occurred on that date, McLeodUSA had $1.2 billion of long-term debt and $483.7 million of stockholder's equity. As a result, McLeodUSA expects its fixed charges to exceed its earnings for the foreseeable future. This amount of debt could adversely affect McLeodUSA in a number of ways, including:

  . limiting its ability to obtain necessary financing in the future

  . limiting its flexibility to plan for, or react to, changes in its business

  . requiring it to use a substantial portion of its cash flow from operations to pay debt rather than for other purposes, such as working capital or capital expenditures

                                       18
RISK FACTORS

  . making it more highly leveraged than some of its competitors, which may place it at a competitive disadvantage

  . making it more vulnerable to a downturn in its business

Restrictive Covenants Imposed by Indentures.

  The indentures that govern the terms of McLeodUSA's debt impose operating and financial restrictions that limit its discretion on certain business matters. These restrictions limit or prohibit McLeodUSA's ability to:

  . incur additional debt

  . pay dividends or make other distributions

  . make investments or other restricted payments

  . enter into sale and leaseback transactions

  . create liens

  . enter into transactions with affiliates or related persons

  . sell assets

  . consolidate, merge or sell all or substantially all of its assets

  These restrictions could make it more difficult for McLeodUSA to expand, finance its operations or engage in other business activities that may be in its interest.

Competition.

  Wireline Competition. McLeodUSA faces intense competition from incumbent local exchange carriers, including U S WEST, Ameritech, SBC and GTE. These companies currently dominate their local telecommunications markets.

  McLeodUSA's long distance services compete with hundreds of other companies in the long distance marketplace. Three major competitors, AT&T, MCI WorldCom and Sprint, dominate the long distance market. AT&T, MCI WorldCom and Sprint have also indicated their intention to offer local telecommunications services, either directly or in conjunction with competitive access providers or cable television operators.

  Other competitors may include cable television companies, competitive access providers, microwave and satellite carriers, wireless telecommunications providers, teleports, private networks owned by large end-users, and telecommunications management companies.

  These and other firms may enter the small and mid-sized markets where McLeodUSA focuses its sales efforts. Many of McLeodUSA's existing and potential competitors have financial and other resources far greater than those of McLeodUSA.

  The trend toward business combinations and strategic alliances may strengthen certain of McLeodUSA's competitors. For example, WorldCom acquired MCI in September 1998. AT&T acquired Teleport Communications Group Inc. in July 1998, and announced plans in June 1998 to acquire Tele-Communications, Inc. In addition, merger plans have been announced by:

  1) SBC and Ameritech

  2) Bell Atlantic and GTE

  U S WEST and Ameritech also announced in May 1998 that each had entered into a marketing arrangement with Qwest Communications, a long distance company. The FCC ruled these marketing arrangements violate the Telecommunications Act, but both U S WEST and Ameritech have appealed this ruling. If these or other competitors enter into alliances or combinations it could put McLeodUSA at a significant disadvantage.

  The Telecommunications Act provides the incumbent local exchange carriers with new competitive opportunities. It will permit the RBOCs, upon the satisfaction of certain conditions, to offer out-of-region long distance services to customers in their respective regions. In December 1997, the U.S. District Court for the Northern District of Texas ruled certain of these conditions unconstitutional. In September 1998, the U.S. Fifth Circuit Court of Appeals reversed the District Court decision.

                                      19
                                                                   RISK FACTORS

In October 1998, the U.S. Supreme Court announced it would review the matter. If ultimately upheld, the District Court's decision would permit the RBOCs to offer out-of-region long distance service without first demonstrating they have opened their local market to competitors like McLeodUSA. The RBOCs could then duplicate McLeodUSA's strategy of offering bundled local and long distance services. Additional competition from the RBOCs could have a material adverse effect on McLeodUSA's business, results of operations and financial condition.

  Wireless Competition. The wireless telecommunications industry is experiencing significant technological change. McLeodUSA believes the market for wireless services will expand significantly as:

  . equipment costs decline

  . equipment becomes more convenient and functional

  . wireless services become more diverse

  . technology improves

  . new competitors enter the market

  McLeodUSA also believes wireless service providers will offer wireline replacement products that may result in wireless services becoming the customer's primary means of communication. McLeodUSA expects up to eight wireless competitors in each of its proposed PCS markets. McLeodUSA could face additional competition from mobile satellite services.

  Competition with these or other providers of wireless telecommunications services may be intense. Many of McLeodUSA's potential wireless competitors have financial and other resources far greater than those of McLeodUSA and have more experience testing new or improved products and services. In addition, several wireless competitors operate or plan to operate, through joint ventures and affiliation arrangements, wireless telecommunications systems that encompass most of the United States.

Significant Government Regulation.

  McLeodUSA's facilities and services are subject to federal, state and local regulation. The FCC has jurisdiction over all of McLeodUSA's facilities and services to the extent they are used for interstate or international communications. State regulatory commissions retain jurisdiction over the same facilities and services to the extent they are used for intrastate communications. Local governments generally require McLeodUSA to obtain licenses or permits to install and operate its networks in public rights-of-way. McLeodUSA's proposed wireless system will be subject to varying degrees of regulation by the FCC, state regulatory commissions and local governments. McLeodUSA's direct marketing, telemarketing and fund-raising activities are also subject to federal and state regulatory requirements. Any of the following could have a material adverse effect on McLeodUSA's business, results of operations and financial condition:

  . failure to maintain proper federal and state tariffs

  . failure to maintain proper state certifications

  . failure to comply with federal, state or local laws and regulations

  . failure to obtain and maintain required licenses and permits

  . burdensome license or permit requirements to operate in public rights-of-way

  . burdensome or adverse regulatory requirements

Volatility of Stock Price.

  The market price of McLeodUSA Common Stock is extremely volatile and has fluctuated over a wide range. From January 1, 1998 to November 30, 1998, the McLeodUSA Common Stock has traded as high as $48.3125 per share and as low as $15.25 per share. The market price may continue to fluctuate significantly in response to various factors, including:

  . low trading volume

                                       20
RISK FACTORS

  . quarterly variations in operating results or growth rates

  . changes in estimates by securities analysts

  . market conditions in the industry

  . announcements by competitors

  . regulatory and judicial actions

  . general economic conditions

  In addition, the stock market has from time to time experienced significant price and volume fluctuations unrelated to the operating performance of particular companies. These fluctuations may continue to affect the stock prices of high growth companies (such as McLeodUSA) in particular. The market price of the McLeodUSA Common Stock may decline.

Year 2000 Date Conversion.

  McLeodUSA is currently verifying system readiness for the processing of date-sensitive information by its computerized information systems. The Year 2000 problem impacts computer programs and hardware timers using two digits (rather than four) to define the applicable year. Some of McLeodUSA's programs and timers that have time-sensitive functions may recognize a date using "00" as the year 1900 rather than 2000, which could result in miscalculations or system failures.

  McLeodUSA is reviewing its information technology ("IT") and non-IT computer systems and programs to determine which are not capable of recognizing the Year 2000 and to verify system readiness for the millennium date. The review covers all of McLeodUSA's operations and is centrally managed. The review includes:

1. increasing employee awareness and communication of Year 2000 issues

2. inventorying hardware, software and data interfaces and confirming Year 2000 readiness of key vendors

3. identifying mission-critical components for internal systems, vendor relations and other third parties

4. estimating costs for remediation

5. estimating completion dates

6. correcting/remediating any identified problems

7. replacing systems or components that cannot be made Year 2000 ready

8. testing and verifying systems

9. implementing the remediation plan

10. developing contingency plans

11. training for contingency plans

  McLeodUSA has completed more than 90% of the activities required for the first three of these steps and more than 55% of the activities required for the fourth and fifth steps. McLeodUSA is in the initial stages of performing the activities required to complete the remaining steps and has begun to develop contingency plans to handle its most reasonably likely worst case Year 2000 scenarios.

  McLeodUSA estimates that its Year 2000 readiness costs will not exceed $11.5 million. McLeodUSA generally expenses these costs as incurred. While certain costs have been incurred, McLeodUSA has not incurred any material historical costs for remediation. McLeodUSA does not expect these costs to have a material adverse effect on its financial position, results of operations or cash flows.

  McLeodUSA's estimate of its Year 2000 readiness costs is a "forward-looking statement" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Costs, results, performance and effects of Year 2000 activities described in those forward-looking statements may differ materially from actual costs, results, performance and effects in the future due to the interrelationship and interdependence of McLeodUSA's computer systems and those of its vendors, material service providers, customers and other third parties.

  McLeodUSA has not yet fully identified its most reasonably likely worst case Year 2000 scenarios. McLeodUSA continues to contact its vendors, suppliers and third parties with which it has material relationships, regarding their state of readiness. This activity is focused primarily on mission critical systems and key business suppliers. Until McLeodUSA has received and analyzed substantial responses from them it will have difficulty determining its worst case scenarios.

                                      21
                                                                   RISK FACTORS

  McLeodUSA has begun to develop contingency plans to handle worst case scenarios, to the extent they can be identified fully. McLeodUSA intends to complete its contingency planning after completing its determination of worst case scenarios. Completion of these activities depends upon the responses to the inquiries McLeodUSA has made of its major vendors, material service providers and third parties with which it has material relationships. McLeodUSA has also begun work on contingency plans for certain systems identified as critical to its operations.

  If McLeodUSA, its major vendors, its material service providers or its customers fail to address Year 2000 issues in a timely manner, such failure could have a material adverse effect on McLeodUSA's business, results of operations and financial condition. McLeodUSA depends on local exchange carriers, primarily the RBOCs, to provide most of its local and some of its long distance services. To the extent U S WEST, Ameritech or SBC fail to address Year 2000 issues which might interfere with their ability to fulfill their obligations to McLeodUSA, such interference could have a material adverse effect on McLeodUSA's future operations. If other telecommunications carriers are unable to resolve Year 2000 issues, it is likely that we will be affected to a similar degree as others in the telecommunications industry.

Prohibition on Dividends.

  The indentures governing McLeodUSA's debt prohibit McLeodUSA from paying cash dividends. Consequently, McLeodUSA does not anticipate paying any dividends for the foreseeable future.

                                       22
RISK FACTORS

                              THE SPECIAL MEETING

  This Prospectus and Proxy Statement is first being mailed by DTG to the holders of the DTG Common Stock on or about January , 1999, and is accompanied by the notice of the Special Meeting of DTG stockholders and a form of proxy being solicited by the DTG Board for use at the Special Meeting and at any adjournments or postponements thereof.

Date, Time and Place

  The Special Meeting is scheduled to be held on February 25, 1999, at 7:00 p.m., local time, at the Irene Public School, 30 E. State Street, Irene, South Dakota 57037.

Matters to be Considered

  At the Special Meeting, DTG stockholders will be asked to consider and vote on a proposal to adopt the Merger Agreement by and among McLeodUSA, Merger Sub and DTG, and approve the Merger and the transactions contemplated by the Merger Agreement, and on such other matters as may properly be submitted to a vote at the Special Meeting. Pursuant to the Merger Agreement, Merger Sub would be merged with and into DTG and DTG would become a wholly owned subsidiary of McLeodUSA.

Proxies

  The accompanying form of proxy is for use at the Special Meeting if a DTG stockholder cannot or does not wish to attend and vote in person. You may revoke your proxy at any time before it is exercised, by submitting to the Corporate Secretary of DTG written notice of revocation or a properly executed proxy with a later date, or by attending the Special Meeting and voting in person. Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to Dakota Telecommunications Group, Inc., P.O. Box 66, 29705 453rd Ave., Irene, South Dakota 57037-0066,
Attention: Corporate Secretary. All shares represented by valid proxies received, and not revoked before they are exercised, will be voted in the manner specified in such proxies. If no specification is made, such shares will be voted in favor of the adoption of the Merger Agreement and approval of the Merger and the transactions contemplated by the Merger Agreement.

  The DTG Board is not currently aware of any other matters which will come before the Special Meeting. If any other matter should be presented at the Special Meeting for action, the persons named in the accompanying proxy card will vote the proxy in their own discretion.

  DTG STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY
CARDS.

Solicitation of Proxies

  DTG will bear the entire cost of soliciting proxies from the DTG stockholders including the printing costs of this Prospectus and Proxy Statement and related materials. In addition to solicitation of the proxies by mail, DTG will request banks, brokers and other record holders to send proxies and proxy material to the beneficial owners of DTG Common Stock and secure their voting instructions. DTG will reimburse such record holders for their reasonable expenses in so doing. DTG intends to use several of its officers and regular employees, who will not be specially compensated, to solicit proxies from stockholders, either personally or by telephone, telegram, facsimile or electronic or United States mail.

                                      23
                                                            THE SPECIAL MEETING

Record Date and Voting Rights

  Pursuant to the provisions of the Delaware General Corporation Law (the "DGCL") and the bylaws of DTG (the "DTG Bylaws"), holders of record of shares of DTG Common Stock at the close of business on December 29, 1998 will be entitled to notice of and to vote at the Special Meeting (the "Record Date"). There are 2,179,676 shares of DTG Common Stock are entitled to vote at the Special Meeting. On the Record Date, there were approximately 4,955 record holders of DTG Common Stock.

  Each share of DTG Common Stock entitles its holder to one vote. The affirmative vote of a majority of the outstanding shares of DTG Common Stock is required to adopt the Merger Agreement and approve the transactions contemplated thereby.

  Shares of DTG Common Stock present in person at the Special Meeting but not voting, and shares of DTG Common Stock for which DTG has received proxies but with respect to which holders of such shares have abstained, will be counted as present at the Special Meeting for purposes of determining the presence of a quorum for transacting business. Certain brokers who hold shares of DTG Common Stock in nominee or "street" name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote shares held for such customers with respect to the matters to be voted upon at the Special Meeting without specific instructions from such customers. Shares represented by proxies returned by a broker holding such shares in "street" name will be counted for purposes of determining whether a quorum exists, even if such shares are not voted in matters where discretionary voting by the broker is not allowed ("broker non-votes").

  Because adoption of the Merger Agreement and approval of the transactions contemplated thereby requires the affirmative vote of the holders of a majority of the outstanding shares of DTG Common Stock, abstentions and broker non-votes will have the same effect as votes against adoption of the Merger Agreement. Accordingly, the DTG Board urges all stockholders to complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope.

  All of the members of the DTG Board and certain executive officers of DTG have entered into voting agreements with McLeodUSA pursuant to which such persons have agreed to vote their shares in favor of the Merger Agreement and against any competing transaction. The 140,996 shares of DTG Common Stock subject to these agreements represent approximately 6.5% of the outstanding shares of DTG Common Stock.

  For additional information about beneficial ownership of DTG Common Stock by stockholders owning more than 5% of the DTG Common Stock and by directors and executive officers of DTG, see "Security Ownership of Certain Beneficial Owners and Management of DTG."

Recommendation of DTG Board

  The DTG Board has determined that the Merger is fair to DTG and its stockholders and is in the best interests of DTG and its stockholders, and, therefore, has approved the Merger Agreement. THE DTG BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF DTG VOTE FOR ADOPTION OF THE MERGER AGREEMENT. See "The Merger--Recommendation of the DTG Board and Reasons for the Merger."

                                      24
THE SPECIAL MEETING

                                  THE MERGER

General

  The Board of Directors of McLeodUSA (the "McLeodUSA Board"), the DTG Board and the Board of Directors of Merger Sub have each unanimously approved the Merger Agreement, which provides for the merger of Merger Sub with and into DTG, with DTG as the surviving corporation in the Merger (the "Surviving Corporation"). Each share of DTG Common Stock outstanding immediately prior to the Merger (other than shares owned by DTG, McLeodUSA or any direct or indirect wholly owned subsidiary of McLeodUSA or of DTG) would be converted into the right to receive a number shares of McLeodUSA Common Stock equal to the Exchange Ratio (as discussed below). Fractional shares of McLeodUSA Common Stock will not be issued in connection with the Merger, and DTG stockholders otherwise entitled to a fractional share would be paid in cash for such fractional share, in the manner described under "Terms of the Merger Agreement and Related Transactions--Exchange of Certificates; Fractional Shares."

Background of the Merger

  In early June 1998, Craig A. Anderson, President and Chief Financial Officer of DTG, received a telephone call from Steve Gray, President and Chief Operating Officer of McLeodUSA, in which Mr. Gray suggested that they meet to discuss areas of mutual interest in the development of advanced fiber optic networks in South Dakota and the surrounding states. Messrs. Anderson and Gray agreed to schedule a meeting for June 24, 1998 in DTG's offices in Sioux Falls, South Dakota. Prior to this time, DTG and McLeodUSA had entered into a joint construction agreement for the construction of fiber optic cables in and around Sioux Falls.

  On June 24, 1998, Mr. Gray, J. Lyle Patrick, Executive Vice President and Chief Financial Officer of McLeodUSA, and John Wray, Senior Vice President for Corporate Development of McLeodUSA, met with Mr. Anderson and Thomas W. Hertz, Chairman of the Board and Chief Executive Officer of DTG, at DTG's offices in downtown Sioux Falls. At the meeting, the common regional focus and strategies of both companies were discussed and the possible synergistic advantages of a business combination between DTG and McLeodUSA were first introduced. At the conclusion of the meeting, the parties agreed that it was desirable to pursue further discussions concerning a possible business combination.

  On June 25, 1998, the parties entered into a confidentiality agreement. Later that day, Mr. Anderson sent Mr. Wray a copy of certain financial information concerning DTG.

  On June 30, 1998, at a regularly scheduled meeting of the DTG Board, Messrs. Anderson and Hertz informed the Board of their June 24, 1998 meeting and the interest expressed by McLeodUSA in pursuing a possible business combination with DTG. The DTG Board authorized Messrs. Anderson and Hertz to proceed with further discussions with McLeodUSA.

  From July 17, 1998 through July 27, 1998, numerous discussions ensued between Mr. Anderson and various representatives of McLeodUSA concerning the respective companies' business plans, strategies and financial results.

  On July 28, 1998, at a regularly scheduled meeting of the DTG Board, Mr. Anderson reported to the Board on his various discussions with McLeodUSA representatives. Following significant discussions, the DTG Board again authorized Messrs. Anderson and Hertz to proceed with further discussions with McLeodUSA.

  On August 3, 1998, Mr. Hertz traveled to McLeodUSA's corporate offices in Cedar Rapids, Iowa, to meet with Clark McLeod, McLeodUSA's Chairman, and Messrs. Gray, Patrick and Wray. At that

                                      25
                                                                     THE MERGER
meeting, the parties reaffirmed the common development plans of the two companies and discussed in greater detail the synergistic fit of DTG as part of McLeodUSA.

  On August 7, 1998, in response to the various issues raised in the August 3, 1998 meeting, Mr. Anderson sent a lengthy memorandum to Messrs. Gray, Wray and Patrick summarizing DTG's view of how a potential business combination might proceed. On August 14, 1998, in a meeting at DTG's offices in Sioux Falls, Messrs. Anderson and Hertz met with Messrs. Gray, Patrick and Wray to review Mr. Anderson's memorandum and to discuss certain structural issues.

  On August 19, 1998, Mr. Anderson sent a memorandum to the DTG Board summarizing the ongoing discussions with McLeodUSA. That same day, at a meeting of the Strategic Planning Committee of the DTG Board, Messrs. Anderson and Hertz reviewed with the committee various issues concerning a potential business combination with McLeodUSA. These issues were again discussed at the regularly scheduled meeting of the DTG Board on August 25, 1998. At that meeting, DTG's outside legal counsel also discussed with the DTG Board various legal and other issues relating to a possible business combination with McLeodUSA, as well as various publicly available information regarding McLeodUSA. Again, the DTG Board directed DTG's executive management to proceed with further discussions with McLeodUSA.

  On August 26, 1998, Mr. Anderson received a detailed request for documents and other information from McLeodUSA to assist McLeodUSA in its review and analysis of DTG. The requested information was compiled and submitted to McLeodUSA on September 14, 1998.

  On September 11, 1998, DTG received a draft of a proposed merger agreement from McLeodUSA. Review of this draft agreement led to a series of discussions between Mr. Anderson and Mr. Wray concerning various significant transaction issues. On September 24, 1998, Mr. Hertz called Mr. Gray to discuss various open issues, and the parties agreed to meet in Cedar Rapids to discuss these issues in detail.

  On September 28, 1998, Mr. Hertz and William Heaston, DTG's General Counsel, met with Messrs. Gray, Wray and Patrick in Cedar Rapids to discuss certain issues raised by the draft merger agreement. Also in attendance at this meeting were Randall Rings, General Counsel for McLeodUSA, and Tracy Larsen of Warner Norcross & Judd LLP, outside legal counsel to DTG. Mr. Anderson participated in the meeting by telephone. Extensive discussions took place at this meeting.

  On September 29, 1998, at a regularly scheduled meeting of the DTG Board, Messrs. Anderson, Hertz and Heaston reported to the Board on the results of the due diligence review process and their ongoing discussions with the McLeodUSA representatives. Mr. Larsen also reviewed the terms of the draft merger agreement with the DTG Board, and summarized the status of ongoing negotiations. The DTG Board discussed possible advantages of a business combination with McLeodUSA, as well as various strategic alternatives. The DTG Board again directed DTG's executive management to proceed with further negotiations with McLeodUSA, and authorized the engagement of Duff & Phelps, a nationally recognized investment banking firm, to render an opinion as to the fairness from a financial point of view of any offer which might be forthcoming from McLeodUSA. Duff & Phelps accepted such engagement and commenced its independent analysis of DTG.

  Significant negotiations and discussions ensued between DTG and McLeodUSA and their respective legal counsel on the terms of the proposed merger agreement.

  On October 6, 1998, representatives of McLeodUSA performed an environmental survey of DTG's properties. The following week McLeodUSA representatives met with various representatives of DTG at DTG's facilities to review DTG and its operations.

                                      26
THE MERGER

  On October 10, 1998, at a special meeting, the DTG Board met with outside legal counsel to discuss the status of a possible business combination with McLeodUSA, as well as various strategic alternatives. At that meeting, the DTG Board also met with independent financial advisors and reviewed a proposal concerning the possible private placement of $20 million of preferred stock to an institutional investor or investors.

  Extensive negotiations continued between the parties concerning the terms of a possible business combination between DTG and McLeodUSA.

  During the evening of October 27, 1998, the parties resolved all substantive terms of the Merger Agreement, and the DTG Board convened to consider the terms of the Merger Agreement. At this meeting, Duff & Phelps delivered its opinion to the DTG Board to the effect that the proposed Merger was fair from a financial point of view, and the DTG Board unanimously approved the Merger Agreement and the Merger. Later that night, the parties signed the Merger Agreement.

  On the morning of October 28, 1998, before the opening of The Nasdaq Stock Market, a joint press release was issued by McLeodUSA and DTG announcing the execution of the Merger Agreement and the transactions contemplated by the Merger Agreement.

  DTG and McLeodUSA also entered into a 20-year dark fiber lease agreement with an aggregate value of $5 million paid by McLeodUSA in advance on October 28, 1998. Revenues under this agreement will be reported on a deferred basis, resulting in additional revenues in 1998 of approximately $42,000 and approximately $250,000 per year for the remainder of the lease term.

  On January 13, 1999, DTG, McLeodUSA and Merger Sub entered into the Amendment No. 1 to Agreement and Plan of Merger (the "Amendment"). The purposes of the Amendment were to (i) increase the maximum number of shares of McLeodUSA Common Stock issuable pursuant to the Merger from 1,295,000 to 1,375,000 to reflect shares of McLeodUSA Common Stock that would be issued to Messrs. Hertz and Anderson pursuant to employment agreements with McLeodUSA, and (ii) to change certain of the terms of the Employment Agreements of Messrs. Hertz and Anderson. See "Interests of Certain Persons in the Merger" on page 31.

Recommendation of the DTG Board and Reasons for the Merger

  The DTG Board believes that the Merger is fair to, and in the best interests of, DTG and DTG stockholders. Accordingly, the DTG Board has unanimously approved the Merger Agreement and unanimously recommends that DTG stockholders vote for the adoption of the Merger Agreement and the approval of the Merger and the transactions contemplated by the Merger Agreement.

  In making its decision to approve the Merger Agreement and to recommend to the holders of DTG Common Stock that they vote their shares in favor of adoption of the Merger Agreement, the DTG Board considered a number of factors, including, among others, the following material considerations:

    (i) The directors' familiarity with and review of the business, financial condition and result of operations of DTG, DTG's competitive position in its business, and other financial information and general economic conditions;

    (ii) The advantages of a strategic combination with McLeodUSA in enhancing DTG's product and service offerings, growth prospects and competitive position;

    (iii) The possible alternatives to the Merger including, among others, continuing to operate DTG as an independent entity and the associated risks;

    (iv) The historical values of DTG Common Stock relative to the value represented by the consideration to be received in the Merger;

    (v) The anticipated costs associated with pursuing other strategic alternatives;

    (vi) The directors' belief that the consideration payable in the Merger represented the highest value per share that could be negotiated with McLeodUSA;


                                      27
                                                                     THE MERGER

    (vii) The presentation by Duff & Phelps, including the opinion of Duff & Phelps to the effect that the proposed merger is fair to the DTG stockholders from a financial point of view;

    (viii) The timing of the transaction and premiums currently reported to be obtained in comparable transactions;

    (ix) That shares of McLeodUSA Common Stock are traded on The Nasdaq Stock Market while there is no established market for shares of DTG Common Stock;

    (x) The proposed structure of the transaction, including its tax-free nature;

    (xi) The terms and conditions of the Merger Agreement, including, among others, the right of the DTG Board (A) in connection with the discharge of its fiduciary duties to DTG and its stockholders, to withdraw, modify or amend its recommendation to the stockholders to accept the Merger and pursue a competing transaction with another party, and (B) in certain circumstances to terminate the Merger Agreement, and the financial consequences of such termination; and

    (xii) The financial condition of McLeodUSA.

  The DTG Board also recognized that holders of DTG Common Stock will be entitled to receive shares of McLeodUSA Common Stock in the Merger, and that this would allow such holders the opportunity to participate in the benefits, if any, of increases in the value of McLeodUSA's business and properties following the Merger. Accordingly, the DTG Board gave consideration to McLeodUSA's future prospects, as well as its historical results of operations.

  The DTG Board did not assign relative weights to the foregoing factors or determine that any factor was of specific importance relative to any other factor. Rather, the DTG Board viewed its position and recommendation as being based on the totality of the information presented to it and considered by it.

  The full text of the opinion of Duff & Phelps dated as of October 27, 1998 is attached to this Prospectus and Proxy Statement and is incorporated herein by reference. A description of the assumptions made, matters considered, analyses used and limitations on the review undertaken by Duff & Phelps in connection with the opinion is set forth below under the caption "Opinion of DTG's Financial Advisor." STOCKHOLDERS ARE URGED TO READ THE OPINION AND THE RELATED DESCRIPTION IN THEIR ENTIRETY. The DTG Board was aware that Duff & Phelps would be entitled to receive certain fees described under "Opinion of DTG's Financial Advisor" in connection with rendering its opinion, regardless of the conclusions reached and regardless of whether the Merger is consummated.

Opinion of DTG's Financial Advisor

  Duff & Phelps has rendered a written opinion to the DTG Board to the effect that, as of October 27, 1998, the proposed Merger is fair to the stockholders of DTG from a financial point of view. Duff & Phelps' opinion is attached as Appendix B and is incorporated herein by reference. HOLDERS OF DTG COMMON STOCK ARE ENCOURAGED TO READ THIS OPINION IN ITS ENTIRETY.

  Pursuant to an agreement dated September 29, 1998 (the "Duff & Phelps Agreement"), Duff & Phelps was engaged by the DTG Board to render an opinion as to whether the proposed Merger was fair to the stockholders of DTG from a financial point of view. In rendering the opinion, it was Duff & Phelps' understanding that DTG was considering a proposed Merger wherein DTG would be acquired by McLeodUSA, and each share of DTG Common Stock would be exchanged for 0.4328 of a share of McLeodUSA Common Stock (the "Exchange Ratio") as negotiated by the parties. Duff & Phelps further understood that the proposed Merger would be submitted to the stockholders of DTG for adoption at the Special Meeting.


                                      28
THE MERGER

  Duff & Phelps is a nationally recognized investment banking firm that is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements and valuations for corporate and other purposes. The DTG Board retained Duff & Phelps as its financial advisor on the basis of Duff & Phelps' familiarity with DTG and the telecommunications industry, its reputation and qualifications, as well as its experience and expertise in transactions similar to the proposed Merger. Duff & Phelps has previously provided financial advisory services to the trustee of DTG's Employee Stock Ownership Plan and was paid $33,525 for these services. No limitations were imposed by the DTG Board upon Duff & Phelps with respect to the investigations made or procedures followed by Duff & Phelps.

  Duff & Phelps' opinion is directed to the DTG Board only and is directed only to the fairness of the proposed Merger to the stockholders of DTG from a financial point of view and does not constitute a recommendation to any of DTG's stockholders as to how they should vote on any matter at the Special Meeting. The analysis of the fairness of the Merger assumes that the transaction takes place on the terms described in the Merger Agreement.

  For purposes of its opinion and in connection with its review of the proposed Merger, Duff & Phelps, among other things: (i) reviewed a draft dated as of October 22, 1998 of the Merger Agreement, including drafts of exhibits and schedules thereto; (ii) discussed the history, current operations and future outlook of DTG as well as the history and terms of the proposed Merger with DTG management; (iii) reviewed DTG's Form 10-KSB for the year ended December 31, 1997; (iv) reviewed DTG's Form 10-QSB for the period ended June 30, 1998; (v) reviewed the DTG CLEC Facilities Expansion Plan dated as of July 1998; (vi) reviewed a Private Placement Memorandum dated as of May 1998 prepared in conjunction with a proposed offering of DTG's preferred stock;
(vii) reviewed a 1998-2002 Development Forecast dated as of May 1998; (viii) reviewed the market prices and trading activity of the McLeodUSA Common Stock;
(ix) reviewed the McLeodUSA Form 10-K for the year ended December 31, 1997;
(x) reviewed the McLeodUSA Form 10-Q for the period ended June 30, 1998; and
(xi) performed such other reviews and analyses as Duff & Phelps deemed necessary.

  In connection with Duff & Phelps' opinion, with DTG's permission and without any independent verification, Duff & Phelps has relied on the accuracy and completeness of all the financial and other information reviewed by Duff & Phelps or furnished or otherwise communicated to Duff & Phelps by DTG or obtained by Duff & Phelps from publicly available sources. Duff & Phelps has not made an independent valuation or appraisal of the assets or liabilities of DTG and has not been furnished with such valuation or appraisal. Any inaccuracies in the information on which Duff & Phelps relied could materially affect its opinion.

  In conjunction with rendering its written opinion dated October 27, 1998 to the DTG Board, Duff & Phelps presented a summary of its analysis to the DTG Board on October 27, 1998. Set forth below is a brief summary of the analyses performed by Duff & Phelps in reaching its October 27, 1998 opinion.

  Value of Proposed Transaction. Duff & Phelps examined the history of trading prices and volume for McLeodUSA Common Stock. Duff & Phelps' analysis presumed a $30 to $35 per share trading price range for McLeodUSA Common Stock which implied a $13 to $15 per share price for DTG Common Stock.

  Comparable Public Company Analysis. Duff & Phelps compared selected financial and other operating ratios for DTG to the corresponding ratios of certain independent local exchange carriers ("ILEC"), competitive local exchange carriers ("CLEC") and cable companies. These comparable public companies are listed in the following table.

                                      29
                                                                     THE MERGER

               ILEC Group                            CLEC Group                Cable Group
------------------------------------------------------------------------------------------------------
 Commonwealth Telephone Enterprises, Inc.   e. spire Communications, Inc.    Cablevision Systems Corp.
       Conestoga Enterprises, Inc.          GST Telecommunications, Inc.        Comcast Corp.
         CT Communications, Inc.              ICG Communications, Inc.      Cox Communications, Inc.
       D & E Communications, Inc.          Intermedia Communications, Inc.    Jones Intercable, Inc.
    Roseville Communications Company           McLeodUSA Incorporated         MediaOne Group, Inc.
  Shenandoah Telecommunications Company     NEXTLINK Communications, Inc.      TCA Cable TV, Inc.
                                                                             Tele-Communications, Inc.
                                                                               Time Warner, Inc.

  Such ratios included: revenue, operating cash flow, net income and earnings per share ("EPS") growth rates; operating cash flow, earnings before interest and taxes ("EBIT") and net income margins; returns on assets, invested capital and equity; total debt to total capital; and value to sales, value to earnings before interest, taxes, depreciation and amortization ("EBITDA"), value to invested capital, and value to net property plant and equipment ("PPE"). The statistics were generally based on financial and operating data up to, at or for the twelve months ended June 30, 1998 and market prices as of October 16, 1998.

  Duff & Phelps compared the typical range of valuation multiples for the comparable public companies with the valuation multiples for DTG that were implied by the proposed Merger. The results of this analysis are summarized in the following table.

                                       DTG     Typical of Comparable Companies
                                   Implied by  --------------------------------
                                   Transaction   ILEC      CLEC       Cable
-------------------------------------------------------------------------------
 Value / Sales....................    2.4 x    1.9x 3.6x 3.8x 7.4x  4.1x  7.5x
 Value / Sales (1)................    4.9 x    1.9x 3.6x 3.8x 7.4x  4.1x  7.5x
 Value / EBITDA...................   52.9 x    5.5x 9.3x    NM     11.1x 24.5x
 Value / Invested Capital.........    2.3 x    1.2x 2.3x 1.2x 2.7x  1.7x  3.0x
 Value / Net PPE..................    2.9 x    1.6x 3.4x 2.4x 5.0x  3.8x  7.6x

--------
 (1)Adjusted for DataNet acquisition

 NM=  Not meaningful

  Discounted Cash Flow Analysis. Duff & Phelps performed a discounted cash flow analysis of DTG based on the forecasted information provided by DTG's management. The projected cash flows and terminal value were discounted to present values as of October 1998, using discount rates ranging from 15% to 17%, which reflect different assumptions regarding the required rates of return of lenders as well as holders and prospective buyers of DTG Common Stock. The terminal value of DTG was estimated by applying a range of multiples to DTG's projected 2003 EBITDA. The range of present values per fully diluted share of DTG Common Stock resulting from this analysis was $10 to $13.

  Liquidation Analysis. Duff & Phelps performed a business segment analysis of DTG based on revenue and customer by business line. Representative levels of revenue were based on annualized latest quarter results (June 1998). Valuation multiples applied were based on analyst reports, merger transaction data and other observations. The range of value per fully diluted share of DTG Common Stock resulting from this analysis was $7 to $12.

  No company or transaction used in the above analyses is identical to DTG or the proposed Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other facts that could affect the public trading value of the companies to which they are being compared.

  The material analyses performed by Duff & Phelps have been summarized above. Nonetheless, the summary set forth above does not purport to be a complete description of the analyses performed by Duff & Phelps. The preparation of a fairness opinion involves various determinations as to the most

                                      30
THE MERGER
appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances. Therefore, such an opinion is not readily susceptible to a summary description. Duff & Phelps did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness. Rather, in reaching its conclusion, Duff & Phelps considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. Duff & Phelps did not place a particular reliance or weight on any particular analysis, but instead concluded that its analyses, taken as whole, supported its opinion.

  In performing its analyses, Duff & Phelps made numerous assumptions with respect to DTG's performance, general business and economic conditions and other matters. The analyses performed by Duff & Phelps are not necessarily indicative of future actual values or future results, which may be significantly more or less favorable than suggested by such analyses. The analyses do not purport to be appraisals or to reflect prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. Duff & Phelps used in its analyses various projections of future performance prepared by the management of DTG. The projections were based on numerous variables and assumptions which are inherently unpredictable and must be considered not certain of occurrence as projected. Accordingly, actual results could vary significantly from those assumed in the projections and any related analyses. Duff & Phelps' opinion does not address the relative merits of the proposed Merger as compared to any alternative business strategies that might exist for DTG or the effect of any other business combination in which DTG might engage.

  Pursuant to the terms of the Duff & Phelps Agreement, DTG has agreed to pay Duff & Phelps a fee of $90,000 for financial advisory services in connection with the proposed Merger, including the rendering of its opinion. DTG has also agreed to reimburse Duff & Phelps for reasonable out-of-pocket expenses and to indemnify Duff & Phelps against certain expenses and liabilities incurred in connection with the performance of its duties under the Duff & Phelps Agreement.

  Duff & Phelps' opinion to the DTG Board was one of many factors taken into consideration by the DTG Board in making its determination to approve the proposed Merger. See "Recommendation of the DTG Board and Reasons for the Merger," on page .

  The full text of the opinion of Duff & Phelps, dated as of October 27, 1998, which sets forth, among other things, assumptions made, matters considered and limits on the review undertaken by Duff & Phelps, is attached to this Prospectus and Proxy Statement as Appendix B, and is incorporated herein by reference. DTG stockholders are urged to, and should, read the opinion in its entirety. The summary set forth in this Prospectus and Proxy Statement of the opinion of Duff & Phelps is qualified in its entirety by reference to the full text of the opinion attached hereto.

Interests of Certain Persons in the Merger

  Certain members of DTG's management and the DTG Board may be deemed to have certain interests in the Merger that are in addition to their interests as DTG stockholders generally. The DTG Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

  Employment Agreements. It is expected that, at the time the Merger becomes effective (the "Effective Time"), McLeodUSA would enter into employment agreements ("Employment Agreements") with Thomas W. Hertz, Chairman and Chief Executive Officer of DTG, Craig A. Anderson, President, Chief Financial Officer and Treasurer of DTG, William Heaston, Assistant Secretary and General Counsel of DTG, and Paul Blide, Executive Vice President and Chief Operating Officer of DTG.

  Mr. Hertz's Employment Agreement would provide that he would be employed following the Effective Time of the Merger on an "at will" basis as Vice President of McLeodUSA and McLeodUSA Telecommunications Services, Inc., a wholly owned subsidiary of McLeodUSA ("MTSI"), and as

                                      31
                                                                     THE MERGER

Chairman and Chief Executive Officer of DTG. Mr. Hertz's base salary would be $120,000 per year. In addition, Mr. Hertz would receive a bonus of $60,000 for the year ending December 31, 1999, determined in accordance with McLeodUSA's bonus program and, upon signing his Employment Agreement, Mr. Hertz would be entitled to receive as a bonus 25,000 restricted shares of McLeodUSA Common Stock and 15,000 registered shares of McLeodUSA Common Stock. Furthermore, Mr. Hertz's Employment Agreement would provide that he would be granted options ("Initial Options") to acquire 45,000 shares of McLeodUSA Common Stock not later than 10 days after he signs his Employment Agreement and that he would be granted options ("Subsequent Options") to acquire 25,000 shares of McLeodUSA Common Stock on each of the first, second and third anniversaries of his Employment Agreement. Mr. Hertz's Initial Options would vest at the rate of 20% on each of the first five anniversaries of such grants and his Subsequent Options would vest at the rate of 25% on each of the first four anniversaries of such grants. Mr. Hertz's Employment Agreement would also contain confidentiality, noncompetition and nonsolicitation provisions. McLeodUSA also agreed to honor indemnification provisions contained in Mr. Hertz's employment agreement with DTG.

  Mr. Anderson's Employment Agreement would provide that he would be employed following the Effective Time of the Merger on an "at will" basis as Vice President of McLeodUSA and MTSI and as President, Chief Financial Officer and Treasurer of DTG. Mr. Anderson's base salary would be $120,000 per year. In addition, Mr. Anderson would receive the same bonuses, Initial Options and Subsequent Options as would be granted to Mr. Hertz. Mr. Anderson's Employment Agreement would also contain confidentiality, noncompetition and nonsolicitation provisions. McLeodUSA also agreed to honor indemnification provisions contained in Mr. Anderson's employment agreement with DTG.

  Mr. Heaston's Employment Agreement would provide that he would be employed following the Effective Time of the Merger until February 28, 2001 (the "Initial Term") as Associate General Counsel of McLeodUSA and as Vice President and Corporate Counsel of DTG. Upon expiration of the Initial Term, Mr. Heaston's employment would be on an "at will" basis. Mr. Heaston's base salary would be $100,000 per year. Mr. Heaston's Employment Agreement would provide that he would be granted Initial Options to acquire 10,000 shares of McLeodUSA Common Stock not later than 10 days after he signs the Employment Agreement. Mr. Heaston's Initial Options would vest at the rate of 25% on each of the first four anniversaries of such grants. Mr. Heaston's Employment Agreement does not provide for Subsequent Options. Mr. Heaston's Employment Agreement would also contain confidentiality, noncompetition and nonsolicitation provisions.

  Mr. Blide's Employment Agreement would provide that he would be employed on an "at will" basis following the Effective Time of the Merger as Vice President of McLeodUSA and MTSI and as Executive Vice President of DTG. Mr. Blide's base salary would be $110,000 per year. In addition, Mr. Blide would receive a bonus of $30,000 for the year ending December 31, 1999. Mr. Blide's Employment Agreement would provide that he would be granted Initial Options to acquire 20,000 shares of McLeodUSA Common Stock not later than 10 days after he signs the Employment Agreement and that he would be granted Subsequent Options to acquire 10,000 shares of McLeodUSA Common Stock on the first anniversary of his Employment Agreement. Mr. Blide's Initial Options would vest at the rate of 20% on each of the first five anniversaries of such grants and his Subsequent Options would vest at the rate of 25% on each of the first four anniversaries of such grants. Mr. Blide's Employment Agreement would also contain confidentiality, noncompetition and nonsolicitation provisions.

  The exercise price for all of the Initial Options and Subsequent Options described above would be established in accordance with McLeodUSA's 1996 Employee Stock Option Plan to be the higher of the fair market value of the shares of McLeodUSA Common Stock on the trading day immediately preceding the grant date or the average trading value of such stock during the 30 trading days immediately preceding the grant date. All options will be subject to the terms of McLeodUSA's 1996 Employee Stock Option Plan.

  Bonuses. Prior to the consummation of the Merger, the officers and employees of DTG will be paid bonuses not to exceed $500,000 in the aggregate. Mr. Hertz and Mr. Anderson will not participate

                                      32
THE MERGER
in these bonuses. The allocation of the bonus pool among DTG officers and employees has not yet been determined.

  Advisory Committee Compensation. As discussed in "Terms of the Merger Agreement and Related Transactions--Management After the Merger" on page , McLeodUSA and DTG have agreed that following the Effective Time an advisory committee will be established by, and provide certain consulting services to, the Board of Directors of the Surviving Corporation at its request and direction. The current members of the DTG Board and Edward D. Christensen, Jr., would, subject to certain exceptions, be offered positions on the Advisory Committee. Each person accepting such a position would receive as compensation (1) a one-time grant of an option to purchase 2,000 shares of McLeodUSA Common Stock with such option vesting at a rate of 25% per year and
(2) a quarterly fee of $2,000, plus reimbursement for reasonable out-of-pocket travel expenses incurred in connection with service on the advisory committee. In addition, each member of the advisory committee will be entitled to participate, at such member's expense, in the medical and health insurance plans of the Surviving Corporation as in effect from time to time, to the extent permitted by the terms of such plans. DTG and McLeodUSA have agreed that the advisory committee will continue until the fifth anniversary of the Effective Time unless terminated earlier by decision of McLeodUSA and the unanimous vote of the advisory committee.

  Stock-Based Rights. Pursuant to the terms of certain DTG stock option agreements and in connection with the Merger, certain stock options held by Messrs. Hertz, Anderson, Blide and Heaston will become fully vested and exercisable at the Effective Time. The number of stock options to acquire shares of DTG Common Stock held by each of Messrs. Hertz and Anderson that will become fully vested and exercisable as a result of the transactions contemplated by the Merger Agreement is 140,180 (of which, 123,980 have an exercise price of $6.19 per share and 16,200 have an exercise price of $12.50 per share). The number of stock options to acquire shares of DTG Common Stock held by Messrs. Blide and Heaston is 10,100 and 5,100, respectively, all of which have an exercise price of $12.50 per share. The stock options shall become options to purchase shares of McLeodUSA Common Stock and the number of shares of McLeodUSA Common Stock subject to these options will be adjusted for the Exchange Ratio as discussed in "Terms of the Merger Agreement and Related Transactions--Conversion of DTG Common Stock and Conversion-Merger Rights; Treatment of Options."

  Indemnification; Directors and Officers Insurance. McLeodUSA has agreed that for the period from the Effective Time until at least six years after the Effective Time, (1) it will cause the Surviving Corporation to maintain and to honor (including, without limitation, by providing the Surviving Corporation with sufficient funding) DTG's current directors' and officers' insurance and indemnification policy and related arrangements, or an equivalent policy and related arrangements, for all present and former directors and officers of DTG, covering claims made and insurable events occurring prior to or within six years after the Effective Time (provided that the Surviving Corporation will not be required to maintain such policy except to the extent that the aggregate annual cost of maintaining such policy is not in excess of 200% of the current annual cost, in which case the Surviving Corporation shall maintain such policies up to an annual cost of 200% of the current annual cost); and (2) it will cause the Surviving Corporation to maintain and to honor (including, without limitation, by providing the Surviving Corporation with sufficient funding) indemnification provisions, including, without limitation, provisions for expense advances, for present and former officers and directors in the Surviving Corporation's certificate of incorporation and bylaws and certain agreements to the fullest extent permitted by Delaware law. McLeodUSA has also agreed to, or to cause the Surviving Corporation to, indemnify and hold harmless, from and after the Effective Time, to the full extent that the Surviving Corporation would be permitted by applicable law (and as to matters arising from or relating to the Merger Agreement and the possible change in control of DTG, to the full extent that McLeodUSA would be permitted under applicable law), each present or former officer or director of DTG against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation to which such person is, or is threatened to be made, a

                                      33
                                                                     THE MERGER
party by reason of the fact that such person is or was a director, officer, employee or agent of DTG, or is or was serving at the request of DTG as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other entity, except that neither DTG nor McLeodUSA or the Surviving Corporation will be liable for any settlement effected without its prior written consent (which consent may not be unreasonably withheld).

Accounting Treatment

  The Merger is expected to be accounted for using the purchase method of accounting. McLeodUSA will be deemed the acquiror for financial reporting purposes. Under the purchase method of accounting, the purchase price in the Merger is allocated among DTG assets acquired and DTG liabilities assumed to the extent of their fair market value, with any excess purchase price being allocated to goodwill. Due to the size of McLeodUSA relative to the purchase price, the purchase method of accounting and the related amortization of goodwill should have an immaterial effect on McLeodUSA's financial statements.

Listing on the Nasdaq Stock Market

  McLeodUSA has agreed to cause the shares of McLeodUSA Common Stock to be issued in the Merger to be approved for listing on The Nasdaq Stock Market. It is a condition to the consummation of the Merger that such shares of McLeodUSA Common Stock be authorized for listing on The Nasdaq Stock Market, subject to official notice of issuance.

Governmental and Regulatory Approvals

  Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act") by the FTC, the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division") and specified waiting period requirements have been satisfied. McLeodUSA and DTG filed premerger notification and report forms with the FTC and the Antitrust Division on November 6, 1998 and were granted early termination of the waiting period by the FTC on November 19, 1998.

  However, at any time before or after the Effective Time, the Antitrust Division, the FTC or a private person or entity could seek under antitrust laws, among other things, to enjoin the Merger or to cause McLeodUSA to divest itself, in whole or in part, of the Surviving Corporation or of certain businesses conducted by the Surviving Corporation. There can be no assurance that a challenge to the Merger will not be made or that, if such a challenge is made, McLeodUSA will prevail. The obligations of McLeodUSA and DTG to consummate the Merger are subject to the condition that the applicable waiting period under the HSR Act shall have expired without action by the Antitrust Division or the FTC to prevent consummation of the Merger. See "Terms of the Merger Agreement and Related Transactions -- Conditions to Consummation of the Merger" and "Terms of the Merger Agreement and Related Transactions -- Termination of the Merger Agreement; Effects of Termination."

  In connection with the Merger, McLeodUSA will be required to submit regulatory notices and may be required to take further actions in one or more of the states in which McLeodUSA and its subsidiaries operate including the Minnesota Public Utilities Commission. In some instances, these regulatory notices and/or actions are required to be filed or taken a specified period in advance of the Effective Time of the Merger. In addition, while not required, McLeodUSA intends to provide courtesy notices prior to the Effective Time to government entities which have issued certain licenses, certifications and similar telecommunications regulatory approvals to McLeodUSA and its subsidiaries. McLeodUSA and DTG believe that any material regulatory approvals will be obtained in the normal course; however, there can be no assurance that all such approvals will be obtained by the Effective Time. McLeodUSA and DTG are aware of no other governmental or regulatory approvals required for consummation of the Merger, other than compliance with applicable federal and state laws referred to above.

                                      34
THE MERGER

Certain Federal Income Tax Consequences

  The following discussion summarizes the material United States federal income tax consequences of the Merger to holders of DTG Common Stock who hold DTG Common Stock as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the United States Internal Revenue Code of 1986, as amended (the "Code"). This discussion does not address the individual tax consequences to any holder of DTG Common Stock whose tax consequences may be affected by such person's individual circumstances, including without limitation insurance companies, financial institutions, dealers in securities, holders that are not citizens or residents of the United States, tax-exempt entities and holders that acquired DTG Common Stock upon the exercise of employee stock options or otherwise as compensation. The discussion, moreover, does not address any consequences arising under any state, local or foreign laws. Finally, the tax consequences to holders of stock options or restricted stock are not discussed. The following discussion is based on the Code, the United States Department of Treasury regulations promulgated thereunder, and administrative rulings and court decisions as of the date of this Prospectus and Proxy Statement. All of the foregoing are subject to change, possibly with a retroactive effect, and any such change could affect the accuracy of the following discussion. No ruling has been or will be sought from the IRS concerning the tax consequences of the Merger. Holders of DTG Common Stock are urged to consult their tax advisors regarding the tax consequences of the Merger to them, including the effects of United States federal, state, local, foreign and other tax laws.

  Warner Norcross & Judd LLP, counsel to DTG, has delivered to DTG an opinion to the effect that, for United States federal income tax purposes,

    (i) the Merger will constitute a "reorganization" within the meaning of
  Section 368(a) of the Code;

    (ii) no gain or loss will be recognized by holders of DTG Common Stock upon the exchange of their DTG Common Stock solely for shares of McLeodUSA Common Stock pursuant to the Merger, except with respect to cash, if any, received in lieu of fractional shares of McLeodUSA Common Stock;

    (iii) the aggregate tax basis of the McLeodUSA Common Stock received by the holders of DTG Common Stock pursuant to the Merger (including fractional shares of McLeodUSA Common Stock for which cash is received) will be the same as the aggregate tax basis of the DTG Common Stock exchanged therefor;

    (iv) the holding period of the McLeodUSA Common Stock in the hands of the former holders of DTG Common Stock will include the holding period of such stockholders' DTG Common Stock exchanged therefor pursuant to the Merger; and

    (v) a holder of DTG Common Stock who receives cash in lieu of a fractional share of McLeodUSA Common Stock will recognize gain or loss equal to the difference, if any, between such stockholder's tax basis in such fractional share (as described in clause (iii) above) and the amount of cash received.

  Such opinion assumes that the Merger will take place as described in the Merger Agreement. In rendering such opinion, Warner Norcross & Judd LLP has relied upon certain facts and customary representations contained in certificates by officers of DTG and McLeodUSA. This opinion was provided as a basis for the tax discussion contained in this Prospectus and Proxy Statement only. It does not satisfy the conditions in the Merger Agreement that DTG and McLeodUSA each receive tax opinions from their respective counsel as of the Effective Time.

  An opinion of tax counsel does not guarantee favorable tax treatment. There is a risk that the IRS might determine that DTG and/or holders of DTG Common Stock must recognize gain or loss for

                                      35
                                                                     THE MERGER
federal income tax purposes in the Merger. ACCORDINGLY, HOLDERS OF DTG COMMON STOCK ARE STRONGLY URGED TO CONSULT WITH THEIR TAX ADVISORS TO DETERMINE THE PARTICULAR UNITED STATES FEDERAL, STATE, LOCAL, OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES OF THE MERGER TO THEM.

Restrictions on Resales by Affiliates

  The McLeodUSA Common Stock to be issued to DTG stockholders pursuant to the Merger Agreement will be freely transferable under the Securities Act of 1933, as amended (the "Securities Act"), except for shares issued to any person who may be deemed to be an "affiliate" of DTG within the meaning of Rule 145 under the Securities Act or who will become an "affiliate" of McLeodUSA within the meaning of Rule 144 under the Securities Act after the Merger. Shares of McLeodUSA Common Stock received by persons who are deemed to be DTG affiliates or who become McLeodUSA affiliates may be resold by such persons only in transactions permitted by the resale provisions of Rule 145 (permitting limited sales under certain circumstances) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of DTG generally include individuals or entities that, directly or indirectly through one or more intermediaries, control, are controlled by or are under common control with DTG and may include certain officers, directors and principal stockholders of DTG. All DTG stockholders who may be deemed to be affiliates of DTG will be so advised prior to the Effective Time.

  It is a condition to the consummation of the Merger that McLeodUSA receive an agreement from each affiliate of DTG prior to the Effective Time (each, an "Affiliate Agreement"), pursuant to which each such DTG affiliate shall undertake not to make any sale of McLeodUSA Common Stock received upon consummation of the Merger in violation of the Securities Act or the rules and regulations promulgated thereunder. Generally, this will require that such sales be made in accordance with Rule 145 under the Securities Act, which in turn requires that, for specified periods, such sales be made in compliance with the volume limitations, manner of sale provisions and current information requirements of Rule 144 under the Securities Act.

  The certificates evidencing McLeodUSA Common Stock issued to DTG affiliates pursuant to the Merger Agreement will bear a legend summarizing the foregoing restrictions until a sale, transfer or other disposition of such McLeodUSA Common Stock has been registered under the Securities Act or is made in compliance with Rule 145 under the Securities Act.

  Persons who are not affiliates of DTG may sell their McLeodUSA Common Stock without restrictions and without the necessity to deliver this Prospectus and Proxy Statement.

No Appraisal Rights

  Under the DGCL, DTG stockholders are not entitled to appraisal rights pursuant to which such stockholders could dissent from the Merger and obtain payment for their shares of DTG Common Stock.

                                      36
THE MERGER

            TERMS OF THE MERGER AGREEMENT AND RELATED TRANSACTIONS

  The following summary of the material terms and provisions of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement. The Merger Agreement is attached as Appendix A to this Prospectus and Proxy Statement and is incorporated herein by reference.

General

  The Merger Agreement provides that Merger Sub will be merged with and into DTG at the Effective Time. Pursuant to the Merger Agreement, DTG will become a wholly owned subsidiary of McLeodUSA. The DTG Board has unanimously approved the Merger Agreement and the Merger. With certain limited exceptions described below, each share of DTG Common Stock outstanding at the Effective Time will be converted pursuant to the Exchange Ratio into the right to receive 0.4328 of a share of McLeodUSA Common Stock.

  In addition, as a result of certain former holders of common stock and certain former holders of non-allocated capital credit accounts of the Dakota Cooperative Telecommunications, Inc., a stock-based South Dakota cooperative association and DTG's predecessor, not exchanging such interests during the conversion-merger pursuant to which the Cooperative converted to a South Dakota corporation and then by merger reincorporated in the State of Delaware (the "Conversion-Merger"), there are currently outstanding certain rights evidenced by the unexchanged shares of common stock and non-allocated capital credit accounts of the Cooperative (the "Conversion-Merger Rights") entitling such former holders to receive shares of DTG Common Stock. Pursuant to the Merger Agreement, at the Effective Time, each outstanding Conversion-Merger Right entitling the holder thereof to receive one share of DTG Common Stock will be converted pursuant to the Exchange Ratio into the right to receive
0.4328 of a share of McLeodUSA Common Stock. The Merger Agreement provides the maximum number of shares of McLeodUSA Common Stock issuable pursuant to the Merger shall be 1,375,000, which assumes the exercise of all DTG Stock Options (as defined herein) and which includes shares issuable to Messrs. Hertz and Anderson pursuant to their Employment Agreements with McLeodUSA. See "The Merger--Interests of Certain Persons in the Merger," on page .

  This section of the Prospectus and Proxy Statement describes certain aspects of the Merger, including the material provisions of the Merger Agreement. Certain capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

Structure of the Merger

  Subject to the terms and conditions of the Merger Agreement and in accordance with the DGCL, at the Effective Time Merger Sub will merge with and into DTG. DTG will continue its corporate existence under the laws of the State of Delaware under the name "Dakota Telecommunications Group, Inc." At the Effective Time, the separate corporate existence of Merger Sub will terminate. The DTG Certificate of Incorporation will be amended in its entirety to conform to the certificate of incorporation of Merger Sub and will become the certificate of incorporation of the Surviving Corporation. The DTG Bylaws will be amended in their entirety to conform to the bylaws of Merger Sub and will become the bylaws of the Surviving Corporation.

                                      37
                                                       TERMS OF THE TRANSACTION

Management after the Merger

  Immediately following the Effective Time, the Board of Directors of the Surviving Corporation will be reconstituted to include a total of five directors. The initial directors will be:

         Name                         Principal occupation
         ----                         --------------------
   Clark E. McLeod   Chairman of the Board of Directors and Chief Executive
                     Officer of McLeodUSA
   Stephen C. Gray   President and Chief Operating Officer of McLeodUSA
   J. Lyle Patrick   Group Vice President, Chief Financial Officer and
                     Treasurer of McLeodUSA
   Thomas W. Hertz   Chairman of the Board of Directors and Chief Executive
                     Officer of DTG
   Craig A. Anderson President and Chief Financial Officer of DTG

Each will hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation. The initial officers of the Surviving Corporation will be the officers of DTG immediately prior to the Effective Time, in each case until their respective successors are duly elected or appointed and qualified. Mr. Hertz and Mr. Anderson will become Vice Presidents of McLeodUSA after the Merger.

  McLeodUSA and DTG have agreed that following the Effective Time an advisory committee will be established by and provide certain consulting services to the board of directors of the Surviving Corporation at its request and direction. McLeodUSA and DTG have further agreed that: (1) those persons serving as members of the DTG Board as of the date of the Merger Agreement who are also serving as members of the DTG Board immediately prior to the Effective Time, and (2) Edward D. Christensen, Jr., will be offered positions on the advisory committee, provided such individuals do not become employees of McLeodUSA, the Surviving Corporation or any of McLeodUSA's other subsidiaries following the Effective Time. See "The Merger--Interests of Certain Persons in the Merger," on page .

  As discussed in "The Merger--Interests of Certain Persons in the Merger" on page 31, it is expected that at the Effective Time, McLeodUSA would enter into Employment Agreements with Messrs. Hertz and Anderson pursuant to which these persons would become officers of McLeodUSA after the Merger. The following sets forth certain biographical information concerning Messrs. Hertz and
Anderson:

  Thomas W. Hertz (age 52). Mr. Hertz has been Chairman of the Board of DTG since April 1998 and a director and Chief Executive Officer of DTG since its formation (February 1997). Mr. Hertz was President of DTG from February 1997 until April 1998. Mr. Hertz was Chief Executive Officer of the Cooperative from July 1996 until the Conversion-Merger and was General Manager of the Cooperative from December 1995 until the Conversion-Merger. Prior to December 1995, Mr. Hertz was an attorney in private practice with the law firm of Ulmer, Hertz & Bertsch, P.C.

  Craig A. Anderson (age 43). Mr. Anderson has been President of DTG since April 1998 and a director, Chief Financial Officer and Treasurer of DTG since its formation (February 1997). From February 1997 until April 1998, Mr. Anderson was Executive Vice President of DTG. Mr. Anderson was Executive Vice President--Marketing and Chief Financial Officer of the Cooperative from January 1, 1997 until the Conversion-Merger. Prior to January 1, 1997, Mr. Anderson was Vice President--Marketing of the Cooperative from September 1996 to January 1, 1997. From January 1994 until September 1996, Mr. Anderson was an independent business consultant and from May 1994 until December 1995 he attended the University of South Dakota, earning a Masters of Business Administration and Masters in Professional Accounting. From November 1992 until January 1994, Mr. Anderson was a director and Vice President--Chief Financial Officer and Secretary of the Austad Company (a catalog retailer of golf equipment).

                                      38
TERMS OF THE TRANSACTION

  From July 1989 to September 1992, Mr. Anderson served as a director and Vice President--Chief Financial Officer, General Counsel and Secretary of Dial-Net, Inc. (a long distance reseller).

Conversion of DTG Common Stock and Conversion-Merger Rights; Treatment of
Options

  At the Effective Time, each issued and outstanding share of DTG Common Stock, other than shares held in the treasury of DTG, held by McLeodUSA or held by any direct or indirect wholly owned subsidiary of McLeodUSA or DTG, and each outstanding Conversion-Merger Right entitling the holder thereof to receive one share of DTG Common Stock, will be converted into the right to receive a number of shares of McLeodUSA Common Stock equal to the Exchange Ratio (0.4328), subject to customary antidilution adjustments as provided in the Merger Agreement and described below. Because the Exchange Ratio is fixed and because the market price of McLeodUSA Common Stock is subject to fluctuation, the value of the shares of McLeodUSA Common Stock that the stockholders of DTG and the holders of Conversion-Merger Rights will receive in the Merger may increase or decrease, both before and after the Merger.

  Each share of DTG Common Stock held in the treasury of DTG, held by McLeodUSA or held by any direct or indirect wholly owned subsidiary of McLeodUSA or of DTG will be canceled and extinguished at the Effective Time without the payment of any consideration. Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into and exchanged for one share of common stock of the Surviving Corporation.

  If, prior to the Effective Time, the outstanding shares of McLeodUSA Common Stock are changed into or exchanged for a different number of shares or a different class as a result of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the nature of the consideration and the Exchange Ratio will be appropriately and correspondingly adjusted.

  Each stock option to acquire DTG Common Stock granted under DTG's 1997 Stock Incentive Plan (the "DTG Stock Plan") or granted to certain officers independent of the DTG Stock Plan (collectively, the "DTG Stock Options") that is outstanding and unexercised immediately prior to the Effective Time will be assumed by McLeodUSA and at the Effective Time will become or be replaced by a stock option to purchase McLeodUSA Common Stock. In each case, the number of shares of McLeodUSA Common Stock subject to the new McLeodUSA option will be equal to the number of shares of DTG Common Stock subject to the DTG Stock Option multiplied by the Exchange Ratio (and eliminating any fractional share). The duration and other terms of each such McLeodUSA option (including the option price per share) will be the same as the prior DTG Stock Option. The DTG Stock Plan and the DTG Stock Options granted to certain officers independent of the DTG Stock Plan will become 100% vested at the Effective Time.

Exchange of Certificates; Fractional Shares

  McLeodUSA has agreed to deposit with Norwest Bank Minnesota, N.A., or another bank or trust company selected by McLeodUSA and reasonably acceptable to DTG (the "Exchange Agent"), as of the Effective Time, for the benefit of the holders of issued and outstanding shares of DTG Common Stock, certificates representing the shares of McLeodUSA Common Stock and cash in lieu of any fractional shares (such certificates and cash, together with any dividends or distributions with respect thereto, being referred to herein as the "Exchange Fund") to be issued pursuant to the Merger Agreement in exchange for such outstanding shares of DTG Common Stock. McLeodUSA has further agreed to reserve and keep available out of its authorized and unissued McLeodUSA Common Stock, as of the Effective Time, for the benefit of the holders of outstanding Conversion-Merger Rights, the number of shares of McLeodUSA Common Stock that will be sufficient to permit the exercise and exchange in full of all Conversion-Merger Rights outstanding immediately prior to the Effective Time.

                                      39
                                                       TERMS OF THE TRANSACTION

  Promptly after the Effective Time, the Exchange Agent will mail a letter of transmittal to each holder of DTG Common Stock or Conversion-Merger Rights. The letter of transmittal will contain instructions with respect to (1) the surrender to the Exchange Agent of certificates representing DTG Common Stock and (2) the surrender to McLeodUSA of certificates or other instruments representing Conversion-Merger Rights.

  You should not return DTG Common Stock certificates with the enclosed proxy nor should you forward them to the Exchange Agent unless and until you receive the letter of transmittal following the Effective Time. You may return certificates or other instruments representing Conversion-Merger Rights to DTG prior to the Effective Time for exchange for DTG Common Stock pursuant to the Conversion-Merger, but you should not forward them to McLeodUSA unless and until you receive the letter of transmittal following the Effective Time.

  Until the certificates representing DTG Common Stock and the certificates or other instruments representing Conversion-Merger Rights are surrendered for exchange after the Effective Time, holders of such certificates or other instruments will accrue but will not be paid dividends or other distributions declared after the Effective Time with respect to McLeodUSA Common Stock into which their DTG Common Stock or Conversion-Merger Rights have been converted. When such certificates or other instruments are surrendered, any unpaid dividends or other distributions will be paid, without interest. Certificates representing shares of DTG Common Stock and the certificates or other instruments representing Conversion-Merger Rights presented after the Effective Time will be canceled and exchanged for the relevant certificate representing the applicable number of shares of McLeodUSA Common Stock.

  No fractional shares of McLeodUSA Common Stock will be issued to any holder of DTG Common Stock or Conversion-Merger Rights upon consummation of the Merger. For each fractional share that would otherwise be issued, the Exchange Agent (in the case of holders of DTG Common Stock) or McLeodUSA (in the case of holders of Conversion-Merger Rights) will pay cash in an amount equal to such fractional share multiplied by the average closing price of McLeodUSA Common Stock on The Nasdaq Stock Market for the 10 trading days immediately preceding the closing date of the Merger (the "Closing Date"). No interest will be paid or accrue on the cash in lieu of fractional shares payable to such holders.

  Any portion of the Exchange Fund that remains undistributed one year after the Effective Time will be delivered to McLeodUSA upon demand. Certificates representing DTG Common Stock must thereafter be surrendered for exchange to McLeodUSA. Any shares of McLeodUSA Common Stock, any dividends or other distributions with respect thereto, and any cash in lieu of fractional shares to which any holder of DTG Common Stock or Conversion-Merger Rights would otherwise be entitled pursuant to the Merger which remain unclaimed on the fourth anniversary of the Effective Time (or such earlier date as such property would otherwise escheat to or become the property of any governmental entity) will, to the extent permitted by law, become the property of McLeodUSA. None of McLeodUSA, Merger Sub, DTG or the Exchange Agent will be liable for any shares of McLeodUSA Common Stock, dividends or distributions with respect thereto, or cash in lieu of fractional shares delivered to a public official pursuant to any abandoned property, escheat or similar laws.

  If a certificate representing DTG Common Stock, or a certificate or other instrument representing Conversion-Merger Rights, has been lost, stolen or destroyed, the Exchange Agent (in the case of certificates representing DTG Common Stock) or McLeodUSA (in the case of certificates or other instruments representing Conversion-Merger Rights) will issue the consideration properly payable in

                                      40
TERMS OF THE TRANSACTION
accordance with the Merger Agreement upon the making of an affidavit of such loss, theft or destruction by the claimant, and, if required by the Exchange Agent or McLeodUSA, the posting of a bond as indemnity against any claim that may be made against McLeodUSA, the Surviving Corporation or the Exchange Agent with respect to such certificate or instrument.

  For a description of the McLeodUSA Common Stock and a description of the differences between the rights of the holders of DTG Common Stock, on the one hand, and holders of McLeodUSA Common Stock, on the other, see "McLeodUSA Capital Stock and Comparison of Stockholder Rights."

Effective Time

  The Effective Time will be the date and time of the filing of the articles of merger to be filed with the Secretary of State of the State of Delaware on the Closing Date. The Closing Date will occur no later than the fifth business day after the satisfaction or waiver of the conditions precedent to the Merger set forth in Article VII of the Merger Agreement. DTG and McLeodUSA each anticipate that, if the Merger is approved at the Special Meeting, the Merger will be consummated during the fiscal quarter ending March 31, 1999. However, the consummation of the Merger could be delayed if there is a delay in obtaining the requisite Third Party Consents (as defined below). There can be no assurances as to if or when such consents will be obtained or that the Merger will be consummated. If the Merger is not consummated by August 15, 1999 (subject to up to 60 days extension by McLeodUSA or DTG), the Merger Agreement may be terminated by either McLeodUSA or DTG, unless the failure to consummate the Merger by such date is due to the willful failure of the party seeking to terminate the Merger Agreement to fulfill any of its obligations thereunder. See "--Conditions to Consummation of the Merger."

Representations and Warranties

  The Merger Agreement contains various representations of DTG, McLeodUSA and Merger Sub. The respective representations and warranties of the parties will not survive beyond the Effective Time.

  Representations and Warranties of DTG. The Merger Agreement contains representations and warranties of DTG as to, among other things: (1) the corporate organization and existence of DTG and its subsidiaries (including that each is duly organized, validly existing and in good standing with the corporate power and authority to own, operate and lease its properties and to carry on its business as currently conducted); (2) ownership by DTG of all outstanding shares of capital stock of its subsidiaries; (3) the certificate or articles of incorporation and bylaws of DTG and its subsidiaries; (4) the capitalization of DTG (including the number of shares of capital stock authorized, the number of shares and rights to acquire shares outstanding and the number of shares reserved for issuance); (5) the corporate power and authority of DTG to execute and deliver the Merger Agreement and related documents and to consummate the transactions contemplated thereby; (6) the compliance of the Merger Agreement and related documents with (a) the DTG Certificate of Incorporation and the DTG Bylaws, (b) applicable laws, and (c) certain material agreements of DTG and its subsidiaries, including the absence of events of default or acceleration thereunder; (7) the absence of any required governmental and third-party consents; (8) the possession and validity of all required licenses, timely filing of required regulatory reports and compliance with applicable laws by DTG and its subsidiaries; (9) DTG's financial statements and filings with the SEC (including that such information is a fair presentation of the financial condition and results of operations of DTG and its subsidiaries and is in compliance with GAAP); (10) the absence of undisclosed liabilities; (11) the absence of certain changes in DTG's business since December 31, 1997; (12) the absence of material legal proceedings, injunctions and disputes; (13) the validity of and absence of defaults under, certain debt instruments, leases and other agreements of DTG and its subsidiaries; (14) compliance with laws relating to employees or the workplace, and the absence of material disputes with employees; (15) DTG's employee benefit plans

                                      41
                                                       TERMS OF THE TRANSACTION
and related matters (including operation and administration of such plans in accordance with applicable law); (16) the filing and accuracy of DTG's tax returns; (17) significant customers of DTG and its subsidiaries; (18) the absence of certain business practices of DTG and its subsidiaries; (19) insurance; (20) the absence of certain potential conflicts of interests with employees, directors, officers and significant stockholders; (21) the collectability of accounts receivable of DTG and its subsidiaries; (22) the ownership and condition of the real property owned, operated or used by DTG or any of its subsidiaries; (23) complete and correct books and records; (24) the title to and condition of material assets owned by DTG and its subsidiaries;
(25) the absence of intellectual property infringement or contests; (26) the receipt by DTG of the written opinion of its financial advisor to the effect that the consideration to be received pursuant to the Merger is fair to the stockholders of DTG from a financial point of view; (27) the adoption by the DTG Board, by unanimous vote, of a resolution approving the Merger Agreement and the Merger and recommending adoption of the Merger Agreement and approval of the Merger by the stockholders of DTG; (28) the vote required to approve the Merger; (29) DTG's and its subsidiaries' banks and powers of attorney;
(30) the validity of voting agreements entered into by each of the directors and certain executive officers of DTG; (31) the absence of brokers; (32) the absence of environmental liabilities; (33) the accuracy and completeness of the information furnished by DTG; (34) compensation and benefits of all directors and executive officers of DTG and its subsidiaries; (35) true and complete copies of all documents; (36) the absence of certain industry practices; (37) the intention of certain executive officers, each director and certain stockholders of DTG to enter into affiliate agreements; (38) the amendment of DTG's rights agreement to render it inapplicable to the Merger;
(39) the qualification of the Merger as a reorganization under Section 368(a) of the Code; (40) the exemption of the Merger from Section 203 of the DGCL;
(41) the absence of appraisal or dissenter's rights; and (42) DTG's "Year
2000" risk management plans.

  Representations and Warranties of McLeodUSA and Merger Sub. The Merger Agreement contains representations and warranties of McLeodUSA and Merger Sub as to, among other things: (1) the corporate organization and existence of McLeodUSA, Merger Sub and McLeodUSA's significant subsidiaries (including that each is duly organized, validly existing and in good standing with the corporate power and authority to own, operate and lease its properties and to carry on its business as currently conducted); (2) the McLeodUSA Certificate of Incorporation and the McLeodUSA Bylaws and the certificate of incorporation and bylaws of Merger Sub; (3) the corporate power and authority of McLeodUSA and Merger Sub to execute and deliver the Merger Agreement and related documents and to consummate the transactions contemplated thereby; (4) the compliance of the Merger Agreement and related documents with (a) the McLeodUSA Certificate of Incorporation and the McLeodUSA Bylaws and the certificate of incorporation and bylaws of Merger Sub, (b) applicable laws, and (c) certain material agreements of McLeodUSA, Merger Sub and McLeodUSA's significant subsidiaries, including the absence of events of default or acceleration thereunder; (5) the absence of any required governmental and third-party consents; (6) the absence of prior activities of Merger Sub; (7) the absence of brokers; (8) McLeodUSA's financial statements and filings with the SEC (including that such information is a fair representation of the financial condition and results of operations of McLeodUSA and its consolidated subsidiaries and is in compliance with GAAP); (9) the authorization and approval for listing on The Nasdaq Stock Market of the McLeodUSA Common Stock to be issued pursuant to the Merger; (10) the capitalization of McLeodUSA (including the number of shares of capital stock authorized, the number of shares and the right to acquire shares outstanding and the numbers of shares reserved for issuance); (11) the qualification of the Merger as a reorganization under Section 368(a) of the Code; (12) the absence of any fact that could be expected to delay obtaining required governmental or third-party consents; and (13) the accuracy of information furnished by McLeodUSA and Merger Sub.

Business of DTG Pending the Merger; Certain Other Agreements

  Pursuant to the Merger Agreement, DTG has agreed to, and to cause each of its subsidiaries to, (1) conduct its business in the ordinary course consistent with past practice and (2) use reasonable

                                      42
TERMS OF THE TRANSACTION
efforts to maintain and preserve intact its business organization, employees and business relationships and retain the services of its officers and key employees. In addition, DTG has agreed that, except as expressly contemplated by the Merger Agreement or specified in a schedule thereto, without McLeodUSA's prior written consent, it will not, and will cause each of its subsidiaries not to, among other things:

    (1) (a) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee, except for increases in the ordinary course of business consistent with past practice to employees who are not directors or officers; (b) grant any severance or termination pay (other than pursuant to the normal severance practices or existing agreements in effect on the date of the Merger Agreement) to, or enter into any severance agreement with, any director, officer or employee, or enter into any employment agreement with any director, officer or employee; (c) establish, adopt, enter into or amend any benefit plan or arrangement, except as may be required to comply with applicable law; (d) pay any benefits exceeding $10,000 in the aggregate not provided for under any benefit plan or arrangement; (e) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan or arrangement (including the grant of stock options, stock appreciation rights, stock-based or stock-related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plan or arrangement or agreement or awards made thereunder), except for grants in the ordinary course of business consistent with past practice or as required under certain existing agreements, or (f) take any action to fund or in any other way secure the payment of compensation or benefits under any agreement, except as required under certain existing agreements;

    (2) declare, set aside or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock;

    (3) (a) redeem, purchase or otherwise acquire any shares of capital stock of DTG or any of its subsidiaries or any securities or obligations convertible into or exchangeable for any shares of capital stock of DTG or any of its subsidiaries, or any options, warrants or conversion or other rights to acquire any shares of capital stock of DTG or any of its subsidiaries or any such securities or obligations, or any other securities thereof; (b) effect any reorganization or recapitalization; or (c) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock;

    (4) except (a) in connection with Conversion-Merger Rights, (b) upon the exercise of DTG Stock Options in accordance with their terms, (c) as required by the terms of certain existing agreements, or (d) for grants of DTG Stock Options to directors and new employees in the ordinary course of business consistent with past practice, to the extent that the aggregate number of shares of DTG Common Stock issuable under all DTG Stock Options (whether or not vested) outstanding at any given time does not exceed 400,120, issue, deliver, award, grant or sell, or authorize the issuance, delivery, award, grant or sale (including the grant of any limitations in voting rights or other encumbrances) of, any shares of any class of its capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire, any such shares, or amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof;

    (5) except as contemplated by certain existing agreements, acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business consistent with past practice);

    (6) sell, lease, exchange, mortgage, pledge, transfer or otherwise subject to any encumbrance or dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise subject to

                                      43
                                                       TERMS OF THE TRANSACTION
  any encumbrance or dispose of, any of its assets, except for sales, dispositions or transfers in the ordinary course of business consistent with past practice;

    (7) adopt any amendments to its articles or certificate of incorporation, bylaws or other comparable charter or organizational documents;
    (8) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ended December 31, 1997, except in either case as may be required by law, the IRS or GAAP;

    (9) make or agree to make any new capital expenditure or expenditures which are not included in DTG's July 1998 CLEC Facilities Expansion Plan (and, if the Effective Time has not occurred prior to the expiration of DTG's July 1998 CLEC Facilities Expansion Plan, DTG's subsequent capital budget, which budget shall have been approved by McLeodUSA (such approval not to be unreasonably withheld)), or which are in excess of $20,000,000 in equity in the aggregate;

    (10) (a) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person (other than DTG or any of its wholly owned subsidiaries), issue or sell any debt securities or warrants or other rights to acquire any debt securities of DTG or any of its subsidiaries, guarantee any debt securities of another person (other than DTG or any of its wholly owned subsidiaries), enter into any "keep well" or other agreement to maintain any financial statement condition of another person (other than DTG or any of its wholly owned subsidiaries) or enter into any agreement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice, or (b) make any loans, advances or capital contributions to, or investments in, any other person other than intra-group loans, advances, capital contributions or investments between or among DTG and any of its wholly owned subsidiaries and other than the extension of credit to customers of DTG or any of its subsidiaries in the ordinary course of business consistent with past practice;

    (11) pay, discharge, settle or satisfy any claims, liabilities or obligations (whether absolute or contingent, matured or unmatured, known or unknown), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, DTG's most recent financial statements or incurred in the ordinary course of business consistent with past practice, or waive any material benefits of, or agree to modify in any material respect, any confidentiality, standstill or similar agreements to which DTG or any of its subsidiaries is a party;

    (12) except in the ordinary course of business consistent with past practice, waive, release or assign any rights or claims, or modify, amend or terminate any agreement to which DTG or any of its subsidiaries is a party;

    (13) make any change in any method of accounting or accounting practice or policy other than those required by GAAP or a governmental entity;

    (14) take any action or fail to take any action which could reasonably be expected to have a Company Material Adverse Effect (as defined in the Merger Agreement) prior to or after the Effective Time or an Acquiror Material Adverse Effect (as defined in the Merger Agreement) after the Effective Time, or that could reasonably be expected to adversely affect the ability of DTG or any of its subsidiaries prior to the Effective Time, or McLeodUSA or any of its subsidiaries after the Effective Time, to obtain consents of third parties or approvals of governmental entities required to consummate the transactions contemplated in the Merger Agreement; or

    (15) authorize, or commit or agree to do any of the foregoing.

                                      44
TERMS OF THE TRANSACTION

  DTG has also agreed promptly to take all action necessary in accordance with the DGCL and the DTG Certificate of Incorporation and the DTG Bylaws to duly call, give notice of, convene and hold the Special Meeting, and has agreed to use its reasonable best efforts to solicit from the stockholders of DTG proxies or consents to adopt the Merger Agreement and approve the Merger, subject to certain exceptions in the event of a Competing Transaction (as defined below). DTG has further agreed to mail this Prospectus and Proxy Statement to its stockholders and the holders of Conversion-Merger Rights promptly after the registration statement of which this Prospectus and Proxy Statement forms a part (the "Registration Statement") becomes effective, and to comply with the proxy solicitation rules and regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act") in connection with the solicitation of proxies from such persons. DTG has agreed to, and to cause each of its subsidiaries to, give McLeodUSA access to all of its properties, agreements, books, records and personnel and DTG has agreed to furnish McLeodUSA with monthly unaudited consolidated financial statements and other information concerning its business, operations, prospects, conditions, assets, liabilities and personnel. DTG has further agreed to use its reasonable best efforts to take the actions required under the South Dakota Codified Laws for the forfeiture of unclaimed cooperative credits arising from the status of DTG's predecessor in interest as a cooperative prior to the Conversion-Merger.

  Pursuant to the Merger Agreement, DTG and McLeodUSA have agreed not to, and not to permit any of their subsidiaries to, knowingly take any action that could result in any of their respective representations and warranties becoming untrue or any of the conditions to the Merger not being satisfied. DTG and McLeodUSA have also agreed to use all reasonable efforts promptly to make all filings under applicable laws and to obtain all authorizations, permits, consents and approvals of all third parties and governmental entities necessary or advisable to consummate the transactions contemplated by the Merger Agreement (the "Third Party Consents"). DTG and McLeodUSA have agreed to use all reasonable efforts to take all necessary, proper or appropriate actions to consummate the transactions contemplated by the Merger Agreement.

No Solicitation by DTG

  DTG has agreed to, and to use its reasonable best efforts to cause its directors, and to cause its officers, employees, representatives, agents and subsidiaries and their respective directors, officers, employees, representatives and agents to, immediately cease as of the date of the Merger Agreement any discussions or negotiations with any person with respect to a Competing Transaction. DTG has agreed not to, and to cause its subsidiaries not to, initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into discussions or furnish any information or negotiate with any person or otherwise cooperate in any way in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize any of its directors, officers, employees, agents or representatives to take any such action; except that the DTG Board may (1) furnish information to, or enter into discussions or negotiations with, any person in connection with an unsolicited bona fide written proposal for a Competing Transaction from such person if (a) the DTG Board, after consultation with and based upon the written advice of independent legal counsel, determines in good faith that such action is necessary for the DTG Board to comply with its fiduciary duties to the stockholders of DTG under applicable law, (b) DTG and such person enter into a confidentiality agreement in reasonably customary form and terms, and
(c) the DTG Board reasonably believes in its good faith judgment after consultation with independent financial advisors that such person has the financial ability to consummate a Competing Transaction; and (2) fail to make or withdraw or modify its recommendation of the Merger or make or disclose any position or take any other action if the DTG Board, after consultation with and based on the written advice of independent legal counsel, determines in good faith that such action is necessary for the DTG Board to comply with its fiduciary

                                      45
                                                       TERMS OF THE TRANSACTION
duties to the stockholders of DTG under applicable law. DTG has agreed (1) promptly to notify McLeodUSA if any inquiries or proposals that constitute, or may reasonably be expected to lead to, a Competing Transaction are received by DTG or any of its subsidiaries, or any of its or their respective directors, officers, employees, agents, investment bankers, financial advisors, attorneys, accountants or other representatives, (2) promptly to inform McLeodUSA as to the material terms of such inquiry or proposal and, if in writing, promptly to deliver or cause to be delivered to McLeodUSA a copy of such inquiry or proposal (unless the DTG Board, after consultation with and based upon the written advice of independent legal counsel, determines in good faith that such delivery would cause the DTG Board to breach its fiduciary duties to the stockholders of DTG), and (3) to keep McLeodUSA informed, on a current basis, of the nature of any such inquiries and the status and terms of any such proposals. For purposes of the Merger Agreement, "Competing Transaction" means any of the following involving DTG or its subsidiaries (other than the transactions contemplated by the Merger Agreement): (1) any merger, consolidation, share exchange, business combination, or other similar transaction; (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 15% or more of the assets of DTG and its subsidiaries, taken as a whole, or issuance of 15% or more of the outstanding voting securities of DTG or any of its subsidiaries in a single transaction or series of transactions; (3) any tender offer or exchange offer for 15% or more of the outstanding shares of capital stock of DTG or any of its subsidiaries or the filing of a registration statement under the Securities Act in connection therewith; (4) any solicitation of proxies in opposition to approval by the stockholders of DTG of the Merger Agreement or the Merger; (5) any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act) shall have been formed after the date of the Merger
Agreement which beneficially owns or has the right to acquire beneficial ownership of, 15% or more of the then outstanding shares of capital stock of DTG or any of its subsidiaries; or (6) any agreement or public announcement by DTG or any other person of a proposal, plan or intention to do any of the foregoing.

Standstill; Certain Other Agreements of McLeodUSA

  McLeodUSA has agreed that if the Merger Agreement is terminated for any reason other than as a result of DTG's willful failure to perform any covenant or agreement or willful breach of any representation or warranty contained in the Merger Agreement, and subject to payment by DTG of any applicable termination fees and expenses, then, for a period of three years from the date of the Merger Agreement, McLeodUSA will not, directly or indirectly, except pursuant to the Merger Agreement: (1) acquire or agree, offer, seek or propose to acquire, or cause to be acquired, ownership of 15% or more of DTG's assets or businesses or 15% or more of the voting securities of DTG, or any other rights or options to acquire such ownership (including from a third party);
(2) seek or propose to influence or control DTG's management or policies, except that McLeodUSA may vote any voting securities of DTG owned by it; or
(3) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing.

  McLeodUSA has agreed to make a capital contribution to the Surviving Corporation promptly following the closing of the Merger (the "Closing") in the amount of $20 million. McLeodUSA has also agreed to use its reasonable best efforts to insure that any shares of McLeodUSA Common Stock issued upon exercise of the McLeodUSA stock options replacing the DTG Stock Options in the Merger will be registered under the Securities Act pursuant to a registration statement on Form S-8 and will be approved for listing (subject to official notice of issuance) by The Nasdaq Stock Market. McLeodUSA has further indicated its present intention regarding certain post-Merger operations of the Surviving Corporation.

                                      46
TERMS OF THE TRANSACTION

Indemnification

  McLeodUSA has agreed that for the period from the Effective Time until at least six years after the Effective Time, (1) it will cause the Surviving Corporation to maintain and to honor (including, without limitation, by providing the Surviving Corporation with sufficient funding) DTG's current directors' and officers' insurance and indemnification policy and related arrangements, or an equivalent policy and related arrangements, for all present and former directors and officers of DTG, covering claims made and insurable events occurring prior to or within six years after the Effective Time (provided that the Surviving Corporation will not be required to maintain such policy except to the extent that the aggregate annual cost of maintaining such policy is not in excess of 200% of the current annual cost, in which case the Surviving Corporation shall maintain such policies up to an annual cost of 200% of the current annual cost); and (2) it will cause the Surviving Corporation to maintain and to honor (including, without limitation, by providing the Surviving Corporation with sufficient funding) indemnification provisions, including, without limitation, provisions for expense advances, for present and former officers and directors in the Surviving Corporation's certificate of incorporation and bylaws and certain agreements to the fullest extent permitted by the DGCL. McLeodUSA has also agreed to, or to cause the Surviving Corporation to, indemnify and hold harmless, from and after the Effective Time, to the full extent that the Surviving Corporation would be permitted by applicable law (and as to matters arising from or relating to the Merger Agreement and the possible change in control of DTG, to the full extent that McLeodUSA would be permitted under applicable law), each present or former officer or director of DTG against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation to which such person is, or is threatened to be made, a party by reason of the fact that such person is or was a director, officer, employee or agent of DTG, or is or was serving at the request of DTG as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other entity, except that neither McLeodUSA nor the Surviving Corporation will be liable for any settlement effected without its prior written consent (which consent may not be unreasonably withheld).

Conditions to Consummation of the Merger

  Conditions to Each Party's Obligation to Effect the Merger. Each party's obligation to effect the Merger is subject to the satisfaction or waiver, where permissible, of the following conditions at or prior to the Effective
Time:

    (1) the Registration Statement shall have become effective and no stop order suspending its effectiveness shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC;

    (2) McLeodUSA shall have received all federal or state securities permits and other authorizations necessary to issue McLeodUSA Common Stock in the Merger;

    (3) the Merger Agreement and the Merger shall have been adopted and approved by the requisite vote of the stockholders of DTG;

    (4) no governmental entity or court shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or other order which is in effect and prevents or prohibits consummation of the Merger;

    (5) the applicable waiting period under the HSR Act shall have expired or been terminated; and

    (6) all consents, waivers, approvals and authorizations required to be obtained, and all filings or notices required to be made, by McLeodUSA or DTG prior to consummation of the transactions contemplated in the Merger Agreement (other than the filing of the articles of merger in accordance with the DGCL) shall have been obtained from and made with all required

                                      47
                                                       TERMS OF THE TRANSACTION
  governmental entities, except for such consents, waivers, approvals or authorizations which the failure to obtain, or such filings or notices which the failure to make, would not have a Company Material Adverse Effect or an Acquiror Material Adverse Effect or be reasonably likely to subject
  DTG or any of its subsidiaries, McLeodUSA, Merger Sub or any of their respective directors or officers to criminal liability or substantial penalties.

  Conditions to the Obligation of McLeodUSA and Merger Sub to Effect the Merger. The obligation of McLeodUSA and Merger Sub to effect the Merger is subject to the satisfaction or waiver, where permissible, of the following conditions at or prior to the Effective Time:

    (1) the representations and warranties of DTG shall be true and correct as of the date of the Merger Agreement and shall be true and correct in all material respects (except that where any statement in a representation expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of the Closing Date as though made on the Closing Date, except in a representation or warranty that does not expressly include a standard of a Company Material Adverse Effect, any untrue or incorrect statements therein that, considered in the aggregate, do not indicate a Company Material Adverse Effect, and McLeodUSA shall have received a certificate of the chief executive officer or chief financial officer of DTG to that effect;

    (2) certain updated disclosures by DTG shall not disclose any Company Material Adverse Effect as compared with the comparable disclosures as of the date of the Merger Agreement;

    (3) DTG shall have performed or complied in all material respects with all agreements required to be performed or complied with by it under the Merger Agreement at or prior to the Effective Time, and McLeodUSA shall have received a certificate of the chief executive officer or chief financial officer of DTG to that effect;

    (4) DTG or its appropriate subsidiary shall have obtained the consent or approval of each person whose consent or approval is required in connection with the Merger under any agreement to which DTG or any of its subsidiaries is a party, except where the failure to obtain any such consents or approvals, considered in the aggregate, would not have a Company Material Adverse Effect or an Acquiror Material Adverse Effect;

    (5) McLeodUSA shall have received the opinion of Warner Norcross & Judd LLP as to certain corporate matters, the opinion of David Buechler, Esq. as to certain South Dakota law matters, and the opinion of Latham & Watkins as to certain regulatory matters;

    (6) there shall not be pending any action, proceeding or investigation by any governmental entity (a) challenging or seeking material damages in connection with the Merger or the conversion of DTG Common Stock into McLeodUSA Common Stock pursuant to the Merger, or seeking to place limitations on the ownership of shares of DTG Common Stock (or shares of common stock of the Surviving Corporation) by McLeodUSA or Merger Sub, (b) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of DTG, any of its subsidiaries, McLeodUSA or any of its subsidiaries to own or operate all or any portion of the business or assets of DTG and its subsidiaries, or (c) which otherwise is likely to have a Company Material Adverse Effect or an Acquiror Material Adverse Effect;

    (7) McLeodUSA shall have received from DTG "cold comfort" letters of Olsen Thielen & Co. LLC dated the date on which the Registration Statement becomes effective and the Effective Time, respectively, reasonably customary in scope and substance for letters delivered by independent public accountants in connection with similar transactions;

    (8) the aggregate of the fractional share interests in McLeodUSA Common Stock to be paid in cash pursuant to the Merger Agreement shall not be more than 5% of the maximum aggregate number of shares of McLeodUSA Common Stock which could be issued as a result of the Merger;

    (9) McLeodUSA shall have received executed copies of Employment, Confidentiality and Non-Competition Agreements from certain key employees of DTG and its subsidiaries;

                                      48
TERMS OF THE TRANSACTION

    (10) since December 31, 1997, there shall not have occurred a Company Material Adverse Effect (or any development that, insofar as reasonably can be foreseen, is reasonably likely to result in any Company Material Adverse Effect) not disclosed by DTG in the disclosure schedules to the Merger Agreement;

    (11) McLeodUSA shall have received a signed Affiliate Agreement from each "affiliate" of DTG (under Rule 145 of the Securities Act); and

    (12) McLeodUSA shall have received the opinion of Hogan & Hartson L.L.P. to the effect that the Merger will not result in taxation to McLeodUSA or Merger Sub under the Code.

  Conditions to the Obligation of DTG to Effect the Merger. The obligation of DTG to effect the Merger is subject to the satisfaction or waiver, where permissible, of the following conditions at or prior to the Effective Time:

    (1) the representations and warranties of McLeodUSA and Merger Sub shall be true and correct as of the date of the Merger Agreement and shall be true and correct in all material respects (except that where any statement in a representation expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of the Closing Date as though made on the Closing Date, except in a representation or warranty that does not expressly include a standard of an Acquiror Material Adverse Effect, any untrue or incorrect statements therein that, considered in the aggregate, do not indicate an Acquiror Material Adverse Effect, and DTG shall have received a certificate of the chief executive officer or chief financial officer of McLeodUSA to that effect;

    (2) McLeodUSA and Merger Sub shall have performed or complied in all material respects with all agreements required to be performed or complied with by them under the Merger Agreement on or prior to the Effective Time, and DTG shall have received a certificate of the chief executive officer or chief financial officer of McLeodUSA and Merger Sub to that effect;

    (3) DTG shall have received the opinion of Hogan & Hartson L.L.P. as to certain corporate matters;

    (4) there shall not be pending any action, proceeding or investigation by any governmental entity (a) challenging or seeking material damages in connection with the Merger or the conversion of DTG Common Stock into McLeodUSA Common Stock pursuant to the Merger, or (b) seeking to restrain or prohibit the consummation of the Merger;

    (5) DTG shall have received evidence reasonably satisfactory to DTG that the shares of McLeodUSA Common Stock to be issued in the Merger will be quoted on The Nasdaq Stock Market immediately after the Effective Time;

    (6) DTG shall have received the opinion of Warner Norcross & Judd LLP to the effect that the Merger will not result in taxation to DTG or the stockholders of DTG under the Code; and

    (7) the average closing price of McLeodUSA Common Stock on The Nasdaq Stock Market as reported by Nasdaq for the 10 trading days immediately preceding the Closing Date shall be greater than $10 per share, subject to adjustment in the event of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares affecting the McLeodUSA Common Stock.

Termination of the Merger Agreement; Termination Fee

  The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of DTG:

    (1) by mutual written consent of DTG and McLeodUSA;

    (2) by McLeodUSA, if there has been a breach by DTG of any of its representations, warranties, covenants or agreements contained in the Merger Agreement, or any such

                                      49
                                                       TERMS OF THE TRANSACTION
  representation and warranty shall have become untrue, in any such case such that the conditions to Closing will not be satisfied and such breach or condition has not been cured within 10 business days following receipt by DTG of written notice of such breach;

    (3) by DTG, if there has been a breach by McLeodUSA or Merger Sub of any of its representations, warranties, covenants or agreements contained in the Merger Agreement, or any such representation and warranty shall have become untrue, in any such case such that the conditions to Closing will not be satisfied and such breach or condition has not been cured within 10 business days following receipt by McLeodUSA of written notice of such breach;

    (4) by either McLeodUSA or DTG if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any governmental entity preventing or prohibiting consummation of the Merger shall have become final and non-appealable;

    (5) by either McLeodUSA or DTG if the adoption of the Merger Agreement shall fail to receive the requisite vote by the stockholders of DTG at the Special Meeting;

    (6) by either McLeodUSA or DTG if the Merger shall not have been consummated by August 15, 1999, except that (a) the Merger Agreement may be extended not more than 60 days by McLeodUSA or DTG, by written notice to the other, if the Merger shall not have been consummated as a direct result of DTG having failed by such date to receive all regulatory approvals or consents required to be obtained by DTG with respect to the Merger, and (b) this right to terminate the Merger Agreement will not be available to any party whose willful failure to fulfill any obligation under the Merger Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; and

    (7) by DTG, if in connection with a proposal for a Competing Transaction the DTG Board determines in good faith, after consultation with and based upon the written advice of independent legal counsel, that such action is necessary for the DTG Board to comply with its fiduciary duties under applicable law.

  In the event of termination of the Merger Agreement, the Merger Agreement will become void and there will be no liability or obligation on the part of McLeodUSA, Merger Sub or DTG or any of their respective directors or officers, and each party will release and waive any claim that may otherwise exist in connection with the Merger Agreement upon such termination, except for (1) liability for fraud or any willful or bad faith breach of the Merger Agreement, (2) the obligation to maintain the confidentiality of certain information, and (3) the obligation of DTG to pay termination fees in certain circumstances, and except that no party shall be prevented from challenging the effectiveness of such termination. DTG has agreed that if it terminates the Merger Agreement pursuant to clause (7) above: (1) it will promptly, but in no event later than three business days after such termination, pay to McLeodUSA $500,000; and (2) (a) if a Competing Transaction is consummated prior to the first anniversary of such termination, then simultaneously with the consummation of such Competing Transaction it will pay to McLeodUSA $2,000,000, or (b) if a Competing Transaction is not consummated prior to the first anniversary of such termination, then on the first anniversary of such termination it will, at its option, (i) pay to McLeodUSA $2,000,000, or (ii) issue to McLeodUSA 200,000 shares of DTG Common Stock (subject to adjustment in certain circumstances) free of any encumbrances.

Waiver and Amendment of the Merger Agreement

  Waiver. At any time prior to the Effective Time, DTG, McLeodUSA and Merger Sub may agree to (1) extend the time for the performance of any obligation or other act required to be performed under the Merger Agreement, (2) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant thereto, and (3) waive compliance with any of the agreements or conditions contained in the Merger Agreement subject to applicable law.

                                      50
TERMS OF THE TRANSACTION

  Amendment. The Merger Agreement may be amended by DTG, McLeodUSA and Merger Sub at any time prior to the Effective Time, except that after approval and adoption of the Merger Agreement by the stockholders of DTG, no amendment may be made which would reduce the amount or change the type of consideration into which each share of DTG Common Stock will be converted pursuant to the Merger Agreement upon consummation of the Merger.

Expenses

  The Merger Agreement provides that each of McLeodUSA and DTG will pay its own costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby, including the preparation of the Registration Statement, this Prospectus and Proxy Statement and all other documents contemplated by the Merger Agreement, except that expenses incurred in connection with printing the documents distributed to stockholders of DTG (including this Prospectus and Proxy Statement) will be paid by DTG and the registration and filing fees incurred in connection with the Registration Statement and the listing of the shares of McLeodUSA Common Stock to be issued in the Merger on The Nasdaq Stock Market, and the fees, costs and expenses associated with compliance with applicable state securities laws in connection with the Merger will be paid by McLeodUSA.

Voting Agreements

  Each of the directors and certain executive officers of DTG have entered into voting agreements with McLeodUSA and Merger Sub. Under the terms of these voting agreements, until the date on which the Merger is consummated or the Merger Agreement is terminated in accordance with its terms, each such person has agreed, among other things:

    (1) to cast all votes attributable to the capital stock of DTG over which such person has voting power at any annual or special meeting of stockholders of DTG in favor of the approval and adoption of the Merger Agreement and approval of the Merger, and against any Competing
  Transaction;

    (2) to grant to the persons designated by the DTG Board as attorneys- in-fact or proxies with respect to such meeting, a specific written proxy to vote all capital stock of DTG which such person is entitled to vote in favor of the approval and adoption of the Merger Agreement and approval of the Merger, and against any Competing Transaction;

    (3) not to sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any shares of capital stock of DTG except to the extent a transferee of such shares, prior to and as a condition to transfer, executes and delivers an agreement in substantially the form hereof or such transfer is otherwise approved in advance in writing by McLeodUSA and Merger Sub;

    (4) not to grant any proxies, deposit any shares of capital stock of DTG into a voting trust or enter into a voting agreement with respect to any such shares; or

    (5) not to voluntarily take any action which would have the effect of preventing or inhibiting such person from performing his obligations under the voting agreement.

  Pursuant to these voting agreements, the holders of approximately 6.5% of the shares of DTG Common Stock entitled to vote at the Special Meeting have agreed to vote in favor of the Merger Agreement. The voting agreements do not restrict or limit the rights or obligations of any such person solely and exclusively in such person's capacity as a director of DTG with respect to failing to make or withdrawing or modifying a recommendation for the Merger or making or disclosing any position or taking any other action if the DTG Board, after consultation with and based on the written advice of independent legal counsel, determines in good faith that such action is necessary for the DTG Board to comply with its fiduciary duties to the stockholders of DTG under applicable law.

                                      51
                                                       TERMS OF THE TRANSACTION

                INFORMATION ABOUT McLEODUSA AND MERGER SUB

General

  McLeodUSA. McLeodUSA provides integrated communications services to business and residential customers in the Midwestern and Rocky Mountain regions of the United States. McLeodUSA's integrated communications services include local, long distance, Internet access, data, voice mail and paging, all from a single company on a single bill. McLeodUSA believes it is the first communications provider in most of its markets to offer "one-stop shopping" for communications services tailored to customers' specific needs.

  McLeodUSA's approach makes it easier for both its business and its residential customers to satisfy their telecommunications needs. It also allows businesses to receive customized services, such as competitive long distance pricing and enhanced calling features, that might not otherwise be directly available on a cost-effective basis. As of September 30, 1998, McLeodUSA served over 366,800 local lines in 267 cities and towns.

  In addition to McLeodUSA's core business of providing competitive local, long distance and related communications services, it also derives revenue from:

  . the sale of advertising space in telephone directories

  . incumbent local exchange services in east central Illinois

  . communications network maintenance services

  . telephone equipment sales, service and installation

  . video services

  . special access, private line and data services

  . telemarketing services

  . other communications services, including cellular, operator, payphone and paging services

  In most of its markets, McLeodUSA competes with the incumbent local phone company by leasing their lines and switches. This allows customers to select McLeodUSA's local service without changing their existing telephone numbers. In other markets, primarily in east central Illinois, McLeodUSA operates its own lines and switches. McLeodUSA provides long distance services by using its own facilities and leasing capacity from long-haul and local providers. McLeodUSA is constructing fiber optic networks in Iowa, Illinois, Wisconsin, Indiana, Missouri, Minnesota, South Dakota and North Dakota to carry additional communications traffic on its own network.

  McLeodUSA wants to be the leading and most admired provider of integrated communications services in its markets. McLeodUSA is:

  . aggressively capturing customer share and generating revenue using leased network capacity

  . concurrently constructing its own network

  . migrating customers to its network to provide enhanced services and reduce operating costs

  The principal elements of McLeodUSA's business strategy are to:

   Provide integrated communications services. McLeodUSA believes it can rapidly penetrate its target markets and build customer loyalty by providing a "bundled" product offering. McLeodUSA intends to add personal communications services to its current array of integrated communications services over the next several years.

McLEODUSA INFORMATION

   Build customer share through branding. McLeodUSA believes it will create and strengthen brand awareness in its target markets by branding its communications services with the trade name McLeodUSA in combination with the distinctive black-and-yellow motif of its directories.

   Provide outstanding customer service. McLeodUSA customer service representatives are available 24 hours a day, seven days a week, to answer customer calls. McLeodUSA's customer-focused software and systems allow its representatives immediate access to its customer and network data, enabling a rapid and effective response to customer requests.

   Focus on small and mid-sized markets. McLeodUSA primarily targets small and mid-sized markets because it believes it can rapidly capture customer share by providing face to face sales and service support to its customers before intense competition develops.

   Expand its fiber optic network. McLeodUSA is building a state-of-the-art digital fiber optic network to deliver multiple services and reduce operating costs.

   Expand intra-city fiber network build. Within selected cities, McLeodUSA plans to extend its network directly to its customers' locations. This will allow McLeodUSA to provide expanded services and reduce the expense of leasing facilities from the local exchange carrier.

   Explore acquisitions and strategic alliances. McLeodUSA plans to pursue acquisitions, joint ventures and strategic alliances to expand or complement its business.

   Leverage proven management team. McLeodUSA's executive management team consists of veteran telecommunications managers who successfully implemented similar customer-focused telecommunications strategies in the past.
                               ----------------

  As of September 30, 1998, McLeodUSA estimated, based on its current business plan and projections, its aggregate capital requirements through 2001 would be $1.1 billion. McLeodUSA's estimated capital requirements include the projected cost of:

  . building its fiber optic network, including intra-city fiber optic networks

  . expanding operations in existing and new markets

  . developing a PCS system

  . funding general corporate purposes

  McLeodUSA expects to fund these capital requirements with:

  . approximately $291.9 million in net proceeds from its senior note offering in October 1998

  . approximately $402.4 million of cash and investments on hand at September
    30, 1998

  . a proposed $100.0 million revolving credit facility

  . projected operating cash flows of McLeodUSA

  The actual amount and timing of McLeodUSA's future capital requirements is subject to risks and uncertainties and may differ materially from its estimates. See "Risk Factors--Significant Capital Requirements."
                               ----------------

  McLeodUSA's principal executive offices are located at McLeodUSA Technology Park, 6400 C Street, SW, P.O. Box 3177, Cedar Rapids, Iowa 52406-3177, and its phone number is (319) 364-0000.

  Merger Sub. Merger Sub is a Delaware corporation and a wholly owned subsidiary of McLeodUSA. McLeodUSA formed Merger Sub in October 1998 to facilitate the Merger. Merger Sub has not transacted any business other than that incident to its formation and the completion of the Merger. Merger Sub will cease its corporate existence upon the completion of the Merger.

                                                     McLEODUSA INFORMATION

Additional Information

  A detailed description of McLeodUSA's business, executive compensation, various benefit plans (including stock option plans), voting securities and the principal holders thereof, certain relationships and related transactions, financial statements and other matters related to McLeodUSA is incorporated by reference or set forth in McLeodUSA's Annual Report on Form 10-K for the year ended December 31, 1997 or on Form 10-Q for the quarter ended September 30, 1998, incorporated herein by reference. Stockholders desiring copies of such documents may contact McLeodUSA at its address or telephone number indicated under "Where You Can Find More Information."

McLEODUSA INFORMATION

                           Recent Developments

  On January 7, 1999, the Company entered into the Ovation Merger Agreement with Ovation and certain stockholders of Ovation pursuant to which Ovation will be merged with and into a newly formed wholly owned subsidiary of the Company. As a result of the Ovation Merger, (i) each share of Ovation's preferred stock will be converted into the right to receive cash, and (ii) each share of Ovation's common stock will be converted, at the election of the holder thereof, into the right to receive cash or shares of the Company's Class A common stock. The amount of cash into which each share of Ovation's preferred stock will be converted and the amount of cash or number of shares of the Company's Class A common stock into which each share of Ovation's common stock will be converted will be determined immediately prior to consummation of the Ovation Merger in accordance with formulas specified in the Ovation Merger Agreement. The Company estimates that it will be required to issue approximately 5.1 million shares of its Class A common stock and to pay approximately $141 million pursuant to the Ovation Merger. The Company also will assume approximately $83 million in Ovation debt. In addition, under the terms of the Ovation Merger Agreement, each option to purchase Ovation common stock issued under Ovation's stock option plan will become or be replaced by an option to purchase a number of shares of the Company's Class A common stock equal to the number of shares of Ovation common stock that could have been purchased (assuming full vesting) under the Ovation stock option multiplied by the exchange ratio used to convert Ovation common stock into the Company's Class A common stock. The Company has agreed to register under the Securities Act the shares of its Class A common stock to be issued in the Ovation Merger.

  Consummation of the Ovation Merger is subject to the satisfaction of certain conditions, including (i) approval of the Ovation Merger Agreement and the Ovation Merger by the stockholders of Ovation, (ii) effectiveness of the registration statement registering the shares of the Company's Class A common stock to be issued in the Ovation Merger, (iii) compliance with all applicable provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the expiration of all applicable waiting periods thereunder, (iv) receipt of specified regulatory approvals, and (v) certain other customary conditions. Both the Company and Ovation may terminate the Ovation Merger Agreement if the Ovation Merger has not been consummated by May 1, 1999.

  In connection with the execution of the Ovation Merger Agreement, the Company entered into a Revolving Credit Agreement with Ovation pursuant to which the Company agreed to lend to Ovation up to $20 million on a senior subordinated unsecured basis. In addition, pursuant to a stockholders' agreement, certain Ovation stockholders agreed through December 31, 2001 to certain restrictions on their ability to transfer the shares of the Company's Class A common stock that they will receive in the Ovation Merger.

  Ovation is a facilities-based competitive local exchange carrier headquartered in Minneapolis, Minnesota. Ovation offers local, long distance, ISDN, voice mail, teleconferencing, calling card and other telecommunications services to business and residential customers primarily in urban areas in the upper Midwestern region of the United States. As of December 31, 1998, Ovation served approximately 32,650 business local lines and 12,900 residential local lines to approximately 2,900 business customers and 11,750 residential customers in 135 cities and towns, generating estimated 1998 revenues of $34.6 million. Ovation has four switches and approximately 564 route miles of fiber optic network. As of December 31, 1998, Ovation had 384 employees.

  On January 7, 1999, the Company and Pubco entered into the TDI Merger Agreement with TDI, and the stockholders of TDI pursuant to which a newly formed wholly owned subsidiary of Pubco will be merged with and into TDI. As a result of the TDI Merger, each share of TDI common stock will be converted into the right to receive a number of shares of the Company's Class A common stock

                                                     McLEODUSA INFORMATION
determined in accordance with a formula contained in the TDI Merger Agreement. The maximum number of shares of the Company's Class A common stock issuable pursuant to the TDI Merger is expected to be approximately 2,556,391. The Company will also assume approximately $15.6 million of TDI debt. The Company intends to account for the TDI Merger as a "pooling of interests."

  Consummation of the TDI Merger is subject to the satisfaction of certain conditions, including (i) approval of the TDI Merger Agreement and the TDI Merger by the stockholders of TDI, (ii) compliance with all applicable provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the expiration of all applicable waiting periods thereunder, (iii) receipt of required regulatory approvals, (iv) receipt of an opinion of the Company's accountants that the TDI Merger may be treated as a "pooling of interests" for accounting purposes, and (v) certain other customary conditions. Both Pubco and TDI may terminate the TDI Merger Agreement if the TDI Merger has not been consummated by February 15, 1999.

  In a related transaction, on January 7, 1999, the Company and Pubco entered into the Info America Merger Agreement with Info America, and certain stockholders of Info America pursuant to which a newly formed wholly owned subsidiary of Pubco will be merged with and into Info America. As a result of the Info America Merger, each share of Info America's common stock will be converted into the right to receive a number of shares of the Company's Class A common stock determined in accordance with a formula contained in the Info America Merger Agreement. The maximum number of shares of the Company's Class A common stock issuable pursuant to the Info America Merger is expected to be approximately 1,203,007. The Company intends to account for the Info America Merger as a "pooling of interests."

  Consummation of the Info America Merger is subject to the satisfaction of certain conditions, including (i) approval of the Info America Merger Agreement and the Info America Merger by the stockholders of Info America,
(ii) compliance with all applicable provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the expiration of all applicable waiting periods thereunder, (iii) receipt of required regulatory approvals,
(iv) receipt of an opinion of the Company's accountants that the Info America Merger may be treated as a "pooling of interests" for accounting purposes, and
(v) certain other customary conditions. Both Pubco and Info America may terminate the Info America Merger Agreement if the Info America Merger has not been consummated by February 15, 1999.

  TDI and Info America are related companies that together publish and distribute proprietary "white page" and "yellow page" telephone directories primarily in Michigan and northwestern Ohio. In 1998, TDI and Info America collectively published and distributed approximately 2.6 million copies of 19 telephone directories. As of December 31, 1998, TDI had 257 employees and Info America had no employees.

McLEODUSA INFORMATION

            Selected Consolidated Financial Data of McLeodUSA
                     (In thousands, except per share data)
                                  (Unaudited)

  The information in the following unaudited table is based on historical financial information included in McLeodUSA's prior SEC filings. This summary financial information should be read in connection with such historical financial information including the notes which accompany such financial information. This historical financial information has also been incorporated into this document by reference. See "Where You Can Find More Information" on page . McLeodUSA's audited historical financial statements as of December 31, 1997 and 1996, and for each of the three years ended December 31, 1997, were audited by Arthur Andersen LLP, independent public accountants.

                                       Year Ended December 31,                          Nine Months Ended September 30,
                   ------------------------------------------------------------------ ------------------------------------
                                                             1997(1)     Pro Forma                            Pro Forma
                    1993      1994    1995(1)(2) 1996(1)(3) (4)(5)(8)  1997(6)(7)(15) 1997(1)(5) 1998(9)   1998(7)(10)(15)
                   -------  --------  ---------- ---------- ---------  -------------- ---------- --------  ---------------
OPERATIONS STATEMENT DATA:
 Revenue.........  $ 1,550  $  8,014   $ 28,998   $ 81,323  $267,886     $ 475,920     $131,595  $438,642     $ 462,864
                   -------  --------   --------   --------  --------     ---------     --------  --------     ---------
 Operating
  expenses:
 Cost of
  service........    1,528     6,212     19,667     52,624   155,430       261,343       77,745   239,195       254,021
 Selling, general
  and
  administrative..   2,390    12,373     18,054     46,044   143,918       215,472       86,363   189,579       197,996
 Depreciation and
  amortization...      235       772      1,835      8,485    33,275        67,654       15,708    63,663        68,695
 Other...........      --        --         --       2,380     4,632        10,191        2,689     5,575         5,575
                   -------  --------   --------   --------  --------     ---------     --------  --------     ---------
 Total operating
  expenses.......    4,153    19,357     39,556    109,533   337,255       554,660      182,505   498,012       526,287
                   -------  --------   --------   --------  --------     ---------     --------  --------     ---------
 Operating loss..   (2,603)  (11,343)   (10,558)   (28,210)  (69,369)      (78,740)     (50,910)  (59,370)      (63,423)
 Interest income
  (expense),
  net............      163       (73)      (771)     5,369   (11,967)      (49,831)      (2,686)  (35,519)      (50,395)
 Other income....      --        --         --         495     1,426         2,508           40     1,789         1,789
 Income taxes....      --        --         --         --        --            --           --        --            --
                   -------  --------   --------   --------  --------     ---------     --------  --------     ---------
 Net loss........  $(2,440) $(11,416)  $(11,329)  $(22,346) $(79,910)    $(126,063)    $(53,556) $(93,100)    $(112,029)
                   -------  --------   --------   --------  --------     ---------     --------  --------     ---------
 Loss per common
  share..........  $  (.17) $   (.53)  $   (.40)  $   (.55) $  (1.45)    $   (2.02)    $  (1.02) $  (1.49)    $   (1.75)
                   -------  --------   --------   --------  --------     ---------     --------  --------     ---------
 Weighted average
  common shares
  outstanding....   14,761    21,464     28,004     40,506    54,974        62,559       52,752    62,620        63,995
                   -------  --------   --------   --------  --------     ---------     --------  --------     ---------

                                          December 31,                      September 30, 1998
                         ----------------------------------------------- ------------------------
                                                             Actual 1997                 Pro
                          1993   1994   1995(1)  1996(1)(11) (1)(5)(12)  Actual(9)  Forma(13)(15)
                         ------ ------- -------  ----------- ----------- ---------- -------------
BALANCE SHEET DATA:
 Current assets......... $7,077 $ 4,862 $ 8,507   $224,401   $  517,869  $  570,784  $  870,552
 Working capital
  (deficit)............. $5,962 $ 1,659 $(1,208)  $185,968   $  378,617  $  409,266  $  699,627
 Property and equipment,
  net................... $1,958 $ 4,716 $16,119   $ 92,123   $  373,804  $  559,317  $  585,621
 Total assets........... $9,051 $10,687 $28,986   $452,994   $1,345,652  $1,621,564  $2,010,792
 Long-term debt.........    --  $ 3,500 $ 3,600   $  2,573   $  613,384  $  939,102  $1,269,895
 Stockholders' equity... $7,936 $ 3,291 $14,958   $403,429   $  559,379  $  483,745  $  532,612

                                        Year Ended December 31,                         Nine Months Ended September 30,
                       --------------------------------------------------------------- ----------------------------------
                                           1995      1996      1997       Pro Forma                          Pro Forma
                        1993      1994    (1)(2)    (1)(3)   (1)(4)(5)  1997(6)(7)(15) 1997(1)   1998(9)  1998(7)(10)(15)
                       -------  --------  -------  --------  ---------  -------------- --------  -------- ---------------
OTHER FINANCIAL DATA:
 Capital expenditures,
  including business
  acquisitions........ $ 2,052  $  3,393  $14,697  $173,782  $601,137      $631,383    $547,345  $251,253    $255,421
EBITDA(14)............ $(2,368) $(10,571) $(8,723) $(17,345) $(31,462)     $   (895)   $(32,513) $  9,868    $ 10,847

                                                     McLEODUSA INFORMATION

--------
 (1) The acquisitions of MWR, Ruffalo Cody, McLeodUSA Publishing and CCI in April 1995, July 1996, September 1996 and September 1997, respectively, affect the comparability of the historical data presented to the historical data for prior periods shown.
 (2) Includes operations of MWR from April 29, 1995 to December 31, 1995.
 (3) Includes operations of Ruffalo Cody from July 16, 1996 to December 31, 1996 and operations of McLeodUSA Publishing from September 21, 1996 to December 31, 1996.
 (4) Includes operations of CCI from September 25, 1997 to December 31, 1997.

 (5) Reflects the 1997 Senior Discount Note Offering and the 1997 Senior Note Offering.

 (6) Includes operations of CCI from January 1, 1997 to December 31, 1997, operations of DTG from January 1, 1997 to December 31, 1997 and certain adjustments attributable to these acquisitions. Also reflects certain adjustments attributable to the 1997 Senior Discount Notes, the 1997 Senior Notes, the March 1998 Senior Notes and the October 1998 Senior Notes computed as if the 1997 Senior Discount Notes, the 1997 Senior Notes, the March 1998 Senior Notes and the October 1998 Senior Notes had been issued on January 1, 1997.
 (7) The issuance of the 1997 Senior Discount Notes in March 1997, the issuance of the 1997 Senior Notes in July 1997, the CCI acquisition, the issuance of the March 1998 Senior Notes in March 1998, the issuance of the October 1998 Senior Notes in October 1998 and the Merger affect the comparability of the pro forma data presented to the data for prior periods shown.
 (8) Reflects the issuance of the 1997 Senior Discount Notes on March 4, 1997.
 (9) Reflects the issuance of the March 1998 Senior Notes on March 16, 1998.

(10) Includes operations of DTG from January 1, 1998 to September 30, 1998 and certain adjustments attributable to the March 1998 Senior Note Offering and the October 1998 Senior Note Offering as if each had occurred on January 1, 1998.
(11) Includes Ruffalo Cody and McLeodUSA Publishing, which McLeodUSA acquired on July 15, 1996 and September 20, 1996, respectively.
(12) Includes CCI, which McLeodUSA acquired on September 24, 1997.
(13) Includes DTG, which McLeodUSA agreed to acquire pursuant to the Merger Agreement on October 27, 1998, and reflects the net proceeds of the October 1998 Senior Note Offering.
(14) EBITDA consists of operating loss before depreciation, amortization and other nonrecurring operating expenses. McLeodUSA has included EBITDA data because it is a measure commonly used in the industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flows as a measure of liquidity.

(15) Other pending acquisitions described in "Recent Developments" on page are not reflected in pro forma data.

McLEODUSA INFORMATION

                         Pro Forma Financial Data

  The following unaudited pro forma financial information has been prepared to give effect to (i) the Merger, (ii) the CCI Acquisition, (iii) the 1997 Senior Discount Note Offering in March 1997, (iv) the 1997 Senior Note Offering in July 1997, (v) the March 1998 Senior Note Offering in March 1998, and (vi) the October 1998 Senior Note Offering in October 1998. The Unaudited Pro Forma Condensed Consolidated Balance Sheet assumes that the Merger and the October 1998 Senior Note Offering were consummated on September 30, 1998. The Unaudited Pro Forma Condensed Consolidated Statements of Operations reflects the Merger and the CCI Acquisition using the purchase method of accounting, and assumes that the Merger and the CCI Acquisition, the 1997 Senior Discount Note Offering, the 1997 Senior Note Offering, the March 1998 Senior Note Offering, and the October 1998 Senior Note Offering were consummated at the beginning of the periods presented. The unaudited pro forma financial information is derived from and should be read in conjunction with the Consolidated Financial Statements of McLeodUSA and CCI and the related notes thereto incorporated by reference in this Prospectus and Proxy Statement. The pro forma adjustments are based upon available information and certain assumptions that management believes to be reasonable. For purposes of this pro forma presentation, the 1997 Senior Discount Note Offering, the 1997 Senior Note Offering, the March 1998 Senior Note Offering, and the October 1998 Senior Note Offering are collectively referred to as the "Notes Offerings" and the March 1998 Senior Note Offering and the October 1998 Senior Note Offering are collectively referred to as the "1998 Notes Offerings."
Certain pending acquisitions described in "Recent Developments" on page   are
not reflected in this Pro Forma Financial Data.

  The unaudited pro forma financial information is provided for informational purposes only and is not necessarily indicative of the operating results that would have occurred had the CCI Acquisition and the Merger been consummated at the beginning of the periods presented, nor is it necessarily indicative of future operating results or financial position.

                                                     McLEODUSA INFORMATION

                  McLeodUSA Incorporated and Subsidiaries

         Unaudited Pro Forma Condensed Consolidated Balance Sheets

                              (In thousands)

                         As of September 30, 1998

                                                                       Adjustments   Pro Forma
                                                              Pro        For The      For The
                                               Adjustments   Forma     October 1998 October 1998
                                                 For The    For The    Senior Notes Senior Notes
                          McLeodUSA     DTG    Merger (1)    Merger      Offering     Offering
                          ----------  -------  ----------- ----------  ------------ ------------
         ASSETS
CURRENT ASSETS:
 Cash and cash
  equivalents...........  $  230,991  $ 1,805   $    --    $  232,796    $291,875    $  524,671
 Other current assets...     339,793    6,088                 345,881         --        345,881
                          ----------  -------   --------   ----------    --------    ----------
 TOTAL CURRENT ASSETS...     570,784    7,893        --       578,677     291,875       870,552
 Property and
  Equipment.............     559,317   26,304                 585,621         --        585,621
 Intangible assets......     398,971    6,444     45,557      450,972         --        450,972
 Other assets...........      92,492    3,030                  95,522       8,125       103,647
                          ----------  -------   --------   ----------    --------    ----------
 TOTAL ASSETS...........  $1,621,564  $43,671   $ 45,557   $1,710,792    $300,000    $2,010,792
                          ==========  =======   ========   ==========    ========    ==========
    LIABILITIES AND
  STOCKHOLDERS' EQUITY
      LIABILITIES:
 Current Liabilities:...  $  161,518  $ 7,407   $  2,000   $  170,925    $    --     $  170,925
 Long-term debt, less
  current liabilities...     939,102   30,793                 969,895     300,000     1,269,895
 Other long-term
  liabilities...........      37,199      161                  37,360         --         37,360
                          ----------  -------   --------   ----------    --------    ----------
 TOTAL LIABILITIES......   1,137,819   38,361      2,000    1,178,180     300,000     1,478,180
                          ----------  -------   --------   ----------    --------    ----------
STOCKHOLDERS' EQUITY:
 Preferred stock........         --       --         --           --          --            --
 Common stock...........         631   10,980    (10,967)         644         --            644
 Additional paid-in
  capital...............     707,022      164     48,690      755,876         --        755,876
 Retained earnings
  (deficit).............    (220,835)  (5,834)     5,834     (220,835)        --       (220,835)
 Accumulated other
  comprehensive income..      (3,073)     --         --        (3,073)        --         (3,073)
                          ----------  -------   --------   ----------    --------    ----------
 TOTAL STOCKHOLDERS'
  EQUITY................     483,745    5,310     43,557      532,612         --        532,612
                          ----------  -------   --------   ----------    --------    ----------
 TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY..  $1,621,564  $43,671   $ 45,557   $1,710,792    $300,000    $2,010,792
                          ==========  =======   ========   ==========    ========    ==========

--------

(1) Reflects the preliminary allocation of the net purchase price of DTG to the assets of DTG that are to be acquired including intangible assets, and records the issuance of 1,375,000 shares of McLeodUSA Common Stock (assumes the exercise of all DTG Stock Options and includes shares issuable to Messrs. Hertz and Anderson pursuant to their Employment Agreements with McLeodUSA) valued at $35.54 per share (the average closing price of McLeodUSA Common Stock on The Nasdaq Stock Market for the eleven trading days beginning five days prior to the date the Merger Agreement was announced, October 27, 1998, and ending five days after such announcement). For purposes of allocating the net purchase price among the various assets to be acquired, McLeodUSA has tentatively considered the carrying value of the acquired assets to approximate their fair value, with all of the excess of the net purchase price being attributed to intangible assets. McLeodUSA intends to more fully evaluate the acquired assets following consummation of the Merger and, as a result, the allocation of the net purchase price among the acquired tangible and intangible assets may change. The adjustments include the elimination of the DTG equity components, including common stock, treasury stock, other capital, retained deficit and unearned Employee Stock Ownership Plan shares of DTG Common Stock.

McLEODUSA INFORMATION

                  McLeodUSA Incorporated and Subsidiaries

                       Unaudited Pro Forma Condensed

                   Consolidated Statements of Operations
                  (In Thousands, Except per Share Information)

                                                      Year Ended December 31, 1997
                     ----------------------------------------------------------------------------------------------------------
                                                    Pro Forma
                                 Adjust-      -----------------------
                                  ments                  Consolidated   Adjust-                           Adjust-        Pro
                                 for the       For the     Communi-      ments       Pro Forma             ments        Forma
                                  Notes         Notes      cations      for CCI       for CCI      The    for the      for the
                     McLeodUSA  Offerings     Offerings    Inc.(1)    Acquisition   Acquisition Merger(2) Merger       Merger
                     ---------  ---------     ---------  ------------ -----------   ----------- --------- -------     ---------
 Operations
 Statement Data:
 Revenue...........  $267,886   $    --       $ 267,886    $194,305    $    --       $ 462,191   $13,729  $   --      $ 475,920
                     --------   --------      ---------    --------    --------      ---------   -------  -------     ---------
 Operating
 Expenses:
  Cost of
  service..........   155,430        --         155,430     100,364         --         255,794     5,549      --        261,343
  Selling, general
  and
  administrative...   143,918        --         143,918      65,063         --         208,981     6,491      --        215,472
  Depreciation and
  amortization.....    33,275        --          33,275      17,913      10,728(3)      61,916     3,448    2,290(3)     67,654
  Other............     4,632        --           4,632         --        5,559(4)      10,191       --       --         10,191
                     --------   --------      ---------    --------    --------      ---------   -------  -------     ---------
   Total operating
   expenses........   337,255        --         337,255     183,340      16,287        536,882    15,488    2,290(3)    554,660
                     --------   --------      ---------    --------    --------      ---------   -------  -------     ---------
  Operating income
  (loss)...........   (69,369)       --         (69,369)     10,965     (16,287)       (74,691)   (1,759)  (2,290)      (78,740)
  Interest
  expense, net.....   (11,967)   (34,045)(5)    (46,012)     (2,972)        --         (48,984)     (847)     --        (49,831)
  Other non-
  operating
  income...........     1,426        --           1,426       1,082         --           2,508       --       --          2,508
  Income taxes.....       --         --             --       (3,477)      3,477(6)         --        119     (119)(6)       --
                     --------   --------      ---------    --------    --------      ---------   -------  -------     ---------
  Net income
  (loss)...........  $(79,910)  $(34,045)     $(113,955)   $  5,598    $(12,810)     $(121,167)  $(2,487) $(2,409)    $(126,063)
                     ========   ========      =========    ========    ========      =========   =======  =======     =========
  Loss per common
  share............  $  (1.45)                $   (2.07)                             $   (1.98)                       $   (2.02)
                     ========                 =========                              =========                        =========
  Weighted average
  common shares
  outstanding......    54,974                    54,974                                 61,184                           62,559
                     ========                 =========                              =========                        =========
 Other Financial
 Data:
 EBITDA(7).........  $(31,462)  $    --       $ (31,462)   $ 28,878    $    --       $  (2,584)  $(1,689) $   --      $    (895)
                                 Nine Months Ended September 30, 1998
                     -----------------------------------------------------------------------
                                 Adjust-
                                  ments         Pro Forma             Adjust-
                                 for the       for the 1998 Pro Forma  ments
                                1998 Notes        Notes      for the  for the
                     McleodUSA  Offerings       Offerings   Merger(8) Merger        Total
                     ---------- -------------- ------------ --------- ----------- ----------
 Operations
 Statement Data:
 Revenue...........  $438,642    $    --        $ 438,642    $24,222  $   --      $ 462,864
                     ---------- -------------- ------------ --------- ----------- ----------
 Operating
 Expenses:
  Cost of
  service..........   239,195         --          239,195     14,826      --        254,021
  Selling, general
  and
  administrative...   189,579         --          189,579      8,417      --        197,996
  Depreciation and
  amortization.....    63,663         --           63,663      3,313    1,719(9)     68,695
  Other............     5,575         --            5,575        --       --          5,575
                     ---------- -------------- ------------ --------- ----------- ----------
   Total operating
   expenses........   498,012         --          498,012     26,556    1,719       526,287
                     ---------- -------------- ------------ --------- ----------- ----------
  Operating income
  (loss)...........   (59,370)        --          (59,370)    (2,334)  (1,719)      (63,423)
  Interest
  expense, net.....   (35,519)    (13,374)(10)    (48,893)    (1,502)     --        (50,395)
  Other non-
  operating
  income...........     1,789         --            1,789        --       --          1,789
  Income taxes.....       --          --              --           8       (8)(6)       --
                     ---------- -------------- ------------ --------- ----------- ----------
  Net income
  (loss)...........  $(93,100)   $(13,374)      $(106,474)   $(3,828) $(1,727)    $(112,029)
                     ========== ============== ============ ========= =========== ==========
  Loss per common
  share............  $  (1.49)                  $   (1.70)                        $   (1.75)
                     ==========                ============                       ==========
  Weighted average
  common shares
  outstanding......    62,620                      62,620                            63,995
                     ==========                ============                       ==========
 Other Financial
 Data:
 EBITDA(7).........  $  9,868      $----        $   9,868    $   979  $   --      $  10,847

                                         (Footnotes continued on following page)

                                                      McLEODUSA INFORMATION

----
 (1) Includes operations of CCI from January 1, 1997 to September 24, 1997.
 (2) Includes operations of DTG from January 1, 1997 to December 31, 1997.
 (3) To adjust depreciation and amortization to include amortization of intangibles acquired in the CCI Acquisition and the Merger. The acquired intangibles will be amortized over periods ranging from 3 to 30 years.
 (4) To recognize the costs associated with the directories in progress at the time of the CCI Acquisition.
 (5) To record the interest expense on the 1997 Senior Discount Notes at 10 1/2%, the 1997 Senior Notes at 9 1/4%, the March 1998 Senior Notes at 8 3/8% and the October 1998 Senior Notes at 9 1/2% all reduced by an estimated annual yield of approximately 5% on the net proceeds from these offerings.
 (6) Net income (loss) includes pro forma adjustments for income taxes due to the availability of net operating loss carryforwards and a valuation allowance.
 (7) EBITDA consists of operating loss before depreciation, amortization and other nonrecurring operating expenses. The Company has included EBITDA data because it is a measure commonly used in the industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flows as a measure of liquidity.
 (8) Includes operations of DTG from January 1, 1998 to September 30, 1998.
 (9) To adjust depreciation and amortization to include amortization of intangibles acquired in the Merger. The acquired intangibles will be amortized over periods ranging from 3 to 30 years.
(10) To record interest expense on the March 1998 Senior Notes at 8 3/8% and the October 1998 Senior Notes at 9 1/2% reduced by an estimated annual yield of approximately 5% on the net proceeds from these offerings.

McLEODUSA INFORMATION

                             INFORMATION ABOUT DTG

General

  DTG is a Delaware corporation that was organized in 1997. Its predecessor was Dakota Cooperative Telecommunications, Inc., a stock-based South Dakota cooperative association that was formed on April 3, 1952 (as previously defined, the "Cooperative"). In July 1997, the Cooperative was converted into a South Dakota business corporation and then merged with and into DTG (as previously defined, the "Conversion-Merger"). DTG was the surviving corporation in the Conversion-Merger. The mailing address of DTG's principal executive office is Post Office Box 66, 29705 453rd Avenue, Irene, South Dakota 57037-0066, and the phone number is (605) 263-3301.

Business

  DTG is a diversified communications services company specializing in the design, construction and operation of broadband telecommunications systems for communities in South Dakota and the surrounding states. DTG currently operates 13 telephone exchanges in Southeastern South Dakota, four of which were built in 1997, and 26 cable television systems in South Dakota, Iowa and Minnesota incorporating over 2,240 miles of copper plant, 300 miles of coaxial cable and approximately 9,100 fiber miles of fiber optic lines. DTG's main growth strategy is to continue to expand and build new systems in South Dakota, Minnesota, Iowa and Nebraska.

  DTG provides a full range of bundled telecommunications products and services to its customers including switched local dial tone and enhanced services, network access services, long distance telephone services, operator assisted calling services, telecommunications equipment sale and leasing services, cable television services, Internet access and related services and computer networking services. DTG's customer base includes approximately 7,350 local service access lines, 5,930 cable television subscribers, 7,200 Internet users, and over 2,000 active computer networking business customers located primarily in South Dakota, Northwestern Iowa and Southwestern Minnesota. DTG and its predecessors have been engaged in the telecommunications business since 1903.

  DTG was originally incorporated as a stock cooperative in South Dakota on April 3, 1952, through the consolidation of several small independent telephone companies in Southeastern South Dakota. From the date of formation through 1979, DTG operated principally as a telephone company. Today, DTG continues these operations and has expanded into cable television and other related telecommunications services. In 1979, DTG expanded into community antenna television cable ("CATV") by building cable systems in its local markets. In the mid-1980s, DTG expanded into the cellular market through partnerships with cellular companies serving DTG's market area. DTG sold its rural cellular operations in 1994 and its Sioux Falls, South Dakota cellular operations in 1995, in an effort to focus on new wireless technologies. DTG expanded its cable operations in 1995 and 1996, and further expanded with the acquisitions in 1996 of TCIC Communications, Inc. ("TCIC") (long distance and operator services), I-way Inc. ("I-way") (Internet services), and in 1997 of Futuristic, Inc. dba DataNet ("DataNet") (computer network integration services). All three companies continue to operate as wholly-owned subsidiaries of DTG under the names DTG Communications, Inc., DTG Internet, Inc. and DTG DataNet, Inc., respectively. In July 1998 DTG acquired by merger Vantek Communications, Inc. and Van/Alert, Inc., two South Dakota corporations (collectively, "Vantek"). Vantek is a leading mobile radio operator and operates one of the largest paging businesses in South Dakota. Furthermore, in November 1998, DTG completed its acquisition of Hurley Communications, Inc. See "Information About DTG--Recent Developments." As a result of this expansion, today DTG is a diversified telecommunications services company, offering product and service bundles which currently cannot be matched by any single competitor in its existing and selected target markets. DTG intends to continue to explore expansion through strategic acquisitions and business alliances in an effort to facilitate the growth of DTG.

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  Telecommunications Industry Overview. From the formation of the telephone industry in the late 1800s until the breakup of AT&T in 1984, the telecommunications industry was largely dominated by AT&T through its ownership and operation of the Bell operating companies. Rural areas which provided little market share for AT&T were left to be served by small independent telephone companies like DTG and its predecessors. In 1984, the structure of the industry was significantly changed by the AT&T divestiture decree, which required the divestiture by AT&T of its 22 Bell operating companies and divided the country into 201 local access and transport areas ("LATAs") (the "AT&T Divestiture Decree"). The Bell operating companies were combined into seven RBOCs and were permitted to provide local telephone service, local access service to long distance carriers and long distance ("intra-LATA") service within the LATAs. However, the Bell operating companies were prohibited from providing inter-LATA long distance service, or service between LATAs.

  The AT&T Divestiture Decree had a profound effect on the long distance portion of the telecommunications industry in the United States. To encourage competition in the long distance market, the AT&T Divestiture Decree and certain FCC regulations require most local exchange companies ("LECs") to provide carriers with access to local exchange service that is "equal in type, quality and price" to that provided by AT&T and to allow customers to select their preferred long distance service provider. As a result, a large number of companies specializing in long distance services entered the market.

  For each long distance call, the originating and terminating local exchange carriers ("LECs") charge an access fee to the long distance carrier. The long distance carrier charges its customers a fee for its transmission of the call, a portion of which covers the cost of the access fees charged by the LECs. Access charges represent a significant portion of DTG's gross revenues from its local exchange operations as well as a significant portion of DTG's cost of providing long distance services. Generally, the FCC and the states regulate such access charges. The FCC has undertaken a comprehensive review of its regulation of LEC access charges to better account for increasing levels of local competition.

  In February 1996, President Clinton signed the Telecommunications Act. The Telecommunications Act significantly changed the telecommunications industry by (among other things) removing certain of the restrictions concerning the provision of long distance service by the RBOCs. The RBOCs, however, are required to obtain specific FCC approval and satisfy other conditions, including a checklist of interconnection and other requirements applicable to LECs, prior to providing long distance service in the regions in which the LECs provide local exchange service. In addition, the Telecommunications Act opened local service telecommunications markets to competition by preempting state and local laws to the extent that such laws prevent competition in the provision of any telecommunications service, and by imposing a variety of new duties on LECs to promote competition in local exchange services. Among other requirements, all LECs, including DTG, are required, on a non-discriminatory basis, to permit resale of their telecommunications services without unreasonable restrictions or conditions. The law and its accompanying regulations will enable DTG, upon receipt of all necessary regulatory approvals, to resell local telecommunications services in exchanges outside of DTG's traditional service territories in addition to its existing long distance services. The basis upon which such local services will be available to carriers such as DTG for resale are to be determined in proceedings of various state public utilities commissions. DTG believes that the opening of the local telecommunications services market to resellers provides DTG with significant growth opportunities while posing a much smaller threat in its small rural local exchanges.

  Business Strategy. DTG's business strategy is to attempt to achieve continued growth through the construction and operation of new broadband telecommunications systems and by developing and marketing a broad array of competitively priced telecommunications services over these systems. DTG's primary objectives in pursuing this strategy are to:


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    (i) develop new and enhanced products and services through upgrading
  DTG's existing network and expanding this network, where feasible, into new markets. DTG substantially rebuilt its existing network in 1997 and plans to continue expanding this infrastructure;

    (ii) expand DTG's sales and marketing activities by increasing its advertising and promotional activities and enlarging its sales force to include direct and independent sales representatives. DTG intends to supplement its sales force by rebuilding its customer support functions, enhancing its strong field service operations and improving its direct billing capabilities; and

    (iii) expand its revenue base through selected acquisitions of companies and facilities in the telecommunications and cable television industries and other related industries.

  There can be no assurance that DTG will be successful in implementing its business strategy or attaining the profitable growth that is desired.

  Local Telecommunications Services. DTG's local telecommunications services are provided directly by DTG. As of October 31, 1998, DTG provided services to approximately 7,500 access lines located in Southeastern South Dakota. DTG's service area is generally rural, covering approximately 1,100 square miles, with an average of 5.4 access lines per square mile. DTG is classified as a "rural company" under the Telecommunications Act and receives Universal Service Fund monies, although such funds constituted less than one percent of DTG's gross revenues in 1997.

  DTG's local telecommunications services include: (i) local dial tone; (ii) local private line and public telephone services (including dial tone service for pay telephones owned by DTG and other pay phone providers); (iii) dedicated and switched data transmission services; (iv) the sale, installation and maintenance of customer premise equipment; and (v) related services such as directory listing services. In connection with DTG's continuing strategy to provide a greater selection of value-added products, DTG has also introduced advanced services such as Caller ID, distinctive ringing, call waiting, call forwarding and three-way calling. DTG also introduced its new Distance Learning program, which links 12 local schools with the University of South Dakota's School of Education to allow these local schools to share interactive televised classroom sessions.

  In addition to providing local telephone service, DTG also provides network access services to national and regional interexchange carriers ("IXCs"). Network access service refers to the link provided by LECs between a customer's premises and the transmission facilities of other telecommunications carriers, generally inter-LATA long distance carriers. Examples of exchange access services include switched access and special access services. Network access revenues are billed directly to long distance carriers based on the number of conversation minutes generated by their customers located in DTG's exchanges. The interstate portion of these revenues is based on switched, common-line and special access tariffs approved by the FCC. The tariffs imposed by the FCC include end-user access charges to residential and business customers. State access is based on similar rate structures that are subject to approval by the South Dakota Public Utilities Commission. Unlike many LECs, DTG does not provide billing or collection services for interexchange long distance carriers operating in DTG's local exchanges.

  Local service, including network access services, has historically been DTG's core business. In 1997, revenues from local services were approximately $5.4 million, representing approximately 39% of DTG's aggregate revenues. As a result of DTG's diversification through the acquisitions described above, this percentage has changed. For the nine months ended September 30, 1998, local exchange service revenues accounted for only 22% of DTG's total revenues. Although network bypass and alternative local access telephone service providers are potential competitive threats to DTG, no significant competition has occurred to date in DTG's incumbent local exchange communities. Competition is very active in the new communities DTG enters as part of its CLEC expansion strategy.

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                                                                DTG INFORMATION

  Long Distance Telecommunication Services. DTG provides a wide range of long distance telecommunications services to approximately 3,700 residential and commercial customers located primarily in South Dakota. These services include: (i) basic long distance calling service; (ii) voice and data services; (iii) dedicated private line services; (iv) collect calling, operator assistance and calling card services, including prepaid calling cards; (v) toll free or 800 services; and (vi) switched and dedicated Internet access services. DTG offers these services individually and in combinations. Through combined offerings, DTG is able to provide customers with added benefits such as single billing, unified services for multi-location companies and customized calling plans.

  DTG operates its own switches, develops and implements its own products, monitors and deploys its transmission facilities and prepares and designs its own billing and reporting systems. All of DTG's customers are identified by their telephone number, dedicated trunk or validated access code, and have a rating which is used to determine the price per minute that they pay on their outbound or inbound long distance calls. Rates typically vary by the type of service, the volume of usage, the distance of the calls, the time of day that calls are made, the region that originates the call and whether the product is being provided on a promotional basis. In 1997, long distance revenues were approximately $3.5 million, representing 25% of DTG's gross revenues. For the nine months ended September 30, 1998, this percentage had decreased to 11% due primarily to the acquisition of DataNet. DTG anticipates that its long distance revenues will continue to grow, due to the construction of new telecommunications systems and DTG's sales efforts.

  DTG provides long distance services in various ways. For customers located in DTG's local South Dakota exchanges, long distance services are provided primarily by DTG as part of its local service. For customers located outside of DTG's local exchanges or using operator assisted services, all long distance services are provided by DTG Communications, Inc., DTG's wholly owned subsidiary. Currently DTG Communications, Inc. is authorized to sell long distance services in North Dakota, South Dakota, Iowa, Nebraska, Minnesota, Montana and several other states. However, most of DTG's long distance revenues are derived from South Dakota. Internet long distance access services are provided by DTG Internet, Inc.

  Wireless Services. On July 1, 1998, DTG completed the merger of Vantek Communications, Inc., a small mobile radio systems operator, and Van/Alert, Inc., a paging operation under common ownership with Vantek, into Dakota Wireless Systems, Inc., a wholly owned subsidiary of DTG. As of October 31, 1998, DTG had 256 small mobile radio customers and approximately 1,200 paging customers located in southeastern South Dakota.

  In addition, DTG has deployed a wireless local loop operation in certain of its small telephone exchanges in Southeastern South Dakota. Wireless local loop uses specialized radio frequency transmissions to replace the wireline connections to DTG's subscribers. DTG plans to continue to test and deploy this technology as it expands its CLEC operations.

  Internet Services. DTG is the largest provider of Internet services in South Dakota. DTG provides a wide range of Internet services including Internet access options (both dial-up and dedicated), Web page development and hosting services, Internet applications development and training and consulting services to businesses, professionals and other on-line services providers. As of September 30, 1998, DTG hosted approximately 170 Web sites with additional sites under development. DTG estimates that its access services are used by approximately 6,800 users. Total Internet revenues in 1997 were approximately $1 million, representing approximately 7% of DTG's total gross revenues. This percentage has decreased to approximately 5% of total revenues for the nine months ended September 30, 1998 due to the acquisition of DataNet in December 1997.

  In December 1994, I-way started its Internet operations, which DTG purchased in December 1996. I-way, now renamed DTG Internet, Inc., operates as a wholly owned subsidiary of DTG. DTG

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anticipates that in the future it may attempt to consummate additional acquisitions to expand its Internet service base.

  The Internet is a global collection of computer networks cooperating to enable commercial organizations, educational institutions, government agencies and individuals to communicate electronically, access and share information and conduct business. The Internet originated with the ARPAnet, a restricted network started in 1969 by the United States Department of Defense Advanced Research Projects Agency to provide efficient and reliable long distance data communications among the disparate computer systems used by government-funded researchers and organizations. Unlike other public and private telecommunications networks that are managed by businesses, government agencies and other entities, the Internet is a cooperative interconnection of many such public and private networks. The networks that comprise the Internet are connected in a variety of ways, including public switched telephone network and high-speed, dedicated leased lines. Communications on the Internet are enabled by transmission control protocol/Internet protocol ("TCP/IP"), an Internet-working standard that enables communications across the Internet regardless of the hardware and the software used.

  Recent technological advances, including increased microprocessor speeds and the development of easy-to-use graphic interfaces, combined with cultural and business changes, have led to the Internet being integrated into the activities of a multitude of individuals and the operations and strategies of numerous business organizations. For example, a growing number of employees within organizations have access to corporate networks, thereby increasing the amount of electronic communication both within and between organizations. In addition, the rapid growth of the installed base of home personal computers equipped with communication devices such as modems has created the ability to communicate electronically from home. These technological and business trends have led to an increase in the number of on-line services and Internet access providers.

  More recently, the development of World Wide Web technology and associated easy-to-use software has made the Internet easier to navigate and more accessible to a larger number of users and for a broader range of applications. While there has been significant media interest in the use of the Internet by consumers, business and professional organizations currently represent a more significant percentage of Internet use. These organizations increasingly are recognizing that the Internet can enhance communications, both among their geographically distributed locations and employees, and with their business partners and customers. In addition, businesses are realizing that the Internet can enable many applications which were previously unavailable or cost-prohibitive. For example, small and medium-sized businesses can establish and maintain a global presence and market and distribute their products and services electronically.

  Despite the growing interest in the many commercial uses of the Internet, DTG believes that many businesses, especially small businesses, have been deterred from purchasing Internet access services for a number of reasons, including: (i) inconsistent quality of service; (ii) lack of availability of cost-effective high-speed options; (iii) limited number of local access points for corporate users and customers; (iv) inability to integrate business applications on the Internet; (v) need to deal with multiple and frequently incompatible vendors; (vi) inadequate protection of the confidentiality of stored data and information moving across the Internet; and (vii) lack of tools to simplify Internet access and use.

  To address the needs of small businesses in South Dakota and surrounding states, DTG offers a comprehensive range of Internet access options, applications, training and consulting services tailored to meet the needs of small and medium-sized businesses and their customers. The products and services provided by DTG include dial-up and dedicated access, Web page development, Web page hosting, client software and security products and training. This array of products and services enables Internet users to purchase access, applications and services, including integration services, through a

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                                                                DTG INFORMATION
single source. DTG's products and services are supported by a technical staff that it believes is highly experienced in Internet operations and services, especially as they relate to small businesses. DTG's objective is to continue to develop and market value-added Internet services in the smaller markets in South Dakota and the surrounding states. Rates for DTG's Internet services vary depending on the type and range of service options.

  Cable Television Services. Through its subsidiaries, DTG owns and operates 26 cable television systems located in Southeastern South Dakota, Northwestern Iowa and Southwestern Minnesota ranging in capacity from 300 to 750 MHZ. As of October 31, 1998, these systems provided service to approximately 5,930 subscribers. No single community accounts for more than 12% of DTG's total basic CATV subscribers. DTG believes that this geographic diversity reduces its exposure to adverse economic, competitive and regulatory factors in any particular community.

  Total cable revenues in 1997 were approximately $1.5 million, representing approximately 11% of DTG's total gross revenues. For the nine months ended September 30, 1998, this percentage had decreased to 5% due primarily to the acquisition of DataNet in December 1997.

  DTG has been engaged in the cable television business since 1979. In 1996, as part of its expansion strategy, DTG acquired the assets of 19 of its total cable television systems, accounting for approximately 3,600 of the 5,500 current subscribers. DTG anticipates that in the future it may attempt to consummate additional acquisitions to expand its customer base and service markets.

  Cable television systems receive video, audio and data signals transmitted by nearby television and radio broadcast stations, terrestrial microwave relay services and communications satellites. Such signals are then amplified and distributed by coaxial cable and optical fiber to the premises of customers who pay a monthly fee for the service. DTG does not hold any dedicated spectrum licenses issued by the FCC related to its cable television operations, although DTG believes that it holds all other necessary licenses to operate its systems. The number of channels provided by DTG varies by service area. The sources of DTG's cable television programming consist of the signals received from national television networks, local and other independent television stations that operate in or near DTG's service areas, satellite-delivered non-broadcast channels and public service channels and announcements.

  DTG provides programming to its subscribers pursuant to contracts with programming suppliers. DTG generally pays a flat monthly fee per subscriber for programming on its basic and premium services. A number of programming suppliers provide volume discount pricing structures and/or offer marketing support to DTG through DTG's participation in a purchasing pool with other small cable system operators. DTG's programming contracts generally are for fixed periods of time ranging from 3 to 10 years and are subject to negotiated renewal. The costs to DTG to provide cable programming have increased in recent years and are expected to continue to increase due to additional programming being provided to basic subscribers, increased costs to produce or purchase cable programming, inflationary increases and other factors. Effective in May 1994, the FCC's rate regulations under the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act") permitted operators to pass through to customers increases in programming costs in excess of the inflation rate. Management believes that DTG will continue to have access to programming services at reasonable price levels, although there can be no assurance that DTG can in the future maintain its access at reasonable price levels.

  Monthly fees for cable services vary depending on the nature and type of service. DTG offers a basic cable service package (primarily comprised of local broadcast signals, popular national satellite channels and public, educational and governmental access channels) and premium movie channels. The monthly fee for basic service generally ranges from $17.95 to $24.95 depending on the number of channels offered, and the monthly service fee for premium channels is $7.95 per channel. Also, DTG

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DTG INFORMATION
generally assesses a nonrecurring installation charge of up to $35.00. Customers are free to discontinue service at any time without penalty. DTG currently does not offer Pay-TV or "pay-per-view" services but anticipates doing so in the future as it upgrades the capacity of its systems.

  DTG's cable television business is dependent to a large extent on its ability to obtain and renew its franchise agreements with local government authorities on acceptable terms. DTG believes that it has maintained good relations with its local franchise authorities and has never had a franchise revoked. Most of DTG's present franchises had initial terms of approximately 10 to 15 years. As of September 30, 1998, all of DTG's franchises have been renewed or extended, generally at or prior to their stated expirations and on terms which are acceptable to DTG. In this regard, during 1996, DTG completed negotiations with 19 communities resulting in franchise renewals. Federal law, including the Cable Communications Policy Act of 1984 (the "1984 Cable Act") and the 1992 Cable Act, limits the power of the franchising authorities to impose certain conditions upon cable television operators as a condition of the granting or renewal of a franchise. DTG has 26 franchises, three of which are up for franchise renewal within the next three years. No one cable television franchise accounts for more than 10% of DTG's total cable television revenue.

  Franchise agreements generally contain varying provisions relating to construction and operation of cable television systems, including: (i) time limitations on the commencement and/or completion of construction; (ii) quality of service, including (in certain circumstances) requirements as to the number of channels and broad categories of programming offered to subscribers; (iii) rate regulation; (iv) provision of services to certain institutions; (v) provision of channels for public access and commercial leased-use; and (vi) maintenance of insurance and/or indemnity bonds. DTG's franchises also typically provide for periodic payments of fees, generally ranging from zero to three percent of revenues, to the governmental authority which grants the franchise. Franchises usually require the consent of the franchising authority prior to a transfer of the franchise or a transfer or change in ownership or operating control of the franchisee.

  Subject to applicable law, a franchise may be terminated prior to its expiration date if the cable television operator fails to comply with the material terms and conditions of the franchise. Under the 1984 Cable Act, if a franchise is lawfully terminated, and if the franchising authority acquires ownership of the cable television system or effects a transfer of ownership to a third party, such acquisition or transfer must be at an equitable price or, in the case of a franchise existing on the effective date of the 1984 Cable Act, at a price determined in accordance with the terms of the franchise, if any.

  In connection with a renewal of a franchise, the franchising authority may require the cable operator to comply with different and more stringent conditions than those originally imposed, subject to the provisions of the 1984 Cable Act and other applicable federal, state and local law. The 1984 Cable Act, as supplemented by the renewal provisions of the 1992 Cable Act, establishes an orderly process for franchise renewal which protects cable operators against unfair denial of renewal when the operator's past performance and proposal for future performance meet the standards established by the 1984 Cable Act. DTG believes that its cable television systems generally have been operated in a manner which satisfies such standards and allows for the renewal of such franchises; however, there can be no assurance that the franchises for such systems will be successfully renewed as they expire.

  Computer Networking Services. Through its DataNet subsidiary, DTG is a leading provider of services and products designed to build and manage personal computer network infrastructures for businesses throughout its service territories. DTG provides customized, integrated solutions for its customers' distributed computing networks by combining a comprehensive offering of value-added services with its expertise in sourcing and distributing PCs, network products, computer peripherals and software from a variety of vendors. DTG endeavors to provide a one-stop source for integrating the design and consulting, acquisition and deployment, operation and support, and enhancement and

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                                                                DTG INFORMATION
migration of computer network operations. Typical services provided by DTG include the review of customer system requirements; the selection, design and planning of system components; the procurement, configuration, distribution, installation, cabling and connectivity of complete computer networks; and operating and network support services such as equipment adds, moves, and changes, repair and maintenance, help desk operations, and network monitoring. DTG's computer networking customer base extends to approximately 6,000 business customers throughout South Dakota and the surrounding states, with approximately 2,000 accounts active at any one time. In 1997, total revenues from computer networking services were approximately $1.8 million, representing approximately 13% of DTG's total gross revenues. However, DTG operated its DataNet subsidiary for only one month in 1997. For the nine months ended September 30, 1998, computer networking services accounted for approximately 54% of DTG's total revenues.

  Main Network Operations. DTG provides its local services and related long distance services primarily over its own network. DTG operates an advanced digital telecommunications network consisting of one Lucent 5ESS switch with nine subtending switches for its local services network, one Summa Logic digital switch for operator services and advanced long distance services, leased transmission lines to complete calls for its domestic and international long distance services and sophisticated network management systems designed to optimize traffic routing. DTG's network encompasses approximately 2,240 miles of copper trunk lines and customer connections and about 290 route miles of fiber optic cabling.

  DTG seeks to actively manage and improve its network. DTG spent approximately $10 million in 1997 to complete the deployment of Synchronous Optical Network ("SONET") fiber rings within its network and centralize and upgrade its switching equipment through the construction of a new switching center and the installation of a Lucent 5ESS switching platform with advanced digital switching technologies. DTG currently plans to continue to expand its SONET network backbone in 1998 as it builds networks in communities as part of its CLEC expansion plan.

  SONET technology substantially increases the speed at which data is carried on DTG's network, thereby allowing DTG to provide high-speed multimedia applications and information services throughout its network. In addition, SONET permits DTG to install customer circuits more quickly and improves monitoring of the network by anticipating certain problems before they occur. Further, when deployed in a ring design, SONET allows DTG to provide its customers with millisecond restoration of traffic in the event of a network outage.

  Internet Network Operations. DTG's Internet network is based on leased circuits and frame-relay based network access to the Internet National Access Points ("NAPs") in Denver, Colorado, and Willow Springs, Illinois (a southern suburb of Chicago). This gives DTG full physical redundancy to the main MCI WorldCom Internet backbone. This network is controlled by a Bay Networks router located in DTG's Internet network operations center in Sioux Falls, South Dakota. Customers are able to access this network through dedicated lines, by dialing into existing frame relay circuits or by placing a local or long distance call (dial-up) through modems to the Sioux Falls switching center. Once connected, the customer's traffic is routed through the operation center modem banks to the Bay Networks router and into the Internet via DTG's NAP connections.

  DTG continues to upgrade its network infrastructure in response to the increased number of customers purchasing Internet access and Web page hosting services. DTG also currently plans to increase its NAP access speeds to handle larger levels of customer traffic at higher data transfer speeds.

  Cable Network Operations. DTG uses a combination of coaxial cable and optical fiber for transmission of television signals to subscribers. Optical fiber is a technologically advanced transmission medium capable of carrying cable television signals via light waves generated by a laser.

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

DTG currently uses fiber optic technology to serve 10 communities with a single CATV head-end facility. DTG anticipates that it will convert several additional systems over the next several years. It is anticipated that the systems, which facilitate digital transmission of voice, video and data signals as discussed below, will have optical fiber to neighborhood nodes tied to DTG's telecommunications network with coaxial cable distribution downstream to subscribers' homes from that point.

  The balance of DTG's cable systems currently operate on a stand-alone basis with each community system supported by its own signal processing center, known as a cable "head-end." A typical Company system consists of signal receiving, encoding and decoding apparatus, distribution systems and subscriber house-drop equipment. The signal receiving apparatus typically includes a tower, antenna, ancillary electronic equipment and earth stations for reception of satellite signals. Head-ends, consisting of associated electronic equipment necessary for the reception, amplification and modulation of signals, are located near the receiving devices. DTG's distribution systems consist of coaxial cables and related electronic equipment. Subscriber equipment consists of taps, house drops, converters and analog addressable converters.

  In 1997, DTG rebuilt four of its cable systems using advanced digital fiber optic/coax cabling techniques that allow it to offer both cable television and additional telecommunications services, such as local and long distance calling and high speed data transmission and Internet access services, over the same network. These systems are interconnected to DTG SONET fiber optic network and switched from its new centralized switching facility. DTG also currently plans to install digital advertising insertion equipment in its central switching center. This equipment would allow DTG to significantly enhance the flexibility and reliability of its advertising sales. These enhancements enable DTG to offer increased programming channels with a higher quality signal at a lower per channel cost.

Competition

  The telecommunications industry is highly competitive and affected by rapid regulatory and technological change. Regulatory trends have had, and may have in the future, significant effects on competition in DTG's industry. New technology is continuing to expand the types of available communications services and equipment and the number of competitors offering such services. DTG faces actual and potential competition in all of its businesses. Most of DTG's competitors are large companies which have considerably greater financial, technological, marketing and other resources than DTG.

  DTG believes that the factors critical to a customer's choice of a telecommunications services provider are cost, ease of use, speed of installation, quality, reputation and, in some cases, geography and network size. DTG's objective is to be one of the most responsive service providers in the telecommunications industry, particularly when providing customized communications services. DTG recognizes that it must grow to be able to compete effectively in the changing telecommunications industry and to avail itself of greater economies of scale and increased scope in its transport and local access requirements and in its back office operations. It is for this reason that DTG expanded its business through the purchase of additional cable television systems and the acquisition of companies in the long distance and Internet long distance industries (i.e., TCIC and I-way) and through the DataNet acquisition. These additions have expanded DTG's product line and service abilities and should enhance its ability to compete more effectively in its changing business and regulatory environment.

  Local Service Competition. Historically, DTG's local telephone operations have not experienced significant competition. DTG's local telephone operations may experience increased competition from various sources, including resellers of DTG's local exchange services, large end-users installing their own networks, IXCs, satellite transmission services, cellular communications providers, cable television companies, radio-based personal communications service companies,

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                                                                DTG INFORMATION
competitive access providers and other systems capable of completely or partially bypassing local telephone facilities. In 1996, the South Dakota
Public Utilities Commission approved numerous applications to provide and resell local exchange services, including applications made by DTG to compete in other local exchanges throughout South Dakota. Numerous such applications are pending and DTG anticipates that other companies will make additional filings. DTG cannot predict the specific effects of competition on its local telephone business, but intends to attempt to take advantage of the various opportunities that competition should provide, including expanding into additional market areas, if it is able to do so. DTG is currently attempting to address potential competition by focusing on improved customer satisfaction, reducing costs, increasing efficiency, improving its digital network, restructuring rates and examining new product offerings and new markets for entry.

  Long Distance and Operator Service Competition. The long distance and operator services industries are highly competitive and dominated on a volume basis by the nation's three largest long distance providers: AT&T, Sprint, and MCI Worldcom. These companies, and many of the other long distance providers, surpass DTG in size and available financial, technological, marketing and other resources. All of these companies potentially can compete with DTG in the long distance and operator services markets in which DTG currently operates.

  In addition, the Telecommunications Act permits RBOCs to provide long distance telecommunications services internationally and domestically in territories outside of the RBOCs' respective local service regions. RBOCs also may provide long distance telecommunications services that are incidental to certain other services, such as wireless and video services, in their local regions. The authority to provide long distance telecommunications services originating outside of the RBOCs' respective regions does not currently include calls that terminate in-region, such as private line services, 800 services or any equivalent service, and allows the contacted party to choose the inter-LATA carrier. RBOCs are prohibited from providing a full range of long distance telecommunication services in their local regions until certain important conditions are met. RBOCs own extensive facilities in their regions and have long-standing customer relationships and substantial capital resources, which permit them to expend funds on technological and marketing improvements. DTG believes that in the future RBOCs will become substantial competitors for long distance telecommunications services, especially in their local regions.

  Internet Competition. The market for data communications services, including Internet access, computer networking services and on-line services, is extremely competitive. There are no substantial barriers to entry, and DTG expects that competition will intensify in the future. DTG believes that its ability to compete successfully will depend on a number of factors, including:
(i) market presence; (ii) the ability to execute a rapid expansion strategy;
(iii) the capacity, reliability and security of its network infrastructure;
(iv) ease of access to and navigation of the Internet; (v) the pricing policies of its competitors and suppliers; (vi) the timing of the introduction of new products and services by DTG and its competitors; (vii) DTG's ability to support industry standards; and (viii) industry and general economic trends. DTG believes that its success in the data communications services market will depend heavily upon its ability to provide high-quality Internet connectivity and value-added Internet services at competitive prices.

  DTG's current and potential competitors headquartered in the United States may be divided into the following three groups: (i) telecommunications companies, such as AT&T, MCI, Sprint, RBOCs and @Home (a joint venture between Tele-Communications, Inc. and a venture capital firm), and various other cable companies; (ii) other Internet access providers, such as BBN Corporation ("BBN"), NETCOM On-Line Communication Services, Inc. ("NETCOM"), PSINet, Inc. ("PSI") and other national and regional providers; and (iii) on-line services providers, such as America Online, Inc. ("America Online"), CompuServe Corporation ("CompuServe"), Intuit Inc., Microsoft Corporation and Prodigy Services Company. Most of these competitors have greater market presence, engineering and

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marketing capabilities, and financial, technological, personnel and other resources than those available to DTG. As a result, they may be able to develop and expand their communications and network infrastructures more quickly, adapt more swiftly to new or emerging technologies and changes in customer requirements, take advantage of acquisition and other opportunities more readily and devote greater resources to the marketing and sale of their services.

  DTG expects that most of the major on-line services providers and telecommunications companies will expand their current services to compete fully in the Internet access market. DTG believes that new competitors, including large computer hardware, software, media and other technology and telecommunications companies, will enter the Internet access market, resulting in even greater competition to DTG. Certain companies, including America Online, AT&T, BBN and PSI, have obtained or expanded their Internet access products and services as a result of acquisitions and strategic investments. Such acquisitions or investments may permit these companies to devote greater resources to the development and marketing of new competitive products and services and the marketing of existing competitive products and services. DTG expects acquisitions and strategic investments by its competitors to increase, thus creating significant new competitors. In addition, the ability of some of DTG's competitors to bundle other services and products with Internet access services, such as the Internet service offerings recently offered by AT&T and MCI, could place DTG at a further competitive disadvantage.

  As a result of increased competition in the Internet access and on-line services industry, DTG expects that it will continue to encounter significant pricing pressure, which in turn could result in significant reductions in the average selling price of its Internet services. DTG previously has reduced prices on certain of its Internet access options and may consider doing so in the future. There can be no assurance that DTG will be able to offset the effects of any such price reductions with an increase in the number of its customers, higher revenue from enhanced services, cost reductions or otherwise. In addition, DTG believes that the data communications business, and in particular the Internet access and on-line services businesses, are likely to encounter consolidation in the near future, which could result in increased price and other competition in the industry. Increased price or other competition could erode DTG's market share and could have a material adverse effect on its business, financial condition and results of operations. There can be no assurance that DTG will have the financial resources, technical expertise, marketing and support capabilities or the expansion and acquisition possibilities to continue to compete successfully in this or any market.

  Cable Television Competition. Cable television competes for customers in local markets with other providers of entertainment, news and information. The competitors in these markets include broadcast television and radio, newspapers, magazines and other printed material, motion picture theaters, video cassettes and other sources of information and entertainment, including directly competitive cable television operations.

  Cable television service initially was offered as a means of improving television reception in markets where terrain factors or distance from major cities limited the availability of off-air television. In some of the areas served by cable television systems, a substantial variety of television programming can be received off-air, including low-power UHF television stations, which have increased the number of television signals in the country and provided off-air television programs to limited local areas. The extent to which cable television service is competitive depends upon a cable television system's ability to provide, on a cost-effective basis, a greater variety of programming than that available off-air or through other alternative delivery sources. Regulatory changes also impact competition in the cable industry. Both the 1992 Cable Act and the Telecommunications Act are designed to increase competition in the cable television industry.

  There are alternative methods of distributing the same or similar video programming offered by cable television systems. Further, these technologies have been encouraged by Congress and the FCC

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to offer services in direct competition with existing cable systems. A significant competitive impact is expected from medium power and higher power direct broadcast satellites ("DBS") that use high frequencies to transmit signals that can be received by dish antennas much smaller in size than traditional home satellite dishes ("HSDs"). There are multiple DBS providers offering services in the United States. These services are generally available throughout the continental U.S., including areas in which DTG operates its cable systems.

  DBS has both advantages and disadvantages as an alternative means of distributing video signals to a customer's home. Among the advantages are that: (i) the capital investment (although initially high) for the satellite and uplinking segment of a DBS system is fixed and does not increase with the number of subscribers receiving satellite transmissions; (ii) DBS is not currently subject to local regulation of service and prices or required to pay franchise fees; and (iii) the capital costs for the ground segment of a DBS system (the reception equipment) are directly related to, and limited by, the number of service subscribers. DBS's disadvantages presently include: (i) limited ability to tailor the programming package to the interests of different geographic markets, such as providing local news, other local origination services and local broadcast stations; (ii) signal reception being subject to line-of-sight angles; and (iii) intermittent interference from atmospheric conditions and terrestrially generated radio frequency noise.

  Although the effect of competition from DBS services cannot be specifically predicted, there has been significant growth in DBS subscribers and DTG anticipates that such DBS competition will increase in the future as developments in technology continue to increase satellite transmitter power, decrease the cost and size of equipment needed to receive these transmissions and enable DBS to overcome the disadvantages discussed above. Further, the extensive national advertising of DBS programming packages, including certain sports packages not currently available on cable television systems, will likely continue the rapid growth in DBS subscribers.

  The Telecommunications Act eliminated the statutory and regulatory restrictions that prevented telephone companies from competing with cable operators for the provision of video services. The Telecommunications Act allows local telephone companies, including RBOCs, to compete with cable television operators both inside and outside of their telephone service areas. DTG expects that it may face substantial competition from telephone companies for the provision of video services, whether it is through the acquisition of cable systems, the provision of wireless cable or the provision of upgraded telephone networks. Most major telephone companies have greater financial resources than DTG, and the 1992 Cable Act ensures that telephone company providers of video services will be able to acquire significant cable television programming services. The specific manner in which telephone company provision of video services will be regulated is discussed later in this Prospectus and Proxy Statement. Additionally, the Telecommunications Act eliminates certain federal restrictions on utility holding companies and thus permits all utility companies to provide cable television services. DTG expects that the elimination of these federal restrictions could result in another source of significant competition in the delivery of video services.

  Another alternative method of distributing cable television is multi-channel, multi-point distribution systems ("MMDS"), which deliver programming services over microwave channels received by subscribers with special antennas. MMDS systems are less capital intensive, are not required to obtain local franchises or pay franchise fees and are subject to fewer regulatory requirements than cable television systems. The 1992 Cable Act also ensures that MMDS systems have the ability to provide all significant cable television programming services. Although there are relatively few MMDS systems in the United States currently in operation, virtually all markets have been licensed or tentatively licensed.

  The FCC has taken a series of actions intended to facilitate the development of wireless cable systems as an alternative means of distributing video programming, including reallocating the use of

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certain frequencies to these services and expanding the permissible use of certain channels reserved for educational purposes. The FCC's actions enable a single entity to develop MMDS systems with a potential of up to 35 channels, which permits the MMDS systems to compete more effectively with cable television. Developments in compression technology will significantly increase the number of channels that MMDS can offer. Further, in 1995, several large telephone companies acquired significant ownership in numerous MMDS companies. Recently, DTG has experienced increased competition from an MMDS provider operating in several of DTG's existing cable system communities.

  Within the cable television industry, cable operators may compete with other cable operators or other entities seeking franchises for competing cable television systems at any time during the terms of existing franchises or upon expiration of such franchises in the expectation that an existing franchise will not be renewed. The 1992 Cable Act promotes the grant of competitive franchises. Furthermore, an increasing number of cities are exploring the feasibility of owning their own cable systems in a manner similar to city-provided utility services.

  Although there is no legal prohibition preventing long distance telephone companies from providing video services, historically they have not provided such services in competition with cable systems. However, such companies may prove to be a source of competition in the future. The long distance companies are expected to expand into local markets with local telephone and other offerings (including video services) in competition with RBOCs, which under the terms and conditions of the Telecommunications Act are permitted to enter the long distance service market in their regions subject to satisfying certain requirements.

  In addition to competition for subscribers, the cable television industry competes for advertising revenue with broadcast television, radio, print media and other sources of information and entertainment. As the cable television industry has developed additional programming, its advertising revenue has increased. Cable operators sell advertising spots primarily to local and regional advertisers. To date, DTG's advertising efforts have been limited to local public service announcements due to the limited capabilities of its existing systems. DTG currently intends to expand its advertising efforts as it completes the upgrade of many of its systems.

  DTG has no basis upon which to estimate the number of cable television companies and other entities with which it competes or may potentially compete. There are a large number of individual and multiple system cable television operators in the United States that are capable of competing with DTG and that have substantially greater financial, technological, marketing and other resources.

  The full extent to which other media or home delivery services will compete with cable television systems may not be known for some time and there can be no assurance that existing, proposed or as yet undeveloped technologies will not become dominant in the future.

  Computer Networking Services. The markets in which DTG operates its computer integration business are also intensely competitive. Barriers to entry are generally very low and many different types of technical service providers are attempting to enter the PC network market. These competitors include mainframe and mid-range computer manufacturers and outsourcers such as Digital Equipment Corporation, Electronic Data Systems Corporation, Hewlett-Packard Company and IBM. Other competitors include regional value added resellers, systems integrators and third-party service companies. DTG expects to face further competition from new market entrants and possible alliances between competitors in the future. Most of these competitors have greater financial, technical, marketing and other resources than DTG and are therefore able to respond more quickly to new or emerging technologies and changes in customer requirements or to devote greater resources to the development, promotion and sale of their products and services then DTG. There is no assurance that DTG will be able to successfully compete against current and future competitors.

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                                                                DTG INFORMATION

Regulation

  Overview. DTG operates in a highly regulated industry and its services are subject to varying degrees of federal, state and local regulation. The FCC exercises jurisdiction over all facilities of, and services offered by, telecommunications common carriers to the extent that they involve the provision, origination or termination of interstate or international communications. The FCC also regulates many aspects of DTG's cable television operations. The South Dakota Public Utilities Commission retains jurisdiction over DTG's telecommunications operations in South Dakota while other state public utilities commissions regulate the intrastate aspects of DTG's long distance business in their states. Finally, certain cities and municipal governments regulate by franchise DTG's cable television operations within their jurisdictions.

  The regulation of the telecommunications industry is changing rapidly and the regulatory environment varies substantially from state to state. There can be no assurance that recent or future regulatory changes will not have a material adverse impact on DTG. Recent developments include, without limitation: (i) enactment of the Telecommunications Act which modifies the AT&T Divestiture Decree restrictions on the provision of long distance services by RBOCs between LATAs as defined in the AT&T Divestiture Decree;
(ii) FCC and state public utilities commission actions changing access rates charged by LECs and making other related changes to access and interconnection policies, certain of which could have adverse consequences for DTG's long distance and local service businesses; (iii) related FCC and state regulatory proceedings considering additional deregulation of LEC access pricing; and
(iv) various legislative and regulatory proceedings that would result in new local exchange competition.

  As the following discussion illustrates, the regulation of the telecommunications and cable industries at the federal, state and local levels is subject to the political process and has been in constant flux over the past decade. Material changes in the law and regulatory requirements must be anticipated and there can be no assurance that DTG's business will not be affected adversely by future legislation, new regulation or deregulation.

  Telecommunications Act of 1996. On February 8, 1996, President Clinton signed into law the Telecommunications Act. Among other things, this legislation: (i) permits RBOCs to provide domestic and international long distance services in their own regions upon a finding that the petitioning RBOC has satisfied certain criteria for opening up its local exchange network to competition and that its provision of long distance services would further the public interest; (ii) removes existing barriers to entry into local service markets; (iii) significantly changes the manner in which carrier-to-carrier interconnection arrangements are regulated at the federal and state level; and (iv) establishes procedures to revise universal service standards.

  The Telecommunications Act has particular relevance to DTG in four areas. First, the Telecommunications Act creates a duty on the part of DTG to interconnect its networks with those of its competitors and, in particular, creates a duty on the part of DTG's local exchange operations to negotiate in good faith the terms and conditions of such interconnection. On August 8, 1996, the FCC released its FCC Interconnection Order. In the FCC Interconnection Order, the FCC adopted a national framework for interconnection but left to the individual states the task of implementing the FCC's rules. Petitions for review of the FCC Interconnection Order were consolidated before the United States Court of Appeals for the Eighth Circuit, which on July 18, 1997 overturned substantial parts of the FCC's order as it relates to the ability of the FCC to set interconnection rates. The FCC has appealed the ruling to the Supreme Court, which accepted the case and heard oral argument on October 13, 1998. A decision is expected later this year.

  Second, the Telecommunications Act contains a number of provisions that are intended to reduce barriers to entry and promote competition in a variety of telecommunications markets, including both

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long distance and local exchange operations. As a part of this effort, the
Telecommunications Act provides a framework under which RBOCs may enter the interexchange communications business from which they were barred under the terms of the AT&T Divestiture Decree. Under this framework, an RBOC may provide long distance services in the states where it provides telephone service upon demonstrating to the affected state regulatory authority and to the FCC that: (i) it faces competition for local telephone service from at least one facilities-based competitor and (ii) that it satisfies a 14 point checklist that would purport to show that the affected RBOC's local exchange operations are open to competition. The Telecommunications Act establishes deadlines within which both the affected state regulatory agency and the FCC must act upon applications filed by an RBOC to enter the long distance business. Certain of the RBOCs already have taken steps to provide in-region long distance services and have filed applications with the FCC seeking authority to provide such services in certain states. DTG expects that most or all of the RBOCs will file applications for authority to provide in-region long distance service. To date, the FCC has rejected each of those applications, however. The RBOCs can provide long distance services immediately in other states and also, with certain restrictions, cellular, video and incidental services.

  Third, although the Telecommunications Act generally prohibits long distance companies from marketing their services jointly with local telephone services provided by an RBOC (at least until that RBOC is permitted to enter the long distance business in its own region), it contains an exception for companies, such as DTG, that serve less than five percent of the nation's presubscribed access lines. Thus, the Telecommunications Act permits DTG to continue to market its long distance services jointly with local telephone services whether provided by DTG or provided by an RBOC or non-affiliated company.

  Finally, the Telecommunications Act modifies certain of the regulations governing DTG's cable television operations and addresses some of the issues arising out of the combination of cable and telephone service.

  DTG cannot predict the effect that this legislation and the FCC's implementing regulations, many of which are still forthcoming or subject to judicial challenges, will have on DTG or the industry as a whole. However, DTG believes that it is positioned to pursue business opportunities in the rapidly changing telecommunications market.

  Local Service Regulation. Historically, DTG's local telephone operations have been governed by regulation and oversight of the South Dakota Public Utilities Commission. The South Dakota Public Utilities Commission has had primary jurisdiction over various matters including intrastate toll and access rates, quality of service, issuance of securities, depreciation rates, disposition of public utility property, issuance of debt and accounting systems used by DTG. DTG has, however, been statutorily exempt from many of these requirements by virtue of its size. The FCC historically has had primary jurisdiction over the interstate toll and access rates of DTG and issues related to interstate telephone service.

  The Telecommunications Act has substantially modified both the states' and the FCC's jurisdictions in the regulation of local exchange telephone companies. The Telecommunications Act prohibits any state legislative or regulatory restrictions or barriers to entry regarding the provision of local telephone service. The Telecommunications Act required the FCC to develop regulations to implement various sections of the Telecommunications Act including: (i) the obligations imposed on incumbent LECs to interconnect with the networks of other telecommunications carriers (including competing telecommunications carriers); (ii) unbundling of services into network elements; (iii) repricing of their services at wholesale rates for the purpose of permitting resale of those services; (iv) allowing other telecommunications carriers physically to collocate their equipment on the premises of the incumbent LEC; and (v) requiring telecommunications carriers to compensate each other based on their own costs for the transport and termination of calls on the other carriers' networks.

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                                                                DTG INFORMATION

  As a rural telephone company, DTG is currently exempt from certain of the foregoing obligations unless, in response to a bona fide request, the South Dakota Public Utilities Commission removes that exemption. DTG, by petitioning the South Dakota Public Utilities Commission, also may qualify for exemption from certain other obligations under the Telecommunications Act. In addition, pursuant to the Telecommunications Act, the FCC instituted and referred to a federal-state joint board a proceeding to recommend changes to the current method of subsidizing universal service to assure the availability of quality telephone services at just, reasonable and affordable rates. The federal-state joint board released an initial "recommended decision" on November 8, 1996, and on May 8, 1997, the FCC released a Report and Order substantially adopting the Joint Board's recommendations. Appeals of the FCC's Report and Order have been consolidated before the United States Court of Appeals for the Fifth Circuit and currently are pending. On October 28, 1998, the FCC released its Fifth Report and Order establishing a universal service support mechanism for non-rural carriers based on the forward-looking economic cost of constructing and operating the network used to provide the supported services. The FCC also is considering the establishment of forward-looking economic cost mechanisms for rural carriers. Non-rural carriers began to receive support based on forward-looking economic cost on January 1, 1999, whereas rural carriers would shift to such an approach beginning no sooner than January 1, 2001. DTG cannot predict the terms or the effect that the FCC's actions will have on DTG or on the industry as a whole. However, DTG believes that it is taking proper steps to reduce its exposure to potential declines in universal service support.

  The Telecommunications Act requires that all telecommunications carriers that provide interstate telecommunications services (including cable operators that provide telecommunications services) contribute equitably to a universal service fund ("USF"), although the FCC may exempt an interstate carrier or class of carriers if their contribution would be minimal under the USF formula. The Telecommunications Act allows states to determine which intrastate telecommunications providers contribute to the USF. The purpose of the USF is to provide consumers in all regions, including low-income consumers and those consumers in rural, insular and high-cost areas, access to telecommunications and information services that are reasonably comparable to those services in urban areas at reasonably comparable rates. DTG is a contributor to, and a recipient of, USF funds. DTG currently anticipates that it will receive more from USF funding than it will contribute.

  Network Access Regulation. DTG is subject to the jurisdiction of the FCC with respect to its provision of interstate network access services and certain related services. The FCC prescribes a uniform system of accounts for telephone companies, interstate depreciation rates and the principles and standard procedures used to separate plant investment, expenses, taxes and reserves of interstate services under the jurisdiction of the FCC and of intrastate services under the jurisdiction of the respective state regulatory authorities ("separations procedures"). The FCC also prescribes procedures for allocating costs and revenues between regulated and unregulated activities. A proceeding to review separations reform currently is pending before the FCC.

  The FCC has prescribed structures for exchange access tariffs to specify the access charges for use and availability of DTG's facilities for the origination and termination of interstate long distance service. In general, the tariff structures prescribed by the FCC provide that interstate costs which do not vary based on usage ("non-traffic sensitive costs") are recovered from subscribers through flat monthly charges ("subscriber line charges") and from IXCs through usage-sensitive Carrier Common Line ("CCL") charges. Traffic-sensitive interstate costs are recovered from carriers through variable access charges based on several factors, primarily usage.

  On December 24, 1996, the FCC initiated a rulemaking proceeding to address access charge reform. On May 16, 1997, the FCC released its First Report and Order adopting changes to the existing access charge structure. With limited exceptions, those modifications apply only to price cap incumbent LECs, which generally are the nation's largest telephone companies. The FCC also has

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issued several orders to provide additional rules to implement access charge reform and has initiated separate proceedings to examine historical cost recovery issues and access charge reform for rate-of-return carriers, such as DTG. Appeals of the FCC's First Report and Order were consolidated before the Eighth Circuit which on August 18, 1998 affirmed the FCC. The FCC is continuing to review and amend its rules in this area and there can be no assurance that the FCC will not adopt rules that would have a material adverse effect on DTG.

  The FCC authorizes a rate-of-return ("ROR") that telephone companies such as DTG may earn on the interstate services they provide. The current ROR is 11.25% for companies remaining under ROR regulation. The FCC is currently considering changing the 11.25% ROR as a result of lower market interest rates. Effective January 1, 1991, the FCC replaced ROR regulation with price-cap regulation for the RBOCs and GTE Corporation and allowed all other companies that did not remain in the National Exchange Carrier Association ("NECA") Common Line and Traffic Sensitive Pools the option of price-cap regulation. DTG, like most small local exchange carriers, has elected to remain within the NECA tariff scheme.

  In 1992, the FCC initiated a rulemaking proceeding (CC Docket No. 92-135) to address regulatory alternatives for mid-size and small LECs. This proceeding resulted in rules, adopted in September 1993, that provide for a non-price cap form of alternative regulation. DTG would be eligible for this form of regulation. DTG has not elected price cap regulation for interstate purposes and continues to evaluate the various forms of alternative regulation.

  The effect of the Telecommunications Act on the FCC's regulations concerning ROR regulation and alternative regulation is not yet clear, although, as a result of the enactment of the Telecommunications Act, the FCC is reexamining its rules to reflect the provisions of the Telecommunications Act.

  The Telecommunications Act requires each LEC to continue to provide access services in accordance with requirements effective on the date immediately preceding the effective date of the Telecommunications Act, until those requirements are specifically superseded by FCC regulations. Pursuant to the Telecommunications Act, the FCC established regulations to implement the interconnection, unbundled access, resale and collocation requirements of the Telecommunications Act. The Telecommunications Act requires that interconnection and unbundled network elements be priced at just and reasonable rates based on costs and that compensation for transport and termination of traffic be reciprocal among carriers and be just and reasonable.

  In addition to the matters discussed above, FCC rules also govern: (i) the allocation of costs between the regulated and unregulated activities of a communications common carrier and (ii) transactions between the regulated and unregulated affiliates of a communications common carrier.

  The cost allocation rules apply to certain activities that have never been regulated as communications common carrier offerings and to activities that have been preemptively deregulated by the FCC. The costs of these activities are removed prior to the separations procedures process and are assigned to unregulated activities in the aggregate, rather than to specific services, for pricing purposes. Other activities must be accounted for as regulated activities, and their costs are subject to separations procedures.

  The affiliate transaction rules govern the pricing of assets transferred to and services provided by affiliates. These rules generally require that assets be transferred between affiliates at "market price," if such price can be established through a tariff or a prevailing price actually charged to third parties. In the absence of a tariff or prevailing price, "market price" cannot be established, in which case: (i) asset transfers from a regulated to an unregulated affiliate must be valued at the higher of cost or fair market value and (ii) asset transfers from an unregulated to a regulated affiliate must be

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                                                                DTG INFORMATION
valued at the lower of cost or fair market value. DTG prices transactions to and between its subsidiaries at cost where appropriate and at fair market value where appropriate.

  The FCC has not attempted to make its cost allocation or affiliate transaction rules preemptive. State regulatory authorities are free to use different cost allocation methods and affiliate transaction rules for intrastate rate-making and to require carriers to keep separate allocation records.

  DTG's local and intrastate operations are regulated by the South Dakota Public Utilities Commission. Like many state regulatory authorities, the South Dakota Public Utilities Commission is conducting proceedings concerning the rules under which carriers may operate in an increasingly competitive environment. The issues that the South Dakota Public Utilities Commission is examining include unbundling and interconnection, dialing parity for intra-LATA (or short-haul) toll traffic, number portability, resale of local exchange service and universal service. The Telecommunications Act has begun to have an effect on the timing and outcome of proceedings in many states, including South Dakota. DTG actively monitors the South Dakota proceedings as well as the proceedings in other states. However, DTG cannot, at this time, predict how these proceedings will ultimately be resolved and their effect on DTG or when a decision will be forthcoming.

  DTG's telephone operating subsidiaries currently receive compensation from long distance companies for intrastate long distance services through access charges or toll settlements that are subject to state regulatory commission approval. The South Dakota Public Utilities Commission approved an intrastate access rate increase for DTG effective December 10, 1996. There are no rate requests of DTG currently pending before any regulatory commission.

  Long Distance Regulation. The FCC has classified DTG as a non-dominant IXC for purposes of all long distance operations conducted outside of its existing local service exchanges. As a non-dominant carrier, DTG may provide domestic interstate communications in these areas without prior FCC authorization, although FCC authorization is required for the provision of international telecommunications by non-dominant carriers. Generally, the FCC has chosen not to exercise its statutory power to closely regulate the charges or practices of non-dominant carriers. Nevertheless, non-dominant carriers are required by statute to offer interstate and international services under rates, terms and conditions that are just, reasonable and not unduly discriminatory, and the FCC acts upon complaints against such carriers for failure to comply with statutory obligations or with the FCC's rules, regulations and policies. The FCC also has the power to impose more stringent regulatory requirements on DTG and to change its regulatory classification, although DTG believes that, in the current regulatory environment, the FCC is unlikely to do so.

  Historically, both domestic and international non-dominant long distance carriers maintained tariffs on file with the FCC. Pursuant to this requirement, DTG filed and maintained with the FCC a tariff for its interstate and international services. DTG also has obtained FCC authority to provide international services through the resale of switched services of various carriers. On March 21, 1996, the FCC initiated a rulemaking proceeding in which it proposed to eliminate the requirement that non-dominant interstate carriers, such as DTG, maintain tariffs on file with the FCC for domestic interstate services. On October 29, 1996, the FCC announced that, following a nine-month transition period, long distance carriers were no longer required to file tariffs for interstate domestic long distance service, and that the relationship between carriers and their customers would be governed by individual contracts. Carriers also had the option immediately to cease filing tariffs. DTG did not elect to cease filing interstate tariffs. Following a judicial stay of the FCC's detariffing order, the FCC on March 6, 1997, released a public notice stating that the tariffing rules in place prior to December 22, 1996, were once again in effect. Thus, nondominant carriers providing interstate, domestic interexchange services, such as DTG, continue to be required to file tariffs pursuant to the FCC's rules.


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  The FCC also imposes prior approval requirements on transfers of control and assignments of operating authorizations. The FCC has the authority to generally condition, modify, cancel, terminate or revoke operating authority for failure to comply with federal laws and/or the rules, regulations and policies of the FCC. Fines or other penalties also may be imposed for such violations. Although DTG believes that it has complied in all material respects with applicable laws and regulations, there can be no assurance that the FCC or third parties will not raise issues with regard to DTG's compliance with applicable laws and regulations.

  The intrastate long distance telecommunications operations of DTG also are subject to various state laws and regulations, including certification requirements. Generally, DTG must obtain and maintain certificates of public convenience and necessity from regulatory authorities as well as file tariffs in most states in which it offers intrastate long distance services and, in most of these jurisdictions, also must file and obtain prior regulatory approval of tariffs for its intrastate offerings. Many states also impose various reporting requirements and/or require prior approval for transfers of control of certified carriers and/or for: corporate reorganizations; acquisitions of telecommunications operations; assignments of carrier assets, including subscriber bases; carrier stock offerings; and incurrence by carriers of significant debt obligations. Certificates of authority can generally be conditioned, modified, canceled, terminated or revoked by state regulatory authorities for failure to comply with state law and/or the rules, regulations and policies of the state regulatory authorities. Fines and other penalties also may be imposed for such violations.

  At the present time, DTG is authorized to provide originating long distance services to customers in all states except Alaska and Hawaii. Those services may terminate in any state in the United States and may also terminate in countries abroad. Only 31 states have public utility commissions that actively assert regulatory oversight over intrastate services such as those currently offered by DTG. Like the FCC, many of these regulating jurisdictions are relaxing the regulatory restrictions currently imposed on telecommunications carriers for intrastate service. While some of these states restrict the offering of intra-LATA services by DTG and other IXCs, the general trend is toward opening up these markets to DTG and other IXCs. Those states that permit the offering of intra-LATA services by IXCs generally require that end-users desiring to access these services dial special access codes which place DTG and other IXCs at a disadvantage as compared to LEC intra-LATA toll service which generally requires no access code.

  Wireless Services. DTG, through its wholly owned subsidiary, Dakota Wireless Systems, Inc. ("DWS"), had a Spectrum Agreement with U S WEST Wireless for participation in the FCC's PCS D- and E-Block spectrum auction. This auction concluded on January 14, 1997, with U S WEST Wireless being the successful bidder on BTA-421 (Sioux City) for the E-Block at $2.44 per population point. DTG's agreement covers 104,900 population points in DTG's area of interest in Southeastern South Dakota and Northwestern Iowa outside of the municipal boundaries of Sioux City. DTG has a total investment of $255,956 in these licenses. DTG has entered into negotiations with U S WEST Wireless for additional portions of the BTA, but there is no assurance that these negotiations will be successful for DTG.

  The licensing, construction, operation, acquisition and sale of wireless networks, as well as the number of PCS, cellular and other wireless licensees permitted in each market, are regulated by the FCC. Federal law prohibits the states from regulating the rates charged by wireless telecommunications carriers (including PCS and cellular). Although some states have petitioned the FCC for authority to regulate wireless rates, thus far no such petitions have been successful. Federal law also expressly prohibits the states from regulating the entry of wireless carriers. However, to the extent not otherwise preempted, the states are permitted to regulate any other terms and conditions of wireless services, including but not limited to customer billing information and practices; consumer protection matters; bundling of service and equipment; availability of wholesale capacity; and facilities

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siting issues. There can be no assurance that state agencies having jurisdiction over DTG's business will not adopt regulations, impose taxes on PCS licenses or take other actions that would adversely affect the business of DTG. Federal and state regulators also will determine important aspects of DTG's operations, such as technical aspects of and payments for interconnection with landline and other wireless networks.

  On July 26, 1996, the FCC released a report and order establishing timetables for making emergency 911 services available by PCS and other mobile services providers, including "enhanced 911" services that provide the caller's telephone number, location and other useful information. In several subsequent orders, the FCC has modified its requirements and postponed the deadlines for compliance. Upon implementation of the requirements, PCS providers must be able to process and transmit 911 calls (without call validation), including those from callers with speech or hearing disabilities. Providers must also be able to relay a caller's automatic number identification and cell site, and by 2001 they must be able to identify the location of a 911 caller within 125 meters in 67% of all cases. State actions incompatible with these FCC rules are subject to preemption. Various parties have petitioned the FCC to reconsider certain requirements imposed in the order and in subsequent proceedings.

  On August 1, 1996, the FCC released a report and order expanding the flexibility of PCS and other commercial mobile radio services to provide fixed as well as mobile services. Such fixed services include, but need not be limited to, "wireless local loop" services and wireless backup of private branch exchanges ("PBXs") and local area networks, to be used in the event of interruptions due to weather or other emergencies. A petition for reconsideration or clarification of aspects of the FCC's order presently is pending.

  The FCC limits the aggregate amount of spectrum in which a licensee may have an attributable interest. In general, licensees in the PCS, cellular or specialized mobile radio ("SMR") services may not have an attributable interest in a total of more than 45 MHz of PCS, cellular and SMR spectrum in a geographic area. On November 19, 1998, the FCC adopted a Notice of Proposed Rulemaking to reevaluate the need for the spectrum aggregation limit.

  DTG must obtain a number of approvals, licenses and permits for the operation of its wireless paging and mobile radio business, including land use regulatory approvals and licenses from the Federal Aviation Administration in connection with its wireless towers. Additionally, the wireless telecommunications industry is subject to certain state and local governmental regulations. Operating costs also are affected by other government actions that are beyond DTG's control. There is no assurance that the various federal, state and local agencies responsible for granting such licenses, approvals and permits will do so or that, once granted, those agencies will not revoke or fail to renew them. Failure to obtain such licenses, approvals and permits would adversely affect, delay commencement of or prohibit certain business operations proposed by DTG.

  Cable Television Regulation. The operation of cable television systems is extensively regulated through a combination of federal legislation and FCC regulations, by some state governments and by most local government franchising authorities such as municipalities and counties. The Telecommunications Act also affected the regulation of cable television operations. The new law alters federal, state and local laws and regulations regarding telecommunications providers and cable television service providers, including DTG. The discussion below summarizes the relevant provisions of the Telecommunications Act and reviews the pre-existing federal cable television regulation as revised by the Telecommunications Act.

  The Telecommunications Act of 1996. The following is a summary of certain provisions of the Telecommunications Act which could materially affect the growth and operation of the cable television industry and the cable and telecommunications services provided by DTG. The FCC has undertaken,

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and continues to undertake, numerous rulemaking proceedings to interpret and implement the provisions discussed below. It is not possible at this time to predict the effects of such rulemaking proceedings on DTG.

  Cable Rate Regulation. Rate regulation of DTG's cable television services is divided between the FCC and local units of government, primarily the local municipalities in which DTG provides services. The FCC's jurisdiction extends to the cable programming service tier ("CPST"), which consists largely of satellite-delivered programming (excluding basic tier programming and programming offered on a per-channel or per-program basis). Local units of government (commonly referred to as "local franchising authorities" or "LFAs") are primarily responsible for regulating rates for the basic tier of cable service ("BST"), which typically will contain at least the local broadcast stations and public access, educational and government ("PEG") channels. Equipment rates are also regulated by LFAs. The FCC retains appeal jurisdiction from LFA decisions. Cable services offered on a per-channel or per-program-only basis remain unregulated. By virtue of its small size, DTG is currently exempt from these regulations.

  Because of DTG's rate structure and small size, there is no CPST regulation of DTG's rates at the current time. If DTG's cable operations were to increase above the thresholds established in 1996 or if DTG were to change its rate structure with respect to cable services, additional regulations may apply. Those additional regulations would include, through March 31, 1999, CPST rate regulations, which would be triggered only by an LFA complaint. An LFA complaint must be based upon more than one subscriber complaint. Prior to the Telecommunications Act, an FCC review of CPST rates could be occasioned by a single subscriber complaint to the FCC. The Telecommunications Act does not disturb existing or pending CPST rate settlements between DTG and the FCC. DTG's BST rates remain subject to LFA regulation under the Telecommunications Act. Existing law precludes rate regulation wherever a cable operator faces effective competition. The Telecommunications Act expands the definition of effective competition to include any franchise area where a LEC (or affiliate) provides video programming services to subscribers by any means other than through direct broadcast satellite service. There is no penetration minimum for the LEC to qualify as an effective competitor, but it must provide comparable programming services (12 channels including some broadcast channels) in the franchise area. By virtue of its small size, DTG is currently exempt from most of these requirements.

  Under the Telecommunications Act, DTG will be allowed to aggregate on a franchise, system, regional or company level its equipment costs into broad categories, such as converter boxes, regardless of the varying levels of functionality of the equipment within each such broad category. The Telecommunications Act allows DTG to average together costs of different types of converters including non-addressable, addressable and digital. The statutory changes will also facilitate the rationalizing of equipment rates across jurisdictional boundaries. These cost-aggregation rules do not apply to the limited equipment used by "BST-only" subscribers.

  Cable Uniform Rate Requirements. The Telecommunications Act immediately relaxes the uniform rate requirements of the 1992 Cable Act by specifying that such requirements do not apply where the operator faces effective competition, and by exempting bulk discounts to multiple dwelling units, although complaints regarding predatory pricing may be made to the FCC. Upon a prima facie showing that there are reasonable grounds to believe that the discounted price is predatory, the cable system operator will have the burden of proving otherwise.

  Definition of Cable System. The Telecommunications Act changes the definition of a cable system so that competitive providers of video services will only be regulated and franchised as a cable system if they use public rights-of-way.

  Cable Pole Attachments. Under the Telecommunications Act, investor-owned utilities must make poles and conduits available to cable systems under delineated terms. Electric utilities are given

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

the right to deny access to particular poles on a nondiscriminatory basis for lack of capacity, safety, reliability and generally accepted engineering purposes. On March 14, 1997, the FCC released a notice of proposed rulemaking to amend its rules and policies governing pole attachments. In its notice, the FCC proposed a new formula for determining rates applicable to attachments on poles, within ducts, conduits or rights-of-way by both cable systems and telecommunications carriers until a separate methodology is proposed for telecommunications carriers. In the Telecommunications Act, Congress directed the FCC to issue a new pole attachment formula relating to telecommunications carriers within two years of the effective date of the Telecommunications Act, to become effective five years after enactment. On February 6, 1998, the FCC released a Report and Order implementing a methodology for determining pole attachment rates for telecommunications carriers. Those rules will result in higher pole rental rates for cable operators. Any increases pursuant to this formula may not begin for five years and will be phased-in in equal increments over the fifth through the tenth years. This new FCC formula does not apply in states which certify that they regulate pole rents. Pole owners must impute pole rentals to themselves if they offer telecommunications or cable services. Cable operators need not pay future make-ready on poles currently contracted if the make-ready is required to accommodate the attachments of another user, including the pole owner.

  Cable Entry Into Telecommunications. The Telecommunications Act declares that no state or local laws or regulations may prohibit or have the effect of prohibiting the ability of any entity to provide any interstate or intrastate telecommunications service. States are authorized to impose competitively neutral requirements regarding universal service, public safety and welfare, service quality and consumer protection. The Telecommunications Act further provides that cable operators and affiliates providing telecommunications services are not required to obtain a separate franchise from LFAs for such services. The Telecommunications Act prohibits LFAs from requiring cable operators to provide telecommunications service or facilities as a condition of a grant of a franchise, franchise renewal or franchise transfer, except that LFAs can seek institutional networks as part of such franchise negotiations. The Telecommunications Act clarifies that traditional cable franchise fees may only be based on revenues related to the provision of cable television services. However, when cable operators provide telecommunications services, LFAs may require reasonable, competitively neutral compensation for management of the public rights-of-way.

  To facilitate the entry of new telecommunications providers (including cable operators), the Telecommunications Act imposes interconnection obligations on all telecommunications carriers. All carriers must interconnect their networks with other carriers and may not deploy network features and functions that interfere with interoperability. Existing LECs also have the following obligations: (i) good faith negotiation with carriers seeking interconnection;
(ii) unbundling, equal access and non-discrimination requirements; (iii) resale of services, including resale at wholesale rates (with an exception for certain low-priced residence services to business customers); (iv) notice of changes in the network that would affect interconnection and interoperability; and (v) physical collocation unless the LEC demonstrates that practical technical reason, or space limitation, make physical collocation impractical. The Telecommunications Act also directs the FCC, within one year of enactment, to adopt regulations for existing LECs to share infrastructure with qualifying carriers, and the FCC released those regulations on February 7, 1997. Under the Telecommunications Act, individual interconnection rates must be just and reasonable, based on cost, and may include a reasonable profit. Cost of interconnection will not be determined in an ROR proceeding. Traffic termination charges shall be mutual and reciprocal. The Telecommunications Act contemplates that interconnection agreements will be negotiated by the parties and submitted to a state public utilities commission for approval. A public utilities commission may become involved, at the request of either party, if negotiations fail. If the state regulator refuses to act, the FCC may determine the matter. If the public utilities commission acts, an aggrieved party's remedy is to file a case in federal district court.

  Telephone Company Entry Into Cable Television. The Telecommunications Act allows telephone companies to compete directly with cable operators by repealing the previous telephone

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company/cable cross-ownership ban and the FCC's video dialtone regulations.
This will allow LECs, including the RBOCs, to compete with cable operators both inside and outside of their telephone service areas. If a LEC provides video via radio waves, it is subject to broadcast jurisdiction. If a LEC provides common carrier channel service it is subject to common carrier jurisdiction. A LEC providing video programming to subscribers is otherwise regulated as a cable operator (including franchising, leased access and customer service requirements), unless the LEC elects to provide its programming via an open video system. LEC owned programming services will also be fully subject to program access requirements.

  The Telecommunications Act replaces the FCC's video dialtone rules with an open video system ("OVS") plan by which LECs can provide cable service in their telephone service area. LECs complying with the FCC OVS regulations will receive relaxed oversight. The Telecommunications Act requires the FCC to act on any such OVS certification within 10 days of its filing. Only the program access, negative option billing prohibition, subscriber privacy, PEG, must-carry and retransmission consent provisions of the Communications Act of 1934, as amended, will apply to LECs providing OVS. Franchising, rate regulation, consumer service provisions, leased access and equipment compatibility will not apply. Cable copyright provisions will apply to programmers using OVS. LFAs may require OVS operators to pay franchise fees only to the extent that the OVS provider or its affiliates provide cable services over the OVS. OVS operators will be subject to LFA general right-of-way management regulations. Such fees may not exceed the franchise fees charged to cable operators in the area, and the OVS provider may pass through the fees as a separate subscriber bill item.

  The FCC has adopted regulations prohibiting an OVS operator from discriminating among programmers and ensuring that OVS rates, terms and conditions for service are reasonable and nondiscriminatory. Further, the FCC has adopted regulations prohibiting a LEC-OVS operator, or its affiliates, from occupying more than one-third of the system's activated channels when demand for channels exceeds supply, although there are no numeric limits. The Telecommunications Act also mandates OVS regulations governing channel sharing, extending the FCC's sports exclusivity, network nonduplication and syndicated exclusivity regulations and controlling the positioning of programmers on menus and program guides. The Telecommunications Act does not require LECs to use separate subsidiaries to provide incidental inter-LATA video or audio programming services to subscribers or for their own programming ventures. The validity of the FCC's rules currently is under review in consolidated cases pending before the United States Court of Appeals for the Fifth Circuit.

  While there remains a general prohibition on LEC buyouts of cable systems (any ownership interest exceeding 10%), cable operator buyouts of LEC systems and joint ventures between cable operators and LECs in the same market, the Telecommunications Act provides exceptions to this prohibition. A rural exception permits buyouts where the purchased system serves an area with fewer than 35,000 inhabitants outside an urban area. Where a LEC purchases a cable system, that system, in addition to any other system in which the LEC has an interest, may not serve 10% or more of the LEC's telephone service area. Additional exceptions are also provided for similar buyouts. The Telecommunications Act also provides the FCC with the power to grant waivers of the buyout provisions in cases where: (i) the cable operator or LEC would be subject to undue economic distress; (ii) the system or facilities would not be economically viable; or (iii) the anticompetitive effects of the proposed transaction are clearly outweighed by the effect of the transaction in meeting community needs. The LFA must approve any such waiver.

  Electric Utility Entry Into Telecommunications/Cable Television. The Telecommunications Act provides that registered utility holding companies and subsidiaries may provide telecommunications services (including cable television) notwithstanding the Public Utilities Holding Company Act. Electric utilities must establish separate subsidiaries, known as exempt telecommunications companies, and must apply to the FCC for operating authority. DTG anticipates that large utility

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                                                                DTG INFORMATION
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holding companies will become significant competitors to both cable television and other telecommunications providers as a result of the Telecommunications
Act.

  Cross-Ownership and Must Carry. The Telecommunications Act eliminates broadcast/cable cross-ownership restrictions (including broadcast network/cable restrictions) but leaves in place FCC regulations prohibiting local cross-ownership between television stations and cable systems. The FCC is empowered by the Telecommunications Act to adopt rules to ensure carriage, channel positioning and non-discriminatory treatment of non-affiliated broadcast stations by cable systems affiliated with a broadcast network. Previous satellite master antenna television ("SMATV") and MMDS cable cross-ownership restrictions have been eliminated for cable operators subject to effective competition. By virtue of its small size, DTG is currently exempt from these regulations. The Telecommunications Act preserves local television broadcasters' rights to signal carriage on cable systems ("must-carry") and clarifies that the geographic scope of must-carry is to be based on commercial publications which delineate television markets based on viewing patterns. The FCC is directed to grant or deny must-carry requests within 120 days of a complaint being filed with the FCC.

  Cable Equipment Compatibility and Scrambling Requirements. The Telecommunications Act directed the FCC to establish an equipment comparability rule emphasizing that: (i) narrow technical standards, mandating a minimum degree of common design among televisions, VCRs and cable systems, and relying heavily on the open marketplace, should be pursued; (ii) competition for all converter features unrelated to security descrambling should be maximized; and (iii) adopted standards should not affect unrelated telephone and computer features. Pursuant to the Telecommunications Act, the FCC has adopted regulations which assure the competitive availability of converters ("navigation devices") from vendors other than cable operators without impinging upon signal security concerns or theft of service protections. Waivers from these requirements will be available if the cable operator shows the waiver is necessary for the introduction of new services. Once the equipment market becomes competitive, FCC regulations in this area will be terminated.

  The Telecommunications Act requires cable operators, upon subscriber request, to fully scramble or block at no charge the audio and video portion of any channel not specifically subscribed to by a household. Further, the Telecommunications Act provides that sexually explicit programming must be fully scrambled or blocked. If the cable operator cannot fully scramble or block its signal, it must restrict transmission to those hours of the day when children are unlikely to view such programming.

  Pre-Existing Federal Regulation. The 1984 Cable Act and the 1992 Cable Act regulated the cable television industry and the vast majority of that regulation remains unchanged by the Telecommunications Act. The 1984 Cable Act created uniform national standards and guidelines for the regulation of cable systems. Among other things, the 1984 Cable Act generally preempted local control over cable rates in most areas. In addition, the 1984 Cable Act affirmed the right of a franchising authority (state or local, depending on the practice in individual states) to award one or more franchises within its jurisdiction. It also prohibited non-grandfathered cable systems from operating without a franchise in such jurisdiction. The 1984 Cable Act: (i) requires cable television systems with 36 or more activated channels to reserve a percentage of such channels for commercial use by unaffiliated third parties; (ii) permits franchise authorities to require the cable operator to provide channel capacity, equipment and facilities for public, educational and governmental access; and (iii) regulates the renewal of franchises.

  The 1992 Cable Act greatly expanded federal and local regulation of the cable television industry. Certain of the more significant areas of regulation imposed by the 1992 Cable Act are discussed below.

  Regulation of Profram Licensing. The 1992 Cable Act directed the FCC to issue regulations regarding the sale and acquisition of cable programming between multichannel video program distributors (including cable operators) and programming services in which a cable operator has an

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attributable interest. The legislation and the implementing regulations adopted by the FCC preclude most exclusive programming contracts (unless the FCC first determines the contract serves the public interest) and generally prohibit a cable operator that has an attributable interest in a programmer from improperly influencing the terms and conditions of sale to unaffiliated multichannel video program distributors. Further, the 1992 Cable Act requires that such cable affiliated programmers make their programming services available to cable operators and competing video technologies such as MMDS and DBS, and to telephone company providers of video services, on terms and conditions that do not unfairly discriminate among such competitors.

  Regulation of Carriage of Programming. Under the 1992 Cable Act, the FCC adopted regulations prohibiting cable operators from requiring a financial interest in a program service as a condition to carriage of such service, coercing exclusive rights in a programming service or favoring affiliated programmers so as to restrain unreasonably the ability of unaffiliated programmers to compete.

  Regulation of Cable Service Rates. The 1992 Cable Act subjected DTG's cable systems to rate regulation, except in those cases where they face "effective competition." The FCC was required to establish standards and procedures governing regulation of rates for basic cable service, equipment and installation, which were then to be implemented by state and local franchising authorities. The 1992 Cable Act also required the FCC, upon complaint from a franchising authority or a cable subscriber, to review the reasonableness of rates for CPSTs. The Telecommunications Act amended the 1992 Cable Act to allow only LFAs to file complaints. Services offered on an individual basis, such as pay television and pay-per-view services, were not subject to rate regulation.

  On April 1, 1993, the FCC adopted rate regulations governing virtually all cable systems, which were revised on February 22, 1994. Under these regulations, existing basic and CPST service rates typically are evaluated against benchmark rates established by the FCC and are subject to mandatory reductions. Equipment and installation charges are regulated based on actual costs. As noted above, the Telecommunications Act provides that rate regulation of the CPST automatically sunsets on March 31, 1999.

  The FCC also allowed cable operators to elect to justify rates under cost-of-service rules, which allow high cost systems to establish rates in excess of the benchmark level. The FCC's interim cost-of-service rules allowed a cable operator to recover, through rates for regulated cable services, its normal operating expenses plus a rate of return equal to 11.25% on the rate base. However, the FCC significantly limited the inclusion in the rate base of acquisition costs in excess of the book value of tangible assets. As a result, DTG pursued cost-of-service justifications in only a few cases. On December 15, 1995, the FCC adopted slightly more favorable cost-of-service rules.

  The FCC's rate regulations generally permit cable operators to adjust rates to account for inflation and increases in certain external costs, including programming costs, to the extent such increases exceed the rate of inflation. However, a cable operator may pass through increases in the cost of programming services affiliated with such cable operator, to the extent such costs exceed the rate of inflation only if the price charged by the programmer to the affiliated cable operator reflects either prevailing prices offered in the marketplace by the programmer to unaffiliated third parties or the fair market value of the programming. The FCC's revised regulations confirm that increases in pole attachment fees ordinarily will not be accorded external cost treatment. The FCC recently adopted a method for recovering external costs and inflation on an annual basis. The new method minimizes the need for frequent rate adjustments and the regulatory lag problems associated with the previous rate adjustment methodology.

  The regulations also provide mechanisms for adjusting rates when regulated tiers are affected by channel additions or deletions. Additional programming costs resulting from channel additions can be

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accorded the same external treatment as other programming costs increases, and cable operators presently are permitted to recover a mark-up on their programming expenses. Under one option, operators were allowed a flat fee increase ($.20) per channel added to an existing CPST, with an aggregate cap on such increases ($1.20) plus a license fee reserve ($.30) through 1996. In 1997, an additional flat fee increase ($.20) was available, and the license fees for additional channels and for increases in existing channels were no longer subject to the aggregate cap. This optional approach for adding services expired on December 31, 1997.

  The FCC adopted additional rules that permit channels of new programming services to be added to cable systems in a separate new product tier which the FCC has determined that it will not rate regulate at this time. The FCC also has adopted rules allowing operators to raise rates based on costs incurred in connection with a substantial upgrade of the cable system. The FCC provided additional rate relief for small operators, including DTG, and to any additional systems that DTG acquires to the extent that the systems are already eligible for this favorable treatment.

  Regulation of Customer Service. As required by the 1992 Cable Act, the FCC has adopted comprehensive regulations establishing minimum standards for customer service and technical system performance. Local franchising authorities are allowed to enforce stricter customer service requirements than the FCC standards.

  Regulation of Carriage of Broadcast Stations. The 1992 Cable Act granted commercial broadcasters a choice of must-carry rights or retransmission-consent rights and gave noncommercial educational broadcasters must-carry rights. By October 1993, cable operators were required to secure permission from broadcasters that elected retransmission-consent rights before retransmitting the broadcasters' signals. Local and distant broadcasters can require cable operators to make a payment as a condition to carriage of such broadcasters' stations on a cable system. Established superstations were not granted such rights. Commercial broadcasters make a new election between must carry retransmission consent rights every three years.

  The 1992 Cable Act also imposed obligations to carry local broadcast stations for such stations which chose a must-carry right, as distinguished from the retransmission-consent right described above. The 1992 Cable Act and the rules adopted by the FCC generally provided for mandatory carriage by cable systems of all local full-power commercial television broadcast signals selecting must-carry, including the signals of stations carrying home-shopping programming and, depending on a cable system's channel capacity, non-commercial television broadcast signals. On March 31, 1997, the United States Supreme Court upheld the constitutionality of the must-carry provisions of the 1992 Cable Act.

  Ownership Regulations. The 1992 Cable Act required the FCC to: (i) promulgate rules and regulations establishing reasonable limits on the number of cable subscribers which may be served by a single multiple system cable operator or entities in which it has an attributable interest; (ii) prescribe rules and regulations establishing reasonable limits on the number of channels on a cable system that will be allowed to carry programming in which the owner of such cable system has an attributable interest; and (iii) consider the necessity and appropriateness of imposing limitations on the degree to which multichannel video programming distributors (including cable operators) may engage in the creation or production of video programming. On September 23, 1993, the FCC adopted regulations establishing a 30% limit on the number of homes nationwide that a cable operator may reach through cable systems in which it holds an attributable interest (attributable for these purposes is defined as a five percent or greater ownership interest or the existence of any common directors), with an increase to 35% if the additional cable systems are minority controlled. However, the FCC stayed the effectiveness of its ownership limits pending the appeal of a September 16, 1993, decision by the United States District Court for the District of Columbia which, among other things, found unconstitutional the provision of the 1992 Cable Act requiring the FCC to establish such ownership limits. On appeal, however, the United States Court of Appeals for the District of Columbia Circuit

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

upheld the provision. As a result, DTG's ability to acquire interests in additional cable systems may be affected.

  On September 23, 1993, the FCC also adopted regulations limiting carriage by a cable operator of national programming services in which that operator holds an attributable interest (using the same attribution standards as discussed above) to 40% of the first 75 activated channels on each of the cable operator's systems. The rules provide for the use of two additional channels or a 45% limit, whichever is greater, provided that the additional channels carry minority controlled programming services. The regulations also grandfather existing carriage arrangements which exceed the channel limits, but require new channel capacity to be devoted to unaffiliated programming services until the system achieves compliance with the regulations. Channels beyond the first 75 activated channels are not subject to such limitations, and the rules do not apply to local or regional programming services.

  In the same rulemaking proceeding, the FCC concluded that additional restrictions on the ability of multichannel distributors to engage in the creation or production of video programming presently are unwarranted.

  Under the 1992 Cable Act and the FCC's regulations, a cable operator could not hold a license for MMDS and DBS systems within the same geographic area in which it provides cable service. The Telecommunications Act would allow such ownership if effective competition exists in that geographic area.

  The 1992 Cable Act contains numerous other provisions which, together with the 1984 Cable Act, create a comprehensive regulatory framework. Violation by a cable operator of the statutory provisions or the rules and regulations of the FCC can subject the operator to substantial monetary penalties and other significant sanctions such as suspension of licenses and authorizations, issuance of cease and desist orders and imposition of penalties. Many of the specific obligations imposed on the operation of cable television systems under these laws and regulations are complex, burdensome and increase DTG's cost of doing business.

  Copyright Regulations. The Copyright Revision Act of 1976 (the "Copyright Act") provides cable television operators with a compulsory license for retransmission of broadcast television programming without having to negotiate with the stations or individual copyright owners for retransmission consent for the programming. The availability of the compulsory license is conditioned upon the cable operators' compliance with applicable FCC regulations, certain reporting requirements and payment of appropriate license fees, including interest charges for late payments, pursuant to the schedule of fees established by the Copyright Act and regulations issued thereunder. The Copyright Act also empowers the Copyright Office to periodically review and adjust copyright royalty rates based on inflation and/or petitions for adjustments due to modifications of FCC rules. The FCC has recommended to Congress the abolition of the compulsory license for cable television carriage of broadcast signals, a proposal that has received substantial support from members of Congress. Any material change in the existing statutory copyright scheme could significantly increase the costs of programming and be adverse to the business interests of DTG.

  Privacy. The 1984 Cable Act imposes a number of restrictions on the manner in which cable system operators can collect and disclose data about individual system customers. The statute also requires that the system operator must periodically provide all customers with written information about its policies regarding the collection and handling of customer data, their privacy rights under federal law and their enforcement rights. In the event that a cable operator is found to have violated the customer privacy provisions of the 1984 Cable Act, it could be required to pay damages, attorneys' fees and other costs. Under the 1992 Cable Act, the privacy requirements are strengthened to require that cable operators take such actions as are necessary to prevent unauthorized access to personally identifiable information.

                                      89
                                                                DTG INFORMATION

  State and Local Regulation. Because cable television systems use local streets and rights-of-way, cable television systems are generally licensed or franchised by local municipal or county governments and, in some cases, by centralized state authorities with such franchises being given for fixed periods of time subject to extension or renewal largely at the discretion of the issuing authority. The specific terms and conditions of such franchises vary significantly depending on the locality, population, competitive services and a number of other factors. While this variance takes place among systems of essentially the same size in the same state, franchises generally are comprehensive in nature and impose requirements on the cable operator relating to all aspects of cable service including franchise fees, technical requirements, channel capacity, subscriber rates, consumer and service standards, access channel and studio facilities, insurance and penalty provisions. Local franchise authorities generally must approve the sale or transfer of cable systems to third parties. The franchising process, like the federal regulatory climate, can become highly politicized and no assurances can be given that DTG's franchises will be extended or renewed or that other problems will not be encountered at the local level. In connection with the franchise renewal process, LFAs commonly request the provision of enhanced cable system technology as a condition of franchise renewal. The 1984 Cable Act grants certain protective procedures in connection with renewal of cable franchises, which procedures were further clarified by the renewal provisions of the 1992 Cable Act.

  Proposed Changes in Regulation. The regulation of cable television systems at the federal, state and local levels is subject to the political process and has been in constant flux over the past decade. Material changes in the law and regulatory requirements must be anticipated and there can be no assurance that DTG's business will not be affected adversely by future legislation, new regulation or deregulation. Legislative, administrative and/or judicial action may change all or portions of the foregoing statements relating to competition and regulation.

  Cable Provision of Internet Services. Transmitting indecent material via the Internet is made criminal by the Telecommunications Act. However, on-line access providers are exempted from criminal liability for simply providing interconnection service; they are also granted an affirmative defense from criminal or other action where in "good faith" they restrict access to indecent materials. The Telecommunications Act further exempts on-line access providers from civil liability for actions taken in good faith to restrict access to obscene, excessively violent or otherwise objectionable material. On June 26, 1997, the United States Supreme Court held unconstitutional the provisions of the Telecommunications Act criminalizing indecent on-line transmissions.

  Regulation of Internet Services. Internet-related services are not currently subject to direct regulation by the FCC or any other United States agency, other than regulation applicable to businesses generally. The FCC recently rejected requests that it regulate certain voice transmissions over the Internet as telecommunications services. Changes in the regulatory environment relating to the telecommunications or Internet-related services industry could have an adverse effect on DTG's Internet-related services business. The Telecommunications Act may permit telecommunications companies, RBOCs or others to increase the scope or reduce the cost of their Internet access services. In its recent access charge reform proceeding, the FCC concluded that incumbent LECs may not assess interstate access charges on information service providers but stated that it planned to address issues relating to information service providers' use of the public switched network as part of a broader set of issues under review in a related proceeding. Given the present unsettled nature of the regulation of Internet services, DTG cannot predict the effect that the Telecommunications Act or any future legislation, regulation or regulatory changes may have on its business.

  In addition to the regulatory uncertainties, the law relating to the liability of on-line services providers and Internet access providers for information carried on, disseminated through or hosted on their systems is currently unsettled. Several private lawsuits seeking to impose such liability are currently pending. In one action brought against an Internet access provider, Religious Technology Center v. Netcom On-Line Communication Services, Inc., the United States District Court for the

                                      90
DTG INFORMATION

Northern District of California ruled in a preliminary phase that under certain circumstances Internet access providers could be held liable for copyright infringement. The case has been settled by the parties.

  The Telecommunications Act prohibits and imposes criminal penalties and civil liability for using an interactive computer service for transmitting certain types of information and content, such as indecent or obscene communications. On June 12, 1996, however, a panel of three federal judges granted a preliminary injunction barring enforcement of this portion of the Telecommunications Act to the extent that enforcement is based upon allegations other than obscenity or child pornography as an impermissible restriction on the First Amendment's right of free speech. That decision was appealed to the United States Supreme Court, which held the provisions unconstitutional. In addition, Congress, in consultation with the United States Patent and Trademark Office and the Clinton Administration's National Information Infrastructure Task Force, is currently considering legislation to address the liability of on-line service providers and Internet access providers, and numerous states have adopted or are currently considering similar types of legislation. The imposition upon Internet access providers or Web hosting sites of potential liability for materials carried on or disseminated through their systems could require DTG to implement measures to reduce its exposure to such liability, which may require the expenditure of substantial resources or the discontinuation of certain product or service offerings. DTG believes that it is currently unsettled whether the Telecommunications Act prohibits and imposes liability for any services provided by I-way should the content or information transmitted be subject to the Telecommunications Act.

  The law relating to the liability of on-line service providers and Internet access providers in relation to information carried, disseminated or hosted also is being discussed by the World Intellectual Property Organization in the context of ongoing consideration of updating existing, and adopting new, international copyright treaties. Similar developments are ongoing in the United Kingdom and other jurisdictions. The scope of authority of various regulatory bodies in relation to on-line services is currently uncertain.

  The Office of Telecommunications in the United Kingdom recently has published a consultative document setting out a number of issues for discussion, including the roles of traditional telecommunications and broadcasting regulators with respect to on-line services. The Securities Investment Board in the United Kingdom is investigating the status of on-line services and the transmission of investment information over networks controlled by access providers. Such transmissions may make an access provider liable for any violation of securities and other financial services legislation and regulations. Decisions regarding regulation, enforcement, content liability and the availability of Internet access in other countries may significantly affect the ability to offer certain services worldwide and the development and profitability of companies offering Internet and on-line services in the future. For example, it has been reported that CompuServe recently removed certain content from its services worldwide in reaction to law enforcement activities in Germany, and it has been reported that an Internet access provider in Germany has been advised by prosecutors that it may have liability for disseminating neo-Nazi writings by providing access to the Internet where these materials are available.

  The increased attention focused upon liability issues as a result of these lawsuits, legislation and legislative proposals could affect the growth of Internet use. Any costs incurred as a result of liability or asserted liability for information carried on or disseminated through its systems could have a material adverse effect on the business, financial condition and results of operations of DTG.

  Summary Only. The foregoing is only a summary of some of the present and proposed federal, state and local regulations and legislation relating to DTG's businesses. Other existing federal regulations, copyright licensing and, in many jurisdictions, state and local regulatory requirements, currently are the subject of a variety of judicial proceedings, legislative hearings and administrative

                                      91
                                                                DTG INFORMATION
and legislative proposals which could change, in varying degrees, the manner in which DTG operates. Neither the outcome of these proceedings nor their impact upon DTG can be predicted at this time.

Employees

  As of September 30, 1998, DTG employed 166 employees, 147 of whom were full-time employees and none of whom was subject to any collective bargaining agreement.

Environmental and Other Matters

  Except for site-specific issues, environmental issues tend to impact members of the telecommunications industry in consistent ways. The United States Environmental Protection Agency ("EPA") and other agencies regulate a number of chemicals and substances that may be present in facilities used in the provision of telecommunications services. These include preservatives which may be present in certain wood poles, asbestos which may be present in certain underground duct systems and lead which may be present in certain cable sheathing. Components of DTG's network may include one or more of these chemicals or substances. DTG believes that in their present uses, none of such facilities of DTG poses any significant environmental or health risk that derives from EPA regulated substances. If EPA regulation of any such substance is increased, or if any facilities are disturbed or modified in such a way as to require removal of the substance(s), special handling, storage and disposal may be required for any such facilities removed from use.

Recent Developments

  In July 1998, DTG and its wholly owned subsidiary DWS acquired by merger Vantek. Vantek is a leading mobile radio operator and operates one of the largest paging businesses in South Dakota. Under the terms of the merger agreement, Vantek was merged with and into DWS, which is now a wholly owned subsidiary of DTG, operating both DWS' current PCS business and Vantek's existing mobile radio and paging business. In addition, on November 1, 1998 DTG, through DWS, acquired substantially all of the assets of Hurley Communications, a regional specialized mobile radio company and a cellular telephone agent serving an area complementary to that served by DWS.

Properties

  The tangible assets of DTG include a substantial investment in telecommunications and cable equipment. The net book value of DTG's fixed assets was $26.3 million as of September 30, 1998. No single property represents 10% or more of DTG's total assets.

  The principal properties of DTG do not lend themselves to simple description by character and location. DTG's investment in property, plant and equipment consisted of the following at December 31, 1996 and 1997, and September 30, 1998:

                     Dakota Telecommunications Group, Inc.
                                (in thousands)

      Fixed Assets                     Sep. 30, 1998 Dec. 31, 1997 Dec. 31, 1996
      ------------                     ------------- ------------- -------------
   Telecommunications Plants..........    $25,111       $23,948       $16,923
   Cable Systems......................      5,693         5,352         4,870
   Other Equipment....................      5,744         4,327         2,510
   Land and Buildings.................      2,805         3,014         1,604
   Construction in Progress...........      1,238           289           354


                                      92
DTG INFORMATION

  Telecommunications plants consists of switching equipment, transmission equipment and related facilities, aerial cable, underground cable, conduit and wiring. Cable systems consist of head-end, distribution and subscriber equipment. Other equipment consists of public telephone instruments and telephone equipment (including PBXs) used or leased by DTG in its operations, poles, furniture, office equipment, vehicles and other work equipment. Land and buildings consist of land owned in fee and improvements thereto, principally central office buildings. Other property consists primarily of plant under construction, capital leases and leasehold improvements.

  DTG's rights-of-way for its telecommunications and cable transmission systems are typically held under leases, easements, licenses or governmental permits. All other major equipment and physical facilities are owned in fee and are operated, constructed and maintained pursuant to rights-of-way, easements, permits, licenses or consents on or across properties owned by others.

  DTG believes that standard practices prevailing in the telephone industry are followed by DTG's telephone operating subsidiaries in the construction and maintenance of plant and facilities and that all properties presently being used for operations of DTG are suitable, well maintained and adequately equipped for the purposes for which they are used. Substantially all of DTG's properties are subject to mortgage liens held by the Rural Telephone Finance Cooperative (the "RTFC"). In the opinion of DTG, the properties are adequately covered by insurance.


  The following property is owned in fee by DTG and its subsidiaries:

  . Headquarters building--Irene, South Dakota
    13,000 sq. ft., single story brick structure, with 11,800 sq. ft. for offices, and 1,200 sq. ft. for storage. Originally built in 1977 and expanded twice since then.

  .Main warehouse--Irene, South Dakota
    5,000 sq. ft., metal structure.

  .Service building--Irene, South Dakota
    3,000 square feet, metal structure, with 600 sq. ft. for offices and 2,400 sq. ft. for storage.

  .Network switching center--Viborg, South Dakota
    7,000 sq. ft., single story brick structure, on six-acre site in an industrial park.

  .Network service buildings (2)--Lennox, South Dakota
    3,360 sq. ft. total, with 1,360 sq. ft. for switching (building 1), 2,000 sq. feet for storage (building 2).

  .Switching center--Canton, South Dakota (owned by Dakota Telecom,
    Inc.) Concrete block building 2,760 sq. ft., with 2,100 sq. ft. for office and 660 sq. ft. for switching.

  .Switching and equipment buildings
    Irene, South Dakota (telephone)--900 sq. ft.
    Wakonda, South Dakota--800 sq. ft.
    Gayville, South Dakota--600 sq. ft.
    Parker, South Dakota--1,400 sq. ft.
    Alsen, South Dakota--1,000 sq. ft., plus 400 sq. ft. for storage. Flyger, South Dakota--900 sq. ft.
    Worthing, South Dakota--1,100 sq. ft.
    Beresford, South Dakota--700 sq. ft.
    Hurley, South Dakota--900 sq. ft.

  .Sundowner site--Sioux Falls, South Dakota--100 ft. wireless equipment tower with a 250 sq. ft. portage building on a 2.5 acre site.

                                      93
                                                                DTG INFORMATION

  The following property is leased by DTG:

  .Beresford, South Dakota--250 sq. ft. (office)

  .9th & Phillips site--Sioux Falls, South Dakota--approx. 5,500 sq. ft.
  (office)

  .DataNet office lease--Sioux Falls, South Dakota--approx. 7,175 sq. ft.
  (office)

  .VanTek office space--Sioux Falls, South Dakota--approx. 4,000 sq. ft.
  (office)

  .Marshall County, Minnesota--approx. 1,200 sq. ft. (customer service center)

  .Rapid City, South Dakota--approx. 1,500 sq. ft. (sales office and Internet access center)

  DTG also has various CATV equipment buildings, all of which are small (less than 300 sq. ft.) and most of which are on leased land in various communities served by DTG.

  All properties owned by DTG are subject to liens for loans obtained in the ordinary course of business. DTG does not ordinarily acquire or hold as investments real estate, interests in real estate, real estate mortgages or securities of companies primarily engaged in real estate activities.

Legal Proceedings

  DTG and its subsidiaries are parties, as plaintiff or defendant, to a number of legal proceedings. Except as described below, all of these proceedings are considered to be ordinary routine litigation incidental to their businesses and none is considered to be a material pending legal proceeding.

  The incumbent cable provider in Marshall, Minnesota, Bresnan Communications ("Bresnan"), filed an appeal with the Minnesota Court of Appeals (File No. C8-98-1139) on June 26, 1998, of the grant of a competitive franchise by the City of Marshall to DTG. The parties to the appeal are Bresnan, the City of Marshall and DTG. The appeal seeks to have the appellate court reverse the decision granting the franchise.

  In addition, on June 26, 1998, Bresnan filed an action in state court (Fifth Judicial Circuit) directly against the City of Marshall alleging a failure to provide certain requested information and a violation of the open meeting laws by the Marshall Municipal Utilities Commission and the City in the consideration of the grant of the franchise to DTG. Bresnan alleges that this conduct has so tainted the granting of the franchise that the court should find the franchise to be void. DTG is not a party to this lawsuit but will continue to monitor its progress. Based on information presently available, DTG believes that neither legal action is meritorious. Because DTG is a party to the appeal, it will file briefs and orally argue its position before the appellate court. However, in light of the possible negative outcomes to either of these actions, DTG has suspended further work in the Marshall area. Construction efforts and funds intended for Marshall equipment have been shifted to other areas where DTG has been awarded franchises. If Bresnan is successful in either action, the financial impact on DTG for work already completed is not expected to be material and is not expected to have a materially adverse effect on future periods.

  Furthermore, on December 8, 1998, the Minnesota Public Utilities Commission ("MPUC") granted DTG a conditional certificate of authority to provide facilities-based local exchange service. Also on December 8, 1998, the MPUC granted the request of Bresnan and certain other parties to intervene in that proceeding but denied their request for a continuance of the proceeding. Bresnan has filed an appeal with the Minnesota Court of Appeals challenging the MPUC's decision to award DTG a conditional certificate of authority to provide facilities-based local exchange service.

  In addition, on October 1, 1998, Bresnan filed an action in the District Court of the State of Minnesota (Fifth District) against DTG alleging, among other things, defamation and disparagement of Bresnan's business. The action is based on the publication of a letter by DTG in the Marshall Independent newspaper. Bresnan seeks damages in an amount in excess of $50,000, together with interest and attorney's fees. DTG believes it has meritorious defenses and plans to vigorously defend this action.

                                      94
DTG INFORMATION

                   DTG MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The following discussion is provided by DTG management as its analysis of DTG's financial condition and results of operations. This analysis should be read in conjunction with the separate consolidated financial statements of DTG and its subsidiaries as of December 31, 1997 and 1996 and the notes thereto (the "DTG Annual Financial Statements") and the unaudited consolidated financial statements of DTG and its subsidiaries as of September 30, 1998 and the notes thereto (the "DTG Interim Financial Statements") included in this Prospectus and Proxy Statement.

Overview

  DTG is a diversified communications services company specializing in the design, construction and operation of broadband hybrid fiber optic communications systems for small communities in South Dakota and the surrounding states. DTG provides a full range of bundled products and services to its customers, including switched local dial tone and enhanced services, network access services, long distance telephone services, operator assisted calling services, telecommunications equipment sale and leasing services, cable television services, computer equipment sales, mobile radio, paging, Internet access and related services and computer and computer networking products and services, using both wireline and wireless technologies.

  In 1996 DTG began a major reorganization and expansion program. This program included the conversion of DTG from a stock cooperative into a publicly held Delaware corporation, the redesign and rebuilding of DTG's switching center and fiber backbone network, which was completed in 1997, and the expansion of DTG's operations through selected acquisitions. During 1996, DTG purchased the assets of 19 cable television systems. In December 1996, DTG, through a wholly owned subsidiary, merged with TCIC, a South Dakota-based provider of long distance and operator services. Also in December 1996, in a similar transaction, DTG merged with I-way, one of South Dakota's largest Internet service providers. In December 1997, DTG merged with DataNet, a leading regional LAN/WAN computer integrator located in Sioux Falls, South Dakota. These companies continue to operate as wholly owned subsidiaries of DTG under the names DTG Communications, Inc., DTG Internet, Inc. and DTG DataNet, Inc., respectively.

  In July 1998, DTG, through a wholly owned subsidiary, merged with Vantek, a regional specialized mobile radio and paging company in southeastern South Dakota. Vantek continues to operate as a wholly owned subsidiary of DTG under the name DWS. On November 1, 1998 DTG, through DWS, acquired substantially all of the assets of Hurley Communications, a regional specialized mobile radio company and a cellular telephone agent serving an area complementary to that served by DWS.

  In conjunction with the Merger Agreement, DTG and McLeodUSA entered into a 20-year dark fiber lease agreement with an aggregate value of $5 million paid by McLeodUSA in advance on October 28, 1998. Revenues under this agreement will be reported on a deferred basis, resulting in additional revenues in 1998 of approximately $42,000 and approximately $250,000 per year for the remainder of the lease term.

  DTG's reorganization and expansion plans have had, and will continue to have, significant impacts on DTG's financial condition and results of operations. As part of its network-rebuilding project, in 1995 DTG reassessed the remaining useful life of its old facilities. In 1996 and 1997, DTG incurred approximately $5.8 million and $13.6 million in new capital expenditures, respectively. During the first nine months of 1998, DTG incurred an additional $3.9 million in capital expenditures and purchased $703,000 of additional materials for its 1998 developments. DTG anticipates spending substantial additional funds for its continuing development programs. These expenditures have been, and future

                                      95
                                                               DTG MANAGEMENT'S
                                                        DISCUSSION AND ANALYSIS
expenditures are anticipated to be, financed through substantial increases in DTG's long-term debt. These changes are expected to combine to result in substantially higher depreciation and interest expenses with corresponding reductions in DTG's net income. In addition, to implement its growth plans, DTG completed the acquisitions described above and increased its employee base from 34 employees at December 31, 1995 to 185 employees at September 30, 1998, resulting in additional increases in amortization expense and employee-related operating expenses. While DTG anticipates that its revenue base would continue to grow as it completes its new facilities and markets new services, the resultant higher expense levels from a combination of higher depreciation, amortization and interest expense, as well as additional employee expenses, would likely cause DTG to recognize and report net after-tax losses.

Financial Condition, Liquidity and Capital Resources

  The implementation of DTG's reorganization plans has had a significant impact on DTG's balance sheet and financial condition. The following discussion reviews the material changes in DTG's balance sheet accounts.

 September 30, 1998 Compared to December 31, 1997

  Cash and Cash Equivalents and Temporary Cash Investments decreased from $4,598,000 at December 31, 1997, to $1,805,000 at September 30, 1998, a
decrease of $2,793,000. The decrease was used for capital expenditures, investment in acquisitions and to fund operating expenses.

  Net Accounts Receivable decreased from $4,216,000 at December 31, 1997, to $3,749,000 at September 30, 1998, a decrease of $467,000. This decrease was primarily due to the payments of additional funds due to DTG from the National Exchange Carriers Association for final adjustments to DTG's access revenue requirements from its 1996 and 1997 telephone operation cost studies.

  Materials and Supplies inventories increased from $1,109,000 at December 31, 1997 to $1,884,000 at September 30, 1998, an increase of $775,000. Of the increase, $72,000 was a non-cash transaction related to the acquisition of Vantek. The balance of this increase represents additional materials on hand to be used in DTG's 1998 and 1999 development projects.

  Prepaid Expenses increased from $276,000 at December 31, 1997 to $427,000 at September 30, 1998, an increase of $151,000. This increase was due to an increase in prepaid insurance.

  Other Investments decreased from $2,038,000 at December 31, 1997 to $1,524,000 at September 30, 1998, a decrease of $514,000. This decrease was primarily due to a sale of a treasury bill by DTG during the first quarter of 1998.

  Deferred Charges increased from $653,000 at December 31, 1997 to $1,507,000 at September 30, 1998, an increase of $854,000, which was primarily related to software purchases and development for DTG's new billing system and construction project deposits.

  Current Liabilities increased from $6,922,000 at December 31, 1997 to $7,407,000, at September 30, 1998, a net increase of $485,000. The increase is primarily related to an increase in accrued liabilities for DTG contributions to DTG's Employee Stock Ownership Plan, which was adopted in December 1997.

  Long-Term Debt increased from $29,200,000 at December 31, 1997 to $30,793,000, at September 30, 1998, an increase of $1,593,000. This increase is the result of $2,400,000 in advances made under a $6,000,000 revolving credit line with the RTFC, offset by payments on existing Long-Term Debt. The advances were used to fund DTG's 1998 construction projects. See Notes 2 and 3 to the DTG Interim Financial Statements.

                                      96
DTG MANAGEMENT'S
DISCUSSION AND ANALYSIS

  Total Stockholders' Equity decreased from $7,804,000 at December 31, 1997 to $5,310,000 at September 30, 1998, a decrease of approximately $2,494,000. This decrease was caused by DTG's operating losses of $3,828,000 during the first nine months of 1998 offset by additional equity raised by DTG from the exercise of outstanding warrants and the sale of stock to DTG's existing stockholders. See Note 6 to the DTG Interim Financial Statements.

  Year Ended December 31, 1997 Compared to Year Ended December 31, 1996
                            (Dollars in Thousands)

                                                            For the Year Ended
                                                               December 31,
                                                            -------------------
                                                              1997      1996
                                                            --------- ---------
   Selected Balance Sheet Items
     Cash and Temporary Cash Investments................... $ 4,597.9 $ 2,870.4
     Accounts Receivable, Net..............................   4,216.0   1,784.9
     Materials and Supplies................................   1,109.2     694.1
     Excess of Cost Over Net Assets Acquired...............   4,869.1   1,831.0
     Other Investments.....................................   2,037.6     625.7
     Property, Plant and Equipment, Net....................  25,408.3  14,441.1
     Current Liabilities...................................   6,921.8   1,594.8
   Selected Cash Flow Items
     Capital Expenditures.................................. $13,564.0 $ 5,751.6
     Cash Provided From Operations.........................   1,851.7   1,961.8
     Cash Used for Investment..............................  15,608.2   7,516.2
     Cash Provided From Financing..........................  15,933.0   1,353.0
   Selected Capital Structure Items
     Long-Term Debt........................................ $29,200.5 $15,338.4
     Total Capital.........................................  38,394.5  22,448.3
     Long-Term Debt to Total Capital.......................       76%       68%

  Cash and Temporary Cash Investments increased from $2,870,400 at December 31, 1996, to $4,597,900 at December 31, 1997, an increase of $1,727,500.
Approximately $200,000 of this increase was attributable to DataNet, which was acquired by DTG in December 1997. The balance represents long-term debt borrowings by DTG in late December 1997 in anticipation of the repayment of DTG's $1,500,000 short-term revolving loan from the RTFC in early January 1998. See Note 4 to the DTG Annual Financial Statements.

  Net Accounts Receivable increased from $1,784,900 at December 31, 1996, to $4,216,000 at December 31, 1997, an increase of $2,431,100. Of this increase, $1,779,600 was attributable to net receivables from DataNet, which was acquired in December 1997. The balance of this increase is primarily related to additional funds due to DTG from final adjustments to its access revenue requirements from its 1996 and 1997 telephone operation cost studies. See Note 1(M) to the DTG Annual Financial Statements.

  Materials and Supplies inventories increased from $694,100 at December 31, 1996, to $1,109,200 at December 31, 1997, an increase of $415,100. Of this increase, $187,000 was related to the inventories of goods held for resale in DTG's DataNet operation. The balance represents materials on hand to be used in DTG's planned development projects.

  Excess of Cost Over Net Assets Acquired increased from $1,831,000 at December 31, 1996, to $4,869,100 at December 31, 1997, an increase of $3,038,100. This increase is due to DTG's acquisition of

                                      97
                                                               DTG MANAGEMENT'S
                                                        DISCUSSION AND ANALYSIS

DataNet in December 1997, which was accounted for using the purchase method. See Note 13 to the DTG Annual Financial Statements.

  Other Investments increased from $625,700 at December 31, 1996, to $2,037,600 at December 31, 1997, an increase of $1,411,900. This increase was primarily due to the purchase by DTG of RTFC subordinated capital certificates in connection with the long-term financing agreement reached with the RTFC in July 1997. These certificates bear no interest and will be refunded to DTG upon retirement of the associated debt. See the discussion of the RTFC financing agreement, below, and Note 6 to the DTG Annual Financial Statements. DTG anticipates making further investments in RTFC capital certificates as it continues to borrow additional long-term funds from the RTFC.

  Net fixed assets increased from $14,441,100 at December 31, 1996, to $25,408,300 at December 31, 1997, a net increase of $10,967,200. This increase primarily represents additional telecommunications plant assets constructed by DTG in 1997. See Note 3 to the DTG Annual Financial Statements. DTG currently plans to make substantial additional investments in new telecommunications facilities and accordingly expects net fixed assets to significantly increase in future years as these facilities are constructed.

  Current Liabilities increased from $1,594,800 at December 31, 1996, to $6,921,800 at December 31, 1997, an increase of $5,327,000. Approximately $1,500,000 of this increase was attributable to normal current liabilities associated with DataNet. These liabilities included approximately $569,300 in floor plan financing arrangements. See Note 5 to the DTG Annual Financial Statements. An additional $1,500,000 of the increase represents amounts due under DTG's short-term revolving loan arrangement with the RTFC, which was repaid in full in early January 1998. See Note 4 to the DTG Annual Financial Statements. The current portion of DTG's long-term debt increased $692,300 due to the overall increase in DTG's total long-term debt. The remaining increase related primarily to current amounts due suppliers and contractors in connection with DTG's 1997 development projects.

  Long-Term Debt increased from $15,338,400 at December 31, 1996, to $29,200,500 at December 31, 1997. At December 31, 1997, this debt consisted of approximately $29,600,000 under a series of loans from the RTFC and $1,000,000 in long-term financing from Home Federal Savings Bank associated with the guarantee by DTG of long-term debt incurred by DTG's Employee Stock Ownership Plan to fund the acquisition of DTG Common Stock in December 1997, net of $1,390,000 in associated current maturities. See Note 6 to the DTG Annual Financial Statements. On June 24, 1997, DTG entered into a long-term loan arrangement with the RTFC in the aggregate amount of $28,421,000. Of this amount, $13,092,089 was used to refinance the then outstanding long-term debt from the Rural Utilities Service on July 15, 1997. The remaining amounts are allocated to refinance the $1,000,000 in debt assumed by DTG in the TCIC and I-way acquisitions and to cover DTG's 1997 capital expenditures program. Substantially all of DTG's 1997 capital expenditures were financed by the RTFC.

  Total Stockholders' Equity increased from $6,412,200 at December 31, 1996, to $7,804,100 at December 31, 1997, an increase of approximately $1,400,000. This increase was primarily caused by the issuance of stock in connection with the DataNet acquisition, reduced by DTG's 1997 operating loss. The presentation of the Stockholders' Equity account structure changed substantially during 1997 due to the conversion of DTG from a South Dakota stock cooperative into a Delaware corporation in July 1997 in the Conversion-Merger. The primary change was the reclassification of the capital accounts from preferred stock and cooperative capital credits into common stock. The Conversion-Merger, by itself, did not change overall total equity. The Conversion-Merger process is discussed in more detail above and in Notes 2, 7 and 15 to the DTG Annual Financial Statements.

                                      98
DTG MANAGEMENT'S
DISCUSSION AND ANALYSIS

Liquidity and Capital Resources

  DTG believes that it has adequate internal resources available to finance its current operating requirements. Net Cash Used In Operations was $284,000 in the first nine months of 1998. See the Consolidated Statement of Cash Flows included in the DTG Interim Financial Statements. As discussed above, DTG entered into a 20-year dark fiber lease agreement with McLeodUSA in October 1998 under which McLeodUSA made a one-time payment of $5 million. In addition, DTG maintains two lines of credit with the RTFC, a $1.5 million revolving credit line which was fully drawn at September 30, 1998 and a $6 million project development line of credit with the RTFC, $3.6 million of which was available as of September 30, 1998. Finally, DTG uses a combination of the floor plan financing arrangements and a $2,000,000 working capital line of credit to fund inventory holding costs in its DataNet operation. See Notes 2 and 3 to the DTG Interim Financial Statements.

  DTG's 1999 expansion plans will require it to substantially expand its employee base, resulting in additional employee expenses which will likely cause DTG to experience negative monthly operating cash flows until its new development projects are completed and new subscribers are added in late 1999 and in the year 2000. In addition, DTG currently anticipates investing between $60 and $65 million in new capital expenditures in 1999 in connection with its new development projects. DTG currently plans to fund these requirements through a combination of additional equity and long-term project debt.

  DTG's primary long-term lender is the RTFC, which provided the funds for DTG's 1997 and 1998 construction projects. On July 17, 1998, the RTFC agreed to additional long-term financing in the amount of $35,263,128. This financing is contingent on DTG raising an additional $20 million in equity. There can be no assurance that DTG will be able to raise such necessary equity. If the equity is not raised, DTG would be unable to finance its expansion plans and would likely stop its ongoing development activities and substantially reduce the size of its operations. In such an event, management believes that DTG's operations would return to positive operating cash flow within three months.

  As part of DTG's expansion program, DTG routinely enters into cable television franchise agreements with new communities. Some of these agreements require DTG to post performance and development bonds. As of September 30, 1998, DTG has secured performance and payment bonds and irrevocable letters of credit totaling $832,500 to various cities that have granted franchise agreements to DTG. Of this amount, $650,000 is secured by promissory notes between DTG and one of its lenders. In addition, DTG has had issued an additional $25,000 in performance bonds since the end of the third quarter. See Note 9 to the DTG Interim Financial Statements. Prior to the start of construction in the various markets that have granted franchise agreements, DTG will be required to post an additional $1.6 million in construction bonds. As new franchise agreements are granted there will be corresponding increases in the bonding requirements of DTG. While DTG has not experienced any difficulty in posting these bonds in the past, absent the completion of the Merger with McLeodUSA or another transaction providing additional equity to DTG, there is no assurance that it will be able to continue to provide the financial resources to post additional bonds in the future.

Results of Operations

  DTG's reorganization plans have also significantly changed its results of operations, primarily due to the additional entities acquired by DTG in the mergers described above. As a result, the comparison

                                      99
                                                               DTG MANAGEMENT'S
                                                        DISCUSSION AND ANALYSIS
of the financial results of DTG's present operations to its past operations should be carefully analyzed. The following discussion summarizes DTG's results of operations.

 Nine Months ended September 30, 1998 and 1997

  Total Operating Revenues increased from $8,441,000 during the first nine months of 1997 to $24,222,000 in the same period during 1998, an increase of $15,781,000, or approximately 187%. Of this increase, $13,440,000 reflects the addition of revenues from DTG's DataNet and DWS operations acquired in December 1997 and July 1998. Of this increase, $1,301,000 represents additional access revenues, discussed in more detail below. The balance reflects other internal growth in DTG's operations.

  Plant Operations expense increased from $2,673,000 during the first nine months of 1997 to $4,449,000 during the same period of 1998, an increase of $1,776,000, or approximately 66%. Approximately $62,000 of this increase was due to the additional costs and expenses associated with the operation of the DataNet and DWS operations. Approximately $1,398,000 is related to increased access costs from DTG's long distance and Internet operations. The remaining increase is related primarily to the start-up and operational costs associated with DTG's CLEC operations in its new markets.

  Cost of Goods Sold, a new category of operating expense, was $10,377,000 in the first nine months of 1998, reflecting expenses associated with DTG's DataNet and DWS operations.

  Depreciation and Amortization expense increased from $2,380,000 in the first nine months of 1997 to $3,313,000 in the same period of 1998, an increase of $933,000 or approximately 39%. Approximately $230,000 of this increase was due to the amortization of the excess of cost over net assets acquired in the acquisition of DataNet and DWS, as well as the depreciation expense of assets used in these operations. The balance of this increase was due primarily to the depreciation of additional assets placed in service by DTG during 1997 and in the first nine months of 1998 as part of its network expansion program.

  Customer operating expenses increased from $828,000 in the first nine months of 1997 to $2,370,000 in the same period of 1998, an increase of $1,542,000, or approximately 186%. Of this increase, $901,000 related to the customer service expenses associated with the DataNet and DWS operations. The remaining increase is primarily due to increased costs in DTG's CLEC operations in its new markets.

  Other costs and expenses, including General and Administrative and Other Operating Expenses, increased from $3,837,000 during the first nine months of 1997 to $6,047,000 in the same period of 1998, an increase of $2,210,000, or approximately 58%. Of these expenses, $90,951 in 1997 was due to the inclusion of one-time, nonrecurring charges associated with the Conversion-Merger of DTG into a publicly traded business corporation in 1997. Of these expenses, $57,000 in 1998 was due to the inclusion of one-time, nonrecurring charges associated with the registration and sale of stock to DTG's stockholders during the first quarter. See Note 6 to the DTG Interim Financial Statements. Of the remaining $2,169,000 increase in other costs and expenses, approximately $796,000 was due to the additional costs and expenses from the operations of DataNet and DWS. The remaining increase is primarily due to increased costs in DTG's CLEC operations in its new markets.

  Interest Expense increased from $791,000 for the first nine months of 1997 to $1,653,000 during the same period in 1998, an increase of $862,000, or approximately 109%. This increase is primarily due to the increase in long-term debt incurred by DTG to fund its 1997 and 1998 capital expenditures.


                                      100
DTG MANAGEMENT'S
DISCUSSION AND ANALYSIS

  Year Ended December 31, 1997 Compared to Year Ended December 31, 1996
                            (Dollars in Thousands)

                                                           For the Year Ended
                                                              December 31,
                                                           -------------------
   Summary of Consolidated Operations                        1997       1996
   ----------------------------------                      ---------  --------
   Total Operating Revenues............................... $13,729.0  $8,101.3
   Depreciation and Amortization..........................   3,448.1   2,434.4
   Other Costs and Expenses...............................  12,039.6   5,589.1
                                                           ---------  --------
   Operating Income (Loss)................................  (1,758.7)     77.9
   Other Income (Expense).................................    (846.6)   (413.8)
   Income Tax Expense (Benefit)...........................    (118.5)   (175.7)
                                                           ---------  --------
   Net Loss............................................... $(2,486.8) $ (160.2)

  In 1997, revenues increased substantially to $13,729,000, up from $8,101,300 in 1996, an increase of $5,627,700 or 69.5%. Of this increase, $1,481,000,
$1,021,000, and $1,788,100 was attributable to revenues from DTG's TCIC, I-way and DataNet operations, respectively. The balance of the increase represents primarily revenues from access rate increases put into effect by DTG during 1996.

  Depreciation and Amortization expense increased from $2,434,400 in 1996 to $3,448,100 in 1997, an increase of approximately $1,000,000 or 41%. Approximately $133,300 of this increase is attributable to the amortization of the excess of cost over the net assets acquired in the merger transactions with TCIC and I-way in December 1996 and with DataNet in December 1997. The balance represents additional depreciation for assets placed in service during 1997.

  Other Costs and Expenses increased to $12,039,600 in 1997, up from $5,589,100 in 1996, an increase of $6,450,500 or 115%. Of this increase,
$1,214,100, $2,170,100, and $1,732,700 represent additional costs and expenses associated with the I-way, TCIC and DataNet operations, respectively. An additional $611,342 of this increase represents one-time, nonrecurring charges associated with the Conversion-Merger in July 1997. These reorganization expenses do not arise from and are not representative of DTG's ongoing business. See Note 2 to the DTG Annual Financial Statements included in this Prospectus and Proxy Statement. The balance of the increase is primarily due to increased employee costs in DTG's telephone and cable operations.

  Other Income and Expense consists primarily of interest and dividend income and interest expense. Interest expense in 1997 was $1,122,807 (total interest expense of 1,294,607 net of $171,800 that was capitalized as construction period interest related to DTG's 1997 developments) compared to $723,778 in 1996, an increase of $399,029 or 55%. The increase in interest expense was caused primarily by increased long-term borrowings used by DTG to finance its 1997 construction projects.

  On a pro forma basis, assuming that all shares issuable in the reorganization were outstanding for all of 1997, and assuming all capital stock and capital credits were converted into shares of DTG Common Stock at a rate of $2.50 per share at the beginning of 1996, loss per share would have been $1.19 for 1997 and $.09 for 1996. Also on a pro forma basis, assuming that only those shares that were actually issued and outstanding as of March 16, 1998, had been outstanding for all of 1997, loss per share for 1997 would have been $1.30.

                                      101
                                                               DTG MANAGEMENT'S
                                                        DISCUSSION AND ANALYSIS

  Results of Business Segment Operations for the Year Ended December 31, 1997 and the Year Ended December 31, 1996

  As of December 31, 1997, DTG operated with three major business segments: telephone operations, which includes all operations other than cable television and computer networking operations; cable television operations; and the computer networking services acquired by DTG in the DataNet transaction in December 1997.

  The following sections discuss the operating results for these three segments in 1997 and 1996.

                           Telephone Operations
                            (Dollars in Thousands)

                                                            For The Year Ended
                                                               December 31,
                                                            -------------------
                                                              1997       1996
                                                            ---------  --------
   Local Service........................................... $ 1,221.8  $1,058.7
   Long Distance Toll Service..............................   3,478.7   1,996.3
   Access Service..........................................   4,176.7   3,267.0
   Internet Services.......................................   1,021.3      72.4
   Other Revenues..........................................     149.8     357.8
                                                            ---------  --------
   Total Revenue........................................... $10,048.3  $6,752.2
   Depreciation and Amortization...........................   2,728.0   2,011.0
   Other Costs and Expenses................................   8,703.6   4,287.1
                                                            ---------  --------
   Operating Income (Loss)................................. $(1,383.3) $  454.1

  Access revenues are received by LECs for intrastate and interstate exchange services provided to IXCs which enable IXCs to provide long distance service to end users in the local exchange network. Access revenues are determined, in the case of interstate calls, according to rules issued by the FCC and administered by the National Exchange Carriers Association ("NECA") and, in the case of intrastate calls, by state regulatory agencies. See "Access Revenues," on page 104. A relatively small portion of DTG's access revenues are derived from subscriber line fees determined by the FCC and billed directly to end users for access to long distance carriers. The balance of DTG's interstate access revenues are received from NECA, which collects payments from IXCs and distributes settlement payments to LECs based on a number of factors, including the cost of providing service and the amount of time the local network is utilized to provide long distance services. A variety of factors, including increased subscriber counts, cultural and technological changes and rate reductions by IXCs, have resulted in a consistent pattern of increasing use of the nation's telephone network since 1984. This growth has produced higher revenues for NECA and increased settlements for its participating LECs. Access revenues increased from $3,267,000 in 1996 to $4,176,700 in 1997, an increase of $909,700 or 27.8%.
DTG reassesses its access rates and underlying cost studies annually and adjusts its tariff rate filings and participation in NECA and Universal Service Fund revenue pools accordingly. In late 1996, DTG received approval from the South Dakota Public Utilities Commission to increase its intrastate access rates approximately 20%, which increase, combined with increased settlements from the NECA pool, primarily accounts for the overall increase in access revenue in 1997.

  Local service revenues are earned by providing customers with local service to connecting points within the local exchange boundaries and, in certain cases, to nearby local exchanges under extended area service ("EAS") plans that eliminate long distance charges to the neighboring exchanges. Local service revenues for 1997 were $1,221,800 compared to $1,058,700 in 1996, an increase of 15%. This increase was due primarily to a local service rate increase approved by the DTG Board in December

                                      102
DTG MANAGEMENT'S
DISCUSSION AND ANALYSIS

1995 and implemented in February and July 1996. There are no local rate requests currently pending for DTG nor does DTG currently anticipate any local rate increases.

  DTG's local service rates are not currently regulated by the FCC or the South Dakota Public Utilities Commission, although certain regulatory policies of both agencies indirectly impact local rate levels.

  Long distance toll revenues rose from $1,996,300 in 1996 to $3,478,700 in 1997, an increase of $1,482,400 or 74%. This increase was primarily due to long distance revenues from the TCIC long distance reselling operation acquired by DTG in December 1996.

  Internet service revenue rose from $72,447 in 1996 to $1,021,344 in 1997, an increase of $951,897 or 1,314% due to the inclusion of revenues from the I-way Internet operations acquired in December 1996 and internal growth in revenues from DTG's Internet operations.

  Other revenues decreased from $357,800 in 1996 to $149,800 in 1997, a decrease of $208,000 or 58%. Most of this decrease is due to the transfer of DTG's unregulated customer premises equipment business from its Telephone Operations segment to its Cable Television Operations segment in January 1997.

  Depreciation and amortization expenses rose from $2,011,000 in 1996 to $2,728,000 in 1997, an increase of $717,000 or 36% as a result of DTG's additional capital expenditures for the year and the amortization of costs associated with its acquisitions of TCIC and I-way. See Note 13 to the DTG Annual Financial Statements.

  Other costs and expenses were $8,703,600 in 1997 compared to $4,287,100 in 1996, an increase of $4,416,500 or 103%. Of this increase, $1,214,100 and $2,170,100 represent additional costs and expenses associated with the Internet and long distance operations acquired in December 1996. An additional $611,342 of this increase represents one-time, nonrecurring charges associated with the Conversion-Merger in July 1997. These reorganization expenses do not arise from and are not representative of DTG's ongoing business. See Note 2 to the DTG Annual Financial Statements. The balance of the increase is primarily due to increased employee expense.

                       Cable Television Operations
                            (Dollars in Thousands)

                                                          For the Year Ended
                                                             December 31,
                                                          --------------------
                                                            1997       1996
                                                          ---------  ---------
   Cable Service Revenue................................. $ 1,517.0  $ 1,300.5
   Other Revenue.........................................     375.6       48.7
                                                          ---------  ---------
   Total Revenue.........................................   1,892.6    1,349.2
   Depreciation and Amortization.........................     702.8      423.4
   Other Costs and Expenses..............................   1,620.5    1,302.0
                                                          ---------  ---------
   Operating Income (Loss)............................... $  (430.7) $  (376.2)

  DTG's cable service revenues increased from $1,300,500 in 1996 to $1,517,000 in 1997, an increase of $216,500 or 17%. This increase primarily reflects additional revenues for the entire year of 1997 from the 19 cable systems purchased by DTG during 1996.

  Other revenue increased from $48,700 in 1996 to $375,600 in 1997, an increase of $326,900 or 6,713%. This increase was due to the transfer of DTG's unregulated customer premises equipment

                                      103
                                                               DTG MANAGEMENT'S
                                                        DISCUSSION AND ANALYSIS
business from its Telephone Operations segment to its Cable Television Operations segment in January 1997.

  Depreciation and amortization expenses were $702,800 in 1997 compared to $423,400 in 1996, an increase of $279,400 or 66%. This increase was primarily due to the depreciation of additional assets used to operate the 19 cable systems added by DTG in 1996 for the entire year of 1997.

  Other costs and expenses were $1,620,500 in 1997 compared to $1,302,000 in 1996, an increase of $318,500 or 24%. This increase primarily reflects additional expenses for the entire year of 1997 from the operation of the 19 cable systems purchased by DTG during 1996.

                      Computer Networking Operations
                            (Dollars in Thousands)

                                                            For the Year Ended
                                                               December 31,
                                                            ---------------------
                                                               1997      1996
                                                            ----------- ---------
   Computer Network Sales Revenue.......................... $   1,778.1 $   --
   Other Costs and Expenses................................     1,722.7     --
                                                            ----------- -------
   Operating Income........................................ $      55.4 $   --

  The Computer Networking Operations segment operating results reflect the operations of DTG's DataNet subsidiary for the month of December 1997. DTG acquired DataNet on December 1, 1997. See Note 13 to the DTG Annual Financial Statements.

Access Revenues

  Access revenues are the result of tariffs developed, filed and imposed by local exchange companies for allowing long distance carriers (generally referred to as IXCs) to access their end user customers in the local exchange network. For small ILECs like DTG who are members of the NECA, access revenues are determined, in the case of interstate calls, according to rules issued by the FCC and administered by NECA and, in the case of intrastate calls, by state regulatory agencies. The entire access charge environment for small ILECs is subject to a complex and changing set of state and federal regulations, with some of the revenues directly billed to end users in the form of subscriber line fees and federal/state access charges, and some of the revenues coming directly from NECA. Current rules also result in different calculations of revenue requirements depending on (i) company size; (ii) whether a company is a RBOC or non-RBOC company; and (iii) whether a company is a rural or non-rural company.

  For NECA members like DTG, NECA acts as a pooling mechanism and imposes a uniform tariff on IXC's for NECA-member companies. NECA collects payments from IXCs and distributes settlement payments to its members based on a number of factors, including the allocated cost of providing service. A variety of factors, including increased subscriber counts, cultural and technological changes and rate reductions by IXCs, have resulted in a consistent pattern of increasing use of the nation's telephone network since 1984. This growth has produced higher revenues for NECA and increased settlements for its participating members, including the ILEC division of DTG. These increases, notwithstanding the increase in DTG's ILEC operating expenses, resulted in the increase in DTG's access revenues. DTG cannot ensure that future changes in the rules, both for interstate and intrastate calls, will not adversely affect the calculated revenue requirement of, and the resulting revenues to, DTG.

  For CLECs, which include DTG's new competitive developments, there are varying rules between federal and state jurisdictions, and substantial uncertainty exists as to if and how the existing

                                      104
DTG MANAGEMENT'S
DISCUSSION AND ANALYSIS
access charge environment (that has historically determined revenue requirements for ILECs) should apply to CLECs. DTG is aware that AT&T has requested the FCC to issue a declaratory ruling that IXCs may elect not to purchase switched access services offered under tariff by CLECs. AT&T claims that a substantial number of CLECs are attempting to impose switched access charges that are higher than those charged by ILECs in the areas where the CLECs operate. Comments on AT&T's request were due December 7, 1998, and reply comments were due December 22, 1998. DTG believes that it has, for its CLEC operations, based its filed access tariffs on appropriate, historical allocated cost data from its ILEC operations. DTG had only nominal CLEC access revenues in the comparable 1997 period. For 1998, the CLEC access revenue has increased in direct proportion to its increase in DTG's CLEC customer base. There can be no assurance that future changes in the rules, both for interstate and intrastate calls, either as a result of the AT&T petition or otherwise, will not adversely affect the calculated revenue requirement, and the resulting revenues to DTG from its CLEC operations.

Income Taxes

  DTG historically operated as a stock cooperative and was granted tax-exempt status under Section 501(c)(12) of the Code. Accordingly, income tax expense was related only to certain ancillary operations, such as DTG's cable television operations. Beginning with DTG's conversion from a cooperative to a Delaware corporation in July 1997, all of DTG's operations became taxable. However, because of DTG's consolidated net losses, DTG has accumulated income tax loss carryovers. See Note 4 to the DTG Interim Financial Statements for a full discussion of DTG's income tax issues.

Effects of Inflation

  DTG is subject to the effects of inflation upon its operating costs. DTG's local exchange telephone operations are subject to the jurisdiction of the South Dakota Public Utilities Commission with respect to a variety of matters, including rates for intrastate access services and the conditions and quality of service. Rates for local telephone service are not established directly by regulatory authorities, but their authority over other matters may limit DTG's ability to implement rate increases. In addition, the regulatory process inherently restricts the ability of the ILEC division of DTG's operations to immediately pass cost increases along to customers, unless the cost increases are anticipated and the rate increases are implemented prospectively. The CLEC and other non-ILEC divisions of DTG are subject to competitive pressures, which may limit DTG's ability to pass through inflation related costs to its non-captive customer base.

  All of DTG's long-term debt from the RTFC bears interest on a floating rate set by the RTFC on a monthly basis. This variable rate was 6.65% at September 30, 1998. Effective November 1, 1998, the RTFC decreased the interest rate on all obligations with them by 0.55%. DTG has the option to fix the interest rate on all or a portion of these loans on a quarterly basis. Should inflation rates significantly exceed DTG's expectations, interest rates could increase and DTG's debt service expenses could increase beyond acceptable limits or make the RTFC or any other lender unwilling to extend additional credit to DTG.

Competition

  In February 1996, President Clinton signed into law the Telecommunications Act. The new law represents the biggest change in the rules governing local telephone service since Congress imposed federal regulation and established the FCC in 1934. Under the Telecommunications Act, the monopoly on local service enjoyed by LECs is eliminated and LECs must allow competitors access to their local network facilities. DTG does not know to what extent it will be subject to local competition in the markets it serves under the new rules. The final results of the changes made by the new law will not be known for some time until new rulemaking by the FCC and state regulatory agencies has been

                                      105
                                                               DTG MANAGEMENT'S
                                                        DISCUSSION AND ANALYSIS
completed. DTG is monitoring developments regarding the new regulatory climate closely and expects its operations may be materially affected by the new rules, but DTG cannot predict what effect the new rules will have on its business.

  DTG is presently the only provider of local telephone service in its historical nine local communities and directly competes with each ILEC in the new communities it is developing. Technological developments in competing technologies, such as cellular telephone, digital microwave, coaxial cable, fiber optics and other wireless and wired technologies, may result in new forms of competition to DTG's landline services. DTG and many other members of the local exchange carrier industry are seeking to maintain a strong, universally affordable public telecommunications network through policies and programs that are sensitive to the needs of small communities and rural areas served by DTG. However, there is no assurance that DTG will be able to continue to do so in the future.

  All of DTG's cable television franchises are non-exclusive. In addition to competition from off-air television, other technologies also supply services provided by cable television. These include low power television stations, multi-point distribution systems, over-the-air subscription television and direct broadcast satellites. DTG believes that cable television presently offers a wider variety of programming at a lower cost than any competing technology. However, DTG is unable to predict the effect current or developing sources of competition may have on its cable business.

  DTG's unregulated Internet, long distance, operator services and computer network services businesses are subject to intense competition from many different companies, many of which have substantially greater resources than DTG.

Year 2000 Readiness Disclosure

 An Introduction to the Year 2000 Problem

  DTG is highly dependent upon advanced computer systems and specialized software for the conduct of its business. These systems include switching and network operations, billing and customer care, accounting and reporting and Internet operating systems, as well as a wide assortment of personal computer productivity software. In 1997, as part of its reorganization plan, DTG installed new accounting and reporting systems and began the installation of a new billing and customer service system, currently scheduled for completion in 1999. It also rebuilt its Internet operating systems and installed a new switching platform and software system.

  As part of its systems replacement process, DTG addressed an issue that is facing all users of automated information systems. The issue is that many computer systems that process date sensitive information based on two digits representing the year of the event may recognize a date using "00" as the year 1900 rather than the Year 2000. The inability to correctly recognize "00" as the Year 2000 could affect a wide variety of automated information systems, such as mainframe applications, invoicing and receivables tracking systems, event scheduling systems, personal computers and telecommunication systems, in the form of software failure, errors or miscalculations.

  The discussion below describes DTG's efforts to address this problem. This Year 2000 readiness disclosure is based upon and partially repeats information provided by DTG's outside consultants, vendors and others regarding the Year 2000 readiness of DTG and its customers, vendors and other parties. Although DTG believes this information to be accurate, it has not in each case independently verified such information.

  This Year 2000 readiness disclosure is a "forward-looking statement" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Costs, results,

                                      106
DTG MANAGEMENT'S
DISCUSSION AND ANALYSIS
performance and effects of Year 2000 activities described in those forward-looking statements may differ materially from actual costs, results, performance and effects in the future due to the interrelationship and interdependence of DTG's computer systems and those of its vendors, material service providers, customers and other third parties. Readers are cautioned not to place undue reliance on the following forward-looking statements. Furthermore, DTG undertakes no obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

Year 2000 Compliance Program

  It is difficult to predict with certainty what will happen to DTG's operations when the Year 2000 date is triggered. While DTG has received written certifications from its vendors that its new software systems are Year 2000 compliant, given the complexity of the specialized software used by DTG and the relative newness of the Year 2000 problem, there can be no assurance that unanticipated operating problems will not occur in DTG's systems. Further, like all telecommunications companies, DTG relies on the continuing operations of other telecommunications companies to provide worldwide communications services. DTG must be concerned not only with its own internal systems, but also with the inter-related systems of many other companies over which it exercises no control. Given these circumstances, DTG believes that it is likely that certain of its services will be adversely affected by this problem, although the extent and impact of these service disruptions are virtually impossible to estimate at this time.

  In an attempt to minimize the disruption to the extent possible, DTG has formed a Year 2000 Oversight Committee (the "Committee") with the full authority to establish methodologies, recommend expenditures, and to marshal additional resources as necessary to address the Year 2000 problem. The Committee has the full support of senior management and includes high-level representation from many of DTG's major internal business functions. The Committee is responsible for researching, planning, executing, implementing and completing the Year 2000 compliance goals of DTG. The systems being evaluated by the Committee include DTG's telecommunications network (the "Network"), which processes voice and data information relating to its communications operations, IT internal business systems, which include certain operational, financial and administrative functions, and non-IT systems, which include certain systems that use embedded micro controllers in their operation. As discussed in more detail below, the Committee's assessment of DTG's Year 2000 issues is not yet complete.

  The review includes the following:

    1. increasing employee awareness and communication of Year 2000 issues

    2. inventorying hardware, software and data interfaces and confirming Year 2000 readiness of key vendors

    3. identifying mission-critical components for internal systems, vendor relations and other third parties

    4. estimating costs for remediation

    5. estimating completion dates

    6. correcting/remediating any identified problems

    7. replacing systems or components that cannot be made Year 2000 ready

    8. testing and verifying systems

    9. implementing the remediation plan

  DTG has completed approximately 40% of the activities required for the first step of this review and approximately 29% of the activities required for the second step. DTG is in the initial stages of

                                      107
                                                               DTG MANAGEMENT'S
                                                        DISCUSSION AND ANALYSIS
performing the activities required to complete the remaining steps and has begun to develop contingency plans to handle its most reasonably likely worst case Year 2000 scenarios.

  A component of assessing DTG's ILEC, CLEC and cable networks includes an assessment and survey of Year 2000 readiness of key business partners. The network relies significantly on the provisioning and switching capabilities of the other ILECs and IXCs in those markets in which DTG provides services. DTG has not received certification from these carriers indicating that they are Year 2000 compliant, but has been notified that some of the carriers have initiated programs to mitigate their Year 2000 issues in 1999. However, there can be no assurance that the systems of the carriers will become Year 2000 compliant before January 1, 2000.

Year 2000 Readiness Costs

  To date, DTG's primary costs for its Year 2000 compliance program are employee costs associated with DTG's internal management information systems employees and other personnel, which DTG expenses as part of its General and Administrative Expense. Such costs to date have not been material. DTG currently estimates that the total cost to make DTG's internal systems Year 2000 compliant is approximately $250,000, most of which will be expensed by DTG as the costs are incurred.

  DTG's estimate of its Year 2000 readiness costs is a "forward-looking statement" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Costs, results and effects of Year 2000 activities described in this forward-looking statement may differ materially from actual costs, results and effects in the future due to the interrelationship and interdependence of DTG's computer systems and those of its vendors, material service providers, customers and other third parties.

Contingency Plans

  DTG believes that the design of its network and support systems could provide DTG with certain operating contingencies in the event material external systems fail. DTG's major network operating facilities and systems are backed up with auxiliary power generators believed to be capable of operating all equipment and systems for indeterminate periods should power supplies fail. Certain ancillary systems are backed up by emergency battery systems. In addition, contingency plans are currently being developed to address other problem areas. Because of the inability of DTG's contingency plans to eliminate the negative impact that disruptions in other carriers' services would create, there can be no assurance that DTG will not experience disruptions in its services.

  DTG believes that with modifications to existing software and conversions to new software, the Year 2000 issue will not pose material, unremediable operational problems for its internal systems. However, given the current uncertainty about the possible extent of the Year 2000 problem, management cannot provide assurance that these efforts will be successful or that the remediation costs will not be materially different from DTG's current estimates. At worst case, failure by DTG or by certain of its interconnected service providers or software vendors to remediate Year 2000 compliance issues could result in the disruption of DTG's operations, possibly impacting operation of the network and DTG's ability to bill or collect revenues. A prolonged network outage could have a material adverse effect on DTG's results of operations, cash flows, and could possibly affect its ability to service its indebtedness.

Recently Issued Accounting Pronouncements

  In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). This pronouncement, effective for calendar year 1998 financial statements,

                                      108
DTG MANAGEMENT'S
DISCUSSION AND ANALYSIS
requires reporting segment information consistent with the way executive management of an entity disaggregates its operations internally to assess performance and make decisions regarding resource allocations. Among information to be disclosed, SFAS 131 requires an entity to report a measure of segment profit or loss, certain specific revenue and expense items and segment assets. SFAS 131 also requires reconciliations of total segment revenues, total segment profit or loss and total segment assets to the corresponding amounts shown in the entity's consolidated financial statements. DTG expects that the adoption of SFAS 131 will require DTG to discontinue reporting segments currently disclosed in its annual consolidated financial statements due to the increasing convergence of its computer, telephone and cable television businesses.

  In June 1998, the FASB issued Statement of Financial Accounting Standard No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133 establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that a company must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting.

  SFAS 133 is effective for fiscal years beginning after June 15, 1999. A company may also implement SFAS 133 as of the beginning of any fiscal quarter after issuance (fiscal quarters beginning June 16, 1998 and thereafter). SFAS 133 cannot be applied retroactively. SFAS 133 must be applied to (a) derivative instruments, and (b) certain derivative instruments embedded in hybrid contracts that were issued, acquired, or substantively modified after December 31, 1997 (and, at DTG's election, before January 1, 1998).

  DTG does not expect the impact of the adoption of SFAS 133 to be material to DTG's results of operations as DTG does not currently hold any derivative instruments or engage in hedging activities.

  No other recently issued accounting pronouncements are expected to have a significant effect on future financial statements.

                                      109
                                                               DTG MANAGEMENT'S
                                                        DISCUSSION AND ANALYSIS

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                         OWNERS AND MANAGEMENT OF DTG

  Holders of record of DTG Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting and any adjournment of that meeting. As of the Record Date, there were 2,179,676 shares of DTG Common Stock issued and outstanding. Each share of DTG Common Stock is entitled to one vote on each matter submitted for stockholder action.

  The following table sets forth information concerning the number of shares of DTG Common Stock held by each stockholder who is known to DTG's management to be the beneficial owner of more than five percent of the outstanding DTG Common Stock as of December 15, 1998.

                                   Beneficial                McLeodUSA Common
                                  Ownership of             Stock to be received
Name and Address of                DTG Common    Percent    in connection with
Beneficial Owner of Common Stock  Stock(1)(2)  of Class(3)      the Merger
--------------------------------  ------------ ----------- --------------------
Gery Baar........................   171,154       7.2%            74,076
c/o DTG
P.O. Box 66
Irene, South Dakota 57037
Douglas English..................   171,516       7.2%            74,233
c/o DTG
P.O. Box 66
Irene, South Dakota 57037




--------
Footnotes begin on page  .

                                      110
DTG OWNERSHIP

  The following table sets forth information concerning the number of shares of DTG Common Stock held as of December 15, 1998 by each of DTG's directors, each of the named executive officers and all of DTG's directors and executive officers as a group.

                                   Amount and Nature of Beneficial Ownership
                                           of DTG Common Stock (1)(2)
                          ------------------------------------------------------------
                                                                      McLeodUSA Common
                             Sole       Shared                          Stock to be
                          Voting and   Voting or    Total    Percent    received in
                          Dispositive Dispositive Beneficial    of    connection with
Name of Beneficial Owner     Power     Power(4)   Ownership  Class(3)  the Merger(8)
------------------------  ----------- ----------- ---------- -------- ----------------
Craig A. Anderson(5)....     80,860        --       80,860      3.4%      102,061
Ross L. Benson(6).......      1,500      2,000       3,500        *         1,515
Dale Q. Bye(6)..........      1,200      2,264       3,464        *         1,499
Jeffrey J. Goeman(6)....      1,200      3,684       4,884        *         2,114
William P. Heaston......      1,020        --        1,020        *           441
Thomas W. Hertz(5)......     82,072        --       82,072      3.5%      102,585
James H. Jibben(6)......      1,712      2,000       3,712        *         1,607
Palmer O. Larson(6).....      1,200      2,186       3,386        *         1,466
Jeffrey G. Parker(7)....    115,194        --      115,194      4.9%       49,856
John A. Roth(6).........      3,054      2,162       5,216        *         2,258
John A. Schaefer(6).....      1,584      2,000       3,584        *         1,552
All directors and
 executive officers as a
 group (12 persons).....    290,596     16,296     306,892     12.9%      266,954

--------
* Less than one percent
(1) The numbers of shares stated are based on information furnished by each person listed and include shares personally owned of record by that person and shares that, under applicable regulations, are considered to be otherwise beneficially owned by that person. Under these regulations, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power or dispositive power with respect to the security. Voting power includes the power to vote or to direct the voting of the security. Dispositive power includes the power to dispose or to direct the disposition of the security. A person also will be considered the beneficial owner of a security if the person has a right to acquire beneficial ownership of the security within 60 days.

(2) In connection with the acquisitions by the Cooperative of TCIC and I-way, the Cooperative entered into Standstill Agreements (the "Cooperative Standstill Agreements") with each of the former shareholders of TCIC and I-way (collectively, the "Sellers"). The Sellers received shares of Cooperative preferred stock and warrants to purchase additional shares of Cooperative preferred stock. Under the Cooperative Standstill Agreements, the Sellers agreed to refrain from certain actions, including: (i) acquiring any DTG Common Stock in excess of five percent of DTG Common Stock outstanding at any time during the term of the Cooperative Standstill Agreements, with certain exceptions such as the sale or transfer of shares among the Sellers; (ii) making or participating in any "solicitation of proxies," as that term is defined in Regulation 14A under the Exchange Act; (iii) forming, joining or participating in a "group," as that term is defined in Section 13(d)(3) of the Exchange Act, with respect to any DTG Common Stock; (iv) initiating or participating in any stockholder proposal to be voted upon by the holders of DTG Common Stock or calling any special meeting of stockholders of DTG; (v) depositing any shares of DTG Common Stock into a voting trust or subjecting such shares to a voting agreement; or (vi) seeking in any way to gain control of DTG or the DTG Board or seeking to influence DTG's management or policies.

                                      111
                                                                  DTG OWNERSHIP

  The Cooperative Standstill Agreements further provide that the Sellers will not dispose of any shares of DTG Common Stock (with certain exceptions) except in accordance with certain provisions of the Cooperative Standstill Agreements. The Cooperative Standstill Agreements grant to DTG a "First Purchase Option" to buy all, but not less than all, of the Sellers' shares of DTG Common Stock that they wish to sell ("First Option Shares") for a period of three years following the date that the Cooperative preferred stock was converted into shares of DTG Common Stock. Under the First Purchase Option, if a Seller desires to sell any of the person's shares of DTG Common Stock, the Seller must first notify DTG, which then has 30 days to determine whether to purchase the First Option Shares. If DTG exercises its option, it must purchase all of the First Option Shares. If DTG does not exercise its First Purchase Option, the Seller who gave the notice may then sell those First Option Shares to a third party at the same price specified in the person's initial notice to DTG. However, if the Seller fails to sell the First Option Shares to a third party within 60 days after DTG's option expires, then the process must start over.

    Under the Cooperative Standstill Agreements, in the event that a third party makes a tender offer (a "Tender Offer") for shares of DTG Common Stock, then the Sellers must grant DTG an option (the "Tender Offer Option") to purchase all, but not less than all, of the shares that the Sellers wish to sell in the Tender Offer. This process works much the same as for a First Purchase Option, except that the deadlines are shorter. In addition, if a competing tender offer arises prior to the closing of the sale pursuant to the Tender Offer Option at a higher per-share price, the Sellers can withdraw their notice of the Tender Offer Option, after which the process starts over. The price per share pursuant to the Tender Offer Option is the product of (i) the number of shares subject to the Tender Offer Option with respect to which DTG exercises its option, multiplied by
  (ii) the Tender Offer price per share as in effect on the last day specified in the Tender Offer on which the offeror may accept shares of DTG Common Stock for payment or exchange. If DTG fails to exercise its Tender Offer Option, then the Sellers can sell their shares in the Tender Offer, but at a price not less than that specified in the notice of the Tender Offer Option.

    The provisions of the Cooperative Standstill Agreements described in the first paragraph above apply for a period of five years beginning on July 25, 1997. The provisions described in the second paragraph above apply for three years after July 25, 1997. The Cooperative Standstill Agreements do not contain any specific termination provisions.

    In connection with the DataNet acquisition, DTG entered into Cooperative Standstill Agreements with the former shareholders of DataNet. The terms of these Cooperative Standstill Agreements are substantially the same as those of the Sellers' Cooperative Standstill Agreements with the exception that the various time periods, instead of running from July 25, 1997, run from December 1, 1997.

(3) The percentages reflected in this column were computed with reference to a total of 2,179,676 shares of DTG Common Stock outstanding as of the Record Date plus, where applicable, options to purchase shares of DTG Common Stock currently outstanding that are currently exercisable or that may be exercised within 60 days. The number of shares outstanding does not include an aggregate of 378,364 shares of DTG Common Stock that are issuable to former holders of Cooperative common stock and capital credit accounts upon satisfaction by them of the exchange and informational conditions to the issuance of such shares.

(4) These numbers include shares over which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or property right, and shares held by spouses and children over whom the listed person may have influence by reason of relationship.

                                      112
DTG OWNERSHIP

(5) The number of shares includes options to purchase shares of DTG Common Stock exercisable within 60 days held by the following persons:

   Name                                                         Number of Shares
   ----                                                         ----------------
   Craig A. Anderson...........................................      77,648
   Thomas W. Hertz.............................................      77,648

(6) Includes (i) 2,000 shares awarded as outside director compensation for serving as a director for five years or more, issued effective January 1, 1998, (ii) options to acquire 800 shares that are immediately exercisable and were granted pursuant to DTG's 1997 Stock Incentive Plan, and
    (iii) options to acquire 400 shares that are immediately exercisable and were granted earlier (effective January 1, 1999) under DTG's 1997 Stock Purchase Plan.

(7) Includes (i) shares acquired pursuant to the exercise of options granted in connection with the acquisitions of TCIC and I-way, (ii) options to acquire 800 shares that are immediately exercisable and were granted pursuant to DTG's 1997 Stock Incentive Plan, and (iii) options to acquire 400 shares that are immediately exercisable and were granted earlier (effective January 1, 1999) under DTG's 1997 Stock Purchase Plan.

(8) Reflects McLeodUSA Common Stock to be received in connection with the Merger (i) in exchange for currently owned shares of DTG Common Stock,
    (ii) in exchange for currently owned options to purchase shares of DTG Common Stock, and (iii) as awards that would be made by McLeodUSA directly to Messrs. Hertz and Anderson pursuant to Employment Agreements with McLeodUSA. See "The Merger--Interests of Certain Persons in the Merger," on page .

                                      113
                                                                  DTG OWNERSHIP

                          DTG EXECUTIVE COMPENSATION

  The following table shows certain information concerning the compensation paid to Messrs. Hertz and Anderson ("named executive officers") for services rendered to DTG or the Cooperative, as applicable, during the years ended December 31, 1998, 1997 and 1996. No other executive officer of DTG or the Cooperative earned salary and bonus compensation in excess of $100,000 during 1998.

                        Summary Compensation Table

                                                    Long-Term
                                                   Compensation
                                                      Awards
                                                   ------------
                             Annual Compensation    Number of
                             ---------------------  Securities
Name and Principal                                  Underlying     All Other
Position                Year  Salary    Bonus(1)     Options    Compensation(2)
------------------      ---- ---------- ---------- ------------ ---------------
Thomas W. Hertz........ 1998 $  151,154 $       0     16,200        $20,490
Chairman and Chief
 Executive Officer      1997    129,808    15,000    123,980         15,702
                        1996    118,940       --         --           1,439
Craig A. Anderson...... 1998 $  122,115 $       0     16,200        $16,832
 President, Chief
  Financial             1997     96,154     7,500    123,980          7,105
 Officer and Treasur-
  er(3)                 1996     28,725       --         --           1,195

--------
(1) This column represents the cash value of shares of DTG Common Stock awarded to the above individuals.

(2) All other compensation represents (i) premiums paid by DTG or the Cooperative, as applicable, for life insurance on Mr. Hertz ($1,445 in 1998) and Mr. Anderson ($1,445 in 1998); (ii) DTG or Cooperative contributions to pension and 401(k) plans for Mr. Hertz ($9,976 in 1998) and Mr. Anderson ($8,060 in 1998); and (iii) DTG contributions to the DTG Employee Stock Ownership Plan for Mr. Hertz ($9,069 in 1998) and Mr. Anderson ($7,327 in 1998).
(3) Mr. Anderson began his employment with the Cooperative on September 15, 1996.

  The following tables set forth information regarding stock options granted to the named executive officers during the last fiscal year and stock options held by the named executive officers at the end of the last fiscal year. None of the named executive officers exercised any stock options during 1998.

                    Option Grants In Last Fiscal Year

                                              Percent of Total
                         Number of Securities Options Granted
                              Underlying      to Employees In
Name                      Options Granted(1)    Fiscal Year    Exercise Price Expiration Date
----                     -------------------- ---------------- -------------- ---------------
Thomas W. Hertz.........           100              0.1%           $12.50         1-2-2008
                                16,100             14.3%           $12.50        2-27-2008
Craig A. Anderson.......           100              0.1%           $12.50         1-2-2008
                                16,100             14.3%           $12.50        2-27-2008

--------

(1) These options call for delayed vesting so that 20 percent of each option became exercisable on the date of grant and 20 percent becomes exercisable on each anniversary of the grant if the optionee is then employed by DTG.

                      Fiscal Year-End Option Values

                              Number of Securities
                             Underlying Unexercised     Value of Unexercised
                             Options at Fiscal Year-   In-the-Money Options at
                                       End               Fiscal Year-End(1)
                            ------------------------- -------------------------
Name                        Exercisable Unexercisable Exercisable Unexercisable
----                        ----------- ------------- ----------- -------------
Thomas W. Hertz............   77,648       62,532      $469,388     $312,926
Craig A. Anderson..........   77,648       62,532      $469,388     $312,926

--------

(1) Based on a market value of $12.50 per share at December 31, 1998.

                                      114
DTG EXECUTIVE COMPENSATION

  During 1998, DTG compensated its directors at the rate of $500 per regular monthly board meeting attended, $400 per special board meeting attended, $100 per special telephonic board meeting attended, and $250 for attendance by teleconference at regular monthly board meetings. Directors also are provided with travel and accident insurance at a cost of $125 per year per director. Directors are eligible to participate in the medical reimbursement plan. Directors are reimbursed for travel expenses for attending meetings.

  Under DTG's 1997 Stock Incentive Plan, each non-employee director of DTG is entitled to receive semi-annually, on June 30 and December 31 of each year, stock options to purchase 400 shares of DTG Common Stock at 100 percent of the market value on the date of grant. The stock options will be issued for a term of 10 years. The formula grant provisions for non-employee directors may be amended by the Board of Directors not more than once every six months, other than to comport with changes in the Code, the Exchange Act or the rules thereunder. Non-employee directors may pay the exercise price using previously held shares of DTG Common Stock to the extent that other plan participants are permitted to do so.

  In November 1997, the DTG Board adopted the Director Stock Plan of 1997, under which each non-employee director who has or will have served more than five years on the DTG Board (including service as a director of the Cooperative) received a one-time award of 2,000 shares of DTG Common Stock. This award was payable on January 1, 1998 to directors who had previously served five years, and will be payable on the fifth anniversary of service to all other non-employee directors.

  Employment Agreements. DTG has separate but substantially identical Employment Agreements ("Agreements") with Mr. Hertz and Mr. Anderson (the "Executives"). Each Agreement is for a three-year term of employment. However, the employment term under each Agreement will be automatically extended for an additional year at the end of each year, unless either party gives written notice that the employment term under the Agreement is not to be extended further, in which case the employment term under the Agreement will expire at the end of two additional years, except that the employment term under the Agreement will also be extended automatically for three years following the date of any Change in Control (as defined in the Agreements) occurring during the employment term under the Agreement. The current terms of the Agreements are until December 31, 2000. Except with respect to certain indemnification provisions, these Agreements will be replaced by the Employment Agreements described in "The Merger -- Interests of Certain Persons in the Merger" on page 31.

  The Agreements provide minimum salaries of $135,000 per year for Thomas W. Hertz and $100,000 per year for Craig A. Anderson, and also provide for an annual bonus to each of the Executives equal to 15% of the increase, if any, in corporate net income over prior year net income. "Net income," for purposes of the bonus calculations, is pre-tax net income before depreciation, amortization and other non-cash expenses, before annual bonuses under the two Agreements and after eliminating the effect of extraordinary items. Under the formula, no bonuses were paid for 1998.

  Under the Agreements, DTG or the Executive may terminate the Executive's employment at any time upon 30 days' notice. If DTG terminates the Executive's employment involuntarily during the employment term under the Agreements other than as the result of a Disability or for Cause, or if the Executive terminates the employment for Good Reason during the employment term under the Agreements, the Agreements entitle the terminated Executive to Severance Pay. "Disability" is defined as the Executive's inability to substantially perform his duties for a continuous period of nine months. "Cause" is defined as willful and continued failure by the Executive to substantially perform his duties after notice of the deficiency, or willful misconduct by the Executive that is materially injurious to DTG and occurs without the good-faith belief by the Executive that the action was in the best interests of DTG. Termination for Cause requires the affirmative vote of two-thirds of the Board of Directors. "Good Reason" is defined to include: (i) a material breach by DTG of the Agreements or

                                      115
DTG EXECUTIVE COMPENSATION
any other agreement with the Executive; (ii) assignment to the Executive of duties inconsistent with his position; (iii) removal of the Executive from his position; (iv) relocation of DTG's principal executive offices outside a 60-mile radius from Irene, South Dakota or any requirement by DTG that the Executive be located other than at the executive offices or that he engage in substantially increased job related travel; or (v) failure of DTG to obtain the agreement of any successor to assume the Agreements. The Executive may not terminate his employment with Good Reason without first giving DTG notice and ten days' opportunity to cure any occurrence constituting Good Reason.

  "Severance Pay" under the Agreements consists of continuation of the Executive's salary, bonus and benefits for the unexpired employment term under the Agreements at the time of the termination (with a minimum annual bonus each year equal to that of the year before the termination), reasonable out-placement services and immediate vesting of all restricted stock and stock option rights. Severance Pay is not reduced by any post-termination employment or other income of the Executive. If the Executive dies while entitled to receive Severance Pay, the remaining Severance Pay is to be paid to the Executive's estate. If a termination entitling the Executive to Severance Pay occurs after a Change in Control, or if DTG defaults on Severance Pay obligations, the monthly salary and bonus payments are accelerated and become payable immediately in a lump sum.

  The Agreements prohibit the Executive from competing with DTG during his employment, and after his employment while he is receiving Severance Pay. The Executive may end the post-employment noncompetition period at any time by renouncing any right to further Severance Pay.

  The Agreements provide for payment of the Executive's reasonable legal fees and expenses incurred in seeking to enforce the Executive's rights under the Agreements, to the extent the Executive is successful in his claims, with payment made contemporaneously but with the Executive required to repay any amount to which he is ultimately found not to be entitled. The Agreements also provide that DTG will make the Executive whole for any taxes, interest or penalties incurred by the Executive on account of the characterization of any payment to which the Executive is entitled from DTG as an "excess parachute payment" under Section 280G of the Code or any successor provision of the Code, so that the net payments to the Executive after all such taxes, interest and penalties will be the same as if no such characterization had occurred.

  Indemnity Agreements. DTG has entered into indemnity agreements with each director and executive officer of DTG (collectively, "Leaders"). The indemnity agreements indemnify each Leader against all expenses incurred in connection with any action or investigation involving the Leader by reason of his or her position with DTG (or with another entity at DTG's request). The Leader will also be indemnified for costs, including judgments, fines and penalties, indemnifiable under Delaware law or under the terms of any current or future liability insurance policy maintained by DTG that covers the Leaders. A Leader involved in a derivative suit will be indemnified for expenses and amounts paid in settlement. Indemnification is dependent in every instance on the Leader meeting the standards of conduct set forth in the indemnity agreements. If a change in control or potential change in control occurs, DTG will fund a trust to satisfy its anticipated indemnification obligations. McLeodUSA has agreed, in the Merger Agreement, to honor certain of DTG's indemnification obligations to the Leaders. See "Terms of the Merger Agreement and Related Transactions" on page 37.

  Stock Plan Provisions. DTG's 1997 Stock Incentive Plan provides that, unless the DTG Board or its Compensation Committee determines otherwise, upon a "change in control" of DTG as defined in that plan all outstanding stock option and other awards of stock and restricted stock shall become immediately exercisable and fully vested and nonforfeitable. In addition, upon a change in control of DTG, the Compensation Committee may, in its discretion, determine that some or all participants holding outstanding stock options shall receive cash in lieu of some or all of the stock subject to such options in an amount equal to the excess of the highest price per share actually paid in connection with the change in control of DTG over the exercise price per share under such options. Under the terms of the Merger Agreement, all outstanding options to purchase shares of DTG Common Stock will be converted into options to purchase McLeodUSA Common Stock. See "Terms of the Merger Agreement and Related Transactions--Conversion of DTG Common Stock and Conversion--Merger Rights; Treatment of Options" on page 39.

                                      116
                                                     DTG EXECUTIVE COMPENSATION

       McLEODUSA CAPITAL STOCK AND COMPARISON OF STOCKHOLDER RIGHTS

  If the Merger is completed, shares of DTG Common Stock will be converted into shares of McLeodUSA Common Stock. As a result, DTG stockholders, whose rights are currently governed by the DGCL, the DTG Certificate of Incorporation and the DTG Bylaws, would become McLeodUSA stockholders, whose rights are governed by the DGCL, the McLeodUSA Certificate of Incorporation and the McLeodUSA Bylaws.

  The following is a description of the capital stock of McLeodUSA, including the McLeodUSA Common Stock to be issued in the Merger, and a summary of the material differences between the rights of DTG stockholders and McLeodUSA stockholders. These differences arise from the differences between the governing instruments of McLeodUSA (the McLeodUSA Certificate of Incorporation and the McLeodUSA Bylaws) relative to the governing instruments of DTG (the DTG Certificate of Incorporation and the DTG Bylaws). Although it is impractical to compare all of the aspects in which the companies' governing instruments differ with respect to stockholders' rights, the following discussion summarizes the significant differences between them.

DESCRIPTION OF McLEODUSA CAPITAL STOCK

  The following summary description of the capital stock of McLeodUSA does not purport to be complete and is qualified in its entirety by the provisions of the McLeodUSA Certificate of Incorporation and the McLeodUSA Bylaws and by the applicable provisions of the DGCL. For information on how to obtain copies of the McLeodUSA Certificate of Incorporation and the McLeodUSA Bylaws, see "Where You Can Find More Information."

Authorized and Outstanding Capital Stock of McLeodUSA

  Pursuant to the McLeodUSA Certificate of Incorporation, McLeodUSA has authority to issue 274,000,000 shares of capital stock, consisting of 250,000,000 shares of McLeodUSA Common Stock, 22,000,000 shares of Class B Common Stock, par value $.01 per share (the "McLeodUSA Class B Common Stock"), and 2,000,000 shares of Preferred Stock, par value $.01 per share (the "McLeodUSA Preferred Stock"). As of November 30, 1998, 63,498,849 shares of McLeodUSA Common Stock, no shares of McLeodUSA Class B Common Stock and no shares of McLeodUSA Preferred Stock were issued and outstanding.

  The rights of the holders of McLeodUSA Common Stock and McLeodUSA Class B Common Stock discussed below are subject to such rights as the McLeodUSA Board may hereafter confer on holders of McLeodUSA Preferred Stock that may be issued in the future. Such rights may adversely affect the rights of holders of McLeodUSA Common Stock or McLeodUSA Class B Common Stock, or both.

McLeodUSA Common Stock

  Voting Rights. Each holder of McLeodUSA Common Stock is entitled to attend all special and annual meetings of the stockholders of McLeodUSA and, together with the holders of shares of McLeodUSA Class B Common Stock and the holders of all other classes of stock entitled to attend and vote at such meetings, to vote upon any matter (including, without limitation, the election of directors) properly considered and acted upon by the stockholders of McLeodUSA. Holders of McLeodUSA Common Stock are entitled to one vote per share.

  Liquidation Rights. In the event of any dissolution, liquidation or winding up of McLeodUSA, whether voluntary or involuntary, the holders of McLeodUSA Common Stock, the holders of McLeodUSA Class B Common Stock and holders of any class or series of stock entitled to participate

                                      117
McLEODUSA CAPITAL STOCK AND
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

therewith, shall become entitled to participate in the distribution of any assets of McLeodUSA remaining after McLeodUSA has paid, or provided for payment of, all debts and liabilities of McLeodUSA and after McLeodUSA has paid, or set aside for payment, to the holders of any class of stock having preference over the McLeodUSA Common Stock in the event of dissolution, liquidation or winding up the full preferential amounts (if any) to which they are entitled.

  Dividends. Dividends may be paid on the McLeodUSA Common Stock, the McLeodUSA Class B Common Stock and on any class or series of stock entitled to participate therewith when and as declared by the McLeodUSA Board.

  No Preemptive or Conversion Rights. The holders of McLeodUSA Common Stock have no preemptive or subscription rights to purchase additional securities issued by McLeodUSA nor any rights to convert their McLeodUSA Common Stock into other securities of McLeodUSA or to have their shares redeemed by McLeodUSA.

McLeodUSA Class B Common Stock

  Voting Rights. Each holder of McLeodUSA Class B Common Stock is entitled to attend all special and annual meetings of the stockholders of McLeodUSA and, together with the holders of shares of McLeodUSA Common Stock and the holders of all other classes of stock entitled to attend and vote at such meetings, to vote upon any matter or thing (including, without limitation, the election of directors) properly considered and acted upon by the stockholders of McLeodUSA. Holders of McLeodUSA Class B Common Stock are entitled to .40 vote per share.

  Liquidation Rights. In the event of any dissolution, liquidation or winding up of McLeodUSA, whether voluntary or involuntary, the holders of McLeodUSA Class B Common Stock, the holders of McLeodUSA Common Stock and the holders of any class or series of stock entitled to participate therewith, shall become entitled to participate in the distribution of any assets of McLeodUSA remaining after McLeodUSA has paid, or provided for payment of, all debts and liabilities of McLeodUSA and after McLeodUSA has paid, or set aside for payment, to the holders of any class of stock having preference over the McLeodUSA Class B Common Stock in the event of dissolution, liquidation or winding up the full preferential amounts (if any) to which they are entitled.

  Dividends. Dividends may be paid on the McLeodUSA Class B Common Stock, the McLeodUSA Common Stock and on any class or series of stock entitled to participate therewith when and as declared by the McLeodUSA Board.

  Conversion Into Common Stock; No Other Preemptive or Conversion Rights. The shares of McLeodUSA Class B Common Stock may be converted at any time at the option of the holder into fully paid and nonassessable shares of McLeodUSA Common Stock at the rate of one share of Common Stock for each share of Class B Common Stock (as adjusted for any stock split). Except for this conversion right, the holders of McLeodUSA Class B Common Stock have no preemptive or subscription rights to purchase additional securities issued by McLeodUSA nor any rights to convert their McLeodUSA Class B Common Stock into other securities of McLeodUSA or to have their shares redeemed by McLeodUSA.

McLeodUSA Preferred Stock

  The McLeodUSA Certificate of Incorporation authorizes the McLeodUSA Board, from time to time and without further stockholder action, to provide for the issuance of up to 2,000,000 shares of McLeodUSA Preferred Stock, in one or more series, and to fix the relative rights and preferences of the shares, including voting powers, dividend rights, liquidation preferences, redemption rights and conversion privileges. As of the date hereof, the McLeodUSA Board has not provided for the issuance

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                                                    McLEODUSA CAPITAL STOCK AND
                                               COMPARISON OF STOCKHOLDER RIGHTS
of any series of such McLeodUSA Preferred Stock and there are no agreements or understandings for the issuance of any such McLeodUSA Preferred Stock. Because of its broad discretion with respect to the creation and issuance of McLeodUSA Preferred Stock without stockholder approval, the McLeodUSA Board could adversely affect the voting power of the holders of McLeodUSA Common Stock and, by issuing shares of McLeodUSA Preferred Stock with certain voting, conversion and/or redemption rights, could discourage any attempt to obtain control of McLeodUSA.

INVESTOR AGREEMENT AND STOCKHOLDERS' AGREEMENT

  McLeodUSA has entered into an agreement (as amended, the "Investor Agreement") with IES, MHC and Clark E. and Mary E. McLeod (collectively, the "Investor Stockholders") and certain other stockholders. The Investor Agreement provides that each Investor Stockholder, for so long as such Investor Stockholder owns at least 10% of the outstanding capital stock of McLeodUSA, shall vote such Investor Stockholder's stock and take all action within its power to (i) establish the size of the McLeodUSA Board at nine directors; (ii) cause to be elected to the McLeodUSA Board one director designated by IES (for so long as IES owns at least 10% of the outstanding capital stock of McLeodUSA); (iii) cause to be elected to the McLeodUSA Board one director designated by MHC (for so long as MHC owns at least 10% of the outstanding capital stock of McLeodUSA); (iv) cause to be elected to the McLeodUSA Board three directors who are executive officers of McLeodUSA designated by Clark E. McLeod (for so long as Clark E. and Mary E. McLeod collectively own at least 10% of the outstanding capital stock of McLeodUSA); and (v) cause to be elected to the McLeodUSA Board four independent directors nominated by the McLeodUSA Board. The Investor Agreement also provides that, for a period ending in March 1999 and subject to certain exceptions, each of IES and MHC will refrain from acquiring, or agreeing or seeking to acquire, beneficial ownership of any securities issued by McLeodUSA.

  In the event that either IES or MHC becomes the beneficial owner of 50% or more of the shares of capital stock of McLeodUSA beneficially owned by the other (the "Acquired Investor Stockholder"), the Investor Agreement provides that (i) the Acquired Investor Stockholder will lose the right to nominate a director to the McLeodUSA Board, (ii) until October 23, 1999, the acquiring party (the "Acquiring Investor Stockholder") will vote all shares beneficially owned by such party in excess of 25% of the voting power of the outstanding capital stock of McLeodUSA either (A) in accordance with the recommendations of the McLeodUSA Board or (B) for or against or abstaining in the same proportion as the shares owned by all other stockholders, (iii) the Acquiring Investor Stockholder will cause, or use its best efforts to cause, all shares of capital stock of McLeodUSA beneficially owned by it to be represented in person or by proxy at all stockholder meetings through October 23, 1999, and
(iv) the Acquiring Investor Stockholder will not, and will use its best efforts to cause its affiliates and associates not to, deposit any such shares of capital stock of McLeodUSA in a voting trust or enter into a voting agreement or other agreement of similar effect with any other person prior to October 23, 1999.

  In the event a third party becomes the beneficial owner of 50% or more of the shares of capital stock of McLeodUSA beneficially owned by MHC and 50% or more of the shares of capital stock of McLeodUSA beneficially owned by IES, the Investor Agreement provides that IES and MHC (i) will lose the right to nominate any directors to the McLeodUSA Board, (ii) until October 23, 1999, will vote, or use their respective best efforts to direct the voting of, all shares beneficially owned by such third party in excess of 25% of the voting power of the outstanding capital stock of McLeodUSA either (A) in accordance with the recommendations of the McLeodUSA Board or (B) for or against or abstaining in the same proportion as the shares owned by all other stockholders, (iii) will cause, or use their best efforts to cause, all shares of capital stock of McLeodUSA beneficially owned by them to be represented in person or by proxy at all meetings of McLeodUSA's stockholders through October 23, 1999, and (iv) will not, and will use their respective best efforts to cause their affiliates and associates

                                      119
McLEODUSA CAPITAL STOCK AND
COMPARISON OF STOCKHOLDER RIGHTS
not to, deposit any such shares of capital stock of McLeodUSA in a voting trust or enter into a voting agreement or other agreement of similar effect with any other person prior to October 23, 1999.

  On June 14, 1997, certain shareholders of CCI (collectively, the "CCI Shareholders"), McLeodUSA and the Investor Stockholders entered into a Stockholders' Agreement (as amended, the "Original Stockholders' Agreement"), which became effective on September 24, 1997. Pursuant to the Original Stockholders' Agreement, which amends and restates the Investor Agreement among the parties thereto, each Investor Stockholder and the CCI Shareholders, for so long as each such party owns at least 10% of the outstanding McLeodUSA Common Stock, shall, for a period of three years after September 24, 1997, vote such party's shares and take all action within its power to (i) establish the size of the McLeodUSA Board at up to eleven directors; (ii) cause to be elected to the McLeodUSA Board one director designated by IES (for so long as IES owns at least 10% of the outstanding McLeodUSA Common Stock); (iii) cause to be elected to the McLeodUSA Board one director designated by MHC (for so long as MHC owns at least 10% of the outstanding McLeodUSA Common Stock); (iv) cause to be elected to the McLeodUSA Board three directors who are executive officers of McLeodUSA designated by Clark E. McLeod (for so long as Clark and Mary McLeod collectively own at least 10% of the McLeodUSA Common Stock); (v) cause Richard A. Lumpkin to be elected to the McLeodUSA Board (for so long as the CCI Shareholders collectively own at least 10% of the McLeodUSA Common Stock); and (vi) cause to be elected to the McLeodUSA Board four non-employee directors nominated by the McLeodUSA Board. The Original Stockholders' Agreement provides that, for a period ending in June 1999 and subject to certain exceptions each of IES and MHC will refrain from acquiring, or agreeing or seeking to acquire beneficial ownership of any securities issued by McLeodUSA. The Original Stockholders' Agreement also provides that, until September 24, 1998, and subject to certain exceptions, no Investor Stockholder or CCI Shareholder will offer, sell, contract to sell, grant any option to purchase or otherwise dispose of, directly or indirectly, ("Transfer"), any equity securities of McLeodUSA without the consent of the McLeodUSA Board. In addition, the Original Stockholders' Agreement provides that if McLeodUSA grants any Investor Stockholder or CCI Shareholder the opportunity to register equity securities of McLeodUSA under the Securities Act, McLeodUSA will grant all other Investor Stockholders and CCI Shareholders the same opportunity to register their pro rata portion of McLeodUSA equity securities owned by them. The other operative provisions of the Investor Agreement remain unchanged in the Original Stockholders' Agreement.

  On November 18, 1998, McLeodUSA entered into a Stockholders' Agreement (the "Stockholders' Agreement") with IES, Clark E. and Mary E. McLeod, and Richard
A. Lumpkin, Gail G. Lumpkin and certain other parties affiliated or related thereto (collectively, the "Lumpkins," and together with IES and Clark E. and Mary E. McLeod, the "Principal Stockholders").

  The Stockholders' Agreement provides that until December 31, 2001, the Principal Stockholders will not Transfer any equity securities of McLeodUSA, or any other securities convertible into or exercisable for such equity securities, beneficially owned by such Principal Stockholder without receiving the prior written consent of the McLeodUSA Board, except for certain permitted transfers as provided in the Stockholders' Agreement. The Stockholders' Agreement further provides that the McLeodUSA Board shall determine on a quarterly basis commencing with the quarter ending December 31, 1998 and ending on December 31, 2001, the aggregate number, if any, of shares of McLeodUSA Common Stock (not to exceed in the aggregate 150,000 shares per quarter) that the Principal Stockholders may Transfer during certain designated trading periods following the release of McLeodUSA's quarterly or annual financial results.

  The Stockholders' Agreement provides that to the extent the McLeodUSA Board grants registration rights to a Principal Stockholder in connection with a Transfer of securities of McLeodUSA by such Principal Stockholder, it will grant similar registration rights to the other parties as set forth in the Stockholders' Agreement. In addition, the Stockholders' Agreement provides that the McLeodUSA Board shall determine on an annual basis commencing with the year ending December 31, 1999 and ending on December 31, 2001 (each such year, an "Annual Period"), the

                                      120
                                                    McLEODUSA CAPITAL STOCK AND
                                               COMPARISON OF STOCKHOLDER RIGHTS
aggregate number, if any, of shares of McLeodUSA Common Stock (not to exceed in the aggregate on an annual basis a number of shares equal to 15% of the total number of shares of McLeodUSA Common Stock beneficially owned by the Principal Stockholders as of December 31, 1998) (the "Registrable Amount"), to be registered by McLeodUSA under the Securities Act, for Transfer by the Principal Stockholders. The Stockholders' Agreement also provides that in any underwritten primary offering (other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor forms thereto or other form which would not permit the inclusion of shares of McLeodUSA Common Stock of the Principal Stockholders), McLeodUSA will give written notice of such offering to the Principal Stockholders and will undertake to register the shares of McLeodUSA Common Stock of such parties up to the Registrable Amount, if any, as determined by the McLeodUSA Board. The Stockholders' Agreement provides that McLeodUSA may subsequently determine not to register any shares of the Principal Stockholders under the Securities Act and may either not file a registration statement or otherwise withdraw or abandon a registration statement previously filed.

  The Stockholders' Agreement terminates on December 31, 2001. In addition, if during any Annual Period McLeodUSA has not provided a Principal Stockholder a reasonable opportunity to Transfer pursuant to the registration of securities under the Securities Act or pursuant to certain other provisions of the Stockholders' Agreement on the terms therein specified an aggregate number of shares of McLeodUSA Common Stock equal to not less than 15% of the total number of shares of McLeodUSA Common Stock beneficially owned by such Principal Stockholder as of December 31, 1998, then such Principal Stockholder may terminate the Stockholders' Agreement as it applies to such Principal Stockholder within 10 business days following the end of any such Annual Period.

  The Stockholders' Agreement also contains provisions relating to the designation and election of directors to the McLeodUSA Board which provisions take effect on the terms and under the circumstances specified therein.

  In connection with the execution and delivery of the Ovation Merger Agreement, certain stockholders of Ovation entered into a stockholders' agreement with McLeodUSA and certain stockholders of McLeodUSA pursuant to which, among other things, such Ovation stockholders agreed through December 31, 2001 to certain restrictions on their ability to transfer the shares of McLeodUSA Common Stock that they will receive in the Ovation Merger. See "Recent Developments."

LIMITATION OF LIABILITY AND INDEMNIFICATION

  Limitations of Director Liability. Section 102(b)(7) of the DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. Although Section 102(b)(7) does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The McLeodUSA Certificate of Incorporation limits the liability of directors to McLeodUSA or its stockholders to the full extent permitted by Section 102(b)(7). Specifically, directors of McLeodUSA are not personally liable for monetary damages to McLeodUSA or its stockholders for breach of the director's fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to McLeodUSA or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.

  Indemnification. To the maximum extent permitted by law, the McLeodUSA Bylaws provide for mandatory indemnification of directors and officers of McLeodUSA against any expense, liability or loss to which they may become subject, or which they may incur as a result of being or having been a director or officer of McLeodUSA. In addition, McLeodUSA must advance or reimburse directors and officers for expenses incurred by them in connection with indemnifiable claims.

  McLeodUSA also maintains directors' and officers' liability insurance.


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McLEODUSA CAPITAL STOCK AND
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


CERTAIN CHARTER AND STATUTORY PROVISIONS

  Classified Board. The McLeodUSA Certificate of Incorporation provides for the division of the McLeodUSA Board into three classes of directors, serving staggered three-year terms. The McLeodUSA Certificate of Incorporation further provides that the approval of the holders of at least two-thirds of the shares entitled to vote thereon and the approval of a majority of the entire McLeodUSA Board are necessary for the alteration, amendment or repeal of certain sections of the McLeodUSA Certificate of Incorporation relating to the election and classification of the McLeodUSA Board, limitation of director liability, indemnification and the vote requirements for such amendments to the McLeodUSA Certificate of Incorporation. These provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of McLeodUSA.

  Certain Statutory Provisions. McLeodUSA is subject to the provisions of
Section 203 of the DGCL. In general, this statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (i) prior to such date, the corporation's board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in such person becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding, for purposes of determining the number of shares outstanding, shares owned by certain directors or certain employee stock plans), or (iii) on or after the date the stockholder became an interested stockholder, the business combination is approved by the corporation's board of directors and authorized by the affirmative vote (and not by written consent) of at least two-thirds of the outstanding voting stock of the corporation excluding that stock owned by the interested stockholder. A "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who (other than the corporation and any direct or indirect wholly owned subsidiary of the corporation), together with affiliates and associates, owns (or, as an affiliate or associate, within three years prior, did own) 15% or more of the corporation's outstanding voting stock.

  Section 203 expressly exempts from the requirements described above any business combination by a corporation with an interested stockholder who became an interested stockholder at a time when the section did not apply to the corporation. As permitted by the DGCL, McLeodUSA's original certificate of incorporation provided that it would not be governed by Section 203. Certain stockholders, including Clark E. McLeod, Mary E. McLeod, IES and MHC, became interested stockholders within the meaning of Section 203 while that certificate of incorporation was in effect. Accordingly, future transactions between McLeodUSA and any of such stockholders will not be subject to the requirements of Section 203.

  The McLeodUSA Certificate of Incorporation empowers the McLeodUSA Board to redeem any of McLeodUSA's outstanding capital stock at a price determined by the McLeodUSA Board, which price shall be at least equal to the lesser of (i) fair market value (as determined in accordance with the McLeodUSA Certificate of Incorporation) or (ii) in the case of a "Disqualified Holder," such holder's purchase price (if the stock was purchased within one year of such redemption), to the extent necessary to prevent the loss or secure the reinstatement of any license, operating authority or franchise from any governmental agency. A "Disqualified Holder" is any holder of shares of stock of McLeodUSA whose holding of such stock may result in the loss of, or failure to secure the reinstatement of, any license or franchise from any governmental agency held by McLeodUSA or any of its subsidiaries to conduct any portion of the business of McLeodUSA or any of its subsidiaries. Under the Telecommunications Act, non-U.S. citizens or their representatives, foreign governments or their representatives, or corporations organized under the laws of a foreign country may not own, in the aggregate, more than 20% of a common carrier licensee or more than 25% of the parent of a

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                                                COMPARISONOF STOCKHOLDER RIGHTS
common carrier licensee if the FCC determines that the public interest would be served by prohibiting such ownership. Additionally, the FCC's rules may under certain conditions limit the size of investments by foreign telecommunications carriers in U.S. international carriers.

TRANSFER AGENT AND REGISTRAR

  The transfer agent and registrar for the McLeodUSA Common Stock is Norwest Bank Minnesota, N.A.

COMPARISON OF McLEODUSA COMMON STOCK AND DTG COMMON STOCK

  The rights of DTG stockholders are currently governed by the DGCL, the DTG Certificate of Incorporation and the DTG Bylaws. In accordance with the Merger Agreement, at the Effective Time each issued and outstanding share of DTG Common Stock will be converted into the right to receive 0.4328 of a share of McLeodUSA Common Stock with a maximum of 1,375,000 shares of McLeodUSA Common Stock being issuable pursuant to the Merger Agreement (assuming the exercise of all DTG Stock Options prior to the Effective Time and including shares of McLeodUSA Common Stock to be issued to Messrs. Hertz and Anderson pursuant to their Employment Agreements with McLeodUSA). Accordingly, upon consummation of the Merger, the rights of DTG stockholders who become stockholders of McLeodUSA will be governed by the DGCL and the McLeodUSA Certificate of Incorporation and the McLeodUSA Bylaws. The following are summaries of the material differences between the rights of DTG stockholders and the rights of McLeodUSA stockholders.

  The following discussions are not intended to be complete and are qualified by reference to the DTG Certificate of Incorporation, the DTG Bylaws, the McLeodUSA Certificate of Incorporation and the McLeodUSA Bylaws. Copies of these documents will be sent to stockholders of DTG and McLeodUSA upon request. See "Where You Can Find More Information."

Authorized Capital

  DTG. As of the Record Date, the authorized capital stock of DTG consisted of
(i) 10,000,000 shares of DTG Common Stock, of which (a) 2,179,676 shares were issued and outstanding (b) 986 shares were held in the treasury of DTG; (c) 400,000 shares were reserved for issuance pursuant to outstanding options to purchase shares of DTG Common Stock; and (d) 378,364 shares were reserved for issuance in connection with the Conversion-Merger; and (ii) 250,000 shares of DTG Preferred Stock, of which (a) 15,000 were designated "Series A Junior Participating Preferred Stock"; (b) no shares were issued and outstanding; (c) no shares were held in the treasury of DTG; and (d) 15,000 shares were reserved for issuance pursuant to a Rights Agreement, dated as of July 22, 1997, between DTG and Norwest Bank Minnesota, N.A.

  McLeodUSA. As of November 30, 1998, the authorized capital stock of McLeodUSA consisted of (i) 250,000,000 shares of McLeodUSA Common Stock, of which 63,498,849 shares were issued and outstanding; (ii) 22,000,000 shares of McLeodUSA Class B Common Stock, of which no shares were issued and outstanding; and (iii) 2,000,000 shares of McLeodUSA Preferred Stock, of which no shares were issued and outstanding.

Board of Directors

  DTG. Pursuant to the DTG Certificate of Incorporation and the DTG Bylaws, the number of directors of DTG shall be not less than three and shall be determined from time to time by resolution adopted by the DTG Board. The current number of DTG directors is 10. The DTG Board is divided into three classes as nearly equal in number as possible, and the DTG directors are elected for three-year terms by a plurality vote at the annual stockholders meeting by the holders of shares present at the meeting or represented by proxy and entitled to vote in the election. A quorum at any meeting of

                                      123
McLEODUSA CAPITAL STOCK AND
COMPARISON OF STOCKHOLDER RIGHTS
the DTG Board consists of a majority of the total number of directors, and a majority of the directors present at any meeting at which a quorum is present is required to approve DTG Board action.

  McLeodUSA. Pursuant to the McLeodUSA Certificate of Incorporation and the McLeodUSA Bylaws, the number of McLeodUSA directors shall be between three and fifteen. The current number of McLeodUSA directors is nine. The McLeodUSA Bylaws provide that the election and term of the McLeodUSA directors is determined pursuant to the McLeodUSA Certificate of Incorporation. The McLeodUSA Board is divided into three classes as nearly equal in number as possible, and the McLeodUSA directors are elected for three-year terms by a plurality of the voting rights represented by the shares present in person or represented by proxy at the annual stockholders meeting and entitled to vote in the election. A quorum at any meeting of the McLeodUSA Board consists of a majority of the total number of directors, and a majority of the directors present at any meeting at which a quorum is present is required to approve McLeodUSA Board action.

Committees of the Board of Directors

  DTG. Under the DTG Certificate of Incorporation, the DTG Board may appoint one or more committees. The DTG Bylaws provide that the DTG Board may appoint an Executive Committee composed of two or more members of the DTG Board appointed by the DTG Board by resolution. The DTG Bylaws provide that the DTG Board may appoint other committees to exercise the authority delegated to them. The DTG Board currently has an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating Committee. It is expected that these committees will be dissolved subsequent to the Effective Time.

  McLeodUSA. Pursuant to the McLeodUSA Certificate of Incorporation, the McLeodUSA Board may designate one or more committees, which must consist of McLeodUSA directors. The McLeodUSA Board currently has an Audit Committee and a Compensation Committee.

Newly Created Directorships and Vacancies

  DTG. Pursuant to the DTG Certificate of Incorporation, subject to the rights of any class of DTG preferred stock then outstanding, newly created directorships resulting from an increase in the number of directors and vacancies resulting from resignation, removal, death, disqualification or other incapacity shall be filled by a majority of the votes of directors then in office whether or not a quorum and shall not be filled by the DTG stockholders. When the number of directors is changed, any newly created or eliminated directorship shall be apportioned among the classes of directors as to make all classes as nearly equal in number as possible. A decrease in the number of directors may not shorten the term of an incumbent director.

  McLeodUSA. Pursuant to the McLeodUSA Certificate of Incorporation, vacancies and newly created directorships resulting from an increase in the authorized number of McLeodUSA directors elected by all of the holders of McLeodUSA Common Stock and McLeodUSA Class B Common Stock may be filled by a majority of the McLeodUSA directors then in office, even if less than a quorum, or by a sole remaining director. When the number of directors is changed, any newly created or eliminated directorship shall be apportioned among the classes of directors so as to make all classes as nearly equal in number as possible. A decrease in the number of directors may not shorten the term of the incumbent director.

Removal of Directors

  DTG. Pursuant to the DTG Certificate of Incorporation, directors may be removed at any time by the holders of a majority of shares entitled to vote on the election of directors, but only for cause. "Cause" is present when (i) the director has been convicted of a felony and such conviction is no longer

                                      124
                                                    McLEODUSA CAPITAL STOCK AND
                                               COMPARISON OF STOCKHOLDER RIGHTS
subject to direct appeal; (ii) the director has been adjudicated to be liable for negligence or misconduct in the performance of such director's duty to the corporation in a matter of substantial importance to the corporation and such adjudication is no longer subject to appeal; (iii) the director has become mentally incompetent, whether or not so adjudicated, which mental incompetence directly affects the director's ability as a director of the corporation, or
(iv) the director's actions or failure to act have been in derogation of the director's duties. Any proposal for removal pursuant to clauses (iii) and (iv) initiated by the DTG Board requires the affirmative vote of at least two-thirds of the total number of directors then in office, excluding the director whose removal is proposed and who shall not be entitled to vote thereon.

  McLeodUSA. Neither the McLeodUSA Certificate of Incorporation nor the McLeodUSA Bylaws includes a provision setting forth the procedure for the removal of directors. Under the DGCL, any director or the entire board of directors of a corporation with a classified board, such as McLeodUSA, may be removed by the holders of a majority of shares then entitled to vote at an election of directors, but only for cause.

Officers

  DTG. Pursuant to the DTG Bylaws, the DTG Board appoints all the officers of DTG at its first meeting after the annual meeting of stockholders. The officers appointed must include a Chairman of the Board, a President, a Secretary and a Treasurer and the DTG Board may appoint other officers and assistant officers. The Chairman of the Board and the President shall be chosen from among the directors and either one of them shall be appointed the Chief Executive Officer. The DTG Board may remove any officer with or without cause. The DTG Board or the Chief Executive Officer may, as they deem necessary, designate certain individuals as divisional officers.

  McLeodUSA. Pursuant to the McLeodUSA Bylaws, McLeodUSA's officers consist of a President, a Secretary and a Treasurer, and other officers and assistant officers as may be elected or appointed by the McLeodUSA Board. The McLeodUSA Board may remove any officer, with or without cause, by the affirmative vote of a majority of the McLeodUSA Board.

Special Meetings of Stockholders

  DTG. Pursuant to the DTG Bylaws, a special meeting of DTG's stockholders may be called at any time by an executive officer at the direction of the DTG Board.

  McLeodUSA. Pursuant to the McLeodUSA Bylaws, a special meeting of McLeodUSA's stockholders may be called by the Board of Directors, the Chairperson, the Chief Executive Officer or the President.

Quorum at Stockholder Meetings

  DTG. Pursuant to the DTG Bylaws, the holders of a majority of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, constitute a quorum at all stockholder meetings. In the absence of a quorum, the chairman of the meeting may adjourn any meeting until a quorum is present.

  McLeodUSA. Pursuant to the McLeodUSA Bylaws, the holders of a majority of the voting rights represented by the shares issued and outstanding and entitled to vote at the meeting, and who are present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. The holders

                                      125
McLEODUSA CAPITAL STOCK AND
COMPARISON OF STOCKHOLDER RIGHTS
of a majority of the voting rights represented by the shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

Stockholder Action by Written Consent

  Under the DGCL, unless the corporation's certificate of incorporation provides otherwise, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if written consents are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote were present and voted. The DTG Certificate of Incorporation provides that any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting by written consent of the holders of all shares of stock entitled to vote thereon. The McLeodUSA Certificate of Incorporation does not address this matter.

Advance Notice of Stockholder-Proposed Business at Annual Meetings

  Neither the McLeodUSA Certificate of Incorporation nor the McLeodUSA Bylaws include a provision which requires that advance notice be given to McLeodUSA or DTG of stockholder-proposed business to be conducted at annual meetings. The DTG Bylaws contain procedural requirements stockholders must follow in order to present items for consideration at stockholder meetings.

Amendment of Governing Documents

  DTG. DTG may amend, alter, change or repeal any provision of the DTG Certificate of Incorporation as permitted by the DGCL. Under the DGCL, an amendment to a corporation's certificate of incorporation requires the recommendation of a corporation's board of directors, the approval of a majority of all shares entitled to vote thereon, voting together as a single class, and the approval of a majority of the outstanding stock of each class entitled to vote separately thereon unless a higher vote is required in the corporation's certificate of incorporation. The DTG Certificate of Incorporation requires the affirmative vote of not less than 80% of the outstanding shares of voting stock held by stockholders who are not Interested Stockholders (as such term is defined in the DTG Certificate of Incorporation) to alter, amend, modify or repeal Article XII (requirements to approve a Business Combination, as such term is defined in the DTG Certificate of Incorporation, when there is board approval and certain other requirements) and Article XV(A) (amendment of certificate of incorporation). The DTG Certificate of Incorporation also requires the affirmative vote of not less than 80% of the outstanding shares of voting stock to alter, amend, modify or repeal Article VII (powers of the directors), Article VIII (election, replacement and removal of directors), Article IX (action by written consent),
Article X (requirements to approve a Business Combination, as such term is defined in the DTG Certificate of Incorporation, when a majority of the Continuing Directors (as such term is defined in the DTG Certificate of Incorporation) have approved the combination), Article XI (initiation, approval, adoption or recommendation of DTG Board for tender offer or Business Combination), Article XIII (liability of directors), Article XV(B) (amendment of certificate of incorporation and Bylaws) and the DTG Bylaws; provided, however, that this higher vote requirement shall not apply to any amendment, alteration, modification or repeal previously approved by the affirmative votes of 80% of the DTG Board (including the affirmative vote of at least one director from each class of directors) and the affirmative vote of two-thirds of the Continuing Directors. The DTG Bylaws provide that they may be amended, altered, changed or repealed by the DTG Board at any regular or special meeting and by the stockholders at any regular or special meeting of stockholders provided that notice of the proposed amendment, and the proposed amendment, has been provided.

  McLeodUSA. McLeodUSA may amend or repeal any provision of the McLeodUSA Certificate of Incorporation as permitted by the DGCL and the McLeodUSA Certificate of Incorporation, except

                                      126
                                                    McLEODUSA CAPITAL STOCK AND
                                               COMPARISON OF STOCKHOLDER RIGHTS
as noted below. Under the DGCL, an amendment to a corporation's certificate of incorporation requires the recommendation of a corporation's board of directors, the approval of a majority of all shares entitled to vote thereon, voting together as a single class, and the approval of a majority of the outstanding stock of each class entitled to vote separately thereon unless a higher vote is required in the corporation's certificate of incorporation. Pursuant to the McLeodUSA Certificate of Incorporation, the affirmative vote of at least two-thirds of the voting rights represented by the shares entitled to vote thereon and the affirmative vote of a majority of the entire McLeodUSA Board is required to amend, alter or repeal Sections 5.1 (election of directors) and 5.3 (limitation of liability), Article 6 (indemnification), and
Article 8 (amendment of certificate of incorporation) of the McLeodUSA Certificate of Incorporation.

  Pursuant to the McLeodUSA Certificate of Incorporation, the McLeodUSA Board has the power to adopt, alter, amend and repeal the McLeodUSA Bylaws in accordance with the DGCL. Under the DGCL, the stockholders also have the power to amend or repeal the McLeodUSA Bylaws or to adopt new bylaws.

Business Combination with an Interested Stockholder

  DTG. The DTG Certificate of Incorporation provides that certain Business Combinations require the affirmative vote of the holders of not less than 80% of the outstanding shares of voting stock. Such requirement is not applicable to any transaction that has received approval by a majority of Continuing Directors. The voting requirements are also inapplicable (i) to Business Combinations that have been approved by a majority of Continuing Directors or
(ii) where all of the following conditions are met (a) the Business Combination will result in an involuntary sale, redemption, cancellation or other termination of ownership of any class of DTG voting stock held by stockholders who do not approve such Business Combination and the aggregate amount of the cash and the market value of other consideration to be received by such stockholders is at least equal to the Minimum Price Per Share (as defined in the DTG Certificate of Incorporation), (b) the consideration to be received by the holders of a particular class of voting stock shall be paid in cash or in such other form as the Interested Stockholder (as defined in the DTG Certificate of Incorporation) has previously paid for shares of such class of voting stock, (c) from the time an Interested Stockholder became an Interested Stockholder, among other things, (1) such Interested Stockholder shall have insured that the DTG Board included representation by Continuing Directors proportionate to the stock holdings of DTG's voting stockholders not affiliated with the Interested Stockholder, (2) there shall have been no reduction in the rate of dividends payable on DTG's stock except as approved by a unanimous vote of the directors, (3) the Interested Stockholder shall not have acquired any newly issued shares of stock from DTG, (4) the Interested Stockholder shall not have acquired additional shares of DTG's outstanding stock, except as part of the transaction by which such person became an Interested Stockholder, and (5) the Interested Stockholder shall not have received the benefit of any loans, advances, guarantees or other financial assistance or tax credits provided by DTG nor made any major change in DTG's business or capital structure without the unanimous approval of the DTG Board, in either case prior to the consummation of the Business Combination; (d) a proxy statement under the Exchange Act shall have been mailed to all the stockholders of DTG soliciting approval of the Business Combination; and (e) there has been five years between the date such person became an Interested Stockholder and the date the Business Combination is consummated.

  DTG is also subject to the provisions of Section 203 of the DGCL as generally described above under "--Certain Charter and Statutory Provisions."

  McLeodUSA. McLeodUSA is subject to the provisions of Section 203 of the DGCL as described above under "--Description of McLeodUSA Capital Stock--Certain Charter and Statutory Provisions."

                                      127
McLEODUSA CAPITAL STOCK AND
COMPARISON OF STOCKHOLDER RIGHTS

                             CERTAIN OTHER MATTERS

                                 Legal Matters

  The validity of the McLeodUSA Common Stock offered hereby and certain federal income tax consequences in connection with the Merger will be passed upon by Hogan & Hartson L.L.P., Washington, D.C.

  The federal income tax consequences described in this Prospectus and Proxy Statement are the subject of an opinion issued by Warner Norcross & Judd LLP, Grand Rapids, Michigan.

                                    Experts

  The consolidated financial statements and schedule of McLeodUSA and subsidiaries as of December 31, 1997 and 1996, and for each of the three years ended December 31, 1997 incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

  The consolidated financial statements of Consolidated Communications Inc. as of December 31, 1996 and 1995, and for each of the three years ended December 31, 1996 incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

  The consolidated financial statements of DTG as of December 31, 1997 and 1996 and for each of the two years in the period ended December 31, 1997 included in this Prospectus and Proxy Statement and in the Registration Statement of which this Prospectus and Proxy Statement is a part, have been audited by Olsen Thielen & Co., Ltd., independent auditors, as set forth in their report, appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

   Changes in and Disagreements With Accountants on Accounting and Financial
                                  Disclosure

  On March 27, 1997, McLeodUSA engaged the accounting firm of Arthur Andersen LLP as McLeodUSA's principal independent accountants, to replace McGladrey & Pullen, LLP, McLeodUSA's former independent accountants, effective with such engagement. The decision to change independent accountants was made following a review of competitive proposals submitted by Arthur Andersen LLP and two other major public accounting firms, and was recommended by the Audit Committee of the McLeodUSA Board and approved by the McLeodUSA Board. McGladrey & Pullen, LLP did not resign and did not decline to stand for re-election.

  During the fiscal years ended December 31, 1996 and 1995, and the interim period between December 31, 1996 and March 27, 1997, there were no disagreements with McGladrey & Pullen, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which would have caused McGladrey & Pullen, LLP to make reference in their report to such disagreements if not resolved to their satisfaction.

  McGladrey & Pullen, LLP's reports on the financial statements of the McLeodUSA for the fiscal years ended December 31, 1996 and 1995 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

                                      128
                                                          CERTAIN OTHER MATTERS

  McLeodUSA provided McGladrey & Pullen, LLP with a copy of this disclosure and requested that McGladrey & Pullen, LLP furnish it with a letter addressed to the SEC stating whether it agreed with the above statements. (A copy of the McGladrey & Pullen, LLP letter addressed to the SEC is filed as Exhibit 16.1 to McLeodUSA's Annual Report on Form 10-K for its fiscal year ended December 31, 1997, filed on March 9, 1998).

                             Stockholder Proposals

  DTG will hold its 1999 Annual Meeting of Stockholders only if the Merger is not consummated before the time of such meeting. In the event that such a meeting is held, for stockholder proposals to be considered for inclusion in the proxy statement for the 1999 Annual Meeting of Stockholders of DTG, such proposals must have been received by the Secretary of DTG on or before November 26, 1998.

  As described in McLeodUSA's proxy statement relating to its 1998 Annual Meeting of Stockholders, for stockholder proposals to be considered for inclusion in the proxy statement for the 1999 Annual Meeting of Stockholders of McLeodUSA, such proposals must have been received by the Secretary of McLeodUSA on or before December 21, 1998.

                                 Other Matters

  As of the date of this Prospectus and Proxy Statement, the DTG Board knows of no matter that will be presented for consideration at the Special Meeting other than as described in this Prospectus and Proxy Statement. If any other matters come before the Special Meeting or any adjournments or postponements thereof and are voted upon, the enclosed proxies will confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The individuals named as proxies intend to vote or not to vote in accordance with the recommendation of the management of DTG.

                        Independent Public Accountants

  Representatives of Olsen Thielen & Co., Ltd. will be present at the Special Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                      Where You Can Find More Information

  McLeodUSA has filed the Registration Statement with the SEC. The Registration Statement registers the distribution to DTG stockholders and holders of Conversion-Merger Rights of the shares of McLeodUSA Common Stock to be issued in connection with the Merger. The Registration Statement, including the attached exhibits and schedules, contain additional relevant information about McLeodUSA Common Stock. The rules and regulations of the SEC allow us to omit certain information included in the Registration Statement from this Prospectus and Proxy Statement.

                                      129
CERTAIN OTHER MATTERS

  In addition, McLeodUSA and DTG file reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the following locations of the SEC:

  Public Reference Room    New York Regional Office    Chicago Regional Office
 450 Fifth Street, N.W.      7 World Trade Center          Citicorp Center
        Room 1024                 Suite 1300           500 West Madison Street
 Washington, D.C. 20549    New York, New York 10048          Suite 1400
                                                      Chicago, Illinois 60661-
                                                                2511

  You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330.

  The SEC also maintains an Internet web site that contains reports, proxy statements and other information regarding issuers, like McLeodUSA and DTG, that file electronically with the SEC. The address of that site is http://www.sec.gov.

  The SEC allows McLeodUSA to "incorporate by reference" information into this Prospectus and Proxy Statement. This means that McLeodUSA can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this Prospectus and Proxy Statement, except for any information that is superseded by information that is included directly in this document.

  This Prospectus and Proxy Statement incorporates by reference the documents listed below that McLeodUSA has previously filed with the SEC. They contain important information about McLeodUSA and its financial condition.

  . McLeodUSA's Annual Report on Form 10-K for its fiscal year ended December
    31, 1997, filed on March 9, 1998

  . McLeodUSA's Current Reports on Form 8-K, filed on March 20, 1998,
    October 29, 1998, November 19, 1998 and January 14, 1999

  . McLeodUSA's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1998, June 30, 1998 and September 30, 1998, filed on May 13, 1998, August 14, 1998 and November 16, 1998, respectively

  . The consolidated financial statements of Consolidated Communications Inc.
    and subsidiaries appearing on pages F-45 through F-60 of McLeodUSA's definitive prospectus dated December 1, 1997 and filed with the SEC on December 2, 1997 pursuant to Rule 424(b) under the Securities Act as part of McLeodUSA's Registration Statement on Form S-4 (Registration No. 333-34227)

  . All documents filed with the SEC by McLeodUSA pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and Proxy Statement and prior to the date of the Special Meeting are incorporated by reference into this Prospectus and Proxy Statement, effective the date such documents are filed

  . The description of McLeodUSA Common Stock set forth in the McLeodUSA
    Registration Statement filed under Section 12 of the Exchange Act on Form 8-A on May 24, 1996, including any amendment or report filed with the SEC for the purpose of updating such description

  In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

  You can obtain any of the documents incorporated by reference in this document through McLeodUSA or from the SEC through the SEC's web site at the address described above. Documents

                                      130
                                                          CERTAIN OTHER MATTERS
incorporated by reference are available from McLeodUSA without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this Prospectus and Proxy
Statement. You can obtain documents incorporated by reference in this Prospectus and Proxy Statement by requesting them in writing or by telephone from McLeodUSA at the following address:

                            McLeodUSA Incorporated
                           McLeodUSA Technology Park
                       6400 C Street, SW, P.O. Box 3177
                          Cedar Rapids, IA 52406-3177
                             Attn: General Counsel
                           Telephone (319) 364-0000

  If you would like to request documents, please do so by February 18, 1999 to receive them before the Special Meeting. If you request any incorporated documents from McLeodUSA, McLeodUSA will mail them to you by first class mail, or another equally prompt means, within two business days after McLeodUSA receives your request.

  This document constitutes the Prospectus of McLeodUSA and the Proxy Statement of DTG. McLeodUSA has supplied all information contained or incorporated by reference in this Prospectus and Proxy Statement relating to McLeodUSA and DTG has supplied all such information relating to DTG.

  Neither McLeodUSA nor DTG has authorized anyone to give any information or make any representation about the Merger or McLeodUSA or DTG that is different from, or in addition to, that contained in this Prospectus and Proxy Statement or in any of the materials that McLeodUSA has incorporated into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

                                      131
CERTAIN OTHER MATTERS

                         INDEX TO FINANCIAL STATEMENTS

                   Dakota Telecommunications Group, Inc.

                    Consolidated Financial Information

DTG ANNUAL FINANCIAL STATEMENTS

Report of Independent Auditors.............................................  F-2
Consolidated Balance Sheet.................................................  F-3
Consolidated Statement of Operations.......................................  F-4
Consolidated Statement of Stockholders' Equity.............................  F-5
Consolidated Statement of Cash Flows.......................................  F-6
Notes to Consolidated Financial Statements.................................  F-7

DTG INTERIM FINANCIAL STATEMENTS (UNAUDITED)

Consolidated Balance Sheet................................................. F-19
Consolidated Statements of Operations...................................... F-21
Consolidated Statement of Cash Flows....................................... F-23
Notes to Consolidated Financial Statements................................. F-24

                                      F-1
                                                           FINANCIAL INFORMATION

                         INDEPENDENT AUDITORS' REPORT

Board of Directors
Dakota Telecommunications Group, Inc.
 and Subsidiaries
Irene, South Dakota

We have audited the accompanying consolidated balance sheet of Dakota Telecommunications Group, Inc. (incorporated in Delaware and formerly Dakota Cooperative Telecommunications, Inc.) and subsidiaries as of December 31, 1997, and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Dakota Telecommunications Group, Inc. and subsidiaries as of December 31, 1997, and 1996, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

St. Paul,
 Minnesota
January 30, 1998  Olsen Thielen & Co., Ltd.

                                      F-2
FINANCIAL INFORMATION

                       CONSOLIDATED FINANCIAL STATEMENTS

             DAKOTA TELECOMMUNICATIONS GROUP, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                           DECEMBER 31, 1997 AND 1996

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                          1997         1996
                        ASSETS                         -----------  -----------
CURRENT ASSETS:
  Cash and Cash Equivalents........................... $ 4,297,938  $ 2,121,444
  Temporary Cash Investments..........................     300,000      749,000
  Accounts Receivable, Less Allowance for
   Uncollectibles of $298,700 and $152,300............   4,216,025    1,784,895
  Deposits............................................         --       274,889
  Income Taxes Receivable.............................      62,987      248,500
  Materials and Supplies..............................   1,109,226      694,097
  Prepaid Expenses....................................     275,567      168,078
                                                       -----------  -----------
    Total Current Assets..............................  10,261,743    6,040,903
                                                       -----------  -----------
INVESTMENTS AND OTHER ASSETS:
  Excess of Cost Over Net Assets Acquired.............   4,869,096    1,830,959
  Other Intangible Assets.............................     809,843      509,559
  Other Investments...................................   2,037,571      625,722
  Deferred Charges....................................     653,373       56,628
                                                       -----------  -----------
    Total Investments and Other Assets................   8,369,883    3,022,868
                                                       -----------  -----------
  PROPERTY, PLANT AND EQUIPMENT, NET..................  25,408,266   14,441,104
                                                       -----------  -----------
  TOTAL ASSETS........................................ $44,039,892  $23,504,875
                                                       ===========  ===========
          LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current Portion of Long-Term Debt................... $ 1,390,000  $   697,700
  Note Payable........................................   1,500,000          --
  Accounts Payable....................................   2,290,727      399,694
  Payable Under Floor Plan Arrangements...............     569,287          --
  Other Current Liabilities...........................   1,171,772      497,388
                                                       -----------  -----------
    Total Current Liabilities.........................   6,921,786    1,594,782
                                                       -----------  -----------
  LONG-TERM DEBT......................................  29,200,469   15,338,395
                                                       -----------  -----------
  DEFERRED CREDITS....................................     113,565      159,482
                                                       -----------  -----------
STOCKHOLDERS' EQUITY:
  Preferred Stock.....................................         --     1,172,000
  Common Stock........................................   8,523,870       26,185
  Treasury Stock at Cost..............................     (12,325)         --
  Capital Credits.....................................         --     4,732,723
  Other Capital.......................................   2,298,006          --
  Retained Earnings (Deficit).........................  (2,005,479)     481,308
  Unearned Employee Stock Ownership Plan Shares.......  (1,000,000)         --
                                                       -----------  -----------
    Total Stockholders' Equity........................   7,804,072    6,412,216
                                                       -----------  -----------
  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.......... $44,039,892  $23,504,875
                                                       ===========  ===========

   The accompanying notes are an integral part of the consolidated financial statements.

                                      F-3
                                                           FINANCIAL INFORMATION

             DAKOTA TELECOMMUNICATIONS GROUP, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                          1997         1996
                                                       -----------  ----------
REVENUES:
  Local Network....................................... $ 1,221,788  $1,058,667
  Network Access......................................   4,176,695   3,266,969
  Long Distance Network...............................   3,478,721   1,996,301
  Cable Television Service............................   1,517,028   1,300,512
  Computer Network Sales..............................   1,788,104         --
  Internet Service....................................   1,021,344      72,447
  Other...............................................     525,312     406,446
                                                       -----------  ----------
    Total Operating Revenues..........................  13,728,992   8,101,342
                                                       -----------  ----------
COSTS AND EXPENSES:
  Plant Operations....................................   4,082,624   2,406,766
  Cost of Goods Sold..................................   1,465,885         --
  Depreciation and Amortization.......................   3,448,109   2,434,416
  Customer............................................   1,465,735     500,802
  General and Administrative..........................   4,215,257   1,817,869
  Other Operating Expenses............................     810,041     863,639
                                                       -----------  ----------
    Total Operating Expenses..........................  15,487,651   8,023,492
                                                       -----------  ----------
OPERATING INCOME (LOSS)...............................  (1,758,659)     77,850
                                                       -----------  ----------
OTHER INCOME AND (EXPENSES):
  Interest and Dividend Income........................     276,204     309,982
  Interest Expense....................................  (1,122,807)   (723,778)
                                                       -----------  ----------
    Net Other Income and (Expenses)...................    (846,603)   (413,796)
                                                       -----------  ----------
LOSS BEFORE INCOME TAXES..............................  (2,605,262)   (335,946)
INCOME TAX BENEFIT....................................    (118,475)   (175,712)
                                                       -----------  ----------
NET LOSS.............................................. $(2,486,787) $ (160,234)
                                                       ===========  ==========
BASIC AND DILUTED LOSS PER SHARE
(since reorganization)................................ $     (1.35)
                                                       ===========

   The accompanying notes are an integral part of the consolidated financial statements.

                                      F-4
FINANCIAL INFORMATION

             DAKOTA TELECOMMUNICATIONS GROUP, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                                                 Unearned
                                                                                                 Employee
                                                                                    Retained       Stock
                          Preferred     Common   Treasury    Capital      Other     Earnings     Ownership
                            Stock       Stock     Stock      Credits     Capital    (Deficit)   Plan Shares     Total
                         -----------  ---------- --------  -----------  ---------- -----------  -----------  -----------
BALANCE on December 31,
 1995................... $            $   26,125 $         $ 4,643,909  $          $   745,271  $            $ 5,415,305
 Net Income (Loss)......                                       103,729                (263,963)                 (160,234)
 Common Stock Issued,
  Net...................                      60                                                                      60
 Preferred Stock Issued
  (1,172 Shares)........   1,172,000                                                                           1,172,000
 Retirement of Capital
  Credits to Estates....                                       (14,915)                                          (14,915)
                         -----------  ---------- --------  -----------  ---------- -----------  -----------  -----------
BALANCE on December 31,
 1996...................   1,172,000      26,185      --     4,732,723         --      481,308          --     6,412,216
 Net Loss...............                                                            (2,486,787)               (2,486,787)
 Issuance of Common
  Stock in Exchange for
  Preferred Stock,
  Capital Credits and
  Capital Stock.........  (1,172,000)  3,471,770      --    (4,597,776)        --    2,298,006                       --
 Retirement of Capital
  Credits...............                                      (134,947)                                         (134,947)
 Common Stock Issued,
  Net...................               4,025,915  (12,325)                                                     4,013,590
 Employee Stock
  Ownership Plan Shares
  Purchased.............               1,000,000                                                 (1,000,000)         --
                         -----------  ---------- --------  -----------  ---------- -----------  -----------  -----------
 BALANCE on December 31,
  1997.................. $       --   $8,523,870 $(12,325) $       --   $2,298,006 $(2,005,479) $(1,000,000) $ 7,804,072
                         ===========  ========== ========  ===========  ========== ===========  ===========  ===========

                                      F-5
                                                           FINANCIAL INFORMATION

             DAKOTA TELECOMMUNICATIONS GROUP, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                         1997         1996
                                                      -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net Loss............................................ $(2,486,787) $  (160,234)
 Adjustments to Reconcile Net Loss to Net Cash
  Provided By Operating Activities:
  Depreciation and Amortization......................   3,448,109    2,469,873
  Deferred Charges...................................      67,060      208,248
  Deposits...........................................     274,889      274,889
  Receivables........................................  (1,296,894)    (155,521)
  Income Taxes Receivable............................     185,513     (248,500)
  Prepaid Expenses...................................    (101,777)     (52,618)
  Accounts Payable...................................   1,464,361     (379,143)
  Accrued Income Taxes...............................         --      (260,655)
  Other Current Liabilities..........................     370,819      206,778
  Deferred Credits...................................     (73,589)      58,719
                                                      -----------  -----------
    Net Cash Provided By Operating Activities........   1,851,704    1,961,836
                                                      -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of Property, Plant and Equipment.......... (13,564,024)  (5,751,604)
  Deposits...........................................         --       107,822
  Sale of Temporary Cash Investments.................     649,000          --
  Purchase of Temporary Cash Investments.............    (200,000)    (749,000)
  Purchase of Other Investments......................  (1,473,754)    (532,977)
  Purchase of Other Intangible Assets................    (279,832)    (541,300)
  Deferred Charges...................................    (663,805)      (8,885)
  Acquisition Costs, Net of Cash Acquired............     (75,812)     (40,295)
                                                      -----------  -----------
    Net Cash Used In Investing Activities............ (15,608,227)  (7,516,239)
                                                      -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from Issuance of Long-Term Debt...........  33,912,727    4,399,270
  Principal Payments of Long-Term Debt............... (20,241,444)  (2,844,967)
  Proceeds from Issuance of Note Payable.............   1,500,000          --
  Construction Contracts Payable.....................    (116,909)    (182,912)
  Retirement of Capital Credits......................    (134,947)     (14,915)
  Other..............................................         --        (3,513)
  Issuance of Common Stock...........................   1,025,915          --
  Purchase of Treasury Stock.........................     (12,325)         --
                                                      -----------  -----------
    Net Cash Provided by Financing Activities........  15,933,017    1,352,963
                                                      -----------  -----------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS.........................................   2,176,494   (4,201,440)
CASH AND CASH EQUIVALENTS at Beginning of Year.......   2,121,444    6,322,884
                                                      -----------  -----------
CASH AND CASH EQUIVALENTS at End of Year............. $ 4,297,938  $ 2,121,444
                                                      ===========  ===========

                                      F-6
FINANCIAL INFORMATION

            DAKOTA TELECOMMUNICATIONS GROUP, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


Note 1--Summary of Significant Accounting Policies

A. Nature of Operations--The Company is a diversified telecommunications services company, which, directly or through wholly-owned subsidiaries, provides wireline local and network access sales, long-distance telephone services, operator assisted calling services, telecommunications and computer equipment sale and leasing services, cable television services, Internet access, computer network services and related services. The principal market for these telecommunications and cable services are local residential and business customers residing in southeastern South Dakota, with a portion of its cable television customers in northwestern Iowa and southwestern Minnesota. No single customer accounted for a significant amount of revenues and accounts receivable.

Local service rates charged to telephone customers are established by the Company and are not subject to regulation. Toll and access rates are subject to state and Federal Communications Commission regulation. Rates charged cable television customers are established by the Company.

B. Principles of Consolidation--The consolidated financial statements include the accounts of Dakota Telecommunications Group, Inc. (formerly Dakota Cooperative Telecommunications, Inc.) and its wholly-owned subsidiaries, Dakota Telecom, Inc., DTG Internet Services, Inc. (formerly IWAY, Inc.), DTG Communications, Inc. (formerly TCIC Communications, Inc.), Dakota Telecommunications Systems, Inc. (and its wholly-owned subsidiary, Dakota Wireless Systems, Inc.), DTG DataNet, Inc. (formerly Futuristic, Inc. d/b/a DataNet) and DTG Community Telephone, Inc. All significant intercompany transactions and accounts have been eliminated.

C. Basis of Accounting--The accounting policies of the Company are in conformity with generally accepted accounting principles and the Company does not have any regulatory assets or liabilities as defined by Financial Accounting Standards Board Statement No. 71, "Accounting for the Effects of Certain Types of Regulation".

D. Deferred Charges--Deferred Charges include the cost of computer software that is being developed for internal use. These costs will be amortized over three years when the software is completed and placed into service.

E. Accounting Estimates--The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F. Cash Investments--Cash and cash equivalents include general funds and short-term investments with original maturities of three months or less. Investments with original maturities of three months to twelve months are classified as temporary cash investments. Cash investments are valued at market value.

G. Materials and Supplies--Materials and supplies are recorded at average unit cost and inventory held for resale is valued at the lower of first-in, first-out cost or market. Balances as of December 31, 1997, and 1996 are :

                                                                1997      1996
                                                             ---------- --------
     Materials and Supplies................................. $  797,521 $528,546
     Inventory..............................................    311,705  165,551
                                                             ---------- --------
       Total................................................ $1,109,226 $694,097
                                                             ========== ========


                                      F-7
                                                          FINANCIAL INFORMATION

            DAKOTA TELECOMMUNICATIONS GROUP, INC. AND SUBSIDIARIES

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

H. Property, Plant and Depreciation--Property, plant and equipment are recorded at original cost. Additions, improvements or major renewals are capitalized. If the telecommunication and cable television utility plant is sold, retired or otherwise disposed of in the ordinary course of business, the cost plus removal costs less salvage, is charged to accumulated depreciation.

  Depreciation is computed using principally the straight-line method based upon the estimated service lives of the depreciable assets.

I. Excess of Cost Over Net Assets Acquired--The excess of cost over net assets of acquired companies is being expensed equally over fifteen years and is shown net of accumulated amortization of $150,030 and $10,032 at December 31, 1997, and 1996.

J. Other Intangible Assets--Other intangible assets consist of customer lists ($628,026 and $541,300 as of December 31, 1997, and 1996) and is being expensed equally over fifteen years and shown net of accumulated amortization of $73,193 and $31,741 at December 31, 1997, and 1996. Other intangible assets also include the cost ($255,010) of a Broadband Personal Communications Service System license at December 31, 1997.

K.   Other Investments--Other investments are recorded at cost.

L. Capital Credits--The Company operated as a cooperative until July 21, 1997. Amounts received from the furnishing of telephone service, interest income and other nonoperating operations in excess of costs and expenses were assigned to telephone patrons on a patronage basis to the extent they were not needed to offset prior losses.

M. Revenue Recognition--Revenues are recognized when earned, regardless of the period in which they are billed. Network access and long distance revenues are furnished in conjunction with interexchange carriers and are determined by cost separation studies. Revenues include estimates pending finalization of cost studies. Network access revenues are based upon interstate tariffs filed with the Federal Communications Commission by the National Exchange Carriers Association and state tariffs filed with state regulatory agencies. Management believes recorded revenues are reasonable based on estimates of final cost separation studies which are typically settled within two years.

N. Income Taxes--Until July 21, 1997, the Parent Company operated as a cooperative and had been granted tax exempt status under Section 501(c)12 of the Internal Revenue Code; therefore the Parent Company income was not taxable. The State of South Dakota does not have an income tax.

After July 21, 1997, the Parent Company became subject to federal income taxes and files a consolidated return with its wholly-owned subsidiaries, which are subject to federal income taxes and Minnesota and Iowa income taxes for operations in those states. Income taxes for these companies are provided for the tax effects of transactions reported in the financial statements and include taxes currently payable and deferred income taxes which reflect the estimated income tax consequences of the differences between the income tax bases of assets and liabilities and their financial reporting bases. Temporary differences are primarily depreciation and net operating losses carryforwards.

O. Credit Risk--Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments. The Company places its temporary cash investments with high credit quality financial institutions and, by policy, generally limits the amount of credit exposure to any one financial institution. Concentrations of credit risk with respect

                                      F-8
FINANCIAL INFORMATION

            DAKOTA TELECOMMUNICATIONS GROUP, INC. AND SUBSIDIARIES

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

to trade receivables are limited due to the Company's large number of customers. The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk.

P. Allowance for Funds Used During Construction--The Company includes in its telecommunication and cablevision plant accounts an average cost of debt used for the construction of the plant, and excludes the amounts from interest expense on the statement of operations. The amount capitalized for 1997 was $171,800.

Q. Reclassifications--Certain reclassifications have been made to the 1996 financial statements to conform to the 1997 presentation. These reclassifications had no effect on net income.

Note 2--Reorganization

At a special meeting of the stockholders on July 21, 1997, an amendment to the Company's articles of incorporation was approved which resulted in the conversion of the Company from a cooperative to a South Dakota business corporation. Also at a meeting convened on July 21, 1997, and subsequently adjourned and completed on July 25, 1997, the shareholders of the South Dakota business corporation approved an Agreement and Plan of Merger that provided for the subsequent merger of the South Dakota business corporation with and into the Company. The conversion of equity in the Cooperative to equity in the South Dakota business corporation and then into equity in the Company was at the rate of one share of common stock for each share of the Cooperative's common stock, 80.8216445 shares of common stock for each share of preferred stock and 0.2 of a share of common stock for each dollar of capital credits.

General and administrative expenses for the year ended December 31, 1997, includes $611,342 of costs relating to the reorganization of the Company.

Note 3--Property, Plant and Equipment

  The cost and estimated useful lives of property, plant and equipment are as follows:

                                             Estimated
                                              Useful
                                               Life        1997        1996
                                            ----------- ----------- -----------
   Land....................................             $   101,573 $   101,573
   Buildings............................... 20-33 years   2,669,620   1,486,491
   Leasehold Improvements..................      5          242,886      15,677
   Machinery and Equipment.................    5-10       2,250,495   1,499,518
   Furniture and Fixtures..................    3-20       2,076,192   1,010,234
   Telecommunications Plant................    4-20      23,947,827  16,922,589
   Cable Television Plant..................    8-12       5,352,431   4,869,851
   Construction In Progress................     --          288,504     354,025
                                                        ----------- -----------
                                                         36,929,528  26,259,958
   Less Accumulated Depreciation...........              11,521,262  11,818,854
                                                        ----------- -----------
     Total.................................             $25,408,266 $14,441,104
                                                        =========== ===========

  Depreciation included in costs and expenses was $3,265,650 in 1997 and $2,392,643 in 1996.

The Company intends to add new construction in 1998 of approximately $37,000,000 which is expected to be financed through additional long-term financing.

                                      F-9
                                                          FINANCIAL INFORMATION

            DAKOTA TELECOMMUNICATIONS GROUP, INC. AND SUBSIDIARIES

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


Note 4--Note Payable

The Company has a line of credit arrangement for $1.5 million with RTFC which expires in 2002. Interest is payable quarterly at variable monthly rates determined by RTFC with a cap at prime plus 1.5%. Any advances must be paid in full within 360 days of the advance and remain at a zero balance for at least five consecutive business days. Advances from the line of credit were used to finance construction approved in the RTFC long-term agreements. The $1.5 million outstanding note balance was paid in full January 1998.

The Company has a line of credit arrangement for $800,000, at the prime rate, with Norwest Bank, South Dakota, N.A. which expires January 31, 1998. This arrangement was obtained through acquisition of a new subsidiary in 1997. No amounts were outstanding as of December 31, 1997.

Note 5--Payable Under Floor Plan Arrangement

The Company has floor plan agreements with Deutsche Financial Services and IBM Credit Corporation under which it may borrow up to 100% of the cost of qualified purchases. The agreement with Deutsche Financial Services has a $1,400,000 credit limit with no interest for up to 30 days and 15% interest after 30 days. The agreement with IBM Credit Corporation has a $350,000 credit limit with no interest for up to 30 days, 8.85% for 30-45 days and 9.2% after 45 days. The amount borrowed under these agreements must be repaid when the financed items are sold or disposed of in any manner. The agreements are secured by all the assets of the Company's subsidiary, DTG DataNet, Inc. and include various covenants which have been approved by RTFC.

Note 6--Long-term Debt

Long-term debt is as follows:

                                                        1997         1996
                                                     -----------  -----------
Rural Telephone Finance Cooperative (RTFC) Mortgage
 Note, matures 2012, variable interest rate (6.65%
 at December 31, 1997).............................. $28,184,830  $       --
Rural Telephone Finance Cooperative (RTFC) Mortgage
 Note, matures 2006, variable interest rate (6.65%
 at December 31, 1997)..............................   1,405,639    1,537,537
Home Federal Savings Bank, matures 2007, variable
 interest rate (9.5% at December 31, 1997) (ESOP
 loan guaranteed by the Company)....................   1,000,000          --
Rural Utilities Service (RUS) mortgage notes:
  2% payable in quarterly installments..............         --     2,595,175
  5% payable in monthly installments................         --    10,756,343
Norwest Bank South Dakota, N.A., variable interest
 rate (prime plus one percent)......................         --       980,469
Other...............................................         --       166,571
                                                     -----------  -----------
                                                      30,590,469   16,036,095
Amount Due Within One Year..........................  (1,390,000)    (697,700)
                                                     -----------  -----------
  Total Long-Term Debt.............................. $29,200,469  $15,338,395
                                                     ===========  ===========


                                     F-10
FINANCIAL INFORMATION

            DAKOTA TELECOMMUNICATIONS GROUP, INC. AND SUBSIDIARIES

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Note 6--Long Term Debt (continued)

The Company received loans of $14,737,000 and $13,684,000 from RTFC for the purposes of refinancing its RUS debt and RTFC lines of credit and to finance plant construction. The loans are payable quarterly, with full payment due in fifteen years. On July 15, 1997, the Company retired its entire RUS debt with loan proceeds from RTFC. In order to obtain financing from RTFC, the loans include borrowings of $1,449,185 to purchase Subordinated Capital Certificates
(SCC) of RTFC. The SCCs bear no interest and will be repaid to the Company. SCCs are included in other investments on the balance sheet. The Company is required to maintain a debt service coverage of not less than 1.25 and a times interest earned ratio of not less than 1.50. Each ratio is determined by averaging the two highest annual calculations during the three most recent fiscal years. The Company is restricted from incurring any additional unsecured debt in excess of five percent of total assets from any other lender and from declaring or paying any dividend or purchasing or redeeming any capital stock in excess of 25 percent of the prior fiscal year-end cash margins without written approval of the lender.

Unadvanced loan funds of $94,181 are available to the Company on loan commitments from RTFC. Loan proceeds will be used to finance future construction. The RTFC loans, maturing in 2012, are collateralized by all assets, revenues and stock of the Company's subsidiaries. The RTFC loan, maturing in 2006, is collateralized by the cable plant located in ten cities in southeastern South Dakota and is payable in quarterly installments.

The loan from Home Federal Savings Bank is guaranteed by the Company and is payable by the Company's ESOP in ten equal installments beginning in 1998.

Approximate annual principal payments on the existing debt for the next five years are: 1998--$1,390,000; 1999--$1,491,000; 2000--$1,595,000; 2001--
$1,706,000 and 2002--$1,825,000.

Note 7--Capital Stock

                                                                                            Unearned
                              Preferred               Common             Treasury           ESOP Plan
                          -------------------  ---------------------  ---------------  --------------------
                          Issued                Issued                Issued
                          Shares    Amount      Shares      Amount    Shares  Amount   Shares     Amount
                          ------  -----------  ---------  ----------  ------ --------  -------  -----------
BALANCE--December 31,
 1995...................          $                5,225  $   26,125         $                  $
Issued..................   1,172    1,172,000        456       2,280
Redeemed................                            (444)     (2,220)
                          ------  -----------  ---------  ----------
BALANCE--December 31,
 1996...................   1,172    1,172,000      5,237      26,185
Issuance of Common Stock
 in Exchange for Capital
 Credits and Capital
 Stock..................                         459,954   2,299,770
Issuance of Common Stock
 in Exchange for
 Preferred Stock........  (1,172)  (1,172,000)    94,727   1,172,000
Issuance of Common Stock
 to Purchase Futuristic,
 Inc. (d/b/a DataNet)...                         160,000   4,000,000
Issuance of Common Stock
 to ESOP................                          49,213   1,000,000                   (49,213)  (1,000,000)
Issuance of Common Stock
 to Employees...........                           2,043      25,915
Repurchase of Common
 Stock..................                                               493    (12,325)
Two-for-One Stock
 Split..................                         771,174               493             (49,213)
                          ------  -----------  ---------  ----------   ---   --------  -------  -----------
BALANCE--December 31,
 1997...................     --   $       --   1,542,348  $8,523,870   986   $(12,325) (98,426) $(1,000,000)
                          ======  ===========  =========  ==========   ===   ========  =======  ===========


                                     F-11
                                                          FINANCIAL INFORMATION

            DAKOTA TELECOMMUNICATIONS GROUP, INC. AND SUBSIDIARIES

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

On December 16, 1997, the Board of Directors declared a two-for-one common stock split pursuant to a share dividend paid to common stockholders of record on January 1, 1998. All common stock share amounts shown below have been adjusted for the stock split.

As of December 31, 1996, the Company's common stock had a par value of $5 per share. There were 15,000 shares authorized. No person could own more than one share of common stock and each holder of common stock had one vote in the affairs of the Company.

Nonvoting preferred stock had a par value of $100 per share and there were 63,000 shares authorized. The preferred stock is shown on the balance sheet at its redemption value of $1,000 per share. Preferred shareholders were entitled to a Non-Liquidity Fee of $80 per share payable semi-annually in cash or preferred stock at the discretion of the Company. Preferred shareholders also were granted warrants which entitle them to purchase additional preferred stock at $1,000 per share.

At December 31, 1996, and 1997, there were warrants outstanding which may be exercised through January 21, 1998, to purchase 482 shares of preferred stock which were converted to 77,912 shares of common stock. These warrants were exercised on January 21, 1998. Effective January 1, 1997, the Company granted management options to purchase up to 1,534 shares of preferred stock at $1,000 a share which were replaced with common stock under the Executive Stock Option Plan.

As of December 31, 1997, the Company has 5,000,000 shares of no par common stock authorized and 1,542,348 shares are issued and outstanding. The Company also has 250,000 shares of no par preferred stock of which 15,000 shares are designated as Series A Junior Participating Preferred Stock. No preferred stock is outstanding as of December 31, 1997.

Former holders of Cooperative common stock and capital credit accounts are entitled to receive shares of common stock of the Company, without any further consideration, upon receipt by the Company of properly executed transmittal documents in acceptable form. If all such persons had satisfied the conditions to receive shares at December 31, 1997, a total of 911,320 additional shares of the Company's common stock would have been issued and outstanding at that date. Other capital includes that amount of stockholders equity which would have been included in common stock if those shares had been issued and outstanding at December 31, 1997.

On July 22, 1997, the Board of Directors adopted a leveraged employee stock ownership plan ("ESOP"). The ESOP purchased 98,426 shares of common stock for $1,000,000 in December 1997. The purchase price per share is approximately the same as fair value per share at December 31, 1997, based upon an appraisal. Under the terms of the Plan, employees who are not part of a collective bargaining unit, a leased employee or a nonresident alien and have completed at least 1,000 hours of service become eligible to participate in the plan. The Company determines the amount of contributions that will be made each year. The contribution is allocated among eligible participants based on compensation in proportion to total compensation paid to all eligible participants. Any dividends earned will be allocated to the participant's account based on allocated shares. A participant becomes fully vested after five years of service or upon normal retirement date. No contributions were made to the ESOP in 1997.

On July 22, 1997, the Board of Directors declared a dividend of one right for each outstanding share of common stock to common stockholders of record on August 5, 1997. Each right allows the holder to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock. The exercise price of the rights are $100 per right and the redemption price is $.01. The rights expire August 4, 2007.

                                     F-12
FINANCIAL INFORMATION

            DAKOTA TELECOMMUNICATIONS GROUP, INC. AND SUBSIDIARIES

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

In July 1997, the Company adopted the 1997 Stock Incentive Plan that provides for stock options, stock appreciation rights, restricted stock, stock awards and tax benefit rights for key employees and provides for automatic awards of stock options to nonemployee directors of the Company which expire ten years after being granted. The Company has reserved 350,000 shares of common stock for this plan.

In November 1997, the Company adopted the Director Stock Plan of 1997 that provides that stock may be awarded to outside directors upon their fifth anniversary of service as an outside director. The Company has reserved 40,000 shares of common stock for this plan.

In November 1997, the Company adopted the Executive Stock Option Plan of 1997 that provides that options for 247,960 shares of common stock may be awarded to officers and other key employees of the Company which expire ten years after being granted. Options for 247,960 shares of common stock were granted under this plan to replace preferred stock options for 1,534 shares at $1,000 per share.

At December 31, 1997, there were options for 285,640 shares outstanding which were granted during 1997. Exercise prices of outstanding stock options are 267,640 shares at $6.19 and 18,000 shares at $12.50 per share. The average exercise price is $6.59 per share. The average remaining life of outstanding stock options at December 31, 1997, was 6.12 years. Options exercisable at December 31, 1997, are 53,528 shares at $6.19 and 6,480 shares at $12.50 per share.

The Company has adopted the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation", but applies APB Opinion No. 25, "Accounting for Stock Issued to Employees" for measurement and recognition of stock-based transactions with its employees. If the Company had elected to recognize compensation cost for its stock based transactions using the method prescribed by SFAS No. 123, net loss and loss per share since reorganization would have been $(1,782,202) and $(1.47).

The fair value of the Company's stock options used to compute pro forma net loss and net loss per share disclosures is the estimated present value at grant date using the Black-Scholes option-pricing model with the following assumptions: expected volatility of 30%, a risk free interest rate of 5.70% to 6.33%, an expected holding period of seven years and no dividend yield. Pro forma stock-based compensation cost was $150,000 in 1997.

The Company approved an offering of 400,000 shares of common stock at a purchase price of $12.50 per share to shareholders and employees as of January 27, 1998. The offering expires on March 11, 1998.

Note 8--Fair Value Of Financial Instruments

The carrying value of cash and temporary cash investments approximates their fair value due to the short maturity of the instruments. The fair value of the Company's long-term debt at December 31, 1997, is estimated to be approximately equal to the carrying value of $29,200,469. The fair value of the Company's long-term debt at December 31, 1996, after deducting current maturities, is estimated to be $12,905,145, compared to carrying values of $15,338,395. The fair value estimates are based on the overall weighted rates and maturity compared to rates and terms currently available in the long-term financing markets.

                                     F-13
                                                          FINANCIAL INFORMATION

            DAKOTA TELECOMMUNICATIONS GROUP, INC. AND SUBSIDIARIES

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


Note 9--Deposits

On December 7, 1994, the Company and its wholly-owned subsidiary, Dakota Telecommunications Systems, Inc., entered into an agreement with U S West Communications, Inc. to purchase the assets and acquire the right to provide and operate wireline telecommunication services in eight exchanges in the state of South Dakota for $10,144,884. In 1996, the Company canceled the agreement. The Company had a $549,778 earnest money deposit on the purchase. The deposit was written down by $274,889 to the estimated recoverable amount of $274,889, which was received in 1997. In addition, the Company expensed $275,252 of related acquisition costs in 1996.

Note 10--Supplemental Cash Flow Information

                                                             1997        1996
                                                          ----------  ----------
   Cash Payments (Refunds), Net For:
   Interest.............................................  $1,287,837  $  730,633
   Income Taxes.........................................  $ (215,056) $  283,415
   Noncash Investing and Financing Activity:
   Acquisitions
     Fair Value of Assets...............................  $4,796,848  $2,607,631
     Liabilities........................................     721,036   1,389,208
                                                          ----------  ----------
       Net Assets Acquired..............................   4,075,812   1,218,423
     Less: Common Stock Issued for Acquisitions.........   4,000,000   1,172,000
       Cash Acquired....................................         --        6,128
                                                          ----------  ----------
     Acquisition Costs, Net of Cash Acquired............  $   75,812  $   40,295
                                                          ==========  ==========

Note 11--Income Taxes

  Income tax expense (benefit) consists of the following:

                                                             1997       1996
                                                           ---------  ---------
   Current................................................ $ (29,543) $(225,740)
   Deferred...............................................   (88,932)    50,028
                                                           ---------  ---------
     Total................................................ $(118,475) $(175,712)
                                                           =========  =========

Federal and state income tax operating loss carryovers as of December 31, 1997, were $2,749,000 and will expire in 2012.

  Deferred tax assets and (liabilities) as of December 31, 1997, and 1996 relate to the following:

                                                            1997       1996
                                                          ---------  --------
   Accelerated Depreciation.............................. $(251,684) $(88,932)
   Loss Carryforward.....................................   875,057       --
   Other.................................................   165,610       --
   Valuation Allowance...................................  (788,983)      --
                                                          ---------  --------
     Total............................................... $     --   $(88,932)
                                                          =========  ========


                                     F-14
FINANCIAL INFORMATION

            DAKOTA TELECOMMUNICATIONS GROUP, INC. AND SUBSIDIARIES

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

At December 31, 1997, the Company had net deferred tax assets primarily as a result of the net operating losses. The full amount of the net deferred tax asset was offset by a valuation allowance due to uncertainties relating to the full future utilization of these net operating losses.

The differences between the statutory federal rate and the effective tax rate were as follows:

                                                           1997        1996
                                                        -----------  ---------
   Consolidated (Loss) Before Income Taxes............. $(2,605,262) $(335,946)
   Less Tax Exempt (Income) Loss.......................     570,910   (100,729)
                                                        -----------  ---------
     Taxable Loss...................................... $(2,034,352) $(436,675)
                                                        ===========  =========
   Statutory Tax Rate..................................        35.0%      35.0%
   Valuation Allowance.................................       (34.4)       --
   Effect of Graduated Rates and Other.................         5.2        5.2
                                                        -----------  ---------
     Effective Tax Rate................................         5.8%      40.2%
                                                        ===========  =========

Note 12--Pension Plans

Pension benefits for substantially all employees are provided through the National Telephone Cooperative Association Retirement and Security Program (a defined benefit plan) and Savings Plan (a defined contribution plan). The Company makes annual contributions to the plans equal to the amounts accrued for pension expense. The Retirement and Security Program is a multi-employer plan and the accumulated benefits and plan assets are not determined or allocated separately by individual employer. The total pension costs for 1997 and 1996 were $218,673 and $150,220.

Note 13--Acquisitions

In December 1997, the Company acquired Futuristic, Inc., a South Dakota Corporation doing business as DataNet, Inc. ("DataNet"), in exchange for 320,000 (after the two-for-one split) shares of common stock valued at $4,000,000. The acquisition was accounted for as a purchase. The excess of the aggregate purchase price and liabilities assumed exceed the fair value of the assets by $3,178,136 and is being expensed equally over fifteen years. Operations of the Company acquired are included in the consolidated statement of operations subsequent to its purchase.

In the first half of 1996, Dakota Telecom, Inc. purchased the assets of nineteen cable service areas from three companies that provided cable services to various communities in addition to the assets purchased by Dakota Telecom, Inc. in three separate purchase transactions and one asset exchange transaction. The total purchase price was $3,858,704. Customer lists acquired for $541,300 are being expensed equally over 15 years. Operations of the service areas purchased are included in the consolidated statements of operations subsequent to their purchase.

In December 1996, the Company acquired I-Way Partners, Inc. and TCIC Communications, Inc. in exchange for 1,172 shares of preferred stock valued at $1,172,000. The acquisitions were accounted for as purchases. The excess of the aggregate purchase price and liabilities assumed exceed the fair value of the assets by $1,840,991 and is being expensed equally over fifteen years. Operations of the companies acquired are included in the consolidated statement of operations subsequent to their purchase.


                                     F-15
                                                          FINANCIAL INFORMATION

            DAKOTA TELECOMMUNICATIONS GROUP, INC. AND SUBSIDIARIES

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


The following unaudited consolidated pro forma information assumes the acquisitions had occurred at the beginning of each of the following years:

                                                          1997         1996
                                                       -----------  -----------
Total Revenues........................................ $27,251,152  $24,729,339
Net Loss For the Year.................................  (2,383,332)    (493,496)
Net Loss Per Share (Since Reorganization).............       (1.30)         --

The Company has entered into a merger agreement to purchase the outstanding stock of Vantek Communications, Inc. and Van/Alert, Inc. in exchange for stock, cash and notes valued at $1,100,000. The purchase is pending FCC approval.

Note 14--Change in Accounting Estimate

Effective January 1, 1996, the Company revised its estimate of the useful lives of telecommunication computers and fiber optic cable which were being depreciated over 12 and 25 years. The revised useful lives are 4 and 10 years.

Effective February 1, 1996, the Company revised its estimate of the useful lives of cable television plant. Previously the plant was depreciated over 20 years. The revised useful life of the plant ranges from eight to twenty years. These changes were made to better reflect the estimated periods during which such assets will remain in service. The 1996 changes increased depreciation expense by approximately $189,000 in 1996.

Note 15--Loss Per Share

Basic loss per share was computed by dividing the net loss of $(1,632,202) for only the period since the reorganization (July 21, 1997, to December 31, 1997) by the weighted average number of common shares outstanding (1,213,442 shares) during the period since the reorganization adjusted for the two-for-one stock split. Shares issued as a result of the reorganization were considered outstanding for the entire period. Net loss of $(854,585) for the period prior to the reorganization was not considered in the loss per share calculation.

Options, rights and warrants have not been considered in the computation of diluted loss per share since their effect would be anti-dilutive because of the net loss. If the 911,320 shares issuable at December 31, 1997, to former holders of Cooperative common stock and capital credit accounts upon satisfaction by such holders of conditions to issuance, which have not been issued as a result of the reorganization, were considered issued for the entire period, the loss per share would have been $(.77).

                                     F-16
FINANCIAL INFORMATION

            DAKOTA TELECOMMUNICATIONS GROUP, INC. AND SUBSIDIARIES

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


Note 16--Segment Information

The Company operates in three businesses: telecommunications, cable television and computer network sales. Industry segment information is as follows:

                                                          1997         1996
                                                       -----------  -----------
   Revenues:
     Telecommunications............................... $10,048,303  $ 6,752,185
     Cable Television.................................   1,892,585    1,349,157
     Computer Network Sales...........................   1,788,104          --
                                                       -----------  -----------
                                                       $13,728,992  $ 8,101,342
                                                       ===========  ===========
   Operating Income (Loss):
     Telecommunications............................... $(1,383,297) $   454,097
     Cable Television.................................    (430,730)    (376,247)
     Computer Network Sales...........................      55,368          --
                                                       -----------  -----------
                                                       $(1,758,659) $    77,850
                                                       ===========  ===========
   Identifiable Assets:
     Telecommunications............................... $29,075,590  $18,246,345
     Cable Television.................................   9,217,881    5,258,530
     Computer Network Sales...........................   5,746,421          --
                                                       -----------  -----------
                                                       $44,039,892  $23,504,875
                                                       ===========  ===========
   Depreciation and Amortization Expense:
     Telecommunications............................... $ 2,727,991  $ 2,011,046
     Cable Television.................................     702,778      423,370
     Computer Network Sales...........................      17,340          --
                                                       -----------  -----------
                                                       $ 3,448,109  $ 2,434,416
                                                       ===========  ===========
   Capital Expenditures:
     Telecommunications............................... $10,204,443  $ 1,930,389
     Cable Television.................................   2,887,753    3,821,215
     Computer Network Sales...........................     471,828          --
                                                       -----------  -----------
                                                       $13,564,024  $ 5,751,604
                                                       ===========  ===========

                                     F-17
                                                          FINANCIAL INFORMATION

                          INTERIM FINANCIAL STATEMENTS

  The following financial statements of DTG and it subsidiaries as of and for the periods ended September 30, 1998 have not been audited. They should be considered in conjunction with the preceding audited financial statements.

                                      F-18
FINANCIAL INFORMATION

             DAKOTA TELECOMMUNICATIONS GROUP, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
              SEPTEMBER 30, 1998 (Unaudited) AND DECEMBER 31, 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                      September 30, December 31,
                                                          1998          1997
                       ASSETS                         ------------- ------------
CURRENT ASSETS:
  Cash and Cash Equivalents..........................  $ 1,705,383  $ 4,297,938
  Temporary Cash Investments.........................      100,000      300,000
  Accounts Receivable, Less Allowance for
  Uncollectibles of $415,400 and $298,700............    3,749,093    4,216,025
  Income Taxes Receivable............................       27,321       62,987
  Materials and Supplies.............................    1,883,839    1,109,226
  Prepaid Expenses...................................      427,297      275,567
                                                       -----------  -----------
    Total Current Assets.............................    7,892,933   10,261,743
                                                       -----------  -----------
INVESTMENTS AND OTHER ASSETS:
  Excess of Cost over Net Assets Acquired............    5,661,715    4,869,096
  Other Intangible Assets............................      781,836      809,843
  Other Investments..................................    1,524,024    2,037,571
  Deferred Charges...................................    1,506,636      653,373
                                                       -----------  -----------
    Total Investments and Other Assets...............    9,474,211    8,369,883
                                                       -----------  -----------
PROPERTY, PLANT AND EQUIPMENT, NET...................   26,304,230   25,408,266
                                                       -----------  -----------
TOTAL ASSETS.........................................  $43,671,374  $44,039,892
                                                       ===========  ===========

   The accompanying notes are an integral part of the consolidated financial statements.

                                      F-19
                                                           FINANCIAL INFORMATION

             DAKOTA TELECOMMUNICATIONS GROUP, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
              SEPTEMBER 30, 1998 (Unaudited) AND DECEMBER 31, 1997

                                (Continued)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                     September 30, December 31,
                                                         1998          1997
        LIABILITIES AND STOCKHOLDERS' EQUITY         ------------- ------------
CURRENT LIABILITIES:
  Current Portion of Long-Term Debt.................  $ 1,430,000  $ 1,390,000
  Notes Payable.....................................    2,162,573    1,500,000
  Accounts Payable..................................    1,925,389    2,290,727
  Payable Under Floor Plan Arrangements.............      547,756      569,287
  Other Current Liabilities.........................    1,341,233    1,171,772
                                                      -----------  -----------
    Total Current Liabilities.......................    7,406,951    6,921,786
                                                      -----------  -----------
LONG-TERM DEBT......................................   30,793,121   29,200,469
                                                      -----------  -----------
DEFERRED CREDITS....................................      161,051      113,565
                                                      -----------  -----------
STOCKHOLDERS' EQUITY:
  Common Stock......................................   10,979,987    8,523,870
  Treasury Stock at Cost............................      (12,325)     (12,325)
  Other Capital.....................................    1,176,299    2,298,006
  Retained Earnings.................................   (5,833,710)  (2,005,479)
  Unearned Employee Stock Ownership Plan Shares.....   (1,000,000)  (1,000,000)
                                                      -----------  -----------
    Total Stockholders' Equity......................    5,310,251    7,804,072
                                                      -----------  -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..........  $43,671,374  $44,039,892
                                                      ===========  ===========

   The accompanying notes are an integral part of the consolidated financial statements.

                                      F-20
FINANCIAL INFORMATION

             DAKOTA TELECOMMUNICATIONS GROUP INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS
                 THREE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                  (Unaudited)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                          1998         1997
                                                       -----------  ----------
REVENUES:
  Local Network....................................... $   424,577  $  309,401
  Network Access......................................   1,417,276     888,876
  Long Distance Network...............................     936,349     869,378
  Cable Television Service............................     442,353     376,113
  Computer Network Service............................   5,489,635         --
  Internet Service....................................     463,126     296,064
  Wireless Telecommunications.........................     259,691         --
  Other...............................................      26,386      86,154
                                                       -----------  ----------
    Total Operating Revenues..........................   9,459,393   2,825,986
                                                       -----------  ----------
COSTS AND EXPENSES:
  Plant Operations....................................   1,634,272   1,018,806
  Cost of Goods Sold..................................   4,425,144         --
  Depreciation and Amortization.......................   1,156,948     820,124
  Customer............................................     884,806     378,798
  General and Administrative..........................   1,979,398   1,045,974
  Other Operating Expenses............................     247,623     180,687
                                                       -----------  ----------
    Total Operating Expenses..........................  10,328,191   3,444,389
                                                       -----------  ----------
OPERATING LOSS........................................    (868,798)   (618,403)
                                                       -----------  ----------
OTHER INCOME AND (EXPENSES):
  Interest and Dividend Income........................      62,724      88,524
  Interest Expense....................................    (593,458)   (383,231)
                                                       -----------  ----------
    Net Other Income and Expenses.....................    (530,734)   (294,707)
                                                       -----------  ----------
LOSS BEFORE INCOME TAXES..............................  (1,399,532)   (913,110)
INCOME TAX BENEFIT....................................       8,000     232,784
                                                       -----------  ----------
NET LOSS.............................................. $(1,391,532) $ (680,326)
                                                       ===========  ==========
BASIC AND DILUTED LOSS PER SHARE...................... $     (0.65) $      --
                                                       ===========  ==========

(Since 1997 Reorganization)

   The accompanying notes are an integral part of the consolidated financial statements.

                                      F-21
                                                           FINANCIAL INFORMATION

             DAKOTA TELECOMMUNICATIONS GROUP INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS
                 NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                  (Unaudited)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                         1998         1997
                                                      -----------  -----------
REVENUES:
  Local Network...................................... $ 1,248,714  $   924,903
  Network Access.....................................   4,097,470    2,796,044
  Long Distance Network..............................   2,662,143    2,438,754
  Cable Television Service...........................   1,278,309    1,156,633
  Computer Network Service...........................  13,008,166          --
  Internet Service...................................   1,284,079      776,016
  Wireless Telecommunications........................     259,691          --
  Other..............................................     383,904      348,317
                                                      -----------  -----------
    Total Operating Revenues.........................  24,222,476    8,440,667
                                                      -----------  -----------
COSTS AND EXPENSES:
  Plant Operations...................................   4,449,232    2,672,679
  Cost of Goods Sold.................................  10,376,666          --
  Depreciation and Amortization......................   3,313,164    2,379,769
  Customer...........................................   2,370,318      828,096
  General and Administrative.........................   5,334,793    3,006,705
  Other Operating Expenses...........................     712,360      829,798
                                                      -----------  -----------
    Total Operating Expenses.........................  26,556,533    9,717,047
                                                      -----------  -----------
OPERATING LOSS.......................................  (2,334,057)  (1,276,380)
                                                      -----------  -----------
OTHER INCOME AND (EXPENSES):
  Interest and Dividend Income.......................     150,873      240,509
  Interest Expense...................................  (1,653,047)    (791,920)
                                                      -----------  -----------
    Net Other Income and Expenses....................  (1,502,174)    (551,411)
                                                      -----------  -----------
LOSS BEFORE INCOME TAXES.............................  (3,836,231)  (1,827,791)
INCOME TAX BENEFIT...................................       8,000      292,880
                                                      -----------  -----------
NET LOSS............................................. $(3,828,231) $(1,534,911)
                                                      ===========  ===========
BASIC AND DILUTED LOSS PER SHARE..................... $     (2.04) $       --
                                                      ===========  ===========
(Since 1997 Reorganization)

   The accompanying notes are an integral part of the consolidated financial statements.

                                      F-22
FINANCIAL INFORMATION

             DAKOTA TELECOMMUNICATIONS GROUP, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                 NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                  (Unaudited)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                        1998          1997
                                                     -----------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net Loss........................................... $(3,828,231) $ (1,534,911)
 Adjustments to Reconcile Net Loss to Net Cash
  Provided By (Used In) Operating Activities:
  Depreciation and Amortization.....................   3,313,164     2,379,769
  Deposits..........................................         --        274,889
  Receivables.......................................     547,988       313,141
  Income Taxes Receivable...........................      35,666       138,698
  Prepaids..........................................    (149,066)      (77,100)
  Accounts Payable..................................    (394,934)      522,324
  Other Current Liabilities.........................     105,388        98,033
  Deferred Credits..................................      47,486       (39,050)
  Other.............................................      38,201           --
                                                     -----------  ------------
    Net Cash (Used In) Provided By Operating
     Activities.....................................    (284,338)    2,075,793
                                                     -----------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of Property, Plant and Equipment, Net....  (3,860,718)  (11,131,102)
  Materials and Supplies............................    (703,170)     (689,547)
  Sale of Temporary Cash Investments................     200,000       349,000
  Purchase of Other Investments.....................     (18,121)   (1,250,637)
  Sale of Other Investment..........................     502,174           --
  Acquisition, Net of Cash Acquired.................    (288,088)          --
  Purchase of Other Intangible Assets...............     (19,326)      (81,759)
  Deferred Charges..................................    (861,970)         (883)
                                                     -----------  ------------
    Net Cash Used In Investing Activities...........  (5,049,219)  (12,804,928)
                                                     -----------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal Payments of Long-Term Debt..............  (1,017,348)     (386,059)
  Proceeds from Issuance of Note Payable............   5,723,248    11,686,551
  Principal Payments of Note Payable................  (2,660,675)          --
  Construction Contracts Payable....................     (38,633)      459,761
  Retirement of Patronage Capital...................         --        (28,235)
  Other.............................................         593       (85,151)
  Issuance of Common Stock..........................     251,815           --
  Increase in Deferred Income Taxes.................         --       (238,000)
  Conversion of Warrants to Common Stock............     482,002           --
                                                     -----------  ------------
    Net Cash Provided by Financing Activities.......   2,741,002    11,408,867
                                                     -----------  ------------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS........................................  (2,592,555)      679,732
CASH AND CASH EQUIVALENTS at Beginning of Year......   4,297,938     2,121,444
                                                     -----------  ------------
CASH AND CASH EQUIVALENTS at End of Period.......... $ 1,705,383  $  2,801,176
                                                     ===========  ============

   The accompanying notes are an integral part of the consolidated financial statements.

                                      F-23
                                                           FINANCIAL INFORMATION

            DAKOTA TELECOMMUNICATIONS GROUP, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)

Note 1--Consolidated Financial Statements

The balance sheets as of September 30, 1998 and December 31, 1997, statements of operations for the three and nine months ended September 30, 1998 and 1997 and cash flows for the nine months ended September 30, 1998 and 1997 have been prepared by the Company without audit. In the opinion of management, all adjustments (consisting only of normal recurring accruals) necessary to present fairly the financial position, results of operations and changes in cash flows have been made.

The Consolidated Financial Statements have been prepared in accordance with the requirements of Item 301(b) of Regulation S-B and with the instructions to Form 10-QSB. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These condensed financial statements should be read in conjunction with the financial statements and accompanying notes for the years ended December 31, 1997 and 1996. The results of operations for the three- and nine-month periods ended September 30, 1998 are not necessarily indicative of the operating results to be expected for the year ending December 31, 1998.

Note 2--Notes Payable

The Company has a line of credit arrangement for $1.5 million with Rural Telephone Finance Cooperative ("RTFC") which expires in 2002. Interest is payable quarterly at variable monthly rates determined by RTFC with a cap at prime plus 1.5%. Any advances must be paid in full within 360 days of the advance and remain at a zero balance for at least five consecutive business days. A balance of $1,500,000 was outstanding as of September 30, 1998.

In October 1998, the Company's secured line of credit arrangement for $4 million with RTFC was increased to $6 million and expires January 1, 2000. Interest is payable quarterly at variable monthly rates based on the prevailing bank prime rate plus 1.5%. A balance of $2,400,000 was outstanding as of September 30, 1998.

The $800,000 line of credit with Norwest Bank which would have expired on April 1, 1999 was replaced by a new line of credit agreement with Norwest dated September 10, 1998 for a maximum of $2,000,000 at the prime rate plus one and one half percent expiring September 3, 2001, at which point it may be renewed on an annual basis thereafter. This line of credit is secured by essentially all of the assets of DTG DataNet, Inc., a wholly owned subsidiary of the Company. The amount outstanding at September 30, 1998 was $662,573.

Note 3--Payable under Floor Plan Arrangement

The Company's additional $500,000 credit limit for the floor plan arrangement with the IBM Credit Corporation expired August 31, 1998. The amount outstanding at September 30, 1998 on the original $350,000 agreement was $113,902. The Company also had $433,854 outstanding on another floor plan arrangement as of September 30, 1998.

Note 4--Income Taxes

As of July 22, 1997, the income of the Company became taxable at the federal level. Prior to that date, the Company operated as a cooperative and had been granted tax exempt status under Section 501(c)12 of the Internal Revenue Code of 1986, as amended.

                                     F-24
FINANCIAL INFORMATION

            DAKOTA TELECOMMUNICATIONS GROUP, INC. AND SUBSIDIARIES

                                  (Unaudited)

At September 30, 1998 and December 31, 1997, the Company had net deferred tax assets primarily as a result of the net operating losses. The full amount of the net deferred tax asset was offset by a valuation allowance due to uncertainties relating to the future utilization of these net operating losses. The tax benefit of $8,000 at September 30, 1998 is due to additional refunds receivable for net operating losses that can be applied against income in a prior year.

Note 5--Acquisitions

On July 1, 1998, the Company purchased the outstanding stock of Vantek Communications, Inc. and Van/Alert, Inc. in exchange for 48,000 shares of the Company's stock valued at $12.50 per share, long-term debt of $250,000 and $250,000 in cash. The debt is convertible into Company stock. The acquisition resulted in an excess of cost over net assets acquired of $1,046,919. This amount is being amortized over 15 years.

The long-term debt of $250,000 at 9% interest is payable in monthly installments of $5,190 until July 1, 2003.

Note 6--Capital Stock

At September 30, 1998 and December 31, 1997 the number of shares of common stock outstanding were 2,140,331 and 1,542,348, respectively.

Former holders of common stock and capital credit accounts of Dakota Cooperative Telecommunications, Inc. (the "Cooperative") are entitled to receive shares of common stock of the Company, without any further consideration, upon receipt by the Company of properly executed transmittal documents in acceptable form. If all such persons had satisfied the conditions to receive shares at September 30, 1998 and December 31, 1997, a total of 395,376 and 911,320 additional shares of the Company's common stock, respectively, would have been issued and outstanding as of those dates. Other capital includes that amount of stockholders' equity that would have been included in common stock if those shares had been issued and outstanding at September 30, 1998 and December 31, 1997.

The Company approved an offering of 400,000 shares of common stock at a purchase price of $12.50 per share to existing shareholders and employees as of January 27, 1998. The offering expired on March 11, 1998 and 19,485 shares of common stock were issued.

At the annual meeting, the shareholders approved an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of common stock from 5,000,000 to 10,000,000.

                                     F-25
                                                          FINANCIAL INFORMATION

            DAKOTA TELECOMMUNICATIONS GROUP, INC. AND SUBSIDIARIES

                                  (Unaudited)


Note 7--Supplemental Cash Flow Information

                                                              1998       1997
                                                           ----------  --------
   CASH PAID (RECEIVED) FOR:
     Interest............................................. $1,569,349  $791,920
     Income Taxes.........................................    (43,666)   18,883
   NONCASH INVESTING AND FINANCING ACTIVITY:
    Acquisitions:
     Fair Value of Assets................................. $1,252,941
     Liabilities..........................................    110,771
                                                           ----------
       Net Assets Acquired................................  1,142,170
     Less Common Stock Issued for Acquisition.............    600,000
       Cash Acquired......................................      4,082
       Long-Term Debt Issued for Acquisition..............    250,000
                                                           ----------
     Acquisition, Net of Cash Acquired.................... $  288,088
                                                           ==========

Note 8--Loss Per Share

Basic and diluted loss per share as of September 30, 1998 was based on the average number of shares of common stock outstanding during the periods. Shares issued as a result of the reorganization were considered outstanding for the entire period. The number of shares used in the calculation was 2,129,323 and 1,874,509 for the three months and nine months ended September 30, 1998. No shares were outstanding as of September 30, 1997.

Options, rights and warrants have not been considered in the computation of diluted loss per share since their effect would be anti-dilutive because of the net loss. If the 395,376 shares issuable at September 30, 1998 to former holders of Cooperative common stock and capital credit accounts upon satisfaction by such holders of conditions to issuance, which have not been issued as a result of the reorganization, were considered issued for the entire period, the loss per share would have been $1.53 for the nine months ended, and $.55 for the three months ended, September 30, 1998.

If the 1,970,432 shares issuable at September 30, 1997 to former holders of Cooperative common stock and capital credit accounts upon satisfaction by such holders of conditions to issuance, which have not been issued as a result of the reorganization, were considered issued for the entire period, the basic and diluted loss per share would have been $(.35) for the three months and nine months ended September 30, 1997.

Basic and diluted loss per share as of September 30, 1997 was computed by dividing the net loss of $(680,326) for only the period since the reorganization (July 21, 1997 to September 30, 1997) by the weighted average number of common shares issuable (1,970,432 shares) during the period since the reorganization adjusted for the two-for-one stock split. Shares issuable as a result of the reorganization were considered outstanding for the entire period. Net loss of $(854,585) for the period prior to the reorganization was not considered in the loss per share calculation.

Options, rights and warrants have not been considered in the computation of diluted loss per share since their effect would be anti-dilutive because of the net loss.

                                     F-26
FINANCIAL INFORMATION

            DAKOTA TELECOMMUNICATIONS GROUP, INC. AND SUBSIDIARIES

                                  (Unaudited)


Note 9--Commitments

The Company has made commitments to provide cable access television service to the cities of Luverne and Marshall, Minnesota and Canton, South Dakota. These cities have required that bonds and financial securities be provided to ensure performance by the Company. The Company has obtained $832,500 in irrevocable letters of credit to fully cover these requirements.

Note 10--Subsequent Events

On October 27, 1998, the Board of Directors approved an Agreement and Plan of Merger with McLeodUSA Incorporated, pursuant to which the Company will be merged with and into a wholly owned subsidiary of McLeodUSA Incorporated (the "Merger"). All of the stock of the Company and each right to receive one share of Company common stock will be exchanged for the right to receive .4328 shares of McLeodUSA Incorporated common stock. The maximum number of shares of McLeodUSA Incorporated common stock to be issued is 1,295,000. The Merger is subject to stockholder and regulatory approval. The Merger agreement requires the Company to pay McLeodUSA Incorporated a $2,500,000 penalty if alternative offers are pursued.

On April 24, 1998, the Company entered into a Merger Agreement to purchase the outstanding stock of Hurley Communications in exchange for stock, cash and notes valued at $180,000. The purchase has been approved by the FCC and was consummated on November 1, 1998.

On October 27, 1998, the Company entered into a lease agreement of fiber optic cable facilities with McLeodUSA Incorporated. The lease is for twenty years. The entire lease fee of $5,000,000 for the twenty years has been paid in advance.

                                     F-27
                                                          FINANCIAL INFORMATION

                                                                     APPENDIX A

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                         AGREEMENT AND PLAN OF MERGER

                                 by and among

                            MCLEODUSA INCORPORATED,

                          WEST GROUP ACQUISITION CO.

                                      and

                     DAKOTA TELECOMMUNICATIONS GROUP, INC.

                               ----------------

                         Dated as of October 27, 1998

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                                                     APPENDICES

                               TABLE OF CONTENTS

                                   ARTICLE I
                                   THE MERGER

                                                                            Page
                                                                            ----
Section 1.01. The Merger...................................................  A-1
Section 1.02. Effective Time...............................................  A-1
Section 1.03. Effect of the Merger.........................................  A-2
Section 1.04. Certificate of Incorporation; Bylaws.........................  A-2
Section 1.05. Directors and Officers.......................................  A-2

                                   ARTICLE II
               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES
                             AND OTHER INSTRUMENTS

Section 2.01. Conversion of Securities.....................................  A-2
Section 2.02. Exchange of Certificates or Instruments......................  A-4
Section 2.03. Stock Transfer Books.........................................  A-6
Section 2.04. Stock Options................................................  A-7
Section 2.05. Closing......................................................  A-7

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 3.01. Organization and Standing....................................  A-8
Section 3.02. Subsidiaries.................................................  A-8
Section 3.03. Certificate of Incorporation and Bylaws......................  A-8
Section 3.04. Capitalization...............................................  A-9
Section 3.05. Authority; Binding Obligation................................ A-10
Section 3.06. No Conflict; Required Filings and Consents................... A-10
Section 3.07. Licenses; Compliance......................................... A-11
Section 3.08. SEC Documents................................................ A-12
Section 3.09. Absence of Undisclosed Liabilities........................... A-13
Section 3.10. Absence of Certain Changes or Events......................... A-13
Section 3.11. Litigation; Disputes......................................... A-14
Section 3.12. Debt Instruments............................................. A-14
Section 3.13. Leases....................................................... A-14
Section 3.14. Other Agreements; No Default................................. A-15
Section 3.15. Labor Relations.............................................. A-16
Section 3.16. Pension and Benefit Plans.................................... A-17
Section 3.17. Taxes and Tax Matters........................................ A-20
Section 3.18. Customers.................................................... A-22
Section 3.19. Certain Business Practices................................... A-22
Section 3.20. Insurance.................................................... A-22
Section 3.21. Potential Conflicts of Interest.............................. A-22
Section 3.22. Receivables.................................................. A-23
Section 3.23. Real Property................................................ A-23
Section 3.24. Books and Records............................................ A-24
Section 3.25. Assets....................................................... A-24
Section 3.26. No Infringement or Contest................................... A-24
Section 3.27. Opinion of Financial Advisor................................. A-25
Section 3.28. Board Recommendation......................................... A-25

                                      (i)
                                                                      APPENDICES

                                                                            Page
                                                                            ----
Section 3.29. Vote Required................................................ A-25
Section 3.30. Banks; Attorneys-in-fact..................................... A-25
Section 3.31. Voting Agreements............................................ A-26
Section 3.32. Brokers...................................................... A-26
Section 3.33. Environmental Matters........................................ A-26
Section 3.34. Disclosure................................................... A-27
Section 3.35. Directors, Officers and Affiliates........................... A-27
Section 3.36. Copies of Documents.......................................... A-27
Section 3.37. Condition and Operation of the System........................ A-28
Section 3.38. Affiliate Agreements......................................... A-28
Section 3.39. Rights Agreement............................................. A-28
Section 3.40. Reorganization............................................... A-28
Section 3.41. State Takeover Statutes; Certain Charter Provisions.......... A-28
Section 3.42. Dissenters Rights............................................ A-28
Section 3.43. Year 2000 Compliance......................................... A-29

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR
                                AND ACQUIROR SUB

Section 4.01. Organization and Qualification; Subsidiaries................. A-31
Section 4.02. Certificate of Incorporation and Bylaws...................... A-31
Section 4.03. Authority; Binding Obligation................................ A-32
Section 4.04. No Conflict; Required Filings and Consents................... A-32
Section 4.05. No Prior Activities of Acquiror Sub.......................... A-33
Section 4.06. Brokers...................................................... A-33
Section 4.07. SEC Documents................................................ A-33
Section 4.08. Acquiror Common Stock........................................ A-33
Section 4.09. Capitalization............................................... A-34
Section 4.10. Reorganization............................................... A-34
Section 4.11. Compliance................................................... A-34
Section 4.12. Disclosure................................................... A-35

                                   ARTICLE V
                   COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 5.01. Conduct of Business of the Company........................... A-35
Section 5.02. Other Actions................................................ A-37
Section 5.03. Certain Tax Matters.......................................... A-37
Section 5.04. Access and Information....................................... A-38
Section 5.05. No Solicitation.............................................. A-38

                                   ARTICLE VI
                             ADDITIONAL AGREEMENTS

Section 6.01. Registration Statement; Proxy Statement...................... A-39
Section 6.02. Meeting of Stockholders...................................... A-41
Section 6.03. Appropriate Action; Consents; Filings........................ A-41
Section 6.04. Letters of Accountants....................................... A-42
Section 6.05. Update Disclosure; Breaches.................................. A-42
Section 6.06. Public Announcements......................................... A-42
Section 6.07. Employee Matters............................................. A-42

                                      (ii)
APPENDICES

                                                                          Page
                                                                          ----
Section 6.08. Unaudited Financial Information............................ A-43
Section 6.09. Environmental Matters...................................... A-43
Section 6.10. Post-Signing SEC Documents................................. A-43
Section 6.11. Standstill Agreement....................................... A-43
Section 6.12. Affiliates; Tax Treatment.................................. A-43
Section 6.13. Tax Returns................................................ A-44
Section 6.14. Reorganization............................................. A-44
Section 6.15. Directors' and Officers' Insurance; Indemnification........ A-44
Section 6.16. Obligations of Acquiror Sub................................ A-45
Section 6.17. Advisory Committee......................................... A-45
Section 6.18. Capitalization of the Surviving Corporation................ A-45
Section 6.19. Acquiror Option Shares..................................... A-45
Section 6.20. Dark Fiber Lease Agreement................................. A-46
Section 6.21. Certain Post-Merger Operations............................. A-46
Section 6.22. Forfeiture of Unclaimed Credits............................ A-46

                                  ARTICLE VII
                              CONDITIONS PRECEDENT

Section 7.01. Conditions to Obligations of Each Party Under This Merger
 Agreement............................................................... A-46
Section 7.02. Additional Conditions to Obligations of Acquiror and
 Acquiror Sub............................................................ A-47
Section 7.03. Additional Conditions to Obligations of the Company........ A-49

                                  ARTICLE VIII
                       TERMINATION, AMENDMENT AND WAIVER

Section 8.01. Termination................................................ A-50
Section 8.02. Effect of Termination...................................... A-51
Section 8.03. Expenses................................................... A-51
Section 8.04. Amendment.................................................. A-51
Section 8.05. Extension; Waiver.......................................... A-52

                                   ARTICLE IX
                               GENERAL PROVISIONS

Section 9.01. Nonsurvival of Representations and Warranties.............. A-52
Section 9.02. Notices.................................................... A-52
Section 9.03. Headings................................................... A-53
Section 9.04. Severability............................................... A-53
Section 9.05. Entire Agreement........................................... A-53
Section 9.06. Assignment................................................. A-53
Section 9.07. Parties in Interest........................................ A-53
Section 9.08. Mutual Drafting............................................ A-54
Section 9.09. Specific Performance....................................... A-54
Section 9.10. Governing Law.............................................. A-54
Section 9.11. Counterparts............................................... A-54
Section 9.12. Confidentiality............................................ A-54

                                   ARTICLE X
                                  DEFINITIONS

Definitions.............................................................. A-54

                                     (iii)
                                                                      APPENDICES

EXHIBITS
--------
Exhibit A-1--Form of Voting Agreement
Exhibit A-2--Form of Voting Agreement (Craig A. Anderson)
Exhibit B--List of Persons to Sign Voting Agreements
Exhibit C--Form of Affiliate Agreement
Exhibit D--Form of Employment Agreement
Exhibit E--Form of Dark Fiber Lease Agreement
Exhibit F-1--Form of Opinion to be Rendered by Counsel to the Company
Exhibit F-2--Form of Opinion to be Rendered by South Dakota Counsel to the Company
Exhibit F-3--Opinions to be Rendered by Regulatory Counsel to the Company
Exhibit G--Form of Tax Opinion to be Rendered by Counsel to Acquiror
Exhibit H--Form of Acquiror Tax Certificate
Exhibit I--Form of Company Tax Certificate
Exhibit J--Form of Opinion to be Rendered by Counsel to Acquiror and Acquiror Sub
Exhibit K--Form of Tax Opinion to be Rendered by Counsel to the Company
Exhibit L--Form of Acquiror Tax Certificate
Exhibit M--Form of Company Tax Certificate

SCHEDULES
---------
Schedule 5.01........... Permitted Actions
Schedule 5.01(a)(i)..... Permitted Bonuses
Schedule 5.01(a)(ii).... Agreements with Severance or Termination Pay Obligations
Schedule 5.01(a)(v)..... Agreements Requiring Incentive Award Grants
Schedule 5.01(a)(vi).... Agreements Requiring Payment of Compensation or Benefits
Schedule 6.07........... List of Company Employees to Sign Employment Agreements
Schedule 6.15........... Agreements Providing for Indemnification of Directors and Officers

                                      (iv)
APPENDICES

                         AGREEMENT AND PLAN OF MERGER

  AGREEMENT AND PLAN OF MERGER, dated as of October 27, 1998 (this "Merger Agreement"), among McLeodUSA Incorporated, a Delaware corporation
("Acquiror"), West Group Acquisition Co., a Delaware corporation ("Acquiror Sub") and a wholly owned subsidiary of Acquiror, and Dakota Telecommunications Group, Inc., a Delaware corporation (the "Company");

  WHEREAS, Acquiror Sub, upon the terms and subject to the conditions of this Merger Agreement and in accordance with the General Corporation Law of the State of Delaware ("Delaware Law"), will merge with and into the Company (the "Merger");

  WHEREAS, the Board of Directors of the Company has (i) determined that the Merger is fair to the holders of Company Capital Stock (as defined in Section 3.04) and is in the best interests of such stockholders and (ii) approved and adopted this Merger Agreement and the transactions contemplated hereby and recommended approval and adoption of this Merger Agreement by the stockholders of the Company (the "Company Stockholders");

  WHEREAS, the Board of Directors of Acquiror has determined that the Merger is in the best interests of Acquiror and its stockholders and the Boards of Directors of Acquiror and Acquiror Sub have approved and adopted this Merger Agreement and the transactions contemplated hereby;

  WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"); and

  WHEREAS, in order to induce Acquiror and Acquiror Sub to enter into this Merger Agreement, concurrently herewith certain stockholders, each of the directors and certain executive officers of the Company are entering into voting agreements (the "Voting Agreements") pursuant to which, among other things, each such stockholder, director (in such director's capacity as a stockholder) and executive officer (in such executive officer's capacity as a stockholder) agrees to vote in favor of this Merger Agreement and the Merger and against any Competing Transaction (as defined in Section 5.05(a));

  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows.


                                   ARTICLE I

                                  THE MERGER

  Section 1.01. The Merger.

  Upon the terms and subject to the conditions set forth in this Merger Agreement, and in accordance with Delaware Law, at the Effective Time (as defined in Section 1.02) Acquiror Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Acquiror Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

  Section 1.02. Effective Time.

  Subject to the provisions of Section 2.05, as promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in
Article VII, the parties hereto shall cause the Merger

                                      A-1
                                                                     APPENDICES
to be consummated by filing this Merger Agreement, articles of merger or other appropriate Documents (as defined in Article X) (in any such case, the "Articles of Merger") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law (the date and time of such filing being the "Effective Time").

  Section 1.03. Effect of the Merger.

  At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Acquiror Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Acquiror Sub and the Company shall become the debts, liabilities and duties of the Surviving Corporation.

  Section 1.04. Certificate of Incorporation; Bylaws.

  (a) Unless otherwise mutually determined by Acquiror and the Company prior to the Effective Time, at the Effective Time the certificate of incorporation of the Company shall be amended in its entirety to conform to the certificate of incorporation of Acquiror Sub in effect immediately prior to the Effective Time, and shall become the certificate of incorporation of the Surviving Corporation, until thereafter amended as provided by Law (as defined in Article X) and such certificate of incorporation; provided, however, that
Article 1 of the certificate of incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is Dakota Telecommunications Group, Inc."

  (b) Unless otherwise determined by Acquiror prior to the Effective Time, at the Effective Time the bylaws of the Company shall be amended in their entirety to conform to the bylaws of Acquiror Sub in effect immediately prior to the Effective Time, and shall become the bylaws of the Surviving Corporation until thereafter amended as provided by Law, the certificate of incorporation of the Surviving Corporation and such bylaws.

  Section 1.05. Directors and Officers.

  Immediately following the Effective Time, the Board of Directors of the Surviving Corporation will be reconstituted to include a total of five (5) directors, and will initially consist of Thomas W. Hertz, Craig A. Anderson, Stephen C. Gray, J. Lyle Patrick and Clark E. McLeod, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, and the initial officers of the Surviving Corporation shall be the officers of the Company immediately prior to the Effective Time, in each case until their respective successors are duly elected or appointed and qualified.

                                  ARTICLE II

              CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES
                             AND OTHER INSTRUMENTS

  Section 2.01. Conversion of Securities.

  At the Effective Time, as provided in this Merger Agreement, by virtue of the Merger and without any action on the part of Acquiror Sub, the Company or the Company Stockholders:

    (a) Company Common Stock and Conversion-Merger Rights. Each share of common stock, no par value per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 2.01(c)), and each right to receive one share of Company Common

                                      A-2
APPENDICES

  Stock outstanding immediately prior to the Effective Time (collectively, the "Conversion-Merger Rights") arising from the Conversion-Merger (as defined in Article X), whether pursuant to unexchanged Cooperative Interests (as defined in Article X) or otherwise, in each case together with the associated Rights (as defined in Section 3.04) shall be converted, subject to Section 2.02(e), into the right to receive 0.4328 of a share of Acquiror Common Stock (as defined in Article X) (the "Exchange Ratio"); it being understood that the maximum numbers of shares of Acquiror Common Stock issuable pursuant to the Merger as contemplated under this Merger Agreement shall be 1,295,000 (assuming the exercise of all Company Stock Options (as defined in Section 2.04) prior to the Effective Time). All such shares of Company Common Stock, Conversion-Merger Rights (including unexchanged Cooperative Interests) and associated Rights shall no longer be outstanding and shall automatically be canceled and retired, as appropriate, and shall cease to exist, and each certificate or other instrument previously representing any such shares, Conversion-Merger Rights (including unexchanged Cooperative Interests) and associated Rights shall thereafter represent the right to receive a certificate representing the shares of Acquiror Common Stock into which such Company Common Stock, Conversion-Merger Rights and associated Rights were converted pursuant to the Merger and any cash, without interest, in lieu of fractional shares. Certificates or other instruments which prior to the Effective Time represented shares of Company Common Stock, Conversion-Merger Rights (including certificates or other instruments which prior to the Conversion-Merger represented Cooperative Interests) and associated Rights shall be exchanged for certificates representing whole shares of Acquiror Common Stock issued in consideration therefor upon the surrender of such certificates or instruments in accordance with the provisions of Section 2.02, without interest. No fractional share of Acquiror Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to
  Section 2.02(e) hereof. In any event, if between the date of this Merger Agreement and the Effective Time the outstanding shares of Acquiror Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the nature of the consideration to be received by the Company Stockholders and the Exchange Ratio shall be appropriately and correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

    (b) Cancellation and Retirement of Company Common Stock and Conversion-Merger Rights. All such shares of Company Common Stock (other than any shares of Company Common Stock to be canceled pursuant to Section 2.01(c)), Conversion-Merger Rights (including unexchanged Cooperative Interests) and associated Rights referred to in Section 2.01(a) shall no longer be outstanding and shall automatically be canceled and retired, as appropriate, and shall cease to exist, and each certificate or other instrument previously representing any such shares, Conversion-Merger Rights (including unexchanged Cooperative Interests) and associated Rights shall thereafter represent the right to receive the shares of Acquiror Common Stock into which such Company Common Stock, Conversion-Merger Rights (including unexchanged Cooperative Interests) and associated Rights were converted pursuant to the Merger and any cash, without interest, in lieu of fractional shares. The holders of certificates or other instruments which prior to the Effective Time represented shares of Company Common Stock, Conversion-Merger Rights (including the holders of certificates or other instruments which prior to the Conversion-Merger represented Cooperative Interests) and associated Rights shall cease to have any rights with respect thereto except as otherwise provided herein or by Law. Certificates or other instruments previously representing such shares of Company Common Stock, such Conversion-Merger Rights (including certificates or other instruments previously representing such Cooperative Interests) and associated Rights shall be exchanged for the whole shares of Acquiror Common Stock to be issued therefor upon the surrender of such certificates or instruments in accordance with the provisions of Section 2.02, without interest. No fractional share of Acquiror Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 2.02(e) hereof.


                                      A-3
                                                                     APPENDICES

    (c) Cancellation of Treasury Stock. Any shares of Company Common Stock held in the treasury of the Company and any shares of Company Common Stock owned by Acquiror or any direct or indirect wholly owned subsidiary of Acquiror or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

    (d) Acquiror Sub Common Stock. Each share of common stock, par value $0.01 per share, of Acquiror Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one newly and validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation.

  Section 2.02. Exchange of Certificates or Instruments.

  (a) Exchange Agent. As of the Effective Time, Acquiror shall deposit, or shall cause to be deposited, with Norwest Bank Minnesota, N.A., or another bank or trust company designated by Acquiror and reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of the holders of issued and outstanding Company Common Stock and associated Rights for exchange through the Exchange Agent in accordance with this Article II, certificates representing the whole shares of Acquiror Common Stock issuable to such holders pursuant to Section 2.01 and cash in an amount sufficient to permit payment of the cash payable in lieu of fractional shares pursuant to Section 2.02(e) (such certificates for shares of Acquiror Common Stock, together with any dividends or distributions with respect thereto, and such amounts of cash, being hereafter referred to as the "Exchange Fund"). As of the Effective Time, Acquiror shall reserve and keep available out of its authorized and unissued Acquiror Common Stock, the number of shares of Acquiror Common Stock that will be sufficient to permit the exercise and exchange in full of all Conversion-Merger Rights outstanding immediately prior to the Effective Time. The Exchange Agent shall, pursuant to irrevocable instructions from Acquiror, deliver the shares of Acquiror Common Stock to be issued and the amount of cash to be paid to the holders of Company Common Stock and associated Rights pursuant to Section 2.01 out of the Exchange Fund.

  (b) Exchange Procedures. Promptly (and, in any event, within seven (7) business days) after the Effective Time, Acquiror shall use its reasonable best efforts to cause the Exchange Agent to mail to each holder of record of a certificate or certificates of Company Common Stock which immediately prior to the Effective Time represented outstanding shares of Company Common Stock and associated Rights and to each holder of record of a certificate or certificates or other instrument or instruments representing Conversion-Merger Rights (including unexchanged Cooperative Interests) which immediately prior to the Effective Time represented the right to receive shares of Company Common Stock and associated Rights (all such certificates and instruments, the "Certificates") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent (in the case of Certificates representing Company Common Stock) or Acquiror (in the case of Certificates representing Conversion-Merger Rights) and shall be in customary form) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Acquiror Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent (in the case of Certificates of Company Common Stock) or Acquiror (in the case of Certificates representing Conversion-Merger Rights), as specified in such letter of transmittal, together with such letter of transmittal, duly executed, and such other Documents as may reasonably be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive promptly in exchange therefor a certificate representing that number of whole shares of Acquiror Common Stock which such holder has the right to receive in respect of such Certificate (after taking into account all shares of Company Common Stock and Conversion-Merger Rights then held by such holder under all such Certificates so surrendered), together with any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c) and cash in lieu of fractional shares of Acquiror Common

                                      A-4
APPENDICES

Stock to which such holder is entitled pursuant to Section 2.02(e), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Company Common Stock or Conversion-Merger Rights which is not registered in the transfer records of the Company, the proper number of shares of Acquiror Common Stock may be issued and the proper amount of cash may be paid pursuant hereto to a transferee if the Certificates representing such shares of Company Common Stock or Conversion-Merger Rights, properly endorsed or otherwise in proper form for transfer, are presented to the Exchange Agent (in the case of Certificates representing Company Common Stock) or Acquiror (in the case of Certificates representing Conversion-Merger Rights), accompanied by all Documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the shares of Acquiror Common Stock issuable in exchange therefor, together with any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c) and cash in lieu of any fractional shares of Acquiror Common Stock to which such holder is entitled pursuant to Section 2.02(e). No interest will be paid or will accrue on any cash payable pursuant to Sections 2.02(c) or 2.02(e).

  (c) Distributions with Respect to Unexchanged Shares of Acquiror Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to Acquiror Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the whole shares of Acquiror Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e), until the holder of such Certificate shall surrender such Certificate. Subject to the effect of escheat, tax or other applicable Laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Acquiror Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Acquiror Common Stock to which such holder is entitled pursuant to Section 2.02(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Acquiror Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Acquiror Common Stock.

  (d) No Further Rights in Company Common Stock and Conversion-Merger
Rights. All shares of Acquiror Common Stock issued upon conversion of the shares of Company Common Stock, the Conversion-Merger Rights and the associated Rights in accordance with the terms hereof (including any cash paid pursuant to Sections 2.02(c) or (e)) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Common Stock, such Conversion-Merger Rights and such associated Rights.

  (e) No Fractional Shares. No fractional shares of Acquiror Common Stock shall be issued upon surrender for exchange of the Certificates, and any such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Acquiror, but in lieu thereof each holder of shares of Company Common Stock or Conversion-Merger Rights who would otherwise be entitled to receive a fraction of a share of Acquiror Common Stock, after aggregating all Certificates delivered by such holder, and rounding down to the nearest whole share, shall receive an amount in cash equal to the Average Trading Price (as defined in Article X) on the Closing Date multiplied by the fraction of a share of Acquiror Common Stock to which such holder would otherwise be entitled. Such payment in lieu of fractional shares shall be administered by the Exchange Agent (in the case of Certificates representing Company Common Stock) or Acquiror (in the case of Certificates representing Conversion-Merger Rights) pursuant to the procedures set forth in Section 2.02(b).


                                      A-5
                                                                     APPENDICES

  (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Stock for one (1) year after the Effective Time shall be delivered to Acquiror, upon demand. Any holders of Company Common Stock who have not theretofore complied with this
Article II shall thereafter look only to Acquiror for the shares of Acquiror Common Stock to which they are entitled pursuant to Section 2.01, any dividends or other distributions with respect to Acquiror Common Stock to which they are entitled pursuant to Section 2.02(c) and any cash in lieu of fractional shares of Acquiror Common Stock to which they are entitled pursuant to Section 2.02(e). Any shares of Acquiror Common Stock, any dividends or other distributions with respect to Acquiror Common Stock, and any cash in lieu of fractional shares of Acquiror Common Stock to which any holder of Company Common Stock or Conversion-Merger Rights would otherwise be entitled pursuant to Section 2.01, Section 2.02(c) and Section 2.02(e), respectively, which remain unclaimed by such holder on the fourth anniversary of the Effective Time (or such earlier date immediately prior to such time as such property would otherwise escheat to or become the property of any Governmental Entity (as defined in Article X)) shall, to the extent permitted by Law, become the property of Acquiror free and clear of any claims or interest of any Person (as defined in Article X) previously entitled thereto.

  (g) No Liability. None of Acquiror, Acquiror Sub, the Company or the Exchange Agent shall be liable to any Person for any shares of Acquiror Common Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar Laws.

  (h) Lost, Stolen or Destroyed Certificates or Instruments. In the event any certificate evidencing shares of Company Common Stock and any certificate or other instrument evidencing Conversion-Merger Rights (including unexchanged Cooperative Interests) which immediately prior to the Effective Time represented the right to receive shares of Company Common Stock shall have been lost, stolen or destroyed, the Exchange Agent (in the case of Certificates representing Company Common Stock) or Acquiror (in the case of Certificates representing Conversion-Merger Rights) shall issue in exchange for such lost, stolen or destroyed certificate or instrument, upon the making of an affidavit of that fact by the holder thereof, such shares of Acquiror Common Stock and cash, if any, as may be required pursuant to this Article II; provided, however, that the Exchange Agent or Acquiror may, in its reasonable discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or instrument to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Acquiror, the Surviving Corporation, or the Exchange Agent with respect to the certificate or instrument alleged to have been lost, stolen or destroyed.

  Section 2.03. Stock Transfer Books.

  At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Time and the holders of certificates or other instruments evidencing Conversion-Merger Rights (including unexchanged Cooperative Interests) which immediately prior to the Effective Time represented the right to receive shares of Company Common Stock shall cease to have any rights with respect to such shares of Company Common Stock and Conversion-Merger Rights except as otherwise provided herein or by Law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Acquiror for any reason shall be converted into the shares of Acquiror Common Stock issuable in exchange therefor, any dividends or other distributions to which the holders thereof are entitled pursuant to
Section 2.02(c) and any cash in lieu of fractional shares of Acquiror Common Stock to which the holders thereof are entitled pursuant to Section 2.02(e).

                                      A-6
APPENDICES

  Section 2.04. Stock Options.

  Prior to the Effective Time, the Company and Acquiror shall take such action as may be necessary or appropriate for Acquiror, at its option, to assume or to issue a substitute option with respect to each outstanding unexpired and unexercised option to purchase shares of Company Common Stock (collectively, the "Company Stock Options") under the Company's 1997 Stock Incentive Plan (the "Company Stock Plan") or granted to certain officers independent of the Company Stock Plan, so that at the Effective Time each Company Stock Option will become or be replaced by an option to purchase a number of whole shares of Acquiror Common Stock (an "Acquiror Option") equal to the number of shares of Company Common Stock that could have been purchased (assuming full vesting) under the Company Stock Option multiplied by the Exchange Ratio (and eliminating any fractional share), at a price per share of Acquiror Common Stock equal to the per-share option exercise price specified in the Company Stock Option. Each substituted Acquiror Option shall otherwise be subject to the same terms and conditions as apply to the related Company Stock Option. The date of grant of each substituted Acquiror Option for purposes of such terms and conditions shall be deemed to be the date on which the corresponding Company Stock Option was granted. As to each assumed Company Stock Option, at the Effective Time (i) all references to the Company in the stock option agreements with respect to the Company Stock Options being assumed shall be deemed to refer to Acquiror; (ii) Acquiror shall assume all of the Company's obligations with respect to the related Company Stock Option; and (iii) Acquiror shall issue to each holder of a Company Stock Option a document evidencing the foregoing assumption by Acquiror. Nothing in this Section 2.04 shall affect the schedule of vesting with respect to the Company Stock Options in accordance with the terms of such Company Stock Options, and Acquiror acknowledges that the Company Stock Plan and the Company Stock Options granted to Thomas W. Hertz and Craig A. Anderson independent of the Company Stock Plan provide that such Company Stock Options will be 100% vested at the Effective Time. The Company represents and warrants that the assumption of Company Stock Options or substitution of Acquiror Options therefor, as contemplated by this
Section 2.04, may be effected pursuant to the terms of the Company Stock Options, the Company Stock Plan and the terms of the Company Stock Options granted to certain officers of the Company independent of the Company Stock Plan without the consent of any holder of a Company Stock Option and without liability to any such holder.

  Section 2.05. Closing.

  The parties agree that the Closing Event (as defined in Article X) will take place at the offices of the Company in Irene, South Dakota on the Closing Date (as defined in this Section 2.05). Subject to the terms and conditions of this Merger Agreement, the closing of the Merger (the "Closing") will take place as soon as practicable (but, in any event, within five (5) business days) after satisfaction of the latest to occur or, if permissible, waiver of the conditions set forth in Article VII hereof (the "Closing Date"), at the offices of Hogan & Hartson L.L.P., Columbia Square, 555 13th Street, N.W., Washington, D.C. 20004, unless another date or place is agreed to in writing by the parties hereto.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

  Except as specifically set forth in the Disclosure Schedule delivered by the Company to Acquiror prior to the execution and delivery of this Merger Agreement (the "Company Disclosure Schedule") (with a disclosure with respect to a Section of this Merger Agreement to require a specific reference in the Company Disclosure Schedule to the Section of this Merger Agreement to which each such disclosure applies, and no disclosure to be deemed to apply with respect to any Section to which it does not expressly refer), the Company hereby represents and warrants (which representation and warranty shall be deemed to include the disclosures with respect thereto so specified in the Company

                                      A-7
                                                                     APPENDICES

Disclosure Schedule) to, and covenants and agrees with, Acquiror and Acquiror Sub as follows, in each case as of the date of this Merger Agreement, unless otherwise specifically set forth herein or in the Company Disclosure Schedule:

  Section 3.01. Organization and Standing.

  The Company is a corporation duly organized, validly existing and in good standing under Delaware Law, and has the full and unrestricted corporate power and authority to own, operate and lease its Assets (as defined in Article X), to carry on its business as currently conducted, to execute and deliver this Merger Agreement and to carry out the transactions contemplated hereby. The Company is duly qualified to conduct business as a foreign corporation and is in good standing in the states, countries and territories listed in Section
3.01 of the Company Disclosure Schedule. The Company is not qualified to conduct business in any other jurisdiction, and neither the nature of the business conducted by the Company nor the character of the Assets owned, leased or otherwise held by it makes any such qualification necessary, except where the absence of such qualification as a foreign corporation would not have a Company Material Adverse Effect (as defined in Article X). The Conversion-Merger and the other transactions contemplated thereby were effected in compliance with all Laws.

  Section 3.02. Subsidiaries.

  Except as set forth in Section 3.02 of the Company Disclosure Schedule, the Company has no Subsidiaries (as defined in Article X) and neither the Company nor any Subsidiary has any equity investment or other interest in, nor has the Company or any Subsidiary made advances or loans (other than for customary credit extended to customers of the Company in the Ordinary Course of Business (as defined in Article X) and reflected in the Financial Statements (as defined in Section 3.08) or incurred in the Ordinary Course of Business since the date of the latest Financial Statements, and other than transfers among the Company and its wholly owned Subsidiaries) to, any corporation, association, partnership, joint venture or other entity. Section 3.02 of the Company Disclosure Schedule sets forth (a) the authorized capital stock or other equity interests of each direct and indirect Subsidiary of the Company and the percentage of the outstanding capital stock or other equity interests of each Subsidiary directly or indirectly owned by the Company, and (b) the nature and amount as of October 22, 1998 of any such equity investment, other interest or advance. All of such shares of capital stock or other equity interests of Subsidiaries directly or indirectly held by the Company have been duly authorized and validly issued and are outstanding, fully paid and nonassessable. The Company directly, or indirectly through wholly owned Subsidiaries, owns all such shares of capital stock or other equity interests of the direct or indirect Subsidiaries free and clear of all Encumbrances (as defined in Article X), except as disclosed in Section 3.02 of the Company Disclosure Schedule. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the Laws of its state or jurisdiction of incorporation (as listed in Section 3.02 of the Company Disclosure Schedule), and has the full and unrestricted corporate power and authority to own, operate and lease its Assets and to carry on its business as currently conducted. Each Subsidiary is duly qualified to conduct business as a foreign corporation and is in good standing in the states, countries and territories listed in Section 3.02 of the Company Disclosure Schedule. The Subsidiaries are not qualified to conduct business in any other jurisdictions, and neither the nature of their businesses nor the character of the Assets owned, leased or otherwise held by them makes any such qualification necessary, except where the absence of such qualification as a foreign corporation would not have a Company Material Adverse Effect.

  Section 3.03. Certificate of Incorporation and Bylaws.

  The Company has furnished to Acquiror a true and complete copy of the certificate or articles of incorporation of the Company and of each Subsidiary, as currently in effect, certified as of a recent

                                      A-8
APPENDICES
date by the Secretary of State (or comparable Governmental Entity) of the respective jurisdictions of incorporation, and a true and complete copy of the bylaws of the Company and of each Subsidiary, as currently in effect, certified by their respective corporate secretaries or assistant corporate secretaries. Such certified copies are attached as exhibits to, and constitute an integral part of, the Company Disclosure Schedule.

  Section 3.04. Capitalization.

  The authorized capital stock of the Company consists of (a) 10,000,000 shares of Company Common Stock, of which: (i) 2,161,136 shares are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable; (ii) 986 shares are held in the treasury of the Company; (iii) 400,120 shares are reserved for issuance pursuant to Company Stock Options;
(iv) 390,524 shares are reserved for issuance in connection with the Conversion-Merger; (v) 6,400 shares are reserved for issuance pursuant to the terms of that certain Asset Purchase Agreement, dated as of April 24, 1998, by and among the Company, Dakota Wireless Systems, Inc. and Russell Dangel, sole proprietor of Hurley Communications (the "Hurley Communications Agreement"); and (vi) 20,000 shares are reserved for issuance pursuant to the terms of that certain $250,000 9% Term Note, dated July 1, 1998, by Dakota Wireless Systems, Inc. and the Company; (b) 250,000 shares of Company preferred stock, without par value per share ("Company Preferred Stock") (of which 15,000 are designated "Series A Junior Participating Preferred Stock"), of which: (i) no shares are issued and outstanding; (ii) no shares are held in the treasury of the Company; and (iii) 15,000 shares are reserved for issuance pursuant to the Rights Agreement (as defined in this Section 3.04). The Company Common Stock and Company Preferred Stock are referred to collectively in this Merger Agreement as the "Company Capital Stock."

  Except as described in this Section 3.04 or Section 3.04 of the Company Disclosure Schedule, no other shares of Company Capital Stock have been reserved for any purpose. Except (i) as set forth in clauses (a)(iii), (a)(iv) and (a)(vi) above, and (ii) rights to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock (the "Rights") pursuant to a Rights Agreement dated as of July 22, 1997 between the Company and Norwest Bank Minnesota, N.A. (the "Rights Agreement"), there are no outstanding securities convertible into or exchangeable for Company Common Stock, any other securities of the Company, or any capital stock or other securities of any of the Subsidiaries and no outstanding options, rights (preemptive or otherwise), or warrants to purchase or to subscribe for any shares of such stock or other securities of the Company or any of the Subsidiaries. Except as set forth in Section 3.04 of the Company Disclosure Schedule, there are no outstanding Agreements (as defined in Article X) affecting or relating to the voting, issuance, purchase, redemption, registration, repurchase or transfer of Company Common Stock, any other securities of the Company, or any capital stock or other securities of any Subsidiary, except as contemplated hereunder. Since June 30, 1998, no shares of Company Common Stock have been issued by the Company, except (i) for 48,000 shares of Company Common Stock issued on or about July 2, 1998 pursuant to the terms of that certain Merger Agreement, dated as of December 5, 1997, by and among the Company, Dakota Wireless Systems, Inc., Vantek Communications, Inc. and Van/Alert, Inc. or (ii) pursuant to (A) the exercise of outstanding Company Stock Options in accordance with their terms or (B) the Conversion-Merger as described in clause (a)(iv) above. Each of the outstanding shares of Company Common Stock and of capital stock of, or other equity interests in, the Subsidiaries was issued in compliance with all applicable federal and state Laws concerning the issuance of securities, and such shares or other equity interests owned by the Company or any Subsidiary are owned free and clear of all Encumbrances, except as described in Section 3.04 of the Company Disclosure Schedules. Except as set forth in Section 3.04 of the Company Disclosure Schedule, there are no obligations, contingent or otherwise, of the Company or any Subsidiary to provide funds to, make any investment (in the form of a loan, capital contribution or otherwise) in, or provide any guarantee with respect to, any Subsidiary or any other Person. Except as set forth in Section 3.04 of

                                      A-9
                                                                     APPENDICES
the Company Disclosure Schedule, there are no Agreements pursuant to which any Person is or may be entitled to receive any of the revenues or earnings, or any payment based thereon or calculated in accordance therewith, of the Company or any Subsidiary, except for the existing employment Agreements between the Company and Mr. Thomas Hertz and Mr. Craig Anderson.

  Section 3.05. Authority; BInding Obligation.

  The execution and delivery by the Company of this Merger Agreement, the execution and delivery by the Company and the Subsidiaries of all other Documents contemplated hereby, and the consummation by the Company and the Subsidiaries of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company or the Subsidiaries are necessary to authorize this Merger Agreement and the other Documents contemplated hereby, or to consummate the transactions contemplated hereby and thereby, other than the approval and adoption of this Merger Agreement by the holders of a majority of the outstanding shares of Company Common Stock in accordance with Delaware Law and the Company's certificate of incorporation and bylaws. This Merger Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be subject to the effects of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effects of general equitable principles (whether considered in a proceeding in equity or at law).

  Section 3.06. No Conflict; Required Filings and Consents.

  (a) The execution, delivery and performance by the Company and the Subsidiaries of this Merger Agreement and all other Documents contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by the Company and the Subsidiaries of the transactions contemplated hereby and thereby, do not and will not: (i) conflict with, or violate any provision of, the certificate of incorporation or bylaws of the Company or the certificate or articles of incorporation or bylaws of any Subsidiary; (ii) subject to (A) obtaining the requisite approval and adoption of this Merger Agreement by the holders of a majority of the outstanding shares of Company Common Stock in accordance with Delaware Law and the Company's certificate of incorporation and bylaws and (B) obtaining the consents, approvals, authorizations and permits of, and making filings with or notifications to, the applicable Governmental Entity pursuant to the applicable requirements, if any, of the Securities Act (as defined in Article X), the Exchange Act (as defined in Article X), Blue Sky Laws (as defined in Article X), the HSR Act (as defined in Article X), the Communications Act (as defined in Article X), the Federal Aviation Act (as defined in Article X), applicable state utility Laws, applicable municipal franchise Laws and the filing and recordation of the Articles of Merger as required by Delaware Law, conflict with or violate any Law applicable to the Company or any Subsidiary, or any of their respective Assets; (iii) subject to obtaining the consents and approvals set forth in Section 3.06(b) of the Company Disclosure Schedule, conflict with, result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under any Agreement to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary, or any of their respective Assets, may be bound; or (iv) except as disclosed in Section 3.06(b) of the Company Disclosure Schedule, result in or require the creation or imposition of, or result in the acceleration of, any indebtedness or any Encumbrance of any nature upon, or with respect to, the Company or any Subsidiary or any of the Assets now owned or hereafter acquired by the Company or any Subsidiary; except for any such conflict or violation described in clause (ii), any such conflict, breach or default described in clause (iii), or any such creation, imposition or acceleration described in clause (iv) that would not have a Company Material Adverse Effect and that would not prevent the Company from consummating the Merger on a timely basis.


                                     A-10
APPENDICES

  (b) Except as set forth in Section 3.06(b) of the Company Disclosure Schedule, the execution, delivery and performance by the Company and the Subsidiaries of this Merger Agreement and all other Documents contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by the Company and the Subsidiaries of the transactions contemplated hereby and thereby, do not and will not: (i) require any consent, approval, authorization or permit of, or filing with or notification to, any Person not party to this Merger Agreement, except (A) the approval and adoption of this Merger Agreement by the holders of a majority of the outstanding shares of Company Common Stock in accordance with Delaware Law and the Company's certificate of incorporation and bylaws,
(B) pursuant to the applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the HSR Act, the Communications Act, the Federal Aviation Act, applicable state utility Laws and applicable municipal franchise Laws, and (C) the filing and recordation of the Articles of Merger as required by Delaware Law; or (ii) result in or give rise to any penalty, forfeiture, Agreement termination, right of termination, amendment or cancellation, or restriction on business operations of Acquiror, the Company, the Surviving Corporation or any Subsidiary, except for any Agreement not required to be disclosed by the last sentence of this Section 3.06(b). Section 3.06(b) of the Company Disclosure Schedule lists all Agreements that reasonably could be interpreted or expected to require the consent or acquiescence of any Person not party to this Merger Agreement with respect to any aspect of the execution, delivery or performance of this Merger Agreement by the Company and the Subsidiaries where (i) such Agreements are material to the operation of the Company and the Subsidiaries or (ii) the failure to obtain such consent or acquiescence would result in a Company Material Adverse Effect.

  Section 3.07. Licenses; Compliance.

  (a) Each of the Company and each Subsidiary is in possession of all Licenses (as defined in Article X) necessary for the Company or any Subsidiary to own, lease and operate its Assets or to carry on its business as it is now being conducted (the "Company Licenses"), except where the failure to possess any such Company License would not have a Company Material Adverse Effect. All Company Licenses that are FCC (as defined in Article X), FAA (as defined in
Article X) or state utilities Licenses or municipal franchises, and all other material Company Licenses, are listed and described in Section 3.07(a)(i) of the Company Disclosure Schedule. Except as set forth in Schedule 3.07(a)(ii) of the Company Disclosure Schedule, all Company Licenses are valid and in full force and effect through the respective dates indicated in the Company Disclosure Schedule, except for any such invalidity or failure to be in full force and effect that would not, alone or in the aggregate, have a Company Material Adverse Effect, and no suspension, cancellation, complaint, proceeding, order or investigation of or with respect to any such Company License (or operations thereunder) is pending or, to the knowledge of the Company or any Subsidiary, threatened. Neither the Company nor any Subsidiary is in violation of or default under any Company License, except for any such violation or default that would not have a Company Material Adverse Effect. Except as set forth in Section 3.07(a)(iii) of the Company Disclosure Schedule, since December 31, 1996, neither the Company nor any Subsidiary has received written or, to the knowledge of the Company or any Subsidiary, oral notice from any Governmental Entity or any other Person of any allegation of any such violation or default under a Company License.

  (b) Neither the Company nor any Subsidiary is in violation of or default under, nor has it breached, (i) any term or provision of its certificate or articles of incorporation or bylaws or (ii) any Agreement or restriction to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary, or any of their respective Assets, is bound or affected, except for any such violation, default or breach described in clause (ii) that would not have a Company Material Adverse Effect. The Company and the Subsidiaries have complied and are in full compliance with all Laws, except where the failure so to comply would not have a Company Material Adverse Effect. The Conversion-Merger and the other transactions contemplated thereby were effected in compliance with all Laws, neither the Company nor any Subsidiary has received any notice, claim or allegation or has knowledge that

                                     A-11
                                                                     APPENDICES
the Conversion-Merger or the other transactions contemplated thereby were not effected in compliance with all Laws, and the Company has undertaken significant efforts to attempt to locate the holders of accounts of positive capital credit balances existing immediately prior to the Conversion-Merger.

  (c) Except as set forth in Schedule 3.07(c) of the Company Disclosure Schedule, all returns, reports, statements and other Documents required to be filed by the Company or any Subsidiary with any Governmental Entity have been filed and complied with and are true, correct and complete in all material respects (and any related fees required to be paid have been paid in full). Except as set forth in Section 3.07(c) of the Company Disclosure Schedule, to the knowledge of the Company and the Subsidiaries, all records of every type and nature relating to the Company Licenses or the business, operations or Assets of the Company or any Subsidiary have been maintained in all material respects in accordance with good business practices and the rules of any Governmental Entity and are maintained at the Company or the appropriate Subsidiary.

  (d) Except as provided in Section 3.07(d) of the Company Disclosure Schedule, neither the Company nor any Subsidiary has any interest in any License (including both any Company License and any License held by third parties in which the Company or any Subsidiary has an interest) material to the operation of the Company or any Subsidiary that is subject to restrictions on assignment or transfer based on the circumstances under which the License was granted (such as eligibility or auction rules), the status of construction and operation (such as rules restricting resale for a certain period after construction), or any other restrictions other than an ordinary course requirement for prior approval of transactions such as the Merger contemplated herein.

  (e) Neither the Company nor any Subsidiary is aware of any fact or circumstance related to them that could reasonably be expected to cause the filing of any objection to any application for any Governmental consent required hereunder, lead to any delay in processing such application, or require any waiver of any Governmental rule, policy or other applicable Law.

  Section 3.08. SEC Documents.

  Since January 1, 1997, the Company has filed or, in the case of the Company Post-Signing SEC Documents (as defined in Section 6.10), will file all required reports, schedules, forms, statements and other Documents with the SEC (as defined in Article X) (collectively, including the Company Post-Signing SEC Documents, the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied or, in the case of the Company Post-Signing SEC Documents, will comply as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Company SEC Documents contained or, in the case of the Company Post- Signing SEC Documents, will contain, any untrue statement of a material fact or omitted or, in the case of the Company Post-Signing SEC Documents, will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Company SEC Documents (the "Financial Statements") comply or, in the case of the Company Post-Signing SEC Documents, will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been or, in the case of the Company Post-Signing SEC Documents, will have been prepared in accordance with GAAP (except, in the case of unaudited statements, for the lack of normal year-end adjustments, the absence of footnotes and as permitted by Form 10-QSB and Item 310 of Regulation S-B of the SEC) applied on a consistent basis during the periods subject thereto (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments and the absence of footnotes). Except as disclosed in the

                                     A-12
APPENDICES

Financial Statements, as required by GAAP or as required by any Governmental Entity, the Company has not, since December 31, 1997, made any change in accounting practices or policies applied in the preparation of the Financial Statements.

  Section 3.09. Absence of Undisclosed Liabilities.

  There are no liabilities or obligations (whether absolute or contingent, matured or unmatured, known or unknown) of the Company or any Subsidiary, including but not limited to liabilities for Taxes (as defined in Article X), of a nature required by GAAP (giving effect to the principles of materiality included therein) to be reflected, or reserved against, in the balance sheet included in the Financial Statements and that are not so reflected, or reserved against, therein. Except as described in Section 3.09 of the Company Disclosure Schedule or reflected or reserved against in the Financial Statements, since December 31, 1997, neither the Company nor any Subsidiary has incurred any material liabilities or obligations (whether absolute or contingent, matured or unmatured, known or unknown) other than in the Ordinary Course of Business (as defined in Article X).

  Section 3.10. Absence of Certain Changes or Events.

  Other than as set forth in Section 3.10 to the Company Disclosure Schedule or as disclosed in the Company SEC Documents filed with the SEC prior to the date hereof, since December 31, 1997, there has been no material adverse change, and no change except in the Ordinary Course of Business, in the business, operations, condition (financial or otherwise), Assets or liabilities of the Company or any Subsidiary. Except as set forth in Section
3.10 to the Company Disclosure Schedule or as disclosed in the Company SEC Documents filed with the SEC prior to the date hereof, since December 31, 1997, the Company and the Subsidiaries have conducted their respective businesses substantially in the manner theretofore conducted and only in the Ordinary Course of Business, and neither the Company nor any Subsidiary has
(a) incurred any damage, destruction or loss not covered by insurance with respect to any material Assets of the Company or of any such Subsidiary; (b) issued any capital stock or other equity securities or granted any options, warrants or other rights calling for the issuance thereof; (c) issued any bonds or other long-term debt instruments, granted any options, warrants or other rights calling for the issuance thereof, or borrowed any funds; (d) incurred, or become subject to, any material obligation or liability (whether absolute or contingent, matured or unmatured, known or unknown), except current liabilities incurred in the Ordinary Course of Business; (e) discharged or satisfied any Encumbrance or paid any material obligation or liability (whether absolute or contingent, matured or unmatured, known or unknown) other than current liabilities shown in the Unaudited Balance Sheets (as defined in Section 6.08) and current liabilities incurred since December 31, 1997 in the Ordinary Course of Business; (f) declared or made payment of, or set aside for payment, any dividends or distributions of any Assets, or purchased, redeemed or otherwise acquired any of its capital stock, any securities convertible into capital stock, or any other securities; (g) mortgaged, pledged or subjected to any Encumbrance any of its Assets; (h) sold, exchanged, transferred or otherwise disposed of any of its Assets, or canceled any debts or claims, except in each case in the Ordinary Course of Business; (i) written down the value of any Assets or written off as uncollectible any debt, notes or accounts receivable, except to the extent previously reserved against in the Financial Statements and not material in amount, and except for write-downs and write-offs in the Ordinary Course of Business, none of which, individually or in the aggregate, are material; (j) entered into any transactions other than in the Ordinary Course of Business;
(k) increased the rate of compensation payable, or to become payable, by it to any of its officers, employees, agents or independent contractors over the rate being paid to them on December 31, 1997, except for any increase in the rate of compensation payable, or to become payable, by it in the Ordinary Course of Business to employees who are not directors or executive officers;
(l) made or permitted any amendment or termination of any material Agreement to which it is a party; (m) through negotiation or otherwise made any commitment or incurred any liability to any labor organization; (n) made any accrual or arrangement for or payment of bonuses or special compensation of any kind to any director,

                                     A-13
                                                                     APPENDICES
officer or employee, except for any accrual or arrangement for or payment of bonuses or special compensation in the Ordinary Course of Business to employees who are not directors or officers; (o) directly or indirectly paid any severance or termination pay in excess of two months' salary to any officer or employee with an annual salary in excess of $60,000; (p) made capital expenditures, or entered into commitments therefor, not provided for in the Company's July 1998 CLEC Facilities Expansion Plan (a copy of which has been furnished by the Company to Acquiror) or, if applicable, the Company's subsequent capital budget (which capital budget shall have been approved by Acquiror as provided in Section 5.01(i)), except for capital expenditures permitted by Section 5.01; (q) made any change in any method of accounting or accounting practice except as required by GAAP; (r) entered into any transaction of the type described in Section 3.19; (s) made any charitable contributions or pledges exceeding $10,000 individually or $100,000 in the aggregate; or (t) made any Agreement to do any of the foregoing. At the Closing, the Company shall deliver to Acquiror an updated Section 3.10 to the Company Disclosure Schedule in accordance with the provisions of Section 6.05.

  Section 3.11. Litigation; Disputes.

  (a) Except as disclosed in Section 3.11(a) of the Company Disclosure Schedule, there are no actions, suits, claims, arbitrations, proceedings or investigations pending or, to the knowledge of the Company or any Subsidiary, threatened against, affecting or involving the Company or any Subsidiary or their respective businesses or Assets, or the transactions contemplated by this Merger Agreement, at law or in equity, or before or by any court, arbitrator or Governmental Entity, domestic or foreign. Neither the Company nor any Subsidiary is (i) operating under or subject to any order (except for orders that Persons similarly situated, engaged in similar businesses and owning similar Assets are operating under or subject to), award, writ, injunction, decree or judgment of any court, arbitrator or Governmental Entity, or (ii) in default with respect to any order, award, writ, injunction, decree or judgment of any court, arbitrator or Governmental Entity.

  (b) Except as set forth in Section 3.11(b) of the Company Disclosure Schedule, neither the Company nor any Subsidiary is currently involved in, or to the knowledge of the Company or any Subsidiary, reasonably anticipates any dispute with, any of its current or former employees, agents, brokers, distributors, vendors, customers, business consultants, franchisees, franchisors, representatives or independent contractors (or any current or former employees of any of the foregoing Persons) affecting the business or Assets of the Company or any Subsidiary, except for any such disputes that, if resolved adversely to the Company or any Subsidiary, would not have a Company Material Adverse Effect.

  Section 3.12. Debt Instruments.

  Section 3.12 of the Company Disclosure Schedule lists all mortgages, indentures, notes, guarantees and other Agreements for or relating to borrowed money (including, without limitation, conditional sales agreements and capital leases) to which the Company or any Subsidiary is a party or which have been assumed by the Company or any Subsidiary or to which any Assets of the Company or any Subsidiary are subject. With respect to the Documents listed on Section
3.12 of the Company Disclosure Schedule, the Company and the Subsidiaries have performed all the obligations required to be performed by any of them to date and are not in default in any respect under any of the foregoing, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default, except for any failure so to perform or any such default that would not have a Company Material Adverse Effect.

  Section 3.13. Leases.

  Section 3.13 of the Company Disclosure Schedule lists all leases and other Agreements with a term in excess of one (1) year or requiring payments in excess of $35,000 in the aggregate over its

                                     A-14
APPENDICES
term under which the Company or any Subsidiary is the lessee or lessor of any Asset, or holds, manages or operates any Asset owned by any third party, or under which any Asset owned by the Company or by any Subsidiary is held, operated or managed by a third party. The Company and the Subsidiaries are the owners and holders of all the leasehold estates purported to be granted to them by the Documents listed in Section 3.13 of the Company Disclosure Schedule. Each such lease and other Agreement is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, the respective parties thereto. The Company and the Subsidiaries have in all respects performed all material obligations thereunder required to be performed by any of them to date. To the knowledge of the Company or any Subsidiary, no party is in default in any material respect under any of the foregoing, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default. All of the Assets subject to such leases and other Agreements are in a condition adequate for the uses to which they are currently being used.

  Section 3.14. Other Agreements; No Default.

  (a) Section 3.14(a) of the Company Disclosure Schedule lists each Agreement to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary, or any of their respective Assets, is bound, and which is:

    (i) an Agreement with a term in excess of one (1) year or requiring payments in excess of $10,000 in any twelve (12) month period or $50,000 in the aggregate over its term for the employment of any director, officer, employee, consultant or independent contractor, or providing for severance payments to any such director, officer, employee, consultant or independent contractor;

    (ii) a license Agreement or distributor, dealer, sales representative, sales agency, advertising, property management or brokerage Agreement involving an annual payment in excess of $50,000;

    (iii) an Agreement with any labor organization or other collective bargaining unit;

    (iv) an Agreement for the future purchase of materials, supplies, services, merchandise or equipment involving payments of more than $50,000 over its remaining term (including, without limitation, periods covered by any option to renew by any party);

    (v) an Agreement other than in the Ordinary Course of Business for the purchase, sale or lease of any Asset with a purchase or sale price or aggregate rental payment in excess of $50,000;

    (vi) a profit-sharing, bonus, incentive compensation, deferred compensation, stock option, severance pay, stock purchase, employee benefit, insurance, hospitalization, pension, retirement or other similar plan or Agreement;

    (vii) an Agreement for the sale of any of its Assets or services or the grant of any preferential rights to purchase any of its Assets, services or rights, other than in the Ordinary Course of Business;

    (viii) an Agreement that contains any provisions requiring the Company or any Subsidiary to indemnify any other party;

    (ix) a joint venture Agreement or other Agreement involving the sharing of revenues or profits;

    (x) an Agreement with an Affiliate (as defined in Article X) of the Company or any Subsidiary;

    (xi) an Agreement (including, without limitation, an Agreement not to compete and an exclusivity Agreement) that reasonably could be interpreted to impose any restriction on the

                                     A-15
                                                                     APPENDICES
  business or operations of the Company or any Subsidiary, or any of their respective affiliates, prior to the Effective Time, or on the business or operations of Acquiror or any of its Affiliates after the Effective Time;

    (xii) an Agreement material to the Company and its Subsidiaries not otherwise described in this Section 3.14(a) which by its terms does not terminate or is not terminable by the Company or by a Subsidiary within thirty (30) days or upon thirty (30) days' (or less) notice;

    (xiii) an Agreement with any Governmental Entity;

    (xiv) an Agreement with any of the twenty (20) largest customers of the Company and the Subsidiaries, taken as a whole (based on amounts billed), for each of (A) the year ended December 31, 1997 and (B) the period from January 1, 1998 through the date of this Merger Agreement;

    (xv) a material Agreement to provide any customer with free service or service at rates departing from the standard rate schedules of the local, long distance, wireline or wireless telephone system or cable television system operated by the Company or any Subsidiary; or

    (xvi) any other Agreement (A) that is material to the Company and the Subsidiaries, taken as a whole, or the conduct of their businesses or operations, or (B) the absence of which would have a Company Material Adverse Effect, (the foregoing Agreements referred to herein as the "Company Contracts"). The Company has furnished Acquiror with true and complete copies of each written Company Contract (including any amendments thereto) and a complete written summary of each oral Company Contract.

  (b) Each Company Contract is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, the respective parties thereto. All necessary approvals of any Governmental Entity with respect thereto have been obtained (except where the failure so to obtain any such approval would not have a Company Material Adverse Effect), all necessary filings or registrations therefor have been made, and there are no outstanding disputes thereunder and, to the knowledge of the Company or any Subsidiary, no threatened cancellation or termination thereof. The Company and the Subsidiaries have performed all material obligations thereunder required to be performed by any of them to date. To the knowledge of the Company and the Subsidiaries, no party is in default in any material respect under any of the Company Contracts, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default. No Agreement has been canceled or otherwise terminated within the twelve (12) months prior to the date of this Merger Agreement which would have been a "Company Contract" had such Agreement not been canceled or terminated and the cancellation or termination of which has had or is reasonably likely to have a Company Material Adverse Effect. Except as specifically described in Section 3.14(a) of the Company Disclosure Schedule, there has been no written or oral modification or amendment to any Company Contract and there are no reasonably expected changes to any Company Contract. At the Closing, the Company shall deliver to Acquiror an updated Section 3.14(a) to the Company Disclosure Schedule in accordance with the provisions of Section 6.05.

  Section 3.15. Labor Relations.

  Section 3.15(a) of the Company Disclosure Schedule lists all collective bargaining or other labor union Agreements to which the Company or any Subsidiary is a party. Except as set forth in Section 3.15(b) of the Company Disclosure Schedule, there are no strikes, work stoppages, union organization efforts or other controversies (other than grievance proceedings) pending, threatened or reasonably anticipated between the Company or any Subsidiary and
(a) any current or former employees of the Company or of any Subsidiary or (b) any union or other collective bargaining unit representing such employees. The Company and the Subsidiaries have complied and are in compliance with all Laws relating to employment or the workplace, including, without limitation, Laws relating to wages, hours,

                                     A-16
APPENDICES
collective bargaining, safety and health, work authorization, equal employment opportunity, immigration, withholding, unemployment compensation, worker's compensation, employee privacy and right to know, except where the failure so to comply would not have a Company Material Adverse Effect. Except as set forth in Section 3.15(c) of the Company Disclosure Schedule, neither the Company nor any Subsidiary has been notified by any Governmental Agency or counsel to any claimant of any unresolved violation or alleged violation of any Law relating to equal employment opportunity, civil or human rights, or employment discrimination generally. Except as set forth in Section 3.15(d) to the Company Disclosure Schedule, there are no collective bargaining Agreements, employment Agreements between the Company or any Subsidiary and any of their respective employees, or professional service Agreements not terminable at will relating to the businesses and Assets of the Company or of any Subsidiary. Except as set forth in Section 3.15(e) to the Company Disclosure Schedule, the consummation of the transactions contemplated hereby will not cause Acquiror, the Surviving Corporation, the Company or any Subsidiary to incur or suffer any liability relating to, or obligation to pay, severance, termination or other payments to any Person.

  Section 3.16. Pension and Benefit Plans.

  (a) Except as set forth in Section 3.16(a) to the Company Disclosure Schedule, neither the Company nor any Subsidiary (i) maintains or during the past six (6) years has maintained any Plan (as defined in Article X) or Other Arrangement (as defined in Article X), (ii) is or during the past six (6) years has been a party to any Plan or Other Arrangement, or (iii) has obligations under any Plan or Other Arrangement.

  (b) The Company has furnished to Acquiror true and complete copies of each of the following Documents: (i) the Documents setting forth the terms of each Plan; (ii) all related trust Agreements or annuity Agreements (and any other funding Document) for each Plan; (iii) for the three (3) most recent plan years, all annual reports (Form 5500 series) on each Plan that have been filed with any Governmental Entity; (iv) the current summary plan description and subsequent summaries of material modifications for each Title I Plan (as defined in Article X); (v) all DOL (as defined in Article X) opinions on any Plan; (vi) all correspondence with the PBGC (as defined in Article X) on any Plan exchanged during the past three (3) years; (vii) all IRS (as defined in Article X) rulings, opinions or technical advice relating to any Plan and the current IRS determination letter issued with respect to each Qualified Plan (as defined in Article X); and (viii) all current Agreements with service providers or fiduciaries for providing services on behalf of any Plan. For each Other Arrangement, the Company has furnished to Acquiror true and complete copies of each policy, Agreement or other Document setting forth or explaining the current terms of the Other Arrangement, all related trust Agreements or other funding Documents (including, without limitation, insurance contracts, certificates of deposit, money market accounts, etc.), all significant employee communications, all correspondence with or other submissions to any Governmental Entity, and all current Agreements with service providers or fiduciaries for providing services on behalf of any Other Arrangement.

  (c) No Plan is a Multiemployer Plan (as defined in Article X).

  (d) Section 3.16(d) of the Company Disclosure Schedule sets forth each Individual Account Plan (as defined in Article X) that is an ESOP (as defined in Article X) (indicating whether such ESOP is leveraged) or otherwise invests in employer securities (as such term is defined in Section 409(l) of the Code). The Company has furnished to Acquiror true and complete copies of all loan Agreements and other related Documents for each leveraged ESOP.

  (e) The funding method used under each Minimum-Funding Plan (as defined in Article X) does not violate the funding requirements in Title I, Subtitle B,
Part 3, of ERISA (as defined in Article X). For each Defined Benefit Plan (as defined in Article X), the Company has furnished to Acquiror a true and complete copy of the actuarial valuation reports issued by the actuaries of that Defined Benefit

                                     A-17
                                                                     APPENDICES

Plan for the three (3) most recent plan years, setting forth: (i) the actuarial present value (based upon the same actuarial assumptions as were used for that period for funding purposes) of all vested and nonvested accrued benefits under that Defined Benefit Plan; (ii) the actuarial present value (based upon the same actuarial assumptions, other than turnover assumptions, as were used for that period for funding purposes) of vested benefits under that Defined Benefit Plan; (iii) the net fair market value of that Defined Benefit Plan's Assets; and (iv) a detailed description of the funding method used under that Defined Benefit Plan.

  (f) No "accumulated funding deficiency" as defined in Section 302(a)(2) of ERISA or Section 412 of the Code, whether or not waived, and no "unfunded current liability" as determined under Section 412(l) of the Code exists with respect to any Minimum-Funding Plan. No security is required under Section 401(a)(29) of the Code as to any Minimum-Funding Plan. Section 3.16(f) of the Company Disclosure Schedule sets forth all unpaid obligations and liabilities of the Company and the Subsidiaries to provide contributions currently due with respect to any Minimum-Funding Plan.

  (g) Section 3.16(g) of the Company Disclosure Schedule sets forth the contributions that (i) the Company or any Subsidiary has promised or is otherwise obligated to make under each Individual Account Plan that is a Statutory-Waiver Plan (as defined in Article X) and (ii) are unpaid as of the date of this Merger Agreement.

  (h) The Company and the Subsidiaries have made all contributions and other payments required by and due under the terms of each Plan and Other Arrangement and have taken no action during the past three (3) years (other than actions required by Law) relating to any Plan or Other Arrangement that will increase Acquiror's, the Surviving Corporation's, the Company's or any Subsidiary's obligation under any Plan or Other Arrangement.

  (i) Section 3.16(i) of the Company Disclosure Schedule sets forth a list of all Qualified Plans (as defined in Article X). All Qualified Plans and any related trust Agreements or annuity Agreements (or any other funding Document) comply and have complied with ERISA, the Code (including, without limitation, the requirements for Tax qualification described in Section 401 thereof), and all other Laws, except where the failure so to comply would not have a Company Material Adverse Effect. The trusts established under such Plans are exempt from federal income taxes under Section 501(a) of the Code. The Company and the Subsidiaries have received determination letters issued by the IRS with respect to each Qualified Plan, and the Company has furnished to Acquiror true and complete copies of all such determination letters and all correspondence relating to the applications therefor, or the remedial amendment period under
Section 401(b) of the Code has not elapsed with regard to the initial adoption of such Qualified Plan. All statements made by or on behalf of the Company or any Subsidiary to the IRS in connection with applications for determinations with respect to each Qualified Plan were true and complete when made and continue to be true and complete. To the knowledge of the Company and the Subsidiaries, nothing has occurred since the date of the most recent applicable determination letter that would adversely affect the tax-qualified status of any Qualified Plan.

  (j) To their knowledge, the Company and the Subsidiaries have complied in all material respects with all applicable provisions of the Code, ERISA, the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Fair Labor Standards Act, the Securities Act, the Exchange Act, and all other Laws pertaining to the Plans, Other Arrangements and other employee or employment related benefits, and all premiums and assessments relating to all Plans or Other Arrangements. Neither the Company nor any Subsidiary has any liability for any delinquent contributions within the meaning of Section 515 of ERISA (including, without limitation, related attorneys' fees, costs, liquidated damages and interest) or for any arrearages of wages. Neither the Company nor any Subsidiary has any pending unfair labor practice charges, contract grievances under any collective bargaining agreement, other administrative charges, claims, grievances or lawsuits before any court, arbiter or Governmental Entity arising under any Law governing any Plan,

                                     A-18
APPENDICES
and to the knowledge of the Company and the Subsidiaries there exist no facts that could give rise to such a claim.

  (k) Section 3.16(k) of the Company Disclosure Schedule describes all transactions in which, to the knowledge of the Company and the Subsidiaries, the Company or any Subsidiary or any of the Plans has engaged in violation of
Section 406(a) or 406(b) of ERISA for which no exemption exists under Section 408 of ERISA and all "prohibited transactions" (as such term is defined in Section 4975(c)(1) of the Code), for which no exemption exists under Section 4975(c)(2) or 4975(d) of the Code. The Company has furnished to Acquiror true and complete copies of each request for a prohibited transaction exemption and each exemption obtained in response to such request. All such requests were true and complete when made and continue to be true and complete.

  (l) The Company and the Subsidiaries have paid all premiums (and interest charges and penalties for late payment, if applicable) due to the PBGC for each Defined Benefit Plan. The Company has reflected (or shall reflect) in the Financial Statements the current value of such premium obligation that is accrued and unsatisfied as of the date of each such Financial Statement.
Section 3.16(l) of the Company Disclosure Schedule sets forth the amount of all such unpaid premium obligations (including, without limitation, proportionate partial accruals for the current year). Other than being required to make and making premium payments when due, no liability to the PBGC has been incurred by the Company or by any Common Control Entity (as defined in Article X) on account of Title IV of ERISA. During the past three
(3) years, no filing has been made by, or required of, the Company or any Common Control Entity with the PBGC, the PBGC has not started any proceeding to terminate any Defined Benefit Plan that was or is maintained or wholly or partially funded by the Company or any Common Control Entity, and to the knowledge of the Company and the Subsidiaries, no facts exist that would permit the PBGC to begin such a proceeding. Neither the Company nor any Common Control Entity has, or will have as a result of the transactions contemplated hereby, (i) withdrawn as a substantial employer so as to become subject to
Section 4063 of ERISA; or (ii) ceased making contributions to any Pension Plan that is subject to Section 4064(a) of ERISA to which the Company or any Common Control Entity made contributions during the past five (5) years.

  (m) Section 3.16(m) of the Company Disclosure Schedule identifies any terminated Plan that covered any current or former employees of the Company or any Subsidiary, and any other Plan that has been terminated, during the past three (3) years. The Company has furnished to Acquiror true and complete copies of all filings with any Governmental Entity, employee communications, board minutes and all other Documents relating to each such termination of a Qualified Plan.

  (n) Except as set forth in Section 3.16(n) of the Company Disclosure Schedule, no Plan or Other Arrangement, individually or collectively, provides for any payment by the Company or any Subsidiary to any employee or independent contractor that is not deductible under Section 162(a)(1) or 404 of the Code or that is an "excess parachute payment" pursuant to Section 280G of the Code.

  (o) No Plan has within the past three (3) years experienced a "reportable event" (as such term is defined in Section 4043(b) of ERISA) that is not subject to an administrative or statutory waiver from the reporting requirement.

  (p) No Plan is a "qualified foreign plan" (as such term is defined in Section 404A(e) of the Code), and no Plan is subject to the Laws of any jurisdiction other than the United States of America or one of its political subdivisions.

  (q) The Company and the Subsidiaries have timely filed and the Company has furnished to Acquiror true and complete copies of each Form 5330 (Return of Excise Taxes Related to Employee Benefit Plans) that the Company or any Subsidiary filed on any Plan during the past three (3) years. To their knowledge, the Company and the Subsidiaries have no liability for Taxes required to be reported on Form 5330.

                                     A-19
                                                                     APPENDICES

  (r) Section 3.16(r) of the Company Disclosure Schedule lists all funded Welfare Plans (as defined in Article X) that provide benefits to current or former employees of the Company or any Subsidiary, or to their beneficiaries. The funding under each Welfare Plan does not exceed and has not exceeded the limitations under Sections 419A(b) and 419A(c) of the Code. To their knowledge, the Company and the Subsidiaries are not subject to taxation on the income of any Welfare Plan's welfare benefit fund (as such term is defined in Section 419(e) of the Code) under Section 419A(g) of the Code.

  (s) Section 3.16(s) of the Company Disclosure Schedule (i) identifies all post-retirement medical, life insurance or other benefits promised, provided or otherwise due now or in the future to current, former or retired employees of the Company or any Subsidiary, (ii) identifies the method of funding (including, without limitation, any individual accounting) for all such benefits, (iii) discloses the funded status of the Plans providing or promising such benefits, and (iv) sets forth the method of accounting for such benefits to any key employees (as defined in Section 416(i) of the Code) of the Company or any Subsidiary.

  (t) All Welfare Plans and the related trusts that are subject to Section 4980B(f) of the Code and Sections 601 through 607 of ERISA comply in all material respects with and have been administered in all material respects in compliance with the health care continuation-coverage requirements for tax-favored status under Section 4980B(f) of the Code (formerly Section 162(k) of the Code), Sections 601 through 607 of ERISA, and all proposed or final regulations under Section 162 of the Code explaining those requirements.

  (u) The Company and the Subsidiaries have (i) filed or caused to be filed all returns and reports on the Plans that they are required to file, and (ii) paid or made adequate provision for all fees, interest, penalties, assessments or deficiencies that have become due pursuant to those returns or reports or pursuant to any assessment or adjustment that has been made relating to those returns or reports. All other fees, interest, penalties and assessments that are due and payable by or for the Company or any Subsidiary with respect to any Plan have been timely reported, fully paid and discharged. There are no unpaid fees, penalties, interest or assessments due from the Company or any Subsidiary or from any other Person that are or could become an Encumbrance on any Asset of the Company or any Subsidiary or could otherwise have a Company Material Adverse Effect. The Company and the Subsidiaries have collected or withheld all amounts that are required to be collected or withheld by them to discharge their obligations with respect to each Plan, and all of those amounts have been paid to the appropriate Governmental Entity or set aside in appropriate accounts for future payment when due.

  Section 3.17. Taxes and Tax Matters.

  (a) The Company and the Subsidiaries have (or, in the case of Company Tax Returns (as defined in Article X) becoming due after the date hereof and before the Effective Time, will have prior to the Effective Time) duly filed all Company Tax Returns required to be filed by the Company and the Subsidiaries at or before the Effective Time with respect to all applicable material Taxes. No material penalties or other charges are or will become due with respect to any such Company Tax Returns as the result of the late filing thereof. All such Company Tax Returns are (or, in the case of returns becoming due after the date hereof and before the Effective Time, will be) true and complete in all material respects. The Company and the Subsidiaries: (i) have paid all Taxes due or claimed to be due by any Taxing authority in connection with any such Company Tax Returns (without regard to whether or not such Taxes are shown as due on any Company Tax Returns); or (ii) have established (or, in the case of amounts becoming due after the date hereof, prior to the Effective Time will have paid or established) in the Financial Statements adequate reserves (in conformity with GAAP consistently applied) for the payment of such Taxes. The amounts set up as reserves for Taxes in the Financial Statements are sufficient for the payment of all unpaid Taxes, whether or not such Taxes are disputed or are yet due and payable, for or with respect to the applicable period, and for which the

                                     A-20
APPENDICES

Company or any Subsidiary may be liable in its own right (including, without limitation, by reason of being a member of the same affiliated group) or as a transferee of the Assets of, or successor to, any Person.

  (b) Neither the Company nor any Subsidiary, either in its own right (including, without limitation, by reason of being a member of the same affiliated group) or as a transferee, has or at the Effective Time will have any liability for Taxes payable for or with respect to any periods prior to and including the Effective Time in excess of the amounts actually paid prior to the Effective Time or reserved for in the Financial Statements, except for any Taxes due in connection with the Merger or incurred in the Ordinary Course of Business subsequent to the date of the latest Financial Statement.

  (c) Except as set forth in Section 3.17(c) of the Company Disclosure Schedule, all Company Tax Returns have been examined by the relevant Taxing authorities, or closed without audit by applicable Law, and all deficiencies proposed as a result of such examinations have been paid, settled or reserved for in the Financial Statements, for all taxable years prior to and including the taxable year ended December 31, 1997. Except as set forth in Section 3.17(c) of the Company Disclosure Schedule, there is no action, suit, proceeding, audit, investigation or claim pending or, to the knowledge of the Company or any Subsidiary, threatened in respect of any Taxes for which the Company or any Subsidiary is or may become liable, nor has any deficiency or claim for any such Taxes been proposed, asserted or, to the knowledge of the Company or any Subsidiary, threatened. Except as set forth in Section 3.17(c) of the Company Disclosure Schedule, neither the Company nor any Subsidiary has consented to any waivers or extensions of any statute of limitations with respect to any taxable year of the Company or any Subsidiary. Except as set forth in Section 3.17(c) of the Company Disclosure Schedule, there is no Agreement, waiver or consent providing for an extension of time with respect to the assessment or collection of any Taxes against the Company or any Subsidiary, and no power of attorney granted by the Company or any Subsidiary with respect to any Tax matters is currently in force.

  (d) The Company has furnished to Acquiror true and complete copies of all Company Tax Returns and all written communications with any Governmental Entity relating to any such Company Tax Returns or to any deficiency or claim proposed or asserted, irrespective of the outcome of such matter, but only to the extent such items relate to Tax years (i) which are subject to an audit, investigation, examination or other proceeding, or (ii) with respect to which the statute of limitations has not expired.

  (e) Section 3.17(e) of the Company Disclosure Schedule sets forth (i) all federal Tax elections that currently are in effect with respect to the Company or any Subsidiary, and (ii) all elections for purposes of foreign, state or local Taxes and all consents or Agreements for purposes of federal, foreign, state or local Taxes in each case that reasonably could be expected to affect or be binding upon the Surviving Corporation or any Subsidiary or their respective Assets or operations after the Effective Time. Section 3.17(e) of the Company Disclosure Schedule sets forth all changes in accounting methods for Tax purposes at any time made, agreed to, requested or required with respect to the Company or any of the Subsidiaries since January 1, 1996.

  (f) Except as set forth in Section 3.17(f) of the Company Disclosure Schedule, neither the Company nor any Subsidiary (i) is or has since January 1, 1991 been a partner in a partnership or an owner of an interest in an entity treated as a partnership for federal income Tax purposes; (ii) has executed or filed with the IRS any consent to have the provisions of Section 341(f) of the Code apply to it; (iii) is subject to Section 999 of the Code;
(iv) is a passive foreign investment company as defined in Section 1296(a) of the Code; or (v) is a party to an Agreement relating to the sharing, allocation or payment of, or indemnity for, Taxes (other than an Agreement the only parties to which are the Company and the Subsidiaries).


                                     A-21
                                                                     APPENDICES

  (g) The Company has complied in all material respects with all rules and regulations relating to the withholding of Taxes.

  Section 3.18. Customers.

  Except as set forth in Section 3.18 of the Company Disclosure Schedule, to the knowledge of the Company and the Subsidiaries, the relationships of the Company and the Subsidiaries with their customers are good commercial working relationships. Except as set forth in Section 3.18 of the Company Disclosure Schedule, during the twelve (12) months prior to the date of this Merger Agreement, no customer of the Company or any Subsidiary which accounted for in excess of $50,000 of the revenues of the Company and the Subsidiaries during such twelve (12) months has canceled or otherwise terminated its relationship with the Company or any Subsidiary.

  Section 3.19. Certain Business Practices.

  Neither the Company, the Subsidiaries nor any of their officers, directors or, to the knowledge of the Company or any Subsidiary, any of their employees or agents (or stockholders, distributors, representatives or other persons acting on the express, implied or apparent authority of the Company or of any Subsidiary) have paid, given or received or have offered or promised to pay, give or receive, any bribe or other unlawful payment of money or other thing of value, any unlawful discount, or any other unlawful inducement, to or from any Person or Governmental Entity in the United States or elsewhere in connection with or in furtherance of the business of the Company or any Subsidiary (including, without limitation, any offer, payment or promise to pay money or other thing of value (a) to any foreign official or political party (or official thereof) for the purposes of influencing any act, decision or omission in order to assist the Company or any Subsidiary in obtaining business for or with, or directing business to, any Person, or (b) to any Person, while knowing that all or a portion of such money or other thing of value will be offered, given or promised to any such official or party for such purposes). The business of the Company and the Subsidiaries is not in any manner dependent upon the making or receipt of such payments, discounts or other inducements.

  Section 3.20. Insurance.

  Section 3.20 of the Company Disclosure Schedule lists and briefly describes all policies of title, Asset, fire, hazard, casualty, liability, life, worker's compensation and other forms of insurance of any kind owned or held by the Company or any Subsidiary. All such policies: (a) are with insurance companies reasonably believed by the Company to be financially sound and reputable; (b) are in full force and effect; (c) are sufficient for compliance by the Company and by each Subsidiary with all requirements of Law and of all Agreements to which the Company or any Subsidiary is a party; (d) are valid and outstanding policies enforceable against the insurer; (e) to the knowledge of the Company or any Subsidiary, insure against risks of the kind customarily insured against and in amounts customarily carried by companies similarly situated and by companies engaged in similar businesses and owning similar Assets and provide adequate insurance coverage for the businesses and Assets of the Company and the Subsidiaries; and (f) provide that they will remain in full force and effect through the respective dates set forth in Section 3.20 of the Company Disclosure Schedule.

  Section 3.21. Potential Conflicts of Interest.

  Except as set forth in Section 3.21 of the Company Disclosure Schedule, neither any present nor, to the knowledge of the Company or any Subsidiary, former employee with a salary in excess of $60,000, director, or officer of the Company or any Subsidiary, nor, to the knowledge of the Company or any Subsidiary, any stockholder who beneficially owns more than 5% of the capital stock of the Company or any Subsidiary, nor, to the knowledge of the Company or any Subsidiary, any Affiliate of such employee, director, officer, or stockholder:


                                     A-22
APPENDICES

    (a) owns, directly or indirectly, any interest in (except for holdings in securities that are listed on a national securities exchange, quoted on a national automated quotation system or regularly traded in the over-the-counter market, where such holdings are not in excess of two percent (2%) of the outstanding class of such securities and are held solely for investment purposes), or is a stockholder, partner, other holder of equity interests, director, officer, employee, consultant or agent of, any Person that is a competitor, lessor, lessee or customer of, or supplier of goods or services to, the Company or any Subsidiary, except where the value to such individual of any such arrangement with the Company or any Subsidiary has been less than $60,000 in the last twelve (12) months;

    (b) owns, directly or indirectly, in whole or in part, any Assets with a fair market value of $60,000 or more which the Company or any Subsidiary currently uses in its business;

    (c) has asserted any cause of action or other suit, action or claim whatsoever against, or owes any amount to, the Company or any Subsidiary, except for claims arising in the Ordinary Course of Business from any such Person's service to the Company or any Subsidiary as a director, officer or employee, or amounts owing in the Ordinary Course of Business in connection with such Person's purchase of goods or services from the Company or any Subsidiary;

    (d) has sold or leased to, or purchased or leased from, the Company or any Subsidiary any Assets for consideration in excess of $60,000 in the aggregate since January 1, 1995;

    (e) is a party to any Agreement pursuant to which the Company or any Subsidiary provides office space to any such Person, or provides services of any nature to any such Person, other than in the Ordinary Course of Business in connection with the employment of such Person by the Company or any Subsidiary; or

    (f) has, since January 1, 1995, engaged in any other material transaction with the Company or any Subsidiary involving in excess of $60,000, other than (i) in the Ordinary Course of Business in connection with the employment of such Person by the Company or any Subsidiary, and
  (ii) dividends, distributions and stock issuances to all common and preferred stockholders (as applicable) on a pro rata basis.

  Section 3.22. Receivables.

  The accounts receivable of the Company and the Subsidiaries shown in the latest Financial Statements and the Unaudited Balance Sheets, or thereafter acquired by any of them, have been collected or are, to the knowledge of the Company and the Subsidiaries, collectible in amounts not less than the amounts thereof carried on the books of the Company and the Subsidiaries, without right of recourse, defense, deduction, counterclaim, offset or setoff on the part of the obligor, and can reasonably be expected to be collected within ninety (90) days of the date incurred, except to the extent of the allowance for doubtful accounts shown on such Audited Balance Sheets and Unaudited Balance Sheets.

  Section 3.23. Real Property.

  (a) Section 3.23(a) of the Company Disclosure Schedule lists all the Real Property (as defined in Article X), specifying the owner of each parcel thereof, and all such Real Property is suitable and adequate for the uses for which it is currently being used.

  (b) Except as set forth in Section 3.23(b) of the Company Disclosure Schedule, the Company and the Subsidiaries are the sole owners of good, valid, fee simple, marketable and insurable (at standard rates) title to the Real Property respectively owned by them, including, without limitation, all buildings, structures, fixtures and improvements thereon, in each case free and clear of all Encumbrances.

                                     A-23
                                                                     APPENDICES

  (c) All buildings, structures, fixtures and other improvements on the Real Property are fit for the uses to which they are currently devoted. All such buildings, structures, fixtures and improvements on the Real Property conform to all Laws, except for any such non-conformance that would not have a Company Material Adverse Effect. Except as set forth in Schedule 3.23(c) of the Company Disclosure Schedule, to the knowledge of the Company or any Subsidiary, the buildings, structures, fixtures and improvements on each parcel of the Real Property lie entirely within the boundaries of such parcel of the Real Property as specified in the description set forth in Section 3.23(a) of the Company Disclosure Schedule, and no structures of any kind encroach on the Real Property.

  (d) Except as set forth in Schedule 3.23(d) of the Company Disclosure Schedule, to the knowledge of the Company or any Subsidiary, none of the owned Real Property is subject to any Agreement preventing or limiting the Company's or any Subsidiary's right to convey or to use it.

  (e) No portion of the Real Property or any building, structure, fixture or improvement thereon is the subject of any condemnation, eminent domain or inverse condemnation proceeding currently instituted or pending, and neither the Company nor any Subsidiary has any knowledge that any of the foregoing are, or will be, the subject of any such proceeding.

  (f) The Real Property has access to adequate electric, gas, water, sewer and telephone lines, to the extent necessary for the uses to which the Real Property is currently devoted.

  Section 3.24. Books and Records.

  The books of account, stock records, minute books and other corporate and financial records of the Company are complete and correct in all material respects and have been maintained in accordance with good business practices, and the matters contained therein are appropriately and accurately reflected in all material respects in the Financial Statements in accordance with GAAP.

  Section 3.25. Assets.

  Except as set forth in Section 3.25 of the Company Disclosure Schedule, the Company and the Subsidiaries have good, valid and marketable title to all material Assets respectively owned by them, including, without limitation, all material Assets reflected in the Audited Balance Sheets and in the Unaudited Balance Sheets and all material Assets purchased by the Company or by any Subsidiary since December 31, 1997 (except for Assets reflected in such Audited Balance Sheets and Unaudited Balance Sheets or acquired since December 31, 1997 which have been sold or otherwise disposed of in the Ordinary Course of Business), free and clear of all Encumbrances. All personal property of the Company and the Subsidiaries is in a condition adequate for the uses for which it is currently being used.


  Section 3.26. No Infringement or Contest.

  (a) Section 3.26(a) of the Company Disclosure Schedule identifies and describes each item of Intellectual Property (as defined in Article X) (i) owned by the Company or a Subsidiary, (ii) owned by any third party and used by the Company or any Subsidiary pursuant to license, sublicense or other Agreement, or (iii) otherwise used by the Company or any Subsidiary (including, in each case, specification of whether each such item is owned, licensed or used by the Company or any Subsidiary).

  (b) With respect to each item of Intellectual Property listed in Section 3.26(a) of the Company Disclosure Schedule that is owned by the Company or any Subsidiary, the Company and the Subsidiaries have the right to bring action for infringement of such Intellectual Property. With respect to the Intellectual Property listed in Section 3.26(a) of the Company Disclosure Schedule that is used by the Company or a Subsidiary pursuant to an Agreement, such Intellectual Property can be used by the Company and the Subsidiaries in their respective businesses as currently conducted by them in

                                     A-24
APPENDICES
accordance with the terms and conditions of such Agreements. Except as set forth in Section 3.26(b) of the Company Disclosure Schedule, to the knowledge of the Company and the Subsidiaries, each item of Intellectual Property owned or used by the Company or any Subsidiary immediately prior to the Closing will be owned or available for use by the Company or such Subsidiary on identical terms and conditions immediately after the Closing.

  (c) As used in the businesses of the Company and the Subsidiaries as currently conducted, none of the Intellectual Property listed in Section 3.26(a) of the Company Disclosure Schedule infringes or misappropriates or otherwise violates any Intellectual Property of any other Person, nor is the Company or any Subsidiary otherwise in the conduct of their respective businesses infringing upon, or alleged to be infringing upon, any Intellectual Property of any other Person. To the knowledge of the Company or any Subsidiary, there are no pending or threatened claims against the Company or any Subsidiary alleging that the conduct of the Company's or any Subsidiary's business infringes or conflicts with any Intellectual Property rights of others or that the Intellectual Property of another Person infringes, misappropriates or violates any of the Intellectual Property listed in Section 3.26(a) of the Company Disclosure Schedule.

  (d) The Company and the Subsidiaries own or possess adequate rights to use all Intellectual Property necessary to the conduct of the respective businesses of the Company and the Subsidiaries as currently conducted.

  (e) The Company and the Subsidiaries have not originated for transmission through the Company's or the Subsidiaries' facilities any obscene, libelous or indecent material and have instituted a policy pursuant to which the Company and the Subsidiaries will terminate any web site hosted by the Company or any Subsidiary which contains obscene material when the Company or any Subsidiary is made aware of such web site.

  Section 3.27. Opinion of Financial Advisor.

  The Company has received the written opinion of Duff & Phelps, LLC on or prior to the date of this Merger Agreement, to the effect that, as of the date of such opinion, the consideration to be received pursuant to the transactions contemplated under this Merger Agreement is fair to the Company Stockholders from a financial point of view, and the Company will promptly, after the date of this Merger Agreement, deliver a copy of such opinion to Acquiror.

  Section 3.28. Board Recommendation.

  At a meeting duly called and held in compliance with Delaware Law, the Board of Directors of the Company has adopted by unanimous vote a resolution approving and adopting this Merger Agreement and the transactions contemplated hereby and recommending approval and adoption of this Merger Agreement and the transactions contemplated hereby by the Company Stockholders.

  Section 3.29. Vote Required.

  The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of capital stock of the Company necessary to approve the transactions contemplated by this Merger Agreement.

  Section 3.30. Banks; Attorneys-in-Fact.

  Section 3.30 of the Company Disclosure Schedule sets forth a complete list showing the name of each bank or other financial institution in which the Company or any Subsidiary has accounts (including a description of the names of all Persons authorized to draw thereon or to have access

                                     A-25
                                                                     APPENDICES
thereto). Such list also shows the name of each Person holding a power of attorney from the Company or any Subsidiary and a brief description thereof.

  Section 3.31. Voting Agreements.

  Voting Agreements in the form attached hereto as Exhibit A-1 (or, in the case of Craig A. Anderson, Exhibit A-2) have been executed and delivered to Acquiror prior to the execution of this Merger Agreement by the Persons listed in Exhibit B and, to the knowledge of the Company or any Subsidiary, each such Voting Agreement constitutes a legal, valid and binding obligation of the respective Person who is a party thereto, enforceable against such Person in accordance with its terms.

  Section 3.32. Brokers.

  No broker, finder or investment banker (other than Duff & Phelps, LLC) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Merger Agreement based upon arrangements made by or on behalf of the Company or any Subsidiary or any of their respective Affiliates. Prior to the date of this Merger Agreement, the Company has furnished to Acquiror a complete and correct copy of all Agreements between the Company and Duff & Phelps, LLC pursuant to which such firm will be entitled to any payment relating to the transactions contemplated by this Merger Agreement.

  Section 3.33. Environmental Matters.

  Except for matters disclosed on the written environmental reports received by Acquiror and prepared at Acquiror's expense prior to the date hereof, copies of which have been previously furnished to the Company by Acquiror:

  (a) The Company and each of the Subsidiaries have complied and are in compliance with, and the Real Property and all improvements thereon are in compliance with, all Environmental Laws (as defined in Article X), except where the failure so to comply would not have a Company Material Adverse Effect.

  (b) To the knowledge of the Company and the Subsidiaries, neither the Company nor any Subsidiary has any liability under any Environmental Law, nor is the Company or any Subsidiary responsible for any liability of any other Person under any Environmental Law. Except as set forth in Section 3.33(b) of the Company Disclosure Schedule, there are no pending or, to the knowledge of the Company or any Subsidiary, threatened actions, suits, claims, legal proceedings or other proceedings based on, and neither the Company nor any Subsidiary, has received any formal or informal notice of any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request from any Governmental Entity or any other Person since January 1, 1993 (or prior thereto with respect to any such complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request which has not been finally resolved) or knows any fact(s) which might reasonably be expected to form the basis for any such actions or notices arising out of or attributable to: (i) the current or past presence at any part of the Real Property of Hazardous Materials (as defined in Article X) or any substances that pose a hazard to human health; (ii) the current or past release or threatened release into the environment from the Real Property (including, without limitation, into any storm drain, sewer, septic system or publicly owned treatment works) of any Hazardous Materials or any substances that pose a hazard to human health;
(iii) the off-site disposal of Hazardous Materials originating on or from the Real Property or the businesses or Assets of the Company or any Subsidiary;
(iv) any facility operations, procedures or designs of the Company or any Subsidiary which do not conform to requirements of the Environmental Laws; or
(v) any violation of Environmental Laws at any part of the Real Property or otherwise arising from the

                                     A-26
APPENDICES

Company's or any Subsidiary's activities (or the activities of the Company's or any Subsidiary's predecessors in title) involving Hazardous Materials.

  (c) The Company and the Subsidiaries have been duly issued, and currently have and will maintain through the Effective Time, all Licenses required under any Environmental Law. A true and complete list of such Licenses, all of which are valid and in full force and effect, is set out in Section 3.33(c) of the Company Disclosure Schedule. Except in accordance with such Licenses, as described in Section 3.33(c) of the Company Disclosure Schedule or as otherwise permitted by Law, there has been no Hazardous Discharge (as defined in Article X) or discharge of any other material regulated by such Licenses. Except as disclosed in Section 3.33(c) of the Company Disclosure Schedule, to the knowledge of the Company and the Subsidiaries no such Licenses are non-transferable or which require consent, notification or other action to remain in full force and effect following consummation of the Merger and the other transactions contemplated hereby.

  (d) Except as set forth in Section 3.33(d) of the Company Disclosure Schedule, the Real Property contains no underground improvements, including but not limited to treatment or storage tanks, or underground piping associated with such tanks, used currently or in the past for the storage, throughput or other management of Hazardous Materials, and no portion of the Real Property is or has been used as a dump or landfill or consists of or contains filled in land or wetlands.

  Section 3.34. Disclosure.

  (a) None of the information supplied by the Company expressly for inclusion (and so included or relied on for information included) in (i) the Registration Statement (as defined in Section 6.01(a)) and (ii) the Proxy Statement (as defined in Section 6.01(a)), at the respective times that (w) the Registration Statement is filed with the SEC, (x) the Registration Statement becomes effective, (y) the Proxy Statement is mailed, and (z) any meeting of stockholders (and any adjournment thereof) is held to consider, or written consents are effective with respect to approval of, the transactions contemplated by this Merger Agreement, shall contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

  (b) No representation or warranty by the Company, and no Document furnished or to be furnished to Acquiror by the Company pursuant to this Merger Agreement or otherwise in connection herewith or with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. As of the date of this Merger Agreement, the Company believes that, based upon the assumptions contained therein (and subject to the risks disclosed therein), the Company has a reasonable likelihood of attaining the results of its July 1998 CLEC Facilities Expansion Plan, as furnished to Acquiror.

  Section 3.35. Directors, Officers and Affiliates.

  Section 3.35 of the Company Disclosure Schedule lists all current directors and executive officers of the Company and the Subsidiaries, showing each such person's name, positions, and annual remuneration, bonuses and fringe benefits paid by the Company or any Subsidiary for the current fiscal year and the most recently completed fiscal year.

  Section 3.36. Copies of Documents.

  True and complete copies of all Documents listed in the Company Disclosure Schedule have been furnished to Acquiror prior to the execution of this Merger Agreement.


                                     A-27
                                                                     APPENDICES

  Section 3.37. Condition and Operation of the System.

  (a) Section 3.37(a) of the Company Disclosure Schedule sets forth all complaints regarding "slamming" or "cramming" (as such terms are understood in the telephone industry) by the Company, any Subsidiary or any of their respective employees, resellers, agents or representatives; and

  (b) Section 3.37(b) of the Company Disclosure Schedule sets forth all filings by the Company or any Subsidiary with the FCC, the NDPSC (as defined in Article X), the SDPUC (as defined in Article X), the IUB (as defined in
Article X), the MPUC (as defined in Article X) or the FAA since July 1, 1997.

  Section 3.38. Affiliate Agreements.

  In accordance with Section 6.12, the executive officers, directors and certain Company Stockholders specified in Section 3.38 of the Company Disclosure Schedule ("Company Affiliates") have indicated to the Company that they intend to execute and deliver to Acquiror affiliate agreements in substantially the form attached hereto as Exhibit C (the "Affiliate Agreements") and each such Affiliate Agreement, when so executed and delivered, will, to the knowledge of the Company, constitute a legal, valid and binding obligation of the respective Company Affiliate who is a party thereto, enforceable against such Company Affiliate in accordance with its terms. Except as set forth in Section 3.38 of the Company Disclosure Schedule, there are no affiliates of the Company as of the date hereof as that term is used in SEC Rule 145.

  Section 3.39. Rights Agreement.

  Concurrently with the execution and delivery of this Merger Agreement, the Company has executed and delivered for signature by Norwest Bank Minnesota, N.A. as rights agent an amendment to the Rights Agreement which (i) renders the Rights Agreement inapplicable to the Merger and the transactions contemplated hereby and thereby; (ii) provides that (A) Acquiror shall not be deemed an Acquiring Person (as defined in the Rights Agreement), (B) the Distribution Date (as defined in the Rights Agreement) shall not be deemed to occur, and (C) the Rights will not separate from the shares of Company Common Stock, as a result of entering into this Merger Agreement or consummating the transactions contemplated hereby or thereby; and (iii) provides that the Rights shall cease to be exercisable immediately prior to the Effective Time.

  Section 3.40. Reorganization.

  To the knowledge of the Company, neither it nor any of the Subsidiaries has taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

  Section 3.41. State Takeover Statutes; Certain Charter Provisions.

  The Board of Directors of the Company has, to the extent such statutes are applicable, taken all action (including appropriate approvals of the Board of Directors of the Company) necessary to exempt the Company, the Subsidiaries and affiliates, the Merger, this Merger Agreement and the transactions contemplated hereby and thereby from Section 203 of Delaware Law. To the knowledge of the Company, no other state takeover statutes or charter or bylaw provisions are applicable to the Merger or this Merger Agreement and the transactions contemplated hereby or thereby.

  Section 3.42. Dissenters Rights.

  The shares of Company Common Stock are held of record by more than 2,000 stockholders and no Company Stockholder has any appraisal or dissenters' rights pursuant to the Certificate of

                                     A-28
APPENDICES

Incorporation of the Company arising from, or in connection with, the consummation of the Merger and the other transactions contemplated hereby.

  Section 3.43. Year 2000 Compliance.

  (a) For purposes of this Section 3.43 only, the following terms have the following meanings: (i) "Education" means quantifying the awareness that employees have regarding the Year 2000 issue, including understanding of the Year 2000 problem, what it means to be Year 2000 compliant, understanding known problems on the Company's and the Subsidiaries' respective platforms, recommended solutions, and how to create Year 2000 compliant products. Education also includes the full participation and cooperation with Year 2000 activities as needed to achieve Year 2000 compliance within the Company and the Subsidiaries; (ii) "Survey" means identifying the components, including their vendors and/or manufacturer's, with point of contact, address and phone, software version, hardware model number, quantity and number of licenses, for all hardware (mainframe, mid-range servers, connectivity equipment, personal computers, printers, facilities, environmental systems such as heating, cooling, power, and security, etc.), software applications, software products (files, databases, spreadsheets, etc.), and electronic data interfaces (including third party software and hardware) of the Company and each Subsidiary; (iii) "Business Critical/Y2K Critical" means the percentage of all of the components identified in the Survey which have been rated as "high," "medium," or "low" for the following two questions: "How critical is this component to the continued operation of the business?" and "What level of Year 2000 impact is there on the component?;" (iv) "Cost Assessment" means the percentage of the components identified in the Survey for which the cost of making the component Year 2000 compliant has been estimated; (v) "Date Assessment" means the percentage of all components identified in the Survey for which a date has been estimated for fixing, testing and implementation if they are not Year 2000 compliant or if compliance is unknown; (vi) "Corrections" means that percentage of the total number of components identified in the Survey that are not Year 2000 compliant and require correction/remediation to become compliant which have been corrected; (vii) "Replacement" means that percentage of the total number of components identified in the Survey that are not Year 2000 compliant and require replacement to become Year 2000 compliant which have been replaced to date;
(viii) "Testing & Verification" means that percentage of the total number of components identified in the Survey that require testing and verification by the vendor and the user(s) which have been tested and verified to date; (ix) "Implementation" means that percentage of the total number of components identified in the Survey that must be corrected or replaced to achieve Year 2000 compliance which have been implemented into production status to date.

  (b) Set forth below are the current completion percentages and the Company's target completion dates for the operating units of the Company and the Subsidiaries with respect to each of the Year 2000 compliance steps defined in
Section 3.43(a): (i) ILEC operating unit: (A) Education--50% complete; target completion 4th quarter 1998; (B) Survey--25% complete; target completion 1st quarter 1999; (C) Business Critical/Y2K Critical--0% complete; target completion 1st quarter 1999; (D) Cost Assessment--0% complete; target completion 1st quarter 1999; (E) Date Assessment--0% complete; target completion 1st quarter 1999; (F) Corrections--0% complete; target completion 2nd quarter 1999; (G) Replacement--0% complete; target completion 2nd quarter 1999; (H) Testing & Verification--0% complete; target completion 2nd quarter 1999; and (I) Implementation--0% complete; target completion 3rd quarter 1999;
(ii) CLEC operating unit: (A) Education--75% complete; target completion 4th quarter 1998; (B) Survey--25% complete; target completion 1st quarter 1999;
(C) Business Critical/Y2K Critical--0% complete; target completion 1st quarter 1999; (D) Cost Assessment--0% complete; target completion 1st quarter 1999;
(E) Date Assessment--0% complete; target completion 1st quarter 1999; (F) Corrections--0% complete; target completion 2nd quarter 1999; (G) Replacement--0% complete; target completion 2nd quarter 1999; (H) Testing & Verification--0% complete; target completion 2nd quarter 1999; and (I) Implementation--0% complete; target completion 3rd quarter 1999; (iii) VANTEK operating unit: (A) Education--0% complete; target

                                     A-29
                                                                     APPENDICES
completion 4th quarter 1998; (B) Survey--25% complete; target completion 1st quarter 1999; (C) Business Critical/Y2K Critical--0% complete; target completion 1st quarter 1999; (D) Cost Assessment--0% complete; target completion 1st quarter 1999; (E) Date Assessment--0% complete; target completion 1st quarter 1999; (F) Corrections--0% complete; target completion 2nd quarter 1999; (G) Replacement--0% complete; target completion 2nd quarter 1999; (H) Testing & Verification--0% complete; target completion 2nd quarter 1999; and (I) Implementation--0% complete; target completion 3rd quarter 1999;
(iv) Datanet operating unit: (A) Education--50% complete; target completion
4th quarter 1998; (B) Survey--50% complete; target completion 1st quarter
1999; (C) Business Critical/Y2K Critical--50% complete; target completion 1st quarter 1999; (D) Cost Assessment--0% complete; target completion 1st quarter 1999; (E) Date Assessment--0% complete; target completion 1st quarter 1999;
(F) Corrections--0% complete; target completion 2nd quarter 1999; (G) Replacement--0% complete; target completion 2nd quarter 1999; (H) Testing & Verification--50% complete; target completion 2nd quarter 1999; and (I) Implementation--0% complete; target completion 3rd quarter 1999; (v) MIS operating unit: (A) Education--50% complete; target completion 4th quarter 1998; (B) Survey--50% complete; target completion 1st quarter 1999; (C) Business Critical/Y2K Critical--50% complete; target completion 1st quarter 1999; (D) Cost Assessment--0% complete; target completion 1st quarter 1999;
(E) Date Assessment--0% complete; target completion 1st quarter 1999; (F) Corrections--0% complete; target completion 2nd quarter 1999; (G) Replacement--0% complete; target completion 2nd quarter 1999; (H) Testing & Verification--50% complete; target completion 2nd quarter 1999; and (I) Implementation--0% complete; target completion 3rd quarter 1999; (vi) Cable TV operating unit: (A) Education--50% complete; target completion 4th quarter 1998; (B) Survey--25% complete; target completion 1st quarter 1999; (C) Business Critical/Y2K Critical--0% complete; target completion 1st quarter 1999; (D) Cost Assessment--0% complete; target completion 1st quarter 1999;
(E) Date Assessment--0% complete; target completion 1st quarter 1999; (F) Corrections--0% complete; target completion 2nd quarter 1999; (G) Replacement--0% complete; target completion 2nd quarter 1999; (H) Testing & Verification--0% complete; target completion 2nd quarter 1999; and (I) Implementation--0% complete; target completion 3rd quarter 1999; (vii)
Wireless operating unit : (A) Education--50% complete; target completion 4th quarter 1998; (B) Survey--25% complete; target completion 1st quarter 1999;
(C) Business Critical/Y2K Critical--50% complete; target completion 1st quarter 1999; (D) Cost Assessment--0% complete; target completion 1st quarter 1999; (E) Date Assessment--0% complete; target completion 1st quarter 1999;
(F) Corrections--0% complete; target completion 2nd quarter 1999; (G) Replacement--0% complete; target completion 2nd quarter 1999; (H) Testing & Verification--0% complete; target completion 2nd quarter 1999; and (I) Implementation--0% complete; target completion 3rd quarter 1999; (viii) Corporate Facilities operating unit: (A) Education--25% complete; target completion 4th quarter 1998; (B) Survey--10% complete; target completion 1st quarter 1999; (C) Business Critical/Y2K Critical--0% complete; target completion 1st quarter 1999; (D) Cost Assessment--0% complete; target completion 1st quarter 1999; (E) Date Assessment--0% complete; target completion 1st quarter 1999; (F) Corrections--0% complete; target completion 2nd quarter 1999; (G) Replacement--0% complete; target completion 2nd quarter 1999; (H) Testing & Verification--0% complete; target completion 2nd quarter 1999; and (I) Implementation--0% complete; target completion 3rd quarter 1999; and (ix) Internet operating unit: (A) Education--50% complete; target completion 4th quarter 1998; (B) Survey--50% complete; target completion 1st quarter 1999; (C) Business Critical/Y2K Critical--50% complete; target completion 1st quarter 1999; (D) Cost Assessment--0% complete; target completion 1st quarter 1999; (E) Date Assessment--0% complete; target completion 1st quarter 1999; (F) Corrections--0% complete; target completion 2nd quarter 1999; (G) Replacement--0% complete; target completion 2nd quarter 1999; (H) Testing & Verification--0% complete; target completion 2nd quarter 1999; and (I) Implementation--0% complete; target completion 3rd quarter 1999.

  (c) The Company and the Subsidiaries have achieved the following average total completion percentages (calculated by adding the current completion percentage for each operating unit of the Company and the Subsidiaries and dividing the sum by the number of operating units of the Company

                                     A-30
APPENDICES
and the Subsidiaries) with respect to each of the Year 2000 compliance steps defined in Section 3.43(a): (i) Education--40%; (ii) Survey--29%; (iii) Business Critical/Y2K Critical--20%; (iv) Cost Assessment--0%; (v) Date Assessment--0%; (vi) Corrections--0%; (vii) Replacement--0%; (viii) Testing & Verification--10%; and (ix) Implementation--0%.

  (d) To the knowledge of the Company and the Subsidiaries, the Company's ILEC operating unit's telephone switches and key systems, microwave systems, network equipment, fiber systems, satellite systems, and telecommunications management systems to provide local and long distance switched telephone service are Year 2000 compliant and Year 2000 ready. Based on the Survey, vendor letters, and tests conducted by the Company, the Company reasonably believes that the following software systems used in the Company's or the Subsidiaries' operations are Year 2000 compliant: (i) CommSoft billing software; (ii) Multiview accounting software; (iii) Lucent switching, access and SONET systems; (iv) ILS software; (v) Bay, Cisco and Livingston routers used by the Company in its operations; and (vi) all cable headend equipment, except for its Scientific Atlantic systems controllers, which are scheduled for a Year 2000 compliant software upgrade on October 27, 1998. The Company reasonably estimates that the total cost to bring the rest of the Company's and the Subsidiaries' systems into Year 2000 compliance is approximately $250,000.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES
                         OF ACQUIROR AND ACQUIROR SUB

  Except as specifically set forth in the Disclosure Schedule delivered by Acquiror and Acquiror Sub to the Company prior to the execution and delivery of this Merger Agreement (the "Acquiror Disclosure Schedule") (with a disclosure with respect to a Section of this Merger Agreement to require a specific reference in the Acquiror Disclosure Schedule to the Section of this Merger Agreement to which each such disclosure applies, and no disclosure to be deemed to apply with respect to any Section to which it does not expressly refer), Acquiror and Acquiror Sub hereby jointly and severally represent and warrant (which representation and warranty shall be deemed to include the disclosures with respect thereto so specified in the Acquiror Disclosure Schedule) to the Company as follows, in each case as of the date of this Merger Agreement, unless otherwise specifically set forth herein or in the Acquiror Disclosure Schedule:

  Section 4.01. Organization And Qualification; Subsidiaries.

  Each of Acquiror, Acquiror Sub and Acquiror's Significant Subsidiaries (as defined in Article X) is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, and has the full and unrestricted corporate power and authority to own, operate and lease its Assets, and to carry on its business as currently conducted. Each of Acquiror, Acquiror Sub and Acquiror's Significant Subsidiaries is duly qualified to conduct business as a foreign corporation and is in good standing in the states, countries and territories in which the nature of the business conducted by it or the character of the Assets owned, leased or otherwise held by it makes such qualification necessary, except where the absence of such qualification as a foreign corporation would not have an Acquiror Material Adverse Effect (as defined in Article X).


  Section 4.02. Certificate Of Incorporation And Bylaws.

  Acquiror has furnished to the Company a true and complete copy of the Amended and Restated Certificate of Incorporation of Acquiror and the certificate of incorporation of Acquiror Sub, as currently in effect, certified as of a recent date by the Secretary of State (or comparable Governmental Entity) of their respective jurisdictions of incorporation, and a true and complete copy of the Amended

                                     A-31
                                                                     APPENDICES
and Restated Bylaws of Acquiror and the bylaws of Acquiror Sub, as currently in effect, certified by their respective corporate secretaries. Such certified copies are attached as exhibits to, and constitute an integral part of, the Acquiror Disclosure Schedule.

  Section 4.03. Authority; Binding Obligation.

  Each of Acquiror and Acquiror Sub has the full and unrestricted corporate power and authority to execute and deliver this Merger Agreement and to carry out the transactions contemplated hereby. The execution and delivery by Acquiror and Acquiror Sub of this Merger Agreement and all other Documents contemplated hereby, and the consummation by Acquiror and Acquiror Sub of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Acquiror or Acquiror Sub are necessary to authorize this Merger Agreement and the other Documents contemplated hereby, or to consummate the transactions contemplated hereby and thereby. This Merger Agreement has been duly executed and delivered by Acquiror and Acquiror Sub and constitutes a legal, valid and binding obligation of Acquiror and Acquiror Sub in accordance with its terms, except as such enforceability may be subject to the effect of any applicable bankruptcy, insolvency fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effect of general equitable principles (whether considered in a proceeding in equity or at law).

  Section 4.04. No Conflict; Required Filings And Consents.

  (a) The execution, delivery and performance by Acquiror and Acquiror Sub of this Merger Agreement and all other Documents contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by Acquiror and Acquiror Sub of the transactions contemplated hereby and thereby, do not and will not: (i) conflict with, or violate any provision of, the Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws of Acquiror, or the certificate or articles of incorporation or bylaws of Acquiror Sub or any of Acquiror's Significant Subsidiaries; or (ii) subject to obtaining the consents, approvals, authorizations and permits of, and making filings with or notifications to, the applicable Governmental Entity pursuant to the applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the HSR Act, the Communications Act, the Federal Aviation Act, applicable state utility Laws and applicable municipal franchise Laws, and the filing and recordation of the Articles of Merger as required by Delaware Law, conflict with or violate any Law applicable to Acquiror, Acquiror Sub or any of Acquiror's Significant Subsidiaries, or any of their respective Assets;
(iii) conflict with, result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under any Agreement to which Acquiror, Acquiror Sub or any of Acquiror's Significant Subsidiaries is a party or by which Acquiror, Acquiror Sub or any of Acquiror's Significant Subsidiaries, or any of their respective Assets, may be bound; or (iv) result in or require the creation or imposition of, or result in the acceleration of, any indebtedness or any Encumbrance of any nature upon, or with respect to, Acquiror, Acquiror Sub or any of Acquiror's Significant Subsidiaries or any of the Assets of Acquiror, Acquiror Sub or any of Acquiror's Significant Subsidiaries; except for any such conflict or violation described in clause (ii), any such conflict, breach or default described in clause (iii), or any such creation, imposition or acceleration described in clause (iv) that would not have an Acquiror Material Adverse Effect and that would not prevent Acquiror or Acquiror Sub from consummating the Merger on a timely basis.

  (b) The execution, delivery and performance by Acquiror and Acquiror Sub of this Merger Agreement and all other Documents contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by Acquiror and Acquiror Sub of the transactions contemplated hereby and thereby, do not and will not: (i) require any consent, approval, authorization or permit of, or filing with or notification to, any Person not party to this Merger Agreement, except (A) pursuant to the applicable requirements, if any, of the Securities Act,

                                     A-32
APPENDICES
the Exchange Act, Blue Sky Laws, the HSR Act, the Communications Act, the Federal Aviation Act, and applicable state utility Laws and applicable municipal franchise Laws and (B) the filing and recordation of the Articles of Merger as required by Delaware Law; or (ii) result in or give rise to any penalty, forfeiture, Agreement termination, right of termination, amendment or cancellation, or restriction on business operations of Acquiror, the Surviving Corporation or any of Acquiror's Significant Subsidiaries, except with respect to any Agreement not material to the operation of Acquiror, Acquiror Sub and Acquiror's Significant Subsidiaries.

  Section 4.05. No Prior Activities Of Acquiror Sub.

  Acquiror Sub was formed solely for the purpose of engaging in the transactions contemplated by this Merger Agreement and has engaged in no other business activities and has conducted its operations only as contemplated hereby.

  Section 4.06. Brokers.

  No broker or finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Merger Agreement based upon arrangements made by or on behalf of Acquiror or any of its Affiliates.

  Section 4.07. SEC Documents.

  Since January 1, 1997, Acquiror has filed or, in the case of the Acquiror Post-Signing SEC Documents (as defined in Section 6.10), will file all required reports, schedules, forms, statements and other Documents with the SEC (collectively, including the Acquiror Post-Signing SEC Documents, the "Acquiror SEC Documents"). As of their respective dates, the Acquiror SEC Documents complied or, in the case of the Acquiror Post-Signing SEC Documents, will comply as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Acquiror SEC Documents contained or, in the case of the Acquiror Post-Signing SEC Documents, will contain, any untrue statement of a material fact or omitted or, in the case of the Acquiror Post-Signing SEC Documents, will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Acquiror included in the Acquiror SEC Documents comply or, in the case of the Acquiror Post-Signing SEC Documents, will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been or, in the case of the Acquiror Post-Signing SEC Documents, will have been prepared in accordance with GAAP (except, in the case of unaudited statements, for the lack of normal year-end adjustments, the absence of footnotes and as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods subject thereto (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Acquiror and its consolidated subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments and the absence of footnotes). Except as disclosed in the Acquiror SEC Documents, as required by GAAP or as required by any Governmental Entity, Acquiror has not, since December 31, 1997, made any change in accounting practices or policies applied in the preparation of financial statements.

  Section 4.08. Acquiror Common Stock.

  The Acquiror Common Stock to be issued and delivered to the Company Stockholders pursuant to the Merger has been duly authorized and, when issued in the Merger in accordance with this Merger Agreement, will be validly issued, fully paid and nonassessable and will have been approved for listing (subject to official notice of issuance) by The Nasdaq Stock Market's National Market System.


                                     A-33
                                                                     APPENDICES

  Section 4.09. Capitalization.

  The authorized capital stock of Acquiror consists of (a) 250,000,000 shares of Acquiror Common Stock, of which, as of October 23, 1998: (i) 63,244,064 shares were issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable; (ii) no shares were held in the treasury of Acquiror; (iii) 11,090,936 shares were reserved for issuance pursuant to outstanding options to purchase Acquiror Common Stock granted to employees and certain other Persons; and (iv) 245,536 shares were reserved for issuance pursuant to a Stock Option Agreement dated August 21, 1998 between Acquiror and QST Enterprises, Inc.; (b) 22,000,000 shares of Class B common stock, par value $.01 per share ("Acquiror Class B Common Stock"), of which, as of October 23, 1998: (i) no shares were issued and outstanding; (ii) no shares were held in the treasury of Acquiror; and (iii) 1,300,683 shares were reserved for issuance pursuant to outstanding options to purchase Acquiror Class B Common Stock granted to a significant stockholder of Acquiror; and (c) 2,000,000 shares of serial preferred stock, par value $.01 per share, of which: (i) no shares are issued and outstanding; and (ii) no shares are held in the treasury of Acquiror. Except for the options set forth in clauses
(a)(iii), (a)(iv) and (b)(iii) above, as of October 23, 1998, there were no outstanding securities convertible into or exchangeable for capital stock or any other securities of Acquiror, or any capital stock or other securities of any of Acquiror's Significant Subsidiaries and no outstanding options, rights (preemptive or otherwise), or warrants to purchase or to subscribe for any shares of such capital stock or other securities of Acquiror or any of Acquiror's Significant Subsidiaries. Except as set forth in Section 4.09(a) of the Acquiror Disclosure Schedule and except for Agreements relating to the options specified in clauses (a)(iii), (a)(iv) and (b)(iii) above, there are no outstanding Agreements to which Acquiror or any of its Significant Subsidiaries is a party affecting or relating to the voting, issuance, purchase, redemption, registration, repurchase or transfer of capital stock or any other securities of Acquiror, or any capital stock or other securities of any of Acquiror's Significant Subsidiaries, except as contemplated hereunder. Each of the outstanding shares of Acquiror Common Stock, and of capital stock of, or other equity interests in, Acquiror's Significant Subsidiaries was issued in compliance with all applicable federal and state Laws concerning the issuance of securities, and, except as set forth in Section 4.09(b) of the Acquiror Disclosure Schedule, such shares or other equity interests owned by Acquiror or any of its Significant Subsidiaries are owned free and clear of all Encumbrances. Except as contemplated by this Merger Agreement or as set forth in Section 4.09(c) of the Acquiror Disclosure Schedule, there are no obligations, contingent or otherwise, of Acquiror or any of its Significant Subsidiaries to provide funds to, make any investment (in the form of a loan, capital contribution or otherwise) in, or provide any guarantee with respect to, any of Acquiror's Significant Subsidiaries or any other Person. Except as set forth in Section 4.09(d) of the Acquiror Disclosure Schedule, there are no Agreements pursuant to which any Person is or may be entitled to receive any of the revenues or earnings, or any payment based thereon or calculated in accordance therewith, of Acquiror or any of its Significant Subsidiaries. No vote of the stockholders of Acquiror is required in connection with the consummation of the Merger and the other transactions contemplated hereby.

  Section 4.10. Reorganization.

  To the knowledge of Acquiror, neither Acquiror, Acquiror Sub nor any of Acquiror's Significant Subsidiaries has taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

  Section 4.11. Compliance.

  Neither Acquiror nor Acquiror Sub is aware of any fact or circumstance related to them that could reasonably be expected to cause the filing of any objection to any application for any Governmental consent required hereunder, lead to any delay in processing such application, or require any waiver of any Governmental rule, policy or other applicable Law.


                                     A-34
APPENDICES

  Section 4.12. Disclosure.

  (a) None of the information supplied by Acquiror or Acquiror Sub expressly for inclusion (and so included or relied on for information included) in (i) the Registration Statement and (ii) the Proxy Statement, at the respective times that (w) the Registration Statement is filed with the SEC, (x) the Registration Statement becomes effective, (y) the Proxy Statement is mailed, and (z) any meeting of stockholders (and any adjournment thereof) is held to consider, or written consents are effective with respect to approval of, the transactions contemplated by this Merger Agreement, shall contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

  (b) No representation or warranty by Acquiror or Acquiror Sub, and no Document furnished or to be furnished to the Company by Acquiror or Acquiror Sub pursuant to this Merger Agreement or otherwise in connection herewith or with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE V

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

  Section 5.01. Conduct of Business of the Company.

  The Company hereby covenants and agrees that, from the date of this Merger Agreement until the Effective Time, the Company, unless otherwise expressly contemplated by this Merger Agreement or consented to in writing by Acquiror, will, and will cause the Subsidiaries to, carry on their respective businesses only in the Ordinary Course of Business, use their respective reasonable best efforts to preserve intact their business organizations and Assets, maintain their rights and franchises, retain the services of their officers and key employees and maintain their relationships with customers, suppliers, licensors, licensees and others having business dealings with them, and use their respective reasonable best efforts to keep in full force and effect liability insurance and bonds comparable in amount and scope of coverage to that currently maintained. Without limiting the generality of the foregoing, except as otherwise expressly contemplated by this Merger Agreement, as consented to in writing by Acquiror, or as provided in Schedule 5.01, from the date of this Merger Agreement until the Effective Time the Company shall not, and shall not permit any of the Subsidiaries to:

    (a) (i) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee, except for increases in the Ordinary Course of Business to employees who are not directors or officers and except for bonuses to the employees and in the amounts set forth in Schedule 5.01(a)(i); (ii) grant any severance or termination pay (other than pursuant to the normal severance practices or existing Agreements of the Company or any Subsidiary in effect on the date of this Merger Agreement as described in Schedule 5.01(a)(ii)) to, or enter into any severance Agreement with, any director, officer or employee, or enter into any employment Agreement with any director, officer or employee; (iii) establish, adopt, enter into or amend any Plan or Other Arrangement, except as may be required to comply with applicable Law; (iv) pay any benefits exceeding $10,000 in the aggregate not provided for under any Plan or Other Arrangement; (v) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Plan or Other Arrangement (including the grant of stock options, stock appreciation rights, stock-based or stock-related awards, performance units or restricted stock, or the removal of existing restrictions in any Plan or Other Arrangement or Agreement or awards made thereunder), except for grants in the Ordinary Course of Business

                                     A-35
                                                                     APPENDICES

  (and subject to the limits set forth in Section 5.01(d)(iv) in the case of grants of stock options) or as required under the Agreements set forth in
  Schedule 5.01(a)(v), or (vi) take any action to fund or in any other way secure the payment of compensation or benefits under any Agreement, except as required under the Agreements set forth in Schedule 5.01(a)(vi);

    (b) declare, set aside or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock;

    (c) (i) redeem, purchase or otherwise acquire any shares of capital stock of the Company or any Subsidiary or any securities or obligations convertible into or exchangeable for any shares of capital stock of the Company or any Subsidiary, or any options, warrants or conversion or other rights to acquire any shares of capital stock of the Company or any Subsidiary or any such securities or obligations, or any other securities thereof; (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock;

    (d) except (i) in connection with Conversion-Merger Rights, (ii) upon the exercise of Company Stock Options in accordance with their terms, (iii) as required by the terms of the Hurley Communications Agreement, or (iv) for grants of Company Stock Options to directors and new employees in the Ordinary Course of Business, to the extent that the aggregate number of shares of Company Common Stock issuable under all Company Stock Options (whether or not vested) outstanding at any given time does not exceed 400,120, issue, deliver, award, grant or sell, or authorize the issuance, delivery, award, grant or sale (including the grant of any limitations in voting rights or other Encumbrances) of, any shares of any class of its capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire, any such shares, or amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof;

    (e) except as contemplated by Agreements which have been identified in
  Section 3.14(a) of the Company Disclosure Schedule, acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the Assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any Assets of any other Person (other than the purchase of assets from suppliers or vendors in the Ordinary Course of Business);

    (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise subject to any Encumbrance or dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise subject to any Encumbrance or dispose of, any of its Assets, except for sales, dispositions or transfers in the Ordinary Course of Business;

    (g) adopt any amendments to its articles or certificate of incorporation, bylaws or other comparable charter or organizational documents;

    (h) make or rescind any express or deemed election relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ended December 31, 1997, except in either case as may be required by Law, the IRS or GAAP;

    (i) make or agree to make any new capital expenditure or expenditures which are not included in the Company's July 1998 CLEC Facilities Expansion Plan, a copy of which was furnished to Acquiror (and, if the Effective Time has not occurred prior to the expiration of the Company's July 1998 CLEC Facilities Expansion Plan, the Company's subsequent capital budget,

                                     A-36
APPENDICES
  which budget shall have been approved by Acquiror (such approval not to be unreasonably withheld)), or which are in excess of $20,000,000 in equity in the aggregate;

    (j) (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person (other than the Company or any wholly owned Subsidiary), issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Subsidiary, guarantee any debt securities of another Person (other than the Company or any wholly owned Subsidiary), enter into any "keep well" or other Agreement to maintain any financial statement condition of another Person (other than the Company or any wholly owned Subsidiary) or enter into any Agreement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the Ordinary Course of Business, or (ii) make any loans, advances or capital contributions to, or investments in, any other Person other than intra-group loans, advances, capital contributions or investments between or among the Company and any of its wholly owned Subsidiaries and other than the extension of credit to customers of the Company or any Subsidiary in the Ordinary Course of Business;

    (k) pay, discharge, settle or satisfy any claims, liabilities or obligations (whether absolute or contingent, matured or unmatured, known or unknown), other than the payment, discharge or satisfaction, in the Ordinary Course of Business or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent Financial Statement or incurred in the Ordinary Course of Business, or waive any material benefits of, or agree to modify in any material respect, any confidentiality, standstill or similar Agreements to which the Company or any Subsidiary is a party;

    (l) except in the Ordinary Course of Business, waive, release or assign any rights or claims, or modify, amend or terminate any Agreement to which the Company or any Subsidiary is a party;

    (m) make any change in any method of accounting or accounting practice or policy other than those required by GAAP or a Governmental Entity;

    (n) take any action or fail to take any action which could reasonably be expected to have a Company Material Adverse Effect prior to or after the Effective Time or an Acquiror Material Adverse Effect after the Effective Time, or that could reasonably be expected to adversely affect the ability of the Company or any Subsidiary prior to the Effective Time, or Acquiror or any of its subsidiaries after the Effective Time, to obtain consents of third parties or approvals of Governmental Entities required to consummate the transactions contemplated in this Merger Agreement; or

    (o) authorize, or commit or agree to do any of the foregoing.

  Section 5.02. Other Actions.

  The Company and Acquiror shall not, and shall not permit any of their respective Affiliates to, knowingly take any action that would, or that could reasonably be expected to, result in (a) any of the representations and warranties of such party set forth in this Merger Agreement becoming untrue, or (b) any of the conditions to the Merger set forth in Article VII not being satisfied.

  Section 5.03. Certain Tax Matters.

  From the date hereof until the Effective Time, the Company and the Subsidiaries (a) will prepare and timely file with the relevant Taxing authority all Company Tax Returns ("Post-Signing Returns") required to be filed, which Post-Signing Returns shall be accurate in all material respects,
(b) will timely pay all Taxes due and payable with respect to such Post-Signing Returns, (c) will pay or otherwise make adequate provision for all Taxes payable by the Company and the Subsidiaries for

                                     A-37
                                                                     APPENDICES
which no Post-Signing Return is due prior to the Effective Time, and (d) will promptly notify Acquiror of any action, suit, proceeding, claim or audit pending against or with respect to the Company or any Subsidiary in respect of any Taxes.


  Section 5.04. Access and Information.

  For so long as this Merger Agreement is in effect, the Company shall, and shall cause each Subsidiary to, (a) afford to Acquiror and its officers, employees, accountants, consultants, legal counsel and other representatives reasonable access during normal business hours, subject to reasonable advance notice, to all of their respective properties, Agreements, books, records and personnel and (b) furnish promptly to Acquiror (i) a copy of each Document filed with, or received from any Governmental Entity and (ii) all other information concerning their respective businesses, operations, prospects, conditions (financial or otherwise), Assets, liabilities and personnel as Acquiror may reasonably request.

  Section 5.05. No Solicitation.

  (a) The Company shall use its reasonable best efforts to cause its directors, and shall cause its officers, employees, representatives, agents and Subsidiaries and their respective directors, officers, employees, representatives and agents to, immediately cease any discussions or negotiations with any Person that may be ongoing with respect to a Competing Transaction (as defined in this Section 5.05(a)). The Company shall not, and shall cause the Subsidiaries not to, initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into discussions or furnish any information or negotiate with any Person or otherwise cooperate in any way in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize any of the directors, officers, employees, agents or representatives of the Company or any Subsidiary to take any such action, and the Company shall, and shall cause the Subsidiaries to, direct and instruct and use its or their reasonable best efforts to cause the directors, officers, employees, agents and representatives of the Company and the Subsidiaries (including, without limitation, any investment banker, financial advisor, attorney or accountant retained by the Company or any Subsidiary) not to take any such action, and the Company shall promptly notify Acquiror if any such inquiries or proposals are received by the Company or any Subsidiary, or any of its or their respective directors, officers, employees, agents, investment bankers, financial advisors, attorneys, accountants or other representatives, and the Company shall promptly inform Acquiror as to the material terms of such inquiry or proposal and, if in writing, promptly deliver or cause to be delivered to Acquiror a copy of such inquiry or proposal (unless the Board of Directors of the Company, after consultation with and based upon the written advice of independent legal counsel, determines in good faith that such delivery would cause the Board of Directors of the Company to breach its fiduciary duties to the Company Stockholders), and the Company shall keep Acquiror informed, on a current basis, of the nature of any such inquiries and the status and terms of any such proposals. For purposes of this Merger Agreement, "Competing Transaction" shall mean any of the following involving the Company or the Subsidiaries (other than the transactions contemplated by this Merger Agreement): (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of fifteen percent (15%) or more of the Assets of the Company and the Subsidiaries, taken as a whole, or issuance of fifteen percent (15%) or more of the outstanding voting securities of the Company or any Subsidiary in a single transaction or series of transactions; (iii) any tender offer or exchange offer for fifteen percent (15%) or more of the outstanding shares of capital stock of the Company or any Subsidiary or the filing of a registration statement under the Securities Act in connection therewith; (iv) any solicitation of proxies in opposition to approval by the Company Stockholders of the Merger Agreement or the Merger;
(v) any Person shall have acquired

                                     A-38
APPENDICES
beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act) shall have been formed after the date of this Merger Agreement which beneficially owns or has the right to acquire beneficial ownership of, fifteen percent (15%) or more of the then outstanding shares of capital stock of the Company or any Subsidiary; or (vi) any Agreement to, or public announcement by the Company or any other Person of a proposal, plan or intention to, do any of the foregoing.

  (b) Notwithstanding anything to the contrary set forth in subsection (a) above or elsewhere in this Merger Agreement, nothing contained in this Merger Agreement shall prohibit the Board of Directors of the Company from (i) furnishing information to, or entering into discussions or negotiations with, any Person in connection with an unsolicited bona fide written proposal for a Competing Transaction from such Person if (A) the Board of Directors of the Company, after consultation with and based upon the written advice of independent legal counsel, determines in good faith that such action is necessary for such Board of Directors to comply with its fiduciary duties to the Company Stockholders under applicable Law, (B) the Company enters into with such Person a confidentiality agreement in reasonably customary form on terms not more favorable to such Person than the terms contained in the Confidentiality Agreement, and (C) the Board of Directors of the Company reasonably believes in its good faith judgment after consultation with independent financial advisors that such Person has the financial ability to consummate a Competing Transaction; and (ii) failing to make or withdrawing or modifying its recommendation for the Merger or making or disclosing any position or taking any other action if the Board of Directors of the Company, after consultation with and based on the written advice of independent legal counsel, determines in good faith that such action is necessary for such Board of Directors to comply with its fiduciary duties to the Company Stockholders under applicable Law.


                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

  Section 6.01. Registration Statement; Proxy Statement

  (a) As promptly as practicable after the execution of this Merger Agreement, Acquiror shall prepare and file with the SEC a registration statement on Form S-4 (such registration statement, together with the amendments thereto being the "Registration Statement"), containing a proxy statement/prospectus, in connection with the registration under the Securities Act of the shares of Acquiror Common Stock issuable pursuant to Section 2.01, the vote of the Company Stockholders with respect to the Merger (such proxy statement/prospectus, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the Company Stockholders, being the "Proxy Statement") and the other transactions contemplated by this Merger Agreement. Acquiror agrees to provide the Company with an opportunity to review and comment on the Registration Statement and the Proxy Statement before filing. Acquiror agrees promptly to provide the Company with copies of all correspondence from and all responsive correspondence to the SEC regarding the Registration Statement and Proxy Statement. Acquiror agrees promptly to notify the Company of all stop orders or threatened stop orders of which it becomes aware with respect to the Registration Statement. Each of Acquiror and the Company will use all reasonable efforts to have or cause the Registration Statement to become effective as promptly as practicable, and shall take any action required to be taken under any applicable federal or state securities Laws in connection with the issuance of shares of Acquiror Common Stock in the Merger. Each of Acquiror and the Company shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions. As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail the Proxy Statement to its stockholders and to the holders of Conversion-Merger Rights, and the Company shall comply with the proxy solicitation

                                     A-39
                                                                     APPENDICES
rules and regulations under the Exchange Act in connection with the solicitation of such stockholders and holders of Conversion-Merger Rights. The Proxy Statement shall include the recommendation of the Company's Board of Directors to the Company Stockholders to vote to approve this Merger Agreement and the transactions contemplated hereby, subject to Section 5.05(b) above.

  (b) The information supplied by the Company for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by the Company for inclusion in the Proxy Statement to be sent to the Company Stockholders in connection with the meeting of the Company Stockholders to consider the Merger (the "Stockholders' Meeting") shall not, at the date the Proxy Statement (or any amendment thereof or supplement hereto) is first mailed to stockholders, at the time of the Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its affiliates, or its or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Company shall promptly inform Acquiror. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

  (c) The information supplied by Acquiror for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by Acquiror for inclusion in the Proxy Statement to be sent to the Company Stockholders in connection with the Stockholders' Meeting shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders, at the time of the Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to Acquiror or any of its respective affiliates, or its or their respective officers or directors, should be discovered by Acquiror which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Acquiror shall promptly inform the Company. All documents that Acquiror is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

  (d) The Company and Acquiror each hereby (i) consents to the use of its name and, on behalf of its subsidiaries and affiliates, the names of such subsidiaries and affiliates and to the inclusion of financial statements and business information relating to such party and its subsidiaries and affiliates (in each case, to the extent required by applicable securities
Laws) in any registration statement or proxy statement prepared by the Company or Acquiror pursuant to this Merger Agreement; (ii) agrees to use its reasonable best efforts to obtain the written consent of any Person retained by it which may be required to be named (as an expert or otherwise) in such registration statement or proxy statement; and (iii) agrees to cooperate, and to use its reasonable best efforts to cause its subsidiaries and affiliates to cooperate, with any legal counsel, investment banker, accountant or other agent or representative retained by any of the parties specified in clause (i) in connection with the

                                     A-40
APPENDICES
preparation of any and all information required, as determined after consultation with each party's counsel, to be disclosed by applicable securities Laws in any such registration statement or proxy statement.

  Section 6.02. Meeting of Stockholders.

  The Company shall promptly after the date of this Merger Agreement take all action necessary in accordance with Delaware Law and its certificate of incorporation and bylaws to duly call, give notice of, convene and hold the Stockholders' Meeting, and the Company shall consult with Acquiror in connection therewith. Subject to Section 5.05(b) above, the Company shall use its reasonable best efforts to solicit from the Company Stockholders proxies or consents to approve this Merger Agreement and the transactions contemplated hereby and shall take all other reasonable actions necessary or advisable to secure the vote or consent of the Company Stockholders required by Delaware Law to approve this Merger Agreement and the transactions contemplated hereby.

  Section 6.03. Appropriate Action; Consents; Filings.

  (a) Upon the terms and subject to the conditions set forth in this Merger Agreement, the Company and Acquiror shall use all reasonable efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, and to assist and cooperate with the other parties in doing all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Merger Agreement as promptly as practicable, including (i) executing and delivering any additional instruments necessary, proper or advisable to consummate the transactions contemplated by, and to carry out fully the purposes of, this Merger Agreement, (ii) obtaining from any Governmental Entities any Licenses required to be obtained or made by Acquiror or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Merger Agreement and the consummation of the transactions contemplated herein, including, without limitation, the Merger, and (iii) making all necessary filings, and thereafter making any other required submissions, with respect to this Merger Agreement and the Merger required under (A) the Securities Act and any other applicable federal or state securities Laws, (B) the HSR Act and (C) any other applicable Law; provided that Acquiror and the Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such Documents to the non-filing party and its advisors prior to filing and discussing all reasonable additions, deletions or changes suggested in connection therewith. The Company and Acquiror shall furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law in connection with the transactions contemplated by this Merger Agreement.

  (b) (i) The Company and Acquiror shall give (or shall cause their respective subsidiaries to give) any notices to third parties, and use, and cause their respective subsidiaries to use, all reasonable efforts to obtain any third party consents, approvals or waivers (A) necessary, proper or advisable to consummate the transactions contemplated in this Merger Agreement, (B) disclosed or required to be disclosed in the Company Disclosure Schedule or the Acquiror Disclosure Schedule, as the case may be, or (C) required to prevent a Company Material Adverse Effect from occurring prior to or after the Effective Time or an Acquiror Material Adverse Effect from occurring prior to or after the Effective Time.

   (ii) In the event that any party shall fail to obtain any third party consent, approval or waiver described in subsection (b)(i) above, such party shall use all reasonable efforts, and shall take any such actions reasonably requested by the other parties hereto, to minimize any adverse effect upon the Company and Acquiror, their respective subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent, approval or waiver.

                                     A-41
                                                                     APPENDICES

  (c) From the date of this Merger Agreement until the Effective Time, the Company and Acquiror shall promptly notify each other in writing of any pending or, to the knowledge of the Company or Acquiror (or their respective subsidiaries), threatened action, proceeding or investigation by any Governmental Entity or any other Person (i) challenging or seeking damages in connection with the Merger or the conversion of the Company Common Stock into Acquiror Common Stock pursuant to the Merger or (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of Acquiror or its subsidiaries to own or operate all or any portion of the businesses or Assets of the Company or any Subsidiary. The Company and Acquiror shall cooperate with each other in defending any such action, proceeding or investigation, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed.

  Section 6.04. Letters of Accountants.

  The Company shall use its reasonable best efforts to cause to be delivered to Acquiror "cold comfort" letters of Olsen Thielen & Co., LLC dated the date on which the Registration Statement shall become effective and the Effective Time, respectively, and addressed to Acquiror, reasonably customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement and transactions such as those contemplated by this Merger Agreement.

  Section 6.05. Update Disclosure; Breaches.

  From and after the date of this Merger Agreement until the Effective Time, each party hereto shall promptly notify the other parties hereto by written update to its Disclosure Schedule of (i) any representation or warranty made by it in connection with this Merger Agreement becoming untrue or inaccurate,
(ii) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Merger Agreement not to be satisfied, or (iii) the failure of the Company, Acquiror or Acquiror Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Merger Agreement which would be likely to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Merger Agreement not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section
6.05 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Merger Agreement or otherwise limit or affect the rights and remedies available hereunder to the party receiving such notice. The Company shall deliver to Acquiror updated versions of Sections 3.10 and 3.14(a) of the Company Disclosure Schedule as of the Closing Date, solely to reflect events occurring between the date of this Merger Agreement and the Closing Date, or shall have notified Acquiror that no changes to such Sections of the Company Disclosure Schedule are required.

  Section 6.06. Public Announcements.

  Acquiror, Acquiror Sub and the Company shall consult with each other before issuing or making, and shall give each other the opportunity to review and comment upon, any press release or other public statement with respect to the Merger and the other transactions contemplated in this Merger Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law or any listing agreement with the NASD (as defined in Article X).

  Section 6.07. Employee Matters.

  The Company and Acquiror shall use their respective reasonable best efforts to cause the officers and employees of the Company and the Subsidiaries listed in Schedule 6.07 (the "Company Key Employees") to enter into employment, confidentiality and non-competition agreements, in the form of

                                     A-42
APPENDICES

Acquiror's standard Employment, Confidentiality and Non-Competition Agreement, a copy of which is attached hereto as Exhibit D (the "Employment Agreements"), at or prior to the Effective Time.

  Section 6.08. Unaudited Financial Information.

  The Company will cause to be prepared and will furnish to Acquiror as promptly as possible an unaudited consolidated balance sheet of the Company and the Subsidiaries as of the last day of each month ending after September 30, 1998 (the "Unaudited Balance Sheets") and the related unaudited consolidated statements of income of the Company and the Subsidiaries for the one-month periods then ended (together with the Unaudited Balance Sheets, the "Unaudited Financial Statements"). The Company will ensure that such Unaudited Financial Statements are complete and correct in all material respects, have been prepared in accordance with the books and records of the Company and the Subsidiaries, and present fairly the consolidated financial position of the Company and the Subsidiaries and their consolidated results of operations as of and for the respective dates and time periods in accordance with accounting principles applied on a basis consistent with prior accounting periods, except as noted thereon and subject to normal and recurring year-end adjustments which are not expected to be material in amount.

  Section 6.09. Environmental Matters.

  The Company will promptly furnish to Acquiror written notice of any Hazardous Discharge or of any actions or notices described in Section 3.33(b).

  Section 6.10. Post-Signing SEC Documents.

  Each of the Company and Acquiror will file with the SEC all reports, schedules, forms, statements and other Documents required to be filed by it after the date of this Merger Agreement but before the Effective Time (in the case of the Company, the "Company Post-Signing SEC Documents" and, in the case of Acquiror, the "Acquiror Post-Signing SEC Documents").

  Section 6.11. Standstill Agreement.

  If this Merger Agreement is terminated for any reason other than as a result of the Company's willful failure to perform any covenant or agreement or willful breach of any representation or warranty contained in this Merger Agreement, and subject to compliance by the Company with the terms of Section 8.03, then, for a period of three (3) years from the date of this Merger Agreement, Acquiror shall not, directly or indirectly, except pursuant to this Merger Agreement: (a) acquire or agree, offer, seek or propose to acquire, or cause to be acquired, ownership of fifteen percent (15%) or more of the Company's assets or businesses or fifteen percent (15%) or more of the voting securities issued by the Company, or any other rights or options to acquire such ownership (including from a third party); (b) seek or propose to influence or control the Company's management or policies, except that nothing contained herein shall restrict Acquiror's right to vote any voting securities of the Company owned by Acquiror; or (c) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing.

  Section 6.12. Affiliates; Tax Treatment.

  Prior to the Effective Time, the Company shall use its reasonable best efforts to obtain Affiliate Agreements from each Person listed in Section 3.38 of the Company Disclosure Schedule and any Person who may be deemed to have become an affiliate of the Company (under SEC Rule 145 of the Securities Act) after the date of this Merger Agreement and on or prior to the Effective Time, provided that the Company shall use its reasonable best efforts to obtain Affiliate Agreements from each such Person as soon as practicable after the date of this Merger Agreement or the date on which such Person attains such status, as the case may be. Each party hereto shall use its reasonable best

                                     A-43
                                                                     APPENDICES
efforts to cause the Merger to qualify, and shall not take any actions which could prevent the Merger from qualifying, as a reorganization under the provisions of Section 368(a) of the Code.

  Section 6.13. Tax Returns.

  To the extent permitted under applicable Tax Laws, the Merger shall be reported as a "reorganization" within the meaning of Section 368(a) of the Code in all federal, state and local Tax Returns filed after the Effective Time. Notwithstanding any other provision of this Merger Agreement, the obligations set forth in this Section 6.13 shall survive the Effective Time without limitation as to time or in any other respect.

  Section 6.14. Reorganization.

  During the period from the date of this Merger Agreement through the Effective Time, unless Acquiror and the Company shall otherwise agree in writing, Acquiror and the Company shall not, and shall cause their respective subsidiaries not to, knowingly take or fail to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

  Section 6.15. Directors' and Officers' Insurance; Indemnification.

  Acquiror agrees that for the entire period from the Effective Time until at least six (6) years after the Effective Time, (a) Acquiror will cause the Surviving Corporation to maintain and to honor (including, without limitation, by providing the Surviving Corporation with sufficient funding) the Company's current directors' and officers' insurance and indemnification policy and related arrangements, or an equivalent policy and related arrangements, subject in either case to terms and conditions no less advantageous to the present and former directors and officers of the Company than those contained in the policy and arrangements in effect on the date hereof, for all present and former directors and officers of the Company, covering claims made and insurable events occurring prior to or within six (6) years after the Effective Time (provided that the Surviving Corporation will not be required to maintain such policy except to the extent that the aggregate annual cost of maintaining such policy is not in excess of two hundred percent (200%) of the current annual cost, in which case the Surviving Corporation shall maintain such policies up to an annual cost of two hundred percent (200%) of the current annual cost); and (b) Acquiror will cause the Surviving Corporation to maintain and to honor (including, without limitation, by providing the Surviving Corporation with sufficient funding) indemnification provisions, including, without limitation, provisions for expense advances, for present and former officers and directors in the Surviving Corporation's certificate of incorporation and bylaws and the Agreements set forth in Schedule 6.15 to the fullest extent permitted by Delaware Law. In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit proceeding or investigation in which any of the present or former officers or directors (the "Managers") of the Company is, or is threatened to be, made a party by reason of the fact that such Manager is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other entity, whether before or after the Effective Time, the parties hereto agree to cooperate and use their reasonable best efforts to defend against and respond thereto. It is understood and agreed that the Company shall indemnify and hold harmless, and after the Effective Time each of the Surviving Corporation and Acquiror shall indemnify and hold harmless, as and to the full extent that the Surviving Corporation would be permitted by applicable Law (and as to matters arising from or relating to this Merger Agreement and the possible change in control of the Company, to the full extent that Acquiror would be permitted under applicable Law), each such Manager against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement in connection with any such claim, action, suit, proceeding or

                                     A-44
APPENDICES
investigation; and in the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Managers may retain counsel satisfactory to them, and the Company, or the Surviving Corporation and Acquiror after the Effective Time, shall pay all reasonable fees and expenses of such counsel for the Managers promptly as statements therefor are received whether before or after final determination of the matter, and (ii) the Company, or the Surviving Corporation and Acquiror after the Effective Time, will use their respective reasonable best efforts to assist in the vigorous defense of any such matter; provided that neither the Company nor the Surviving Corporation or Acquiror shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld); and provided further that the Company's, the Surviving Corporation's and Acquiror's obligations hereunder shall only be reduced or relieved when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification of such Manager in the manner contemplated is prohibited by applicable Law.

  Section 6.16. Obligations of Acquiror Sub.

  Acquiror shall take all action necessary to cause Acquiror Sub and, after the Effective Time, the Surviving Corporation, to perform its obligations under this Merger Agreement and to cause Acquiror Sub to consummate the Merger on the terms and conditions set forth in this Merger Agreement.

  Section 6.17. Advisory Committee.

  Acquiror and the Company agree that following the Effective Time (a) (i) those persons serving as members of the Board of Directors of the Company as of the date hereof who are also serving as members of the Board of Directors of the Company immediately prior to the Effective Time and (ii) Edward D. Christensen, Jr., in each case provided such individuals do not become employees of Acquiror, the Surviving Corporation or any of Acquiror's subsidiaries following the Effective Time, shall be offered positions on an advisory committee (the "Advisory Committee") that will be established by and provide certain consulting services to the Board of Directors of the Surviving Corporation at the request and direction of the Board of Directors of the Surviving Corporation; (b) each person accepting such a position on the Advisory Committee (the "Advisory Committee Members") shall receive as compensation (i) a one-time grant of an option to purchase 2,000 shares of Acquiror Common Stock pursuant to Acquiror's 1996 Employee Stock Option Plan and (ii) a quarterly fee of $2,000, plus reimbursement for reasonable out-of-pocket travel expenses incurred in connection with service as an Advisory Committee Member; (c) each Advisory Committee Member shall be entitled to participate, at such Advisory Committee Member's expense, in the medical and health insurance plans of the Surviving Corporation as in effect from time to time, to the extent permitted by the terms of such plans; and (d) the Advisory Committee shall continue until the fifth anniversary of the Effective Time unless terminated earlier by decision of Acquiror and the unanimous vote of the Advisory Committee.

  Section 6.18. Capitalization of the Surviving Corporation.

  Promptly following the Closing, Acquiror will make a capital contribution to the Surviving Corporation in the amount of $20,000,000.


  Section 6.19. Acquiror Option Shares.

  Acquiror will use its reasonable best efforts to insure that any shares of Acquiror Common Stock issued upon exercise of the Acquiror Options referred to in Section 2.04 will be registered under the Securities Act pursuant to a registration statement on Form S-8 and will be approved for listing (subject to official notice of issuance) by The Nasdaq Stock Market's National Market System or an exchange, if shares of Acquiror Common Stock are traded on such exchange.

                                     A-45
                                                                     APPENDICES

  Section 6.20. Dark Fiber Lease Agreement.

  Immediately following the execution of this Merger Agreement, the Company and Acquiror shall enter into a Dark Fiber Lease Agreement in the form attached hereto as Exhibit E.

  Section 6.21. Certain Post-Merger Operations.

  It is the present intention of Acquiror that, following the Effective Time:

    (a) the Surviving Corporation will continue its corporate existence as a wholly owned subsidiary of Acquiror, operating under the name "Dakota Telecommunications Group, Inc.," and will continue to own and operate all of its wholly owned subsidiaries;

    (b) the principal place of business and main corporate office of the Surviving Corporation will continue to be located at the Company's main corporate office in Irene, South Dakota;

    (c) no employee of the Company or any Subsidiary will be terminated or suffer a reduction in salary or a change of employment title or be required to relocate their residence solely as a result of the Merger; provided, however, that nothing herein will be deemed to prohibit or limit in any way the ability of the Company or any of its subsidiaries to terminate, reduce the salary or change the title of any employee between the date hereof and the Effective Time;

    (d) Acquiror will, or will cause the Surviving Corporation to, continue to provide charitable contributions and community support within the service areas of the Company and each of the Subsidiaries at levels substantially comparable to the levels of charitable contributions and community support provided by the Company and the Subsidiaries within their service areas during the two-year period immediately prior to the date of this Merger Agreement;

    (e) Acquiror will honor, or will cause the Surviving Corporation to honor, the obligations of the Company and the Subsidiaries under all existing cable franchises granted by any community to the Company or any Subsidiary; and

    (f) the compensation and benefits of the employees of the Company and the Subsidiaries, taken as a whole, will be at least equivalent to current levels, except as adjusted for individual performance and except that the mix of compensation and benefits is anticipated to change over time; a committee of employees of the Company and Acquiror will review the current benefits of employees in order to make recommendations regarding the future mix of compensation and benefits.

  Section 6.22. Forfeiture of Unclaimed Credits.

  The Company shall use its reasonable best efforts to take the actions required pursuant to Section 47-16-54 et seq. of the South Dakota Codified Laws regarding the forfeiture of unclaimed credits.

                                  ARTICLE VII

                             CONDITIONS PRECEDENT

  Section 7.01. Conditions to Obligations of Each Party under this Merger Agreement.

  The respective obligations of each party to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by agreement of Acquiror and the Company, in whole or in part, to the extent permitted by applicable Law:

    (a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the

                                     A-46
APPENDICES
  effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the knowledge of Acquiror or the Company, threatened by the SEC. Acquiror shall have received all other federal or state securities permits and other authorizations necessary to issue Acquiror Common Stock in exchange for Company Common Stock and to consummate the Merger.

    (b) Stockholder Approval. This Merger Agreement and the Merger shall have been approved and adopted by the requisite vote of the Company
  Stockholders.

    (c) No Order. No Governmental Entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or other order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the Merger; provided, however, that each of the parties shall use its reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

    (d) HSR Act. The applicable waiting period, together with any extensions thereof, under the HSR Act shall have expired or been terminated.

    (e) Other Approvals. All consents, waivers, approvals and authorizations required to be obtained, and all filings or notices required to be made, by Acquiror or the Company prior to consummation of the transactions contemplated in this Merger Agreement (other than the filing of the Articles of Merger in accordance with Delaware Law) shall have been obtained from and made with all required Governmental Entities, except for such consents, waivers, approvals or authorizations which the failure to obtain, or such filings or notices which the failure to make, would not have a Company Material Adverse Effect or an Acquiror Material Adverse Effect or be reasonably likely to subject the Company, any Subsidiary, Acquiror, Acquiror Sub or any of their respective directors or officers to criminal liability or substantial penalties.

  Section 7.02. Additional Conditions to Obligations of Acquiror and Acquiror
Sub.

  The obligations of Acquiror and Acquiror Sub to effect the Merger and the other transactions contemplated herein are also subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by Acquiror, in whole or in part, to the extent permitted by applicable Law:

    (a) Representations and Warranties. Each of the representations and warranties of the Company contained in this Merger Agreement shall be true and correct as of the date of this Merger Agreement and shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of the Effective Time as though made as of the Effective Time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of such date, and except (A) for changes permitted or contemplated by this Merger Agreement, or (B) in a representation and warranty that does not expressly include a standard of a Company Material Adverse Effect, any untrue or incorrect statements therein that, considered in the aggregate, do not indicate a Company Material Adverse Effect. Acquiror shall have received a certificate of the chief executive officer or chief financial officer of the Company to that effect.

    (b) Updated Company Disclosure Schedule. The revised versions of Sections
  3.10 and 3.14(a) of the Company Disclosure Schedule delivered to Acquiror pursuant to Section 6.05 shall

                                     A-47
                                                                     APPENDICES
  not disclose any Company Material Adverse Effect as compared to such Sections of the Company Disclosure Schedule as of the date of this Merger Agreement.

    (c) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Merger Agreement to be performed or complied with by it on or prior to the Effective Time. Acquiror shall have received a certificate of the chief executive officer or chief financial officer of the Company to that effect.

    (d) Consents Under Agreements. The Company or the appropriate Subsidiary shall have obtained the consent or approval of each Person whose consent or approval shall be required in connection with the Merger under all Agreements to which the Company or any Subsidiary is a party, except where the failure to obtain any such consents or approvals, considered in the aggregate, would not have a Company Material Adverse Effect or an Acquiror Material Adverse Effect.

    (e) Opinions of Counsel. Acquiror shall have received from Warner Norcross & Judd LLP, counsel to the Company, and David Buechler, Esq., South Dakota counsel to the Company, opinions dated the Closing Date, substantially in the forms attached hereto as Exhibit F-1 and Exhibit F-2, respectively, and Acquiror shall have received from Latham & Watkins, regulatory counsel to the Company, an opinion dated the Closing Date, in usual and customary form reasonably acceptable to the Company, to the effect of the opinion attached hereto as Exhibit F-3.

    (f) No Challenge. There shall not be pending any action, proceeding or investigation by any Governmental Entity (i) challenging or seeking material damages in connection with the Merger or the conversion of Company Common Stock into Acquiror Common Stock pursuant to the Merger, or seeking to place limitations on the ownership of shares of Company Common Stock (or shares of common stock of the Surviving Corporation) by Acquiror or Acquiror Sub, (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of the Company, any Subsidiary, Acquiror or any of its subsidiaries to own or operate all or any portion of the business or Assets of the Company and the Subsidiaries, or (iii) which otherwise is likely to have a Company Material Adverse Effect or an Acquiror Material Adverse Effect.

    (g) Accountant Letters. Acquiror shall have received from the Company "cold comfort" letters of Olsen Thielen & Co. LLC dated the date on which the Registration Statement shall become effective and the Effective Time, respectively, and addressed to Acquiror, reasonably customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement and transactions such as those contemplated by this Merger Agreement.

    (h) Fractional Shares. The aggregate of the fractional share interests in Acquiror Common Stock to be paid in cash pursuant to Section 2.02(e) of this Merger Agreement shall not be more than 5% of the maximum aggregate number of shares of Acquiror Common Stock which could be issued as a result of the Merger.

    (i) Employment Agreements. Acquiror shall have received executed copies of Employment Agreements from the Company Key Employees unless the failure to receive an executed Employment Agreement from any such Company Key Employee is the result of the death or disability of such Company Key Employee.

    (j) Company Material Adverse Effect. Since December 31, 1997, there shall not have occurred a Company Material Adverse Effect (or any development that, insofar as reasonably can be foreseen, is reasonably likely to result in any Company Material Adverse Effect) not disclosed in the Company Disclosure Schedule.

    (k) Affiliate Agreements. Acquiror shall have received, after the date of this Merger Agreement and on or prior to the Closing Date, a signed Affiliate Agreement from each Person

                                     A-48
APPENDICES
  listed in Section 3.38 of the Company Disclosure Schedule and any other Person who may be deemed to have become an affiliate of the Company (under Rule 145 of the Securities Act).

    (l) Tax Opinion. Acquiror shall have received the opinion of Hogan & Hartson L.L.P., counsel to Acquiror, in the form of Exhibit G, dated the Closing Date, to the effect that the Merger will not result in taxation to Acquiror or Acquiror Sub under the Code. In rendering such opinion, Hogan & Hartson L.L.P. shall require delivery of and rely upon the representation letters delivered by Acquiror, Acquiror Sub and the Company substantially in the forms of Exhibit H and Exhibit I hereto.

  Section 7.03. Additional Conditions to Obligations of the Company.

  The obligations of the Company to effect the Merger and the other transactions contemplated herein are also subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by the Company, in whole or in part, to the extent permitted by applicable Law:

    (a) Representations and Warranties. Each of the representations and warranties of Acquiror and Acquiror Sub contained in this Merger Agreement shall be true and correct as of the date of this Merger Agreement and shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of the Effective Time as though made as of the Effective Time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of such date, and except (A) for changes permitted or contemplated by this Merger Agreement or (B) in a representation and warranty that does not expressly include a standard of an Acquiror Material Adverse Effect, any untrue or incorrect statements therein that, considered in the aggregate, do not indicate an Acquiror Material Adverse Effect. The Company shall have received a certificate of the chief executive officer or chief financial officer of Acquiror to that effect.

    (b) Agreements and Covenants. Acquiror and Acquiror Sub shall have performed or complied in all material respects with all agreements and covenants required by this Merger Agreement to be performed or complied with by them on or prior to the Effective Time. The Company shall have received a certificate of the chief executive officer or chief financial officer of Acquiror and Acquiror Sub to that effect.

    (c) Opinion of Counsel. The Company shall have received from Hogan & Hartson L.L.P., counsel to Acquiror and Acquiror Sub, an opinion dated the Closing Date, substantially in the form attached hereto as Exhibit J.

    (d) No Challenge. There shall not be pending any action, proceeding or investigation by any Governmental Entity (i) challenging or seeking material damages in connection with the Merger or the conversion of Company Common Stock into Acquiror Common Stock pursuant to the Merger, or (ii) seeking to restrain or prohibit the consummation of the Merger.

    (e) Quotation of Acquiror Common Stock. The Company shall have received from Acquiror or The Nasdaq Stock Market's National Market System evidence reasonably satisfactory to the Company that the shares of Acquiror Common Stock to be issued in the Merger shall be quoted on The Nasdaq Stock Market's National Market System immediately after the Effective Time.

    (f) Tax Opinion. The Company shall have received the opinion of Warner Norcross & Judd LLP, counsel to the Company, in the form of Exhibit K, dated the Closing Date, to the effect that the Merger will not result in taxation to the Company or the Company Stockholders under the

                                     A-49
                                                                     APPENDICES

  Code. In rendering such opinion, Warner Norcross & Judd LLP shall require delivery of and rely upon the representation letters delivered by Acquiror, Acquiror Sub and the Company substantially in the forms of Exhibit L and Exhibit M hereto.

    (g) Average Trading Price. The Average Trading Price on the Closing Date shall be greater than $10 per share of Acquiror Common Stock; provided, however, that if between the date of this Merger Agreement and the Closing Date the outstanding shares of Acquiror Common Stock shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, then such dollar figure shall be appropriately and correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

                                 ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

  Section 8.01. Termination.

  This Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Merger Agreement and the Merger by the Company Stockholders:

    (a) by mutual written consent of Acquiror and the Company;

    (b) (i) by Acquiror, if there has been a breach by the Company of any of its representations, warranties, covenants or agreements contained in this Merger Agreement, or any such representation and warranty shall have become untrue, in any such case such that Section 7.02(a), Section 7.02(b) or Section 7.02(c) will not be satisfied and such breach or condition has not been cured within ten (10) business days following receipt by the Company of written notice of such breach;

     (ii) by the Company, if there has been a breach by Acquiror or Acquiror Sub of any of its representations, warranties, covenants or agreements contained in this Merger Agreement, or any such representation and warranty shall have become untrue, in any such case such that Section 7.03(a) or Section 7.03(b) will not be satisfied and such breach or condition has not been cured within ten (10) business days following receipt by Acquiror of written notice of such breach;

    (c) by either Acquiror or the Company if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any Governmental Entity preventing or prohibiting consummation of the Merger shall have become final and non-appealable;

    (d) by either Acquiror or the Company if the Agreement shall fail to receive the requisite vote for approval and adoption by the Company Stockholders at the Stockholders' Meeting;

    (e) by either Acquiror or the Company if the Merger shall not have been consummated by August 15, 1999; provided, however, that this Merger Agreement may be extended not more than sixty (60) days by Acquiror or the Company by written notice to the other if the Merger shall not have been consummated as a direct result of the Company having failed by such date to receive all regulatory approvals or consents required to be obtained by the Company with respect to the Merger; provided further, that the right to terminate this Merger Agreement under this Section 8.01(e) shall not be available to (i) Acquiror, where Acquiror's willful failure to fulfill any obligation under this Merger Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date, or
  (ii) the Company, where the Company's willful failure to fulfill any obligation under this Merger Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; and

                                     A-50
APPENDICES

    (f) by the Company, if in connection with a proposal for a Competing Transaction the Board of Directors of the Company determines in good faith, after consultation with and based upon the written advice of independent legal counsel, that such action is necessary for such Board of Directors to comply with their fiduciary duties under applicable Law.

  Section 8.02. Effect of Termination.

  In the event of termination of this Merger Agreement by either Acquiror or the Company as provided in Section 8.01, this Merger Agreement shall forthwith become void and there shall be no liability or obligation on the part of Acquiror, Acquiror Sub or the Company or any of their respective directors or officers, and each party hereby releases and waives any claim that may otherwise exist in connection with this Merger Agreement upon such termination, except (a) nothing herein shall (i) relieve any party from liability for fraud or any willful or bad faith breach hereof or (ii) prevent any party from challenging the effectiveness of such termination, and (b) Sections 6.11, 8.02, 8.03, 9.09 (with respect to rights and obligations that survive termination) and 9.12 shall remain in full force and effect and survive any termination of this Merger Agreement.

  Section 8.03. Expenses.

  (a) Subject to subsection (b) of this Section 8.03, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Merger Agreement and the transactions contemplated hereby, including the preparation of the Registration Statement, the Proxy Statement and all other Documents contemplated hereby, shall be paid by the party incurring such expense, except that expenses incurred in connection with printing the documents distributed to Company Stockholders (including the Proxy Statement) shall be paid by the Company and the registration and filing fees incurred in connection with the Registration Statement and the listing of the shares of Acquiror Common Stock to be issued pursuant hereto on The Nasdaq Stock Market's National Market System, and fees, costs and expenses associated with compliance with applicable state securities laws in connection with the Merger shall be paid by Acquiror.

  (b) If this Merger Agreement is terminated pursuant to Section 8.01(f), then the Company shall (i) promptly, but in no event later than three (3) business days after such termination, pay to Acquiror $500,000, by wire transfer of immediately available funds to the account designated by Acquiror and (ii) (A) if a Competing Transaction is consummated prior to the first anniversary of such termination, then simultaneously with the consummation of such Competing Transaction the Company shall pay to Acquiror $2,000,000, by wire transfer of immediately available funds to the account designated by Acquiror, or (B) if a Competing Transaction is not consummated prior to the first anniversary of such termination, then on the first anniversary of such termination the Company shall, at its option, (1) pay to Acquiror $2,000,000, by wire transfer of immediately available funds to the account designated by Acquiror, or (2) issue to Acquiror 200,000 validly issued, fully paid and non-assessable shares of Company Common Stock free of any preemptive rights or any encumbrances, liens or charges of any kind, except that such shares of Company Common Stock will not be registered under state or federal securities Laws; provided, however, that if between the date of this Merger Agreement and the first anniversary of such termination the outstanding shares of Company Common Stock shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, then such number of shares shall be appropriately and correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

  Section 8.04. Amendment.

  This Merger Agreement may be amended by the parties hereto at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the Company Stockholders, no

                                     A-51
                                                                     APPENDICES
amendment may be made which would reduce the amount or change the type of consideration into which each share of Company Common Stock shall be converted pursuant to this Merger Agreement upon consummation of the Merger. This Merger Agreement may not be amended except by an instrument in writing signed by the parties hereto.

  Section 8.05. Extension; Waiver.

  At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any Document delivered pursuant hereto and
(c) subject to the proviso of Section 8.04, waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any of its rights under this Merger Agreement or otherwise shall not constitute a waiver of such rights.

                                  ARTICLE IX

                              GENERAL PROVISIONS

  Section 9.01. Nonsurvival of Representations and Warranties.

  None of the representations, warranties, covenants and agreements in Article III or Article IV shall survive the Effective Time. This Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.


  Section 9.02. Notices.

  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses or sent by electronic transmission to the following telecopier numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

    (a) If to Acquiror or Acquiror Sub:

      McLeodUSA Incorporated
      McLeodUSA Technology Park
      6400 C Street SW
      P.O. Box 3177
      Cedar Rapids, Iowa 52406-3177
      Telecopier No.: (319) 298-7901
      Attention: Randall Rings
                  Vice President, General Counsel and Secretary

      With a copy (which shall not constitute notice) to:

      Hogan & Hartson L.L.P.
      Columbia Square
      555 Thirteenth Street, N.W.
      Washington, DC 20004
      Telecopier No.: (202) 637-5910
      Attention: Joseph G. Connolly, Jr.


                                     A-52
APPENDICES

    (b) If to the Company:

      Dakota Telecommunications Group, Inc.
      P.O. Box 66
      29705 453rd Avenue
      Irene, SD 57037-0066
      Telecopier No.: (605) 263-3844
      Attention: Thomas W. Hertz, Chairman and CEO

      With a copy (which shall not constitute notice) to:

      Warner Norcross & Judd LLP
      900 Old Kent Building
      111 Lyon Street, N.W.
      Grand Rapids, MI 49503
      Telecopier No.: (616) 752-2510
      Attention: Tracy T. Larsen

  Section 9.03. Headings.

  The headings contained in this Merger Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Merger Agreement.

  Section 9.04. Severability.

  If any term or other provision of this Merger Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Merger Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Merger Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

  Section 9.05. Entire Agreement.

  This Merger Agreement (together with the Exhibits, Schedules, the Company Disclosure Schedule and the Acquiror Disclosure Schedule and the other Documents delivered pursuant hereto) and the Confidentiality Agreement (as defined in Article X) constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as expressly provided in Section 9.07, are not intended to confer upon any other Person any rights or remedies hereunder.

  Section 9.06. Assignment.

  This Merger Agreement shall not be assigned by operation of Law or otherwise.


  Section 9.07. Parties in Interest.

  This Merger Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Merger Agreement, express or implied, other than the right to receive the consideration payable in the Merger pursuant to Article II, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Merger Agreement, except for the provisions of Section 6.15 and
Section 6.17, which shall be for the benefit of, and shall be enforceable by, the beneficiaries described therein and their heirs, legal representatives,

                                     A-53
                                                                     APPENDICES
successors and assigns. Without limiting the generality of the foregoing, the parties acknowledge and agree that Section 6.21 shall under no circumstances be deemed to confer any right or benefit upon any Person or be enforceable against any party or its affiliates.

  Section 9.08. Mutual Drafting.

  Each party hereto has participated in the drafting of this Merger Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

  Section 9.09. Specific Performance.

  In addition to any other remedies which any party may have at law or in equity, (a) the Company hereby acknowledges that the Company Common Stock and the Company and the Subsidiaries are unique, and that the harm to Acquiror resulting from breaches by the Company of its obligations cannot be adequately compensated by damages and (b) Acquiror and Acquiror Sub hereby acknowledge that the Acquiror Common Stock and Acquiror and Acquiror Sub are unique, and that the harm to the Company resulting from breaches by the Acquiror or Acquiror Sub of their respective obligations cannot be adequately compensated by damages. Accordingly, each party agrees that the other parties shall have the right to have all obligations, undertakings, agreements, covenants and other provisions of this Merger Agreement specifically performed by such party and that the other parties shall have the right to obtain an order or decree of such specific performance in any of the courts of the United States of America or of any state or other political subdivision thereof.

  Section 9.10. Governing Law.

  This Merger Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of law.

  Section 9.11. Counterparts.

  This Merger Agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

  Section 9.12. Confidentiality.

  All information delivered to or obtained by or on behalf of any party to this Merger Agreement shall be held pursuant to the Confidentiality Agreement.

                                   ARTICLE X

                                  DEFINITIONS

  For purposes of this Merger Agreement, the following terms, and the singular and plural thereof, shall have the meanings set forth below:

  "Acquiror" is defined in the Preamble to this Merger Agreement.

  "Acquiror Class B Common Stock" is defined in Section 4.09.

  "Acquiror Common Stock" means the Class A common stock, par value $.01 per share, of Acquiror.

                                     A-54
APPENDICES

  "Acquiror Disclosure Schedule" is defined in Article IV.

  "Acquiror Material Adverse Effect" means any event, change or effect that, individually or when taken together with all other such events, changes or effects, is or is reasonably likely to be materially adverse to the business, operations, condition (financial or otherwise), Assets or liabilities of Acquiror and its subsidiaries, taken as a whole.

  "Acquiror Options" is defined in Section 2.04.

  "Acquiror Post-Signing SEC Documents" is defined in Section 6.10.

  "Acquiror SEC Documents" is defined in Section 4.07.

  "Acquiror Sub" is defined in the Preamble to this Merger Agreement.

  "Affiliate" means: (a) with respect to an individual, any member of such individual's family who resides in the same home; (b) with respect to an entity, any officer, director, stockholder, partner or investor of or in such entity; and (c) with respect to a Person, any Person which directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such Person.

  "affiliate" means, with respect to any Person, a Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person.

  "Agreement" means any concurrence of understanding and intention between two or more Persons with respect to their relative rights and/or obligations or with respect to a thing done or to be done (whether or not conditional, executory, express, implied, in writing or meeting the requirements of contract), including, without limitation, contracts, leases, promissory notes, covenants, easements, rights of way, covenants, commitments, arrangements and understandings.

  "Articles of Merger" is defined in Section 1.02.

  "Assets" means assets of every kind and everything that is or may be available for the payment of liabilities (whether inchoate, tangible or intangible), including, without limitation, real and personal property.

  "Average Trading Price" means, on any given date, the average, during the ten (10) trading days immediately prior to such date, of the daily closing prices for Acquiror Common Stock on The Nasdaq Stock Market's National Market System as reported by Nasdaq.

  "beneficial owner" means, with respect to any shares of Company Common Stock, a Person who shall be deemed to be the beneficial owner of such shares
(i) which such Person or any of its affiliates or associates beneficially owns, directly or indirectly, (ii) which such Person or any of its affiliates or associates (as such term is defined in Rule 12b-2 under the Exchange Act) has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any Agreement or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any Agreement, (iii) which are beneficially owned, directly or indirectly, by any other Persons with whom such Person or any of its affiliates or associates has any Agreement for the purpose of acquiring, holding, voting or disposing of any such shares, or (iv) pursuant to Section 13(d) of the Exchange Act and any rules or regulations promulgated thereunder.

  "Blue Sky Laws" means state securities or blue sky laws and the rules and regulations thereunder.

                                     A-55
                                                                     APPENDICES

  "Business Critical/Y2K Critical" is defined in Section 3.43.

  "business day" means a day other than a Saturday, a Sunday or any other day on which commercial banks in the State of South Dakota and in the State of Iowa are authorized or obligated to be closed.

  "Certificates" is defined in Section 2.02(b).

  "Closing" is defined in Section 2.06.

  "Closing Date" is defined in Section 2.06.

  "Closing Event" means a meeting to be held by certain officers of Acquiror and certain officers and directors of the Company to acknowledge and formally announce the Closing and to execute such Documents as may be reasonably necessary to carry out such event.

  "Code" is defined in the Preamble to this Merger Agreement.

  "Common Control Entity" means any trade or business under common control (as such term is defined in Section 414(b) or 414(c) of the Code) with the Company or any Subsidiary.

  "Communications Act" means the Communications Act of 1934, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

  "Company" is defined in the Preamble to this Merger Agreement.

  "Company Affiliates" is defined in Section 3.38.

  "Company Capital Stock" is defined in Section 3.04.

  "Company Common Stock" is defined in Section 2.01(a).

  "Company Contracts" is defined in Section 3.14(a).

  "Company Disclosure Schedule" is defined in Article III.

  "Company Key Employees" is defined in Section 6.07.

  "Company Licenses" is defined in Section 3.07(a).

  "Company Material Adverse Effect" means any event, change or effect that, individually or when taken together with all other such events, changes or effects, is or is reasonably likely to be materially adverse to the business, operations, condition (financial or otherwise), Assets or liabilities of the Company and the Subsidiaries, taken as a whole.

  "Company Post-Signing SEC Documents" is defined in Section 6.10.

  "Company Preferred Stock" is defined in Section 3.04.

  "Company SEC Documents" is defined in Section 3.08.

  "Company Stock Options" is defined in Section 2.04.

  "Company Stockholders" is defined in the Preamble to this Merger Agreement.


                                     A-56
APPENDICES

  "Company Tax Returns" means all Tax Returns required to be filed by the Company or any of the Subsidiaries (without regard to extensions of time permitted by law or otherwise).

  "Competing Transaction" is defined in Section 5.05(a).

  "Confidentiality Agreement" means the confidentiality agreement dated June 25, 1998 between Acquiror and the Company.

  "Control" (including the terms "Controlled by" and "under common Control with") means, as used with respect to any Person, possession, directly or indirectly or as a trustee or executor, of power to direct or cause the direction of management or policies of such Person (whether through ownership of voting securities, as trustee or executor, by Agreement or otherwise).

  "Conversion-Merger" means the transactions described in (i) Appendix A to the Company's Registration Statement on Form S-4, Registration No. 333-22025, filed with the SEC on June 12, 1997 and (ii) that certain Agreement and Plan of Merger, dated as of February 14, 1997, between Dakota Cooperative Telecommunications, Inc., Dakota Telecommunications Group, Inc. and Dakota Telecommunications Group (Delaware), Inc.

  "Conversion-Merger Rights" is defined in Section 2.01(a).

  "Cooperative" means Dakota Cooperative Telecommunications, Inc., the predecessor of the Company prior to the Conversion-Merger.

  "Cooperative Interests" mean shares of common stock, par value $5.00 per share, of the Cooperative, shares of preferred stock, par value $100.00 per share, of the Cooperative, and amounts credited on the books of the Cooperative to the account of former members, which immediately prior to the Effective Time had not been exchanged for shares of Company Common Stock in connection with the Conversion-Merger and which represent the right to receive shares of Company Common Stock.

  "Corrections" is defined in Section 3.43.

  "Cost Assessment" is defined in Section 3.43.

  "Date Assessment" is defined in Section 3.43.

  "Defined Benefit Plan" means a Plan that is or was a "defined benefit plan" as such term is defined in Section 3(35) of ERISA.

  "Delaware Law" is defined in the Preamble to this Merger Agreement.

  "Documents" means any paper or other material (including, without limitation, computer storage media) on which is recorded (by letters, numbers or other marks) information that may be evidentially used, including, without limitation, legal opinions, mortgages, indentures, notes, instruments, leases, Agreements, insurance policies, reports, studies, financial statements (including, without limitation, the notes thereto), other written financial information, schedules, certificates, charts, maps, plans, photographs, letters, memoranda and all similar materials.

  "DOL" means the United States Department of Labor and its successors.

  "Education" is defined in Section 3.43.

  "Effective Time" is defined in Section 1.02.


                                     A-57
                                                                     APPENDICES

  "Employment Agreements" is defined in Section 6.07.

  "Encumbrance" means any mortgage, lien, pledge, encumbrance, security interest, deed of trust, option, encroachment, reservation, order, decree, judgment, condition, restriction, charge, Agreement, claim or equity of any kind, other than: (i) Taxes not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which the Company shall, if appropriate under GAAP, have set aside in the Financial Statements and on its books and records adequate reserves; (ii) deposits under workmen's compensation, unemployment insurance, social security and other similar Laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business; and
(iii) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of the Real Property and of which no executive officer of the Company or any Subsidiary has knowledge.

  "Environmental Laws" means any Laws (including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act), including any plans or other legally binding criteria promulgated pursuant to such Laws, now or hereafter in effect relating to Hazardous Materials generation, production, use, storage, treatment, transportation or disposal, or noise control, or the protection of human health or the environment.

  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all Laws promulgated pursuant thereto or in connection therewi h.

  "ESOP" means an "employee stock ownership plan" as such term is defined in
Section 407(d)(6) of ERISA or Section 4975(e)(7) of the Code.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

  "Exchange Agent" is defined in Section 2.02(a).

  "Exchange Fund" is defined in Section 2.02(a).

  "Exchange Ratio" is defined in Section 2.01(a).

  "FAA" means the United States Federal Aviation Administration and its successors.

  "FCC" means the United States Federal Communications Commission and its successors.

  "Federal Aviation Act" means the Federal Aviation Act of 1958, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

  "Financial Statements" is defined in Section 3.08.

  "GAAP" means United States generally accepted accounting principles.

  "Governmental Entities" (including the term "Governmental") means any governmental, quasi-governmental or regulatory authority, whether domestic or foreign.

  "group" is defined in Section 5.05(a).

  "Hazardous Discharge" means any emission, spill, release or discharge (whether on Real Property, on property adjacent to the Real Property, or at any other location or disposal site) into or

                                     A-58
APPENDICES
upon the air, soil or improvements, surface water or groundwater, or the sewer, septic system, or waste treatment, storage or disposal systems servicing the Real Property, in each case of Hazardous Materials used, stored, generated, treated or disposed of at the Real Property.

  "Hazardous Materials" means any wastes, substances, radiation or materials (whether solids, liquids or gases) that are regulated by a Governmental Entity or defined or listed by a Governmental Entity as hazardous, toxic, pollutants or contaminants, including, without limitation, substances defined as "hazardous wastes," "hazardous substances," "toxic substances," "radioactive materials," or other similar designations in, or otherwise subject to regulation under, any Environmental Laws. "Hazardous Materials" includes polychlorinated biphenyls (PCBs), asbestos, lead-based paints, and petroleum and petroleum products (including, without limitation, crude oil or any fraction thereof).

  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

  "Hurley Communications Agreement" is defined in Section 3.04.

  "Implementation" is defined in Section 3.43.

  "Individual Account Plan" means a Plan that is or was an "individual account plan" as such term is defined in Section 3(34) of ERISA.

  "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, all rights to database information, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all rights, including rights of privacy and publicity, to use the names, likenesses and other personal characteristics of any individual, (h) all other proprietary rights, and (i) all copies and tangible embodiments thereof (in whatever form or medium) existing in any part of the world.

  "IRS" means the United States Internal Revenue Service and its successors.

  "IUB" means the Iowa Utilities Board.

  "knowledge" (including the terms "knowing" and "knowingly") will be deemed to be present with respect to the Company and the Subsidiaries, on the one hand, or Acquiror, on the other hand, when the matter in question was brought to the attention of or, if due diligence had been exercised, would have been brought to the attention of, any officer or responsible employee of the Company or any Subsidiary, on the one hand, or Acquiror, on the other hand.

  "Laws" means all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, tariffs, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified Person and to the businesses and Assets thereof (including, without limitation, Laws relating to securities registration and regulation; the sale, leasing, ownership or management of real property; employment practices,

                                     A-59
                                                                     APPENDICES
terms and conditions, and wages and hours; building standards, land use and zoning; safety, health and fire prevention; and environmental protection, including Environmental Laws).

  "License" means any franchise, grant, authorization, license, tariff, permit, easement, variance, exemption, consent, certificate, approval or order of any Governmental Entity.

  "Managers" is defined in Section 6.15.

  "Merger" is defined in the Preamble to this Merger Agreement.

  "Merger Agreement" is defined in the Preamble to this Merger Agreement.

  "Minimum-Funding Plan" means a Pension Plan that is subject to Title I, Subtitle B, Part 3, of ERISA (concerning "funding").

  "MPUC" means the Minnesota Public Utilities Commission.

  "Multiemployer Plan" means a "multiemployer plan" as such term is defined in
Section 3(37) of ERISA.

  "NASD" means the National Association of Securities Dealers, Inc.

  "NDPSC" means the North Dakota Public Service Commission.

  "Ordinary Course of Business" means ordinary course of business consistent with past practices and, in the reasonable judgment of a diligent businessman, prudent business operations.

  "Other Arrangement" means a benefit program or practice providing for bonuses, incentive compensation, vacation pay, severance pay, insurance, restricted stock, stock options, employee discounts, company cars, tuition reimbursement or any other perquisite or benefit (including, without limitation, any fringe benefit under Section 132 of the Code) to employees, officers or independent contractors that is not a Plan.

  "PBGC" means the Pension Benefit Guaranty Corporation or its successors.

  "Pension Plan" means an "employee pension benefit plan" as such term is defined in Section 3(2) of ERISA.

  "Person" means an individual, corporation, partnership, joint venture, trust, unincorporated organization or other entity, or a Governmental Entity.

  "Plan" means any plan, program or arrangement, whether or not written, that is or was an "employee benefit plan" as such term is defined in Section 3(3) of ERISA and (a) which was or is established or maintained by the Company or any Subsidiary; (b) to which the Company or any Subsidiary contributed or was obligated to contribute or to fund or provide benefits; or (c) which provides or promises benefits to any person who performs or who has performed services for the Company or any Subsidiary and because of those services is or has been
(i) a participant therein or (ii) entitled to benefits thereunder.

  "Post-Signing Returns" is defined in Section 5.03.

  "Proxy Statement" is defined in Section 6.01(a).

  "Qualified Plan" means a Pension Plan that satisfies, or is intended by the Company to satisfy, the requirements for Tax qualification described in
Section 401 of the Code.

                                     A-60
APPENDICES

  "Real Property" means the real property owned, operated, or used by the Company or any of the Subsidiaries as of December 31, 1996, and any additional real property owned, operated, or used since that date, and, for purposes of
Section 3.33, any real property formerly owned or operated by the Company or any of the Subsidiaries.

  "Registration Statement" is defined in Section 6.01(a).

  "Replacement" is defined in Section 3.43.

  "Representative" is defined in Section 2.02(h).

  "Rights" is defined in Section 3.04.

  "Rights Agreement" is defined in Section 3.04.

  "SDPUC" means the South Dakota Public Utilities Commission.

  "SEC" means the United States Securities and Exchange Commission and its successors.

  "Securities Act" means the Securities Act of 1933, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

  "Significant Subsidiary" means any subsidiary of Acquiror disclosed in its most recent Annual Report on Form 10-K, and any other subsidiary that would constitute a "Significant Subsidiary" of Acquiror within the meaning of Rule 1-02 of Regulation S-X of the SEC.

  "Statutory-Waiver Plan" means a Pension Plan that is not subject to Title I, Subtitle B, Part 3, of ERISA (concerning "funding").

  "Stockholders' Meeting" is defined in Section 6.01(b).

  "Subsidiary" means a corporation, partnership, joint venture or other entity of which the Company owns, directly or indirectly, at least 50% of the outstanding securities or other interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body or otherwise exercise Control of such entity.

  "Survey" is defined in Section 3.43.

  "Taxes" (including the terms "Tax" and "Taxing") means all federal, state, local and foreign taxes (including, without limitation, income, profit, franchise, sales, use, real property, personal property, ad valorem, excise, employment, social security and wage withholding taxes) and installments of estimated taxes, assessments, deficiencies, levies, imports, duties, license fees, registration fees, withholdings, or other similar charges of every kind, character or description imposed by any Governmental Entity, and any interest, penalties or additions to tax imposed thereon or in connection therewith.

  "Tax Returns" means all federal, state, local, foreign and other applicable returns, declarations, reports and information statements with respect to Taxes required to be filed with the IRS or any other Governmental Entity or Tax authority or agency, including, without limitation, consolidated, combined and unitary tax returns.

  "Testing & Verification" is defined in Section 3.43.

  "Title I Plan" means a Plan that is subject to Title I of ERISA.


                                     A-61
                                                                     APPENDICES

  "Unaudited Balance Sheets" is defined in Section 6.08.

  "Unaudited Financial Statements" is defined in Section 6.08.

  "Voting Agreements" is defined in the Preamble to this Merger Agreement.

  "Welfare Plan" means an "employee welfare benefit plan" as such term is defined in Section 3(1) of ERISA.


                                     A-62
APPENDICES

  In Witness Whereof, Acquiror, Acquiror Sub and the Company have caused this Merger Agreement to be executed and delivered as of the date first written above.

                                 McleodUSA Incorporated

                                     /s/ Stephen C. Gray
                                 By: _________________________________
                                    Name: Stephen C. Gray
                                    Title: President and Chief Operating
                                    Officer

                                 West Group Acquisition Co.

                                     /s/ Stephen C. Gray
                                 By: _________________________________
                                    Name: Stephen C. Gray
                                    Title: President

                                 Dakota Telecommunications Group, Inc.

                                     /s/ Thomas W. Hertz
                                 By: _________________________________
                                    Name: Thomas W. Hertz
                                    Title: Chairman/CEO

                                      A-63
                                                                      APPENDICES

                             AMENDMENT NO. 1

                                    TO

                       AGREEMENT AND PLAN OF MERGER

  THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this "Amendment No. 1"), dated as of January 13, 1999, among McLeodUSA Incorporated, a Delaware corporation ("Acquiror"), West Group Acquisition Co., a Delaware corporation ("Acquiror Sub") and a wholly owned subsidiary of Acquiror, and Dakota Telecommunications Group, Inc., a Delaware corporation (the "Company");

  WHEREAS, Acquiror, Acquiror Sub and the Company entered into the Agreement and Plan of Merger, dated as of October 27, 1998 (the "Merger Agreement"), providing for the acquisition of the Company by Acquiror pursuant to the merger of Acquiror Sub with and into the Company;

  WHEREAS, the Merger Agreement provides that the Company and Acquiror shall use their respective reasonable best efforts to cause the Company Key Employees (as defined in the Merger Agreement) to enter into the Employment Agreements (as defined in the Merger Agreement), a form of which is attached thereto as Exhibit D, at or prior to the Effective Time (as defined in the Merger Agreement);

  WHEREAS, Acquiror, Acquiror Sub and the Company desire to amend the Merger Agreement to make certain changes in the Employment Agreements, as herein set forth; and

  WHEREAS, for purposes of this Amendment No. 1, capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement (as amended by this Amendment No. 1);

  NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Acquiror, Acquiror Sub and the Company each hereby agrees as follows:

  1. Company Common Stock and Conversion-Merger Rights. Section 2.01(a) of the Merger Agreement is hereby amended by deleting from the first sentence thereof the clause "it being understood that the maximum numbers of shares of Acquiror Common Stock issuable pursuant to the Merger as contemplated under this Merger Agreement shall be 1,295,000 (assuming the exercise of all Company Stock Options (as defined in Section 2.04) prior to the Effective Time)" and replacing it with the clause "it being understood that the maximum number of shares of Acquiror Common Stock issuable pursuant to the Merger as contemplated under this Merger Agreement shall be 1,375,000 (assuming the exercise of all Company Stock Options (as defined in Section 2.04) prior to the Effective Time and the issuance of the shares of Acquiror Common Stock pursuant to certain of the Employment Agreements (as defined in Section 6.07)) as therein set forth".

  2. Registration Statement; Proxy Statement. Section 6.01(a) of the Merger Agreement is hereby amended by adding the parenthetical "(including the registration under the Securities Act of certain of the shares of Acquiror Common Stock issuable pursuant to certain of the Employment Agreements as therein set forth)" after the clause "pursuant to Section 2.01" and the clause ", the vote of" in the first sentence thereof.

  3. Employee Matters. Section 6.07 of the Merger Agreement is hereby amended by deleting the clause "a copy of which is attached hereto as Exhibit D" and replacing it with the clause "copies of which are attached hereto as Exhibit D with respect to each of the Company Key Employees".

                                     A-64
APPENDICES

  4. Table of Contents. The Table of Contents is hereby amended by deleting the description of Exhibit D "FORM OF EMPLOYMENT AGREEMENT" and replacing it with the description of Exhibit D "FORM OF EMPLOYMENT AGREEMENTS".

  5. Exhibit D. Exhibit D to the Merger Agreement is hereby amended and restated as attached hereto on Schedule I.

  6. Other Terms Unchanged. The Merger Agreement, as amended by this Amendment No. 1, shall remain and continue in full force and effect, shall constitute a legal, valid and binding obligation of Acquiror, Acquiror Sub and the Company and is in all respects agreed to, ratified and confirmed hereby. Any reference to the Merger Agreement after the date first set forth above shall be deemed to be a reference to the Merger Agreement, as amended by this Amendment No. 1.

  7. Headings. The headings contained in this Amendment No. 1 are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment No. 1.

  8. Governing Law. This Amendment No. 1 shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of law.

  9. Execution in Counterparts. This Amendment No. 1 may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                                     A-65
                                                                     APPENDICES

  In Witness Whereof, Acquiror, Acquiror Sub and the Company have caused this Amendment No. 1 to be executed and delivered as of the date first written above.

                                 McleodUSA Incorporated

                                     /s/ Randall Rings

                                 By: ____________________________

                                    Name: Randall Rings

                                    Title:  General Counsel, Vice President
                                    and Secretary

                                 West Group Acquisition Co.

                                     /s/ Randall Rings

                                 By: ____________________________

                                    Name: Randall Rings

                                    Title:  Secretary

                                 Dakota Telecommunications Group, Inc.

                                     /s/ Thomas W. Hertz

                                 By: ____________________________

                                    Name: Thomas W. Hertz

                                    Title:  Chairman/CEO

                                     A-66
APPENDICES

                                                                      APPENDIX B

                             THE DUFF & PHELPS, LLC

                                FAIRNESS OPINION

                                                                      APPENDICES

                                                                     APPENDIX B

October 27, 1998

Board of Directors of
 Dakota Telecommunications Group, Inc.
29705 453rd Avenue
Irene, South Dakota 57037-0066

Gentlemen:

  Duff & Phelps, LLC ("Duff & Phelps") has been engaged by the board of directors ("Board") of Dakota Telecommunications Group, Inc. ("DTG" or the "Company") as financial advisor. Specifically, Duff & Phelps has been engaged to determine if a Proposed Transaction (as defined below) is fair to the shareholders of DTG from a financial point of view.

  The Company is a facilities-oriented telecommunications firm that offers local and long-distance telephone services, cable services, internet services and network consulting services. It is our understanding that DTG is considering a transaction (the "Proposed Transaction") wherein the Company would be acquired by McLeodUSA Incorporated ("McLeod"), and each share of common stock of DTG would be exchanged for 0.4328 shares of McLeod common stock. McLeod is a provider of integrated telecommunications services in Midwest and Rocky Mountain states with common stock that is publicly traded on the NASDAQ National Market System. We understand that the Proposed Transaction will be submitted to the shareholders of DTG for approval at a Special Meeting of the Shareholders.

  For purposes of our opinion and in connection with our review of the Proposed Transaction, we have, among other things:

 1. Reviewed a draft dated as of October 22, 1998 of an Agreement and Plan of Merger by and among McLeodUSA Incorporated, West Group Acquisition Co. and Dakota Telecommunications Group, Inc., including drafts of exhibits and schedules thereto;

 2. discussed the history, current operations and future outlook of DTG as well as the history and terms of the Proposed Transaction with Company management;

 3. reviewed the Company's Form 10-KSB for the year ended December 31, 1997;

 4. reviewed the Company's Form 10-QSB for the period ended June 30, 1998;

 5. reviewed the DTG CLEC Facilities Expansion Plan dated as of July 1998;

 6. reviewed a Private Placement Memorandum dated as of May 1998 prepared in conjunction with the firm of Houlihan Lokey Howard & Zukin ("HLHZ");

 7. reviewed a 1998--2002 Development Forecast dated as of May 1998;

 8. reviewed the market prices and trading activity of the common stock of McLeod;

 9. reviewed the McLeod Form 10-K for the year ended December 31, 1997;

10. reviewed the McLeod Form 10-Q for the period ended June 30, 1998; and

11. performed such other review and analyses as we deemed necessary.

  Our opinion is based upon an analysis of the foregoing in light of our assessment of general economic and financial market conditions as they can be evaluated by us as of the date hereof. As of the time of the completion of our analysis, the common stock of McLeod was trading in a range of approximately $32 to $35 per share.

                                      B-1
                                                                     APPENDICES

  In connection with our opinion, with your permission and without any independent verification, we have relied on the accuracy and completeness of all the financial and other information reviewed by us, furnished, or otherwise communicated to us by the Company or obtained by us from publicly available sources. We have not made an independent valuation or appraisal of the assets or liabilities of the Company and have not been furnished with such valuation or appraisal. Any inaccuracies in the information on which we relied could materially affect our opinion. Duff & Phelps has previously served as financial advisor to the employee stock ownership plan of the Company.

  In rendering this opinion, we have assumed that the Proposed Transaction occurs on terms that are described in the Merger Agreement. Nonetheless, it should be recognized that we are not making any recommendation as to whether the shareholders of the Company should vote in favor of the Proposed Transaction.

  Based upon the foregoing, it is our opinion that the Proposed Transaction is fair to the shareholders of Dakota Telecommunications Group, Inc. from a financial point of view.

                                          Respectfully submitted,

                                          /s/ Duff & Phelps, LLC

                                          Duff & Phelps, LLC

                                      B-2
APPENDICES

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

  Under Section 145 of the Delaware General Corporation Law ("DGCL"), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorneys' fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

  The Amended and Restated Certificate of Incorporation of McLeodUSA (the "McLeodUSA Certificate") contains provisions that provide that no director of McLeodUSA shall be liable for breach of fiduciary duty as a director except for (1) any breach of the directors' duty of loyalty to McLeodUSA or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (3) liability under
Section 174 of the DGCL; or (4) any transaction from which the director derived an improper personal benefit. The McLeodUSA Certificate contains provisions that further provide for the indemnification of directors and officers to the fullest extent permitted by the DGCL. Under the Bylaws of McLeodUSA, McLeodUSA is required to advance expenses incurred by an officer or director in defending any such action if the director or officer undertakes to repay such amount if it is determined that the director or officer is not entitled to indemnification. In addition, McLeodUSA has entered into indemnity agreements with each of its directors pursuant to which McLeodUSA has agreed to indemnify the directors as permitted by the DGCL. McLeodUSA has obtained directors and officers liability insurance against certain liabilities, including liabilities under the Securities Act.

Item 21. Exhibits and Financial Statement Schedules

  (a) Exhibits

 Exhibit
 Number                            Exhibit Description
 -------                           -------------------
    1.1  Purchase Agreement, dated as of February 26, 1997 among Salomon
         Brothers Inc, Morgan Stanley & Co. Incorporated and McLeod, Inc.
         (Filed as Exhibit 1.1 to Registration Statement on Form S-4, File No.
         333-27647 (the "July 1997 Form S-4"), and incorporated herein by reference).
    1.2  Purchase Agreement, dated as of July 15, 1997 among Salomon Brothers
         Inc, Bear, Stearns & Co. Inc., Morgan Stanley Dean Witter and
         McLeodUSA Incorporated. (Filed as Exhibit 1.2 to Registration
         Statement on Form S-4, File No. 333-34227 (the "November 1997 Form S-
         4"), and incorporated herein by reference).
    1.3  Purchase Agreement, dated as of March 10, 1998 among Salomon Brothers
         Inc, Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated,
         Chase Securities Inc. and McLeodUSA Incorporated (Filed as Exhibit 1.3
         to Registration Statement on Form S-4, File No. 333-52793 (the "May
         1998 Form S-4"), and incorporated herein by reference).

                                     II-1
                                         INFORMATION NOT REQUIRED IN PROSPECTUS

 Exhibit
 Number                            Exhibit Description
 -------                           -------------------
    1.4  Purchase Agreement, dated as of October 22, 1998 among Salomon Smith
         Barney Inc., Bear, Stearns & Co. Inc., Morgan Stanley & Co.
         Incorporated, Chase Securities Inc. and McLeodUSA Incorporated (Filed
         as Exhibit 1.4 to Registration Statement on Form S-4, File
         No. 333-69621 ("December 1998 Notes S-4"), and incorporated herein by reference).
    2.1  Agreement and Plan of Reorganization dated April 28, 1995 among
         Midwest Capital Group Inc., MWR Telecom, Inc. and McLeod, Inc. (Filed
         as Exhibit 2.1 to Registration Statement on Form S-1, File No. 333-
         3112 ("Initial Form S-1"), and incorporated herein by reference).
    2.2  Agreement and Plan of Reorganization dated as of July 12, 1996 among
         Ruffalo, Cody & Associates, Inc., certain shareholders of Ruffalo,
         Cody & Associates, Inc. and McLeod, Inc. (Filed as Exhibit 2 to
         Current Report on Form 8-K, File No. 0-20763, filed with the
         Commission on July 29, 1996 and incorporated herein by reference).
    2.3  Agreement and Plan of Reorganization dated as of August 15, 1996 among
         TelecomwUSA Publishing Group, Inc. and McLeod, Inc. (Filed as Exhibit
         2 to Current Report on Form 8-K, File No. 0-20763, filed with the
         Commission on August 26, 1996 and incorporated herein by reference).
    2.4  Agreement and Plan of Reorganization dated as of January 27, 1997 among McLeod, Inc., Digital Communications of Iowa, Inc., Clark E.
         McLeod and Mary E. McLeod. (Filed as Exhibit 2 to Current Report on
         Form 8-K, File No. 0-20763, filed with the Commission on February 24,
         1997 and incorporated herein by reference).
    2.5  Asset Purchase Agreement dated as of May 30, 1997 by and among
         McLeodUSA Incorporated, ESI/McLeodUSA, Inc., and ESI Communications,
         Inc., ESI Communications/ SW, Inc., ESI Communications/West, Inc., ESI
         Communications Downtown, Inc., ESI Communications North, Inc., and
         Michael Reichert, Peter Jones, John Pupkes and Jeff Meehan. (Filed as
         Exhibit 2.1 to Current Report on Form 8-K, File No. 0-20763 (the "June
         1997 Form 8-K"), filed with the Commission on June 26, 1997 and incorporated herein by reference).
    2.6  Agreement and Plan of Reorganization dated as of June 14, 1997 among
         McLeodUSA Incorporated, Eastside Acquisition Co. and Consolidated
         Communications Inc. (Filed as Exhibit 2.2 to the June 1997 Form 8-K
         and incorporated herein by reference).
    2.7* Agreement and Plan of Merger dated as of October 27, 1998 among
         McLeodUSA Incorporated, West Group Acquisition Co. and Dakota
         Telecommunications Group, Inc. (Attached as Appendix A to the Proxy
         Statement/Prospectus).
    2.8  Agreement and Plan of Merger, dated as of January 7, 1999, among
         McLeodUSA Incorporated, Bravo Acquisition Corporation, Ovation
         Communications, Inc. and certain stockholders of Ovation
         Communications, Inc. (Filed as Exhibit 2.1 to Current Report on
         Form 8 -K, File No. 0-20763 (the "January 1999 Form 8-K"), filed with the Commission on January 14, 1999 and incorporated herein by reference).
    2.9  Agreement and Plan of Merger, dated as of January 7, 1999, among
         McLeodUSA Incorporated, McLeodUSA Publishing Company, Publication
         Merge Co., Info America Phone Books, Inc. and certain stockholders of
         Info America Phone Books, Inc. (Filed as Exhibit 2.3 to the January
         1999 Form 8-K amd incorporated herein by reference).Talking
         Directories, Inc. and certain stockholders of Talking Directories,
         Inc. (Filed as Exhibit 2.2 to the January 1999 Form 8-K and
         incorporated herein by reference).
    2.10 Agreement and Plan of Merger, dated as of January 7, 1999, among
         McLeodUSA Incorporated, McLeodUSA Publishing Company, Publication
         Merge Co., Info America Phone Books, Inc. and certain stockholders of
         Info America Phone Books, Inc. (Filed as Exhibit 2.3 to the January
         1999 Form 8-K and incorporated herein by reference).
    3.1  Amended and Restated Certificate of Incorporation of McLeod, Inc.
         (Filed as Exhibit 3.1 to Initial Form S-1 and incorporated herein by reference).

                                      II-2
INFORMATION NOT REQUIRED IN PROSPECTUS

 Exhibit
 Number                            Exhibit Description
 -------                           -------------------
    3.2  Amended and Restated Bylaws of McLeod, Inc. (Filed as Exhibit 3.2 to
         Registration Statement on Form S-1, File No. 333-13885 (the "November
         1996 Form S-1"), and incorporated herein by reference).
    3.3  Certificate of Amendment of Amended and Restated Certificate of
         Incorporation of McLeod Inc. (Filed as Exhibit 3.3 to the July 1997
         Form S-4 and incorporated herein by reference).
    3.4  Certificate of Change of Registered Agent and Registered Office of
         McLeodUSA Incorporated. (Filed as Exhibit 3.4 to Annual Report on Form
         10-K, File No. 0-20763, filed with the Commission on March 6, 1998
         (the "1997 Form 10-K") and incorporated herein by reference).
    4.1  Form of Class A Common Stock Certificate of McLeod, Inc. (Filed as
         Exhibit 4.1 to Initial Form S-1 and incorporated herein by reference).
    4.2  Indenture dated March 4, 1997 between McLeod, Inc. and United States
         Trust Company of New York, as Trustee, relating to the 10 1/2% Senior
         Discount Notes Due 2007 of McLeod, Inc. (Filed as Exhibit 4.2 to
         Annual Report on Form 10-K, File No. 0-20763, filed with the
         Commission on March 31, 1997 (the "1996 Form 10-K") and incorporated herein by reference).
    4.3  Initial Global 10 1/2% Senior Discount Note Due March 1, 2007 of
         McLeod, Inc., dated March 4, 1997. (Filed as Exhibit 4.3 to the 1996
         Form 10-K and incorporated herein by reference).
    4.4  Form of Certificated 10 1/2% Senior Discount Note Due March 1, 2007 of
         McLeod, Inc. (Filed as Exhibit 4.4 to the 1996 Form 10-K and
         incorporated herein by reference).
    4.5  Registration Agreement dated March 4, 1997 among McLeod, Inc., Salomon
         Brothers Inc and Morgan Stanley & Co. Incorporated. (Filed as Exhibit
         4.5 to the 1996 Form 10-K and incorporated herein by reference).
    4.6  Investor Agreement dated as of April 1, 1996 among McLeod, Inc., IES
         Investments Inc., Midwest Capital Group Inc., MWR Investments Inc.,
         Clark and Mary McLeod, and certain other stockholders. (Filed as
         Exhibit 4.8 to Initial Form S-1 and incorporated herein by reference).
    4.7  Amendment No. 1 to Investor Agreement dated as of October 23, 1996 by and among McLeod, Inc., IES Investments Inc., Midwest Capital Group
         Inc., MWR Investments Inc., Clark E. McLeod and Mary E. McLeod. (Filed
         as Exhibit 4.3 to the November 1996 Form S-1 and incorporated herein by reference).
    4.8  Form of 10 1/2% Senior Discount Exchange Note Due 2007 of McLeodUSA
         Incorporated. (Filed as Exhibit 4.8 to the July 1997 Form S-4 and
         incorporated herein by reference).
    4.9  Indenture dated as of July 21, 1997 between McLeodUSA Incorporated and
         United States Trust Company of New York, as Trustee, relating to the 9
         1/4% Senior Notes Due 2007 of McLeodUSA Incorporated. (Filed as
         Exhibit 4.9 to the July 1997 Form S-4 and incorporated herein by reference).
    4.10 Form of Initial Global 9 1/4% Senior Note Due 2007 of McLeodUSA
         Incorporated. (Filed as Exhibit 4.10 to the July 1997 Form S-4 and
         incorporated herein by reference).
    4.11 Registration Agreement dated July 21, 1997 among McLeodUSA
         Incorporated, Salomon Brothers Inc, Morgan Stanley Dean Witter and
         Bear, Stearns & Co. Inc. (Filed as Exhibit 4.11 to the July 1997 Form
         S-4 and incorporated herein by reference).
    4.12 Stockholders' Agreement dated June 14, 1997 among McLeodUSA
         Incorporated, IES Investments Inc., Midwest Capital Group, Inc., MWR
         Investments Inc., Clark E. McLeod, Mary E. McLeod and Richard A.
         Lumpkin on behalf of each of the shareholders of Consolidated
         Communications Inc. listed on Schedule 1 of the Stockholders'
         Agreement. (Filed as Exhibit 4.12 to the July 1997 Form S-4 and
         incorporated herein by reference).

                                      II-3
                                          INFORMATION NOT REQUIRED IN PROSPECTUS

 Exhibit
 Number                             Exhibit Description
 -------                            -------------------
    4.13   Amendment No. 1 to Stockholders' Agreement dated as of September 19,
           1997 by and among McLeodUSA Incorporated, IES Investments Inc.,
           Midwest Capital Group, Inc., MWR Investments Inc., Clark E. McLeod,
           Mary E. McLeod and Richard A. Lumpkin on behalf of each of the shareholders of Consolidated Communications Inc. listed in Schedule
           I thereto. (Filed as Exhibit 4.1 to the Quarterly Report on Form 10-
           Q, File No. 0-20763, filed with the Commission on November 14, 1997 and incorporated herein by reference).
    4.14   Form of 9 1/4% Senior Exchange Note Due 2007 of McLeodUSA
           Incorporated. (Filed as Exhibit 4.14 to the 1997 Form 10-K and
           incorporated herein by reference).
    4.15   Indenture dated as of March 16, 1998 between McLeodUSA Incorporated and United States Trust Company of New York, as Trustee, relating to the 8 3/8% Senior Notes Due 2008 of McLeodUSA Incorporated. (Filed
           as Exhibit 4.15 to the May 1998 Form S-4 and incorporated herein by reference).
    4.16   Form of Global 8 3/8% Senior Note Due 2008 of McLeodUSA Incorporated
           (contained in the Indenture filed as Exhibit 4.15).
    4.17   Registration Agreement dated March 16, 1998 among McLeodUSA
           Incorporated, Solomon Brothers Inc, Bear, Stearns & Co. Inc., Morgan
           Stanley & Co. Incorporated and Chase Securities Inc. (Filed as
           Exhibit 4.17 to the May 1998 Form S-4 and incorporated herein by reference).
    4.18   Stockholders' Agreement dated November 18, 1998 by and among
           McLeodUSA Incorporated; IES Investments Inc., Clark E. McLeod; Mary
           E. McLeod; and Richard A. Lumpkin and each of the former
           shareholders of Consolidated Communications Inc. ("CCI") and certain permitted transferees of the former CCI shareholders. (Filed as
           Exhibit 99.1 to the Current Report on Form 8-K, File No. 0-20763,
           filed with the Commission on November 19, 1998 and incorporated herein by reference).
    4.19   Indenture dated as of October 30, 1998 between McLeodUSA
           Incorporated and United States Trust Company of New York, as
           Trustee, relating to the 9 1/2% Senior Notes Due 2008 of McLeodUSA
           Incorporated (Filed as Exhibit 4.19 to December 1998 Notes S-4 and
           incorporated herein by reference).
    4.20   Form of Global 9 1/2% Senior Note Due 2008 of McLeodUSA Incorporated
           (Filed as Exhibit 4.20 to December 1998 Notes S-4 and incorporated herein by reference).
    4.21   Registration Agreement dated October 30, 1998 among McLeodUSA
           Incorporated, Salomon Smith Barney Inc., Bear, Stearns & Co. Inc.,
           Morgan Stanley & Co. Incorporated and Chase Securities Inc. (Filed
           as Exhibit 4.21 to December 1998 Notes S-4 and incorporated herein by reference).
    4.22   Stockholders' Agreement, dated as of January 7, 1999, by and among
           McLeodUSA Incorporated, IES Investments Inc., Clark E. McLeod, Mary
           E. McLeod, Richard A. Lumpkin, Gail Lumpkin, M/C Investors L.L.C.
           and Media/Communications Partners III Limited Partnership (Filed as
           Exhibit 4.1 to the January 1999 Form 8-K and incorporated herein by reference.)
    5.1*   Opinion of Hogan & Hartson L.L.P.
    8.1*** Opinion of Warner Norcross & Judd LLP regarding certain tax matters.
   10.1    Credit Agreement dated as of May 16, 1994 among McLeod, Inc., McLeod
           Network Services, Inc., McLeod Telemanagement, Inc., McLeod
           Telecommunications, Inc. and The First National Bank of Chicago.
           (Filed as Exhibit 10.1 to Initial Form S-1 and incorporated herein by reference).
   10.2    First Amendment to Credit Agreement dated as of June 17, 1994 among
           McLeod, Inc., McLeod Network Services, Inc., McLeod Telemanagement,
           Inc., McLeod Telecommunications, Inc. and The First National Bank of
           Chicago. (Filed as Exhibit 10.2 to Initial Form S-1 and incorporated herein by reference).

                                      II-4
INFORMATION NOT REQUIRED IN PROSPECTUS

 Exhibit
 Number                            Exhibit Description
 -------                           -------------------
   10.3  Second Amendment to Credit Agreement dated as of December 1, 1994 among McLeod, Inc., McLeod Network Services, Inc., McLeod
         Telemanagement, Inc., McLeod Telecommunications, Inc. and The First
         National Bank of Chicago. (Filed as Exhibit 10.3 to Initial Form S-1
         and incorporated herein by reference).
   10.4  Third Amendment to Credit Agreement dated as of May 31, 1995 among Mc-
         Leod, Inc., McLeod Network Services, Inc., McLeod Telemanagement,
         Inc., McLeod Telecommunications, Inc., MWR Telecom, Inc. and The First
         National Bank of Chicago. (Filed as Exhibit 10.4 to Initial Form S-1
         and incorporated herein by reference).
   10.5  Fourth Amendment to Credit Agreement dated as of July 28, 1995 among
         McLeod, Inc., McLeod Network Services, Inc., McLeod Telemanagement,
         Inc., McLeod Telecommunications, Inc., MWR Telecom, Inc. and The First
         National Bank of Chicago. (Filed as Exhibit 10.5 to Initial Form S-1
         and incorporated herein by reference).
   10.6  Fifth Amendment to Credit Agreement dated as of October 18, 1995 among
         McLeod, Inc., McLeod Network Services, Inc., McLeod Telemanagement,
         Inc., McLeod Telecommunications, Inc., MWR Telecom, Inc. and The First
         National Bank of Chicago. (Filed as Exhibit 10.6 to Initial Form S-1
         and incorporated herein by reference).
   10.7  Sixth Amendment to Credit Agreement dated as of March 29, 1996 among
         McLeod, Inc., McLeod Network Services, Inc., McLeod
         Telecommunications, Inc., MWR Telecom, Inc. and The First National
         Bank of Chicago. (Filed as Exhibit 10.7 to Initial Form S-1 and
         incorporated herein by reference).
   10.8  Security Agreement dated as of May 16, 1994 among McLeod, Inc., McLeod
         Network Services, Inc., McLeod Telemanagement, Inc., McLeod
         Telecommunications, Inc. and The First National Bank of Chicago.
         (Filed as Exhibit 10.8 to Initial Form S-1 and incorporated herein by reference).
   10.9  First Amendment to Security Agreement dated as of December 1, 1994 among McLeod, Inc., McLeod Network Services, Inc., McLeod
         Telemanagement, Inc., McLeod Telecommunications, Inc. and The First
         National Bank of Chicago. (Filed as Exhibit 10.9 to Initial Form S-1
         and incorporated herein by reference).
   10.10 Support Agreement dated as of December 1, 1994 among IES Diversified
         Inc., McLeod, Inc., McLeod Network Services, Inc., McLeod
         Telemanagement, Inc., McLeod Telecommunications, Inc. and The First
         National Bank of Chicago. (Filed as Exhibit 10.10 to Form S-1 and in-
         corporated herein by reference).
   10.11 Agreement Regarding Support Agreement dated December 1994 between
         McLeod, Inc. and IES Diversified Inc. (Filed as Exhibit 10.11 to
         Initial Form S-1 and incorporated herein by reference).
   10.12 Agreement Regarding Guarantee dated May 16, 1994 between McLeod, Inc.
         and IES Diversified Inc. (Filed as Exhibit 10.12 to Initial Form S-1
         and incorporated herein by reference).
   10.13 Joinder to and Assumption of Credit Agreement dated as of April 28,
         1995 between McLeod Merging Co. and The First National Bank of
         Chicago. (Filed as Exhibit 10.13 to Initial Form S-1 and incorporated herein by reference).
   10.14 Joinder to and Assumption of Security Agreement dated as of April 28,
         1995 between McLeod Merging Co. and The First National Bank of
         Chicago. (Filed as Exhibit 10.14 to Initial Form S-1 and incorporated herein by reference).
   10.15 Letter from The First National Bank of Chicago to James L. Cram dated
         April 28, 1995 regarding extension of the termination date under the
         Credit Agreement. (Filed as Exhibit 10.15 to Initial Form S-1 and
         incorporated herein by reference).

                                      II-5
                                          INFORMATION NOT REQUIRED IN PROSPECTUS

 Exhibit
 Number                            Exhibit Description
 -------                           -------------------
   10.16 Credit Agreement dated as of March 29, 1996 among McLeod, Inc., McLeod
         Network Services, Inc., McLeod Telemanagement, Inc., McLeod
         Telecommunications, Inc. MWR Telecom, Inc. and The First National Bank
         of Chicago. (Filed as Exhibit 10.16 to Initial Form S-1 and
         incorporated herein by reference).
   10.17 Agreement for Construction Related Services dated as of October 17,
         1995 between City Signal Fiber Services, Inc. and McLeod Network
         Services, Inc. (Filed as Exhibit 10.17 to Initial Form S-1 and
         incorporated herein by reference).
   10.18 Construction Services Agreement dated March 27, 1996 between City
         Signal Fiber Services, Inc. and McLeod Network Services, Inc. (Filed
         as Exhibit 10.18 to Initial Form S-1 and incorporated herein by reference).
   10.19 Fiber Optic Use Agreement dated as of February 14, 1996 between McLeod
         Network Services, Inc. and Galaxy Telecom, L.P. (Filed as Exhibit
         10.19 to Initial Form S-1 and incorporated herein by reference).
   10.20 Agreement dated as of July 11, 1994 between McLeod Network Services,
         Inc. and KLK Construction. (Filed as Exhibit 10.20 to Initial Form S-1
         and incorporated herein by reference).
   10.21 Lease Agreement dated September 5, 1995 between State of Iowa and MWR
         Telecom, Inc. (Filed as Exhibit 10.21 to Initial Form S-1 and
         incorporated herein by reference).
   10.22 Lease Agreement dated September 5, 1995 between State of Iowa and
         McLeod Network Services, Inc. (Filed as Exhibit 10.22 to Initial Form
         S-1 and incorporated herein by reference).
   10.23 Contract dated September 5, 1995 between Iowa Telecommunications and
         Technology Commission and MWR Telecom, Inc. (Filed as Exhibit 10.23 to
         Initial Form S-1 and incorporated herein by reference).
   10.24 Contract dated June 27, 1995 between Iowa National Guard and McLeod
         Network Services, Inc. (Filed as Exhibit 10.24 to Initial Form S-1 and
         incorporated herein by reference).
   10.25 Addendum Number One to Contract dated September 5, 1995 between Iowa
         National Guard and McLeod Network Services, Inc. (Filed as Exhibit
         10.25 to Initial Form S-1 and incorporated herein by reference).
   10.26 U S WEST Centrex Plus Service Rate Stability Plan dated October 15,
         1993 between McLeod Telemanagement, Inc. and U S WEST Communications,
         Inc. (Filed as Exhibit 10.26 to Initial Form S-1 and incorporated herein by reference).
   10.27 U S WEST Centrex Plus Service Rate Stability Plan dated July 17, 1993 between McLeod Telemanagement, Inc. and U S WEST Communications, Inc.
         (Filed as Exhibit 10.27 to Initial Form S-1 and incorporated herein by reference).
   10.28 Ameritech Centrex Service Confirmation of Service Orders dated various dates in 1994, 1995 and 1996 between McLeod Telemanagement, Inc. and
         Ameritech Information Industry Services. (Filed as Exhibit 10.28 to
         Initial Form S-1 and incorporated herein by reference).
   10.29 Lease Agreement dated as of December 28, 1993 between 2060 Partnership and McLeod Telemanagement, Inc., as amended by Amendments First to
         Ninth dated as of July 3, 1994, March 25, 1994, June 22, 1994, August
         12, 1994, September 12, 1994, September 20, 1994, November 16, 1994,
         September 20, 1995 and January 6, 1996, respectively. (Filed as Ex-
         hibit 10.29 to Initial Form S-1 and incorporated herein by reference).
   10.30 Lease Agreement dated as of May 24, 1995 between 2060 Partnership and
         McLeod Telemanagement, Inc. (Filed as Exhibit 10.30 to Initial Form S-
         1 and incorporated herein by reference).

                                      II-6
INFORMATION NOT REQUIRED IN PROSPECTUS

 Exhibit
 Number                            Exhibit Description
 -------                           -------------------
   10.31 Lease Agreement dated October 31, 1995 between I.R.F.B. Joint Venture and McLeod Telemanagement, Inc. (Filed as Exhibit 10.31 to Initial
         Form S-1 and incorporated herein by reference).
   10.32 First Amendment to Lease Agreement dated as of November 20, 1995 between I.R.F.B. Joint Venture and McLeod Telemanagement, Inc. (Filed
         as Exhibit 10.32 to Initial Form S-1 and incorporated herein by reference).
   10.33 Uniform Purchase Agreement dated July 22, 1993 between McLeod, Inc.
         and Hill's Maple Crest Farms Partnership. (Filed as Exhibit 10.33 to
         Initial Form S-1 and incorporated herein by reference).
   10.34 Master Right-of-Way Agreement dated July 27, 1994 between McLeod
         Network Services, Inc. and IES Industries Inc. (Filed as Exhibit 10.34
         to Initial Form S-1 and incorporated herein by reference).
   10.35 Master Right-of-Way and Tower Use Agreement dated February 13, 1996 between IES Industries Inc. and McLeod, Inc. (Filed as Exhibit 10.35
         to Initial Form S-1 and incorporated herein by reference).
   10.36 Master Pole, Duct and Tower Use Agreement dated February 20, 1996 between MidAmerican Energy Company and McLeod, Inc. (Iowa and South
         Dakota). (Filed as Exhibit 10.36 to Initial Form S-1 and incorporated herein by reference).
   10.37 Master Pole, Duct and Tower Use Agreement dated February 20, 1996 between MidAmerican Energy Company and McLeod, Inc. (Illinois). (Filed
         as Exhibit 10.37 to Initial Form S-1 and incorporated herein by reference).
   10.38 Settlement Agreement dated March 18, 1996 between U S WEST
         Communications, Inc. and McLeod Telemanagement, Inc. (Filed as Exhibit
         10.38 to Initial Form S-1 and incorporated herein by reference).
   10.39 Agreement dated August 4, 1995 between Vadacom, Inc. and McLeod
         Telemanagement, Inc. (Filed as Exhibit 10.39 to Initial Form S-1 and
         incorporated herein by reference).
   10.40 McLeod Telecommunications, Inc. 1992 Incentive Stock Option Plan.
         (Filed as Exhibit 10.40 to Initial Form S-1 and incorporated herein by reference).
   10.41 McLeod, Inc. 1993 Incentive Stock Option Plan. (Filed as Exhibit 10.41
         to Initial Form S-1 and incorporated herein by reference).
   10.42 McLeod, Inc. 1995 Incentive Stock Option Plan. (Filed as Exhibit 10.42
         to Initial Form S-1 and incorporated herein by reference).
   10.43 McLeod Telecommunications, Inc. Director Stock Option Plan. (Filed as
         Exhibit 10.43 to Initial Form S-1 and incorporated herein by reference).
   10.44 Promissory Note dated July 18, 1995 between Kirk E. Kaalberg and
         McLeod, Inc. (Filed as Exhibit 10.44 to Initial Form S-1 and
         incorporated herein by reference).
   10.45 Promissory Note dated March 29, 1996 between Stephen K. Brandenburg and McLeod, Inc. (Filed as Exhibit 10.45 to Initial Form S-1 and
         incorporated herein by reference).
   10.46 Agreement dated April 28, 1995 among McLeod, Inc., McLeod
         Telecommunications, Inc., McLeod Telemanagement, Inc., McLeod Network
         Services, Inc. and Clark E. McLeod. (Filed as Exhibit 10.46 to Initial
         Form S-1 and incorporated herein by reference).
 **10.47 Telecommunications Services Agreement dated March 14, 1994 between
         WilTel, Inc. and McLeod Telemanagement, Inc., as amended. (Filed as
         Exhibit 10.47 to Initial Form S-1 and incorporated herein by reference).

                                      II-7
                                          INFORMATION NOT REQUIRED IN PROSPECTUS

 Exhibit
 Number                            Exhibit Description
 -------                           -------------------
   10.48 Amendment to Contract Addendum A to Contract No. 2102 dated March 31,
         1993 between the Iowa Department of General Services and McLeod
         Telecommunications, Inc. (Filed as Exhibit 10.48 to Initial Form S-1
         and incorporated herein by reference).
   10.49 Construction Services Agreement dated June 30, 1995 between MFS
         Network Technologies, Inc. and MWR Telecom, Inc. (Filed as Exhibit
         10.49 to Initial Form S-1 and incorporated herein by reference).
   10.50 First Amendment to Agreement Regarding Support Agreement dated May 14,
         1996 among McLeod, Inc., IES Diversified Inc. and IES Investments Inc.
         (Filed as Exhibit 10.50 to Initial Form S-1 and incorporated herein by reference).
   10.51 First Amendment to Agreement Regarding Guarantee dated May 14, 1996 among McLeod, Inc., IES Diversified Inc. and IES Investments Inc.
         (Filed as Exhibit 10.51 to Initial Form S-1 and incorporated herein by reference).
   10.52 Amended and Restated Directors Stock Option Plan of McLeod, Inc.
         (Filed as Exhibit 10.52 to Initial Form S-1 and incorporated herein by reference).
   10.53 Forms of Employment, Confidentiality and Non-Competition Agreement
         between McLeod, Inc. and certain employees of McLeod, Inc. (Filed as
         Exhibit 10.53 to Initial Form S-1 and incorporated herein by reference).
   10.54 Form of Change-of-Control Agreement between McLeod, Inc. and certain employees of McLeod, Inc. (Filed as Exhibit 10.54 to Initial Form S-1
         and incorporated herein by reference).
   10.55 McLeod, Inc. 1996 Employee Stock Option Plan, as amended. (Filed as
         Exhibit 10.55 to the November 1996 Form S-1 and incorporated herein by reference).
   10.56 McLeod, Inc. Employee Stock Purchase Plan, as amended. (Filed as
         Exhibit 10.56 to the 1996 Form 10-K and incorporated herein by reference).
   10.57 Form of Indemnity Agreement between McLeod, Inc. and certain officers and directors of McLeod, Inc. (Filed as Exhibit 10.57 to Initial Form
         S-1 and incorporated herein by reference).
   10.58 License Agreement dated April 24, 1996 between PageMart, Inc. and MWR
         Telecom, Inc. (Filed as Exhibit 10.58 to Initial Form S-1 and
         incorporated herein by reference).
   10.59 Assignment of Purchase Agreement dated August 15, 1996 between Ryan
         Properties, Inc. and McLeod, Inc. (Filed as Exhibit 10.59 to the
         November 1996 Form S-1 and incorporated herein by reference).
   10.60 Assignment of Purchase Agreement dated August 14, 1996 between Ryan
         Properties, Inc. and McLeod, Inc. (Filed as Exhibit 10.60 to the
         November 1996 Form S-1 and incorporated herein by reference).
   10.61 Asset Purchase Agreement dated September 4, 1996 between Total
         Communication Services, Inc. and McLeod Telemanagement, Inc. (Filed as
         Exhibit 10.61 to the November 1996 Form S-1 and incorporated herein by reference).
   10.62 First Amendment to Asset Purchase Agreement dated September 30, 1996 between Total Communication Services, Inc. and McLeod Telemanagement,
         Inc. (Filed as Exhibit 10.62 to the November 1996 Form S-1 and
         incorporated herein by reference).
   10.63 McLeod, Inc. Incentive Plan. (Filed as Exhibit 10.63 to the November
         1996 Form S-1 and incorporated herein by reference).
   10.64 Amended and Restated Credit Agreement dated as of May 5, 1996 among
         TelecomwUSA Publishing Group, Inc., TelecomwUSA Publishing Company and
         TelecomwUSA Neighborhood Directories, Inc. and Norwest Bank Iowa,
         National Association. (Filed as Exhibit 10.64 to the November 1996
         Form S-1 and incorporated herein by reference).

                                      II-8
INFORMATION NOT REQUIRED IN PROSPECTUS

 Exhibit
 Number                            Exhibit Description
 -------                           -------------------
   10.65 First Amendment to Amended and Restated Credit Agreement dated as of
         January 31, 1996 by and between TelecomwUSA Publishing Group, Inc.,
         TelecomwUSA Publishing Company and TelecomwUSA Neighborhood Directo-
         ries, Inc. and Norwest Bank Iowa, National Association. (Filed as Ex-
         hibit 10.65 to the November 1996 Form S-1 and incorporated herein by reference).
   10.66 Lease Agreement dated as of September 26, 1994 between Ryan
         Properties, Inc. and Ruffalo, Cody & Associates, Inc. (Filed as
         Exhibit 10.66 to the November 1996 Form S-1 and incorporated herein by reference).
   10.67 First Lease Amendment dated as of April 12, 1995 between Ryan
         Properties, Inc. and Ruffalo, Cody & Associates, Inc. (Filed as
         Exhibit 10.67 to the November 1996 Form S-1 and incorporated herein by reference).
   10.68 Lease Agreement dated as of July 18, 1995 between 2060 Partnership,
         L.P. and TelecomwUSA Publishing Company. (Filed as Exhibit 10.68 to
         the November 1996 Form S-1 and incorporated herein by reference).
   10.69 Lease Agreement dated April 26, 1995 by and between A.M. Henderson and
         TelecomwUSA Publishing Company. (Filed as Exhibit 10.69 to the
         November 1996 Form S-1 and incorporated herein by reference).
   10.70 License Agreement dated as of April 19, 1994, between Ameritech
         Information Industry Services and TelecomwUSA Publishing Company.
         (Filed as Exhibit 10.70 to the November 1996 Form S-1 and incorporated herein by reference).
   10.71 License Agreement dated September 13, 1993 between U S WEST
         Communications, Inc. and TelecomwUSA Publishing Company. (Filed as
         Exhibit 10.71 to the November 1996 Form S-1 and incorporated herein by reference).
   10.72 Form of McLeod, Inc. Directors Stock Option Plan Option Agreement.
         (Filed as Exhibit 10.72 to the November 1996 Form S-1 and incorporated herein by reference).
   10.73 Forms of McLeod, Inc. 1996 Employee Stock Option Plan Incentive Stock
         Option Agreement. (Filed as Exhibit 10.73 to the November 1996 Form S-
         1 and incorporated herein by reference).
   10.74 Forms of McLeod, Inc. 1996 Employee Stock Option Plan Non-Incentive
         Stock Option Agreement. (Filed as Exhibit 10.74 to the November 1996
         Form S-1 and incorporated herein by reference).
   10.75 Option Agreement dated April 27, 1995 between Fronteer Directory
         Company, Inc. and TelecomwUSA Publishing Company. (Filed as Exhibit
         10.75 to the November 1996 Form S-1 and incorporated herein by reference).
   10.76 Promissory Note dated May 5, 1995 between TelecomwUSA Publishing
         Company and Fronteer Directory Company, Inc. (Filed as Exhibit 10.76
         to the November 1996 Form S-1 and incorporated herein by reference).
   10.77 Security Agreement dated May 5, 1995 between TelecomwUSA Publishing
         Company and Fronteer Directory Company, Inc. (Filed as Exhibit 10.77
         to the November 1996 Form S-1 and incorporated herein by reference).
   10.78 Design/Build Construction Contract dated September 17, 1996 between
         Ryan Construction Company of Minnesota, Inc. and McLeod, Inc. (Filed
         as Exhibit 10.78 to the November 1996 Form S-1 and incorporated herein by reference).
   10.79 Guaranty Agreement dated as of October 17, 1996 by McLeod, Inc. in favor of Kirkwood Community College. (Filed as Exhibit 10.79 to the
         November 1996 Form S-1 and incorporated herein by reference).

                                      II-9
                                          INFORMATION NOT REQUIRED IN PROSPECTUS

 Exhibit
 Number                            Exhibit Description
 -------                           -------------------
   10.80 Industrial New Jobs Training Agreement dated as of October 31, 1996 between Kirkwood Community College and McLeod Telemanagement, Inc.
         (Filed as Exhibit 10.80 to the November 1996 Form S-1 and incorporated herein by reference).
   10.81 Industrial New Jobs Training Agreement dated as of October 31, 1996 between Kirkwood Community College and McLeod Telecommunications, Inc.
         (Filed as Exhibit 10.81 to the November 1996 Form S- 1 and
         incorporated herein by reference).
   10.82 Industrial New Jobs Training Agreement dated as of October 31, 1996 between Kirkwood Community College and McLeod Network Services, Inc.
         (Filed as Exhibit 10.82 to the November 1996 Form S-1 and incorporated herein by reference).
   10.83 Industrial New Jobs Training Agreement dated as of October 31, 1996 between Kirkwood Community College and McLeod, Inc. (Filed as Exhibit
         10.83 to the November 1996 Form S-1 and incorporated herein by reference).
   10.84 Change Order No. 1 to the Construction Services Agreement dated
         November 22, 1995 by and between MWR TeIecom, Inc. and MFS Network
         Technologies, Inc. (Filed as Exhibit 10.84 to the November 1996 Form
         S-1 and incorporated herein by reference).
   10.85 Change Order No. 2 to the Construction Services Agreement dated August
         14, 1996 between MWR Telecom, Inc. and MFS Network Technologies, Inc.
         (Filed as Exhibit 10.85 to the November 1996 Form S-1 and incorporated herein by reference).
   10.86 Change Order No. 3 to the Construction Services Agreement dated
         October 31, 1996 between MWR Telecom, Inc. and MFS Network
         Technologies, Inc. (Filed as Exhibit 10.86 to the November 1996 Form
         S-1 and incorporated herein by reference).
   10.87 Independent Contractor Sales Agreement dated May, 1995 between Sprint
         Communications Company L.P. and Ruffalo, Cody & Associates, Inc.
         (Filed as Exhibit 10.87 to the November 1996 Form S-1 and incorporated herein by reference).
   10.88 Second Amendment to Asset Purchase Agreement dated October 31, 1996 between Total Communication Services, Inc. and McLeod Telemanagement,
         Inc. (Filed as Exhibit 10.88 to the November 1996 Form S-1 and
         incorporated herein by reference).
   10.89 Escrow Agreement dated July 15, 1996 among McLeod, Inc., certain shareholders of Ruffalo, Cody & Associates, Inc., Albert P. Ruffalo
         and Norwest Bank N.A. (Filed as Exhibit 10.89 to the November 1996
         Form S-1 and incorporated herein by reference).
   10.90 Sale and Purchase Agreement dated January 27, 1997 among McLeodUSA
         Publishing Company, Fronteer Financial Holdings, Ltd., Classified
         Directories, Inc., Larry A. Scott, James Greff, Randall L. Gowin and
         Edwin Dressler and certain directors, officers and shareholders of
         Fronteer Financial Holdings, Ltd. (Filed as Exhibit 10.90 to the 1996
         Form 10-K and incorporated herein by reference).
   10.91 Sale and Purchase Agreement dated February 27, 1997 among McLeodUSA
         Publishing Company, Indiana Directories, Inc., John Morgan, Hank
         Meijer, Jack Hendricks, Brad Nelson and Talking Directories, Inc.
         (Filed as Exhibit 10.91 to the 1996 Form 10-K and incorporated herein by reference).
   10.92 Amendment to Sale and Purchase Agreement dated February 28, 1997 between McLeodUSA Publishing Company and Indiana Directories, Inc.
         (Filed as Exhibit 10.92 to the 1996 Form 10-K and incorporated herein by reference).
   10.93 Ameritech Centrex Service Confirmation of Service Orders dated August
         21, 1996 between McLeod Telemanagement, Inc. and Ameritech Information
         Industry Services. (Filed as Exhibit 10.93 to the 1996 Form 10-K and
         incorporated herein by reference).

                                     II-10
INFORMATION NOT REQUIRED IN PROSPECTUS

 Exhibit
 Number                            Exhibit Description
 -------                           -------------------
 **10.94  Amended and Restated Program Enrollment Terms dated November 1, 1996 between WorldCom Network Services, Inc. d/b/a WilTel and McLeod
          Telemanagement, Inc. (Filed as Exhibit 10.94 to Annual Report on Form
          10-K/A, File No. 0-20763, filed with the Commission on April 8, 1997 and incorporated herein by reference).
   10.95  Letter Agreement dated April 15, 1997 between U S WEST Communications and McLeodUSA Network Services, Inc. (Filed as Exhibit 10.1 to
          Quarterly Report on Form 10-Q, File No. 0-20763, filed with the
          Commission on May 14, 1997 and incorporated herein by reference).
   10.96  Network Agreement dated April 7, 1997, between Wisconsin Power and
          Light Company and McLeodUSA Telecommunications Services, Inc. (Filed
          as Exhibit 10.96 to the July 1997 Form S-4 and incorporated herein by reference).
   10.97  Agreement dated July 7, 1997 between McLeodUSA Telecommunications
          Services, Inc. and U S WEST Communications, Inc. (Filed as Exhibit
          10.97 to the July 1997 Form S-4 and incorporated herein by reference).
   10.98  Agreement dated August 14, 1997 between McLeodUSA Incorporated and
          Taylor Ball, Inc. (Filed as Exhibit 10.98 to the November 1997 Form
          S-4 and incorporated herein by reference).
   10.99  Interconnection Agreement Under Sections 251 and 252 of the
          Telecommunications Act of 1996 dated as of October 28, 1996 between
          Ameritech Information Industry Services and Consolidated
          Communications Telecom Services Inc. (Filed as Exhibit 10.99 to the
          November 1997 Form S-4 and incorporated herein by reference).
   10.100 Interconnection Agreement Under Sections 251 and 252 of the
          Telecommunications Act of 1996 dated as of July 17, 1997 between
          Ameritech Information Industry Services and Consolidated
          Communications Telecom Services Inc. (Filed as Exhibit 10.100 to the
          November 1997 Form S-4 and incorporated herein by reference).
   11.1   Statement regarding Computation of Per Share Earnings (Filed as
          Exhibit 11.1 to the Quarterly Report on Form 10-Q, File No. 0-20763,
          filed with the Commission on November 16, 1998 and incorporated herein by reference).
   16.1   Letter regarding Change in Certifying Accountant (Filed as Exhibit
          16.1 to the 1997 Form 10-K and incorporated herein by reference).
   21.1   Subsidiaries of McLeodUSA Incorporated (Filed as Exhibit 21.1 to the
          1997 Form 10-K and incorporated herein by reference).
   23.1*  Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).
   23.2*  Consent of Arthur Andersen LLP.
   23.3*  Consent of Duff & Phelps, LLC.
   23.4   Consent of Warner Norcross & Judd LLP (included in Exhibit 8.1).
   23.5*  Consent of Olsen Thielen & Co., Ltd.
   24.1   Power of attorney (included on signature page).
   27.1   Financial Data Schedule (Filed as Exhibit 27.1 to the Quarterly
          Report on Form 10-Q, File No. 0-20763, filed with the Commission on
          November 16, 1998 and incorporated herein by reference).
   99.1   Purchase Agreement dated as of August 15, 1996 between Iowa Land and
          Building Company and Ryan Properties, Inc. (Filed as Exhibit 99.1 to
          the November Form S-1 and incorporated herein by reference).

                                     II-11
                                          INFORMATION NOT REQUIRED IN PROSPECTUS

 Exhibit
 Number                            Exhibit Description
 -------                           -------------------
   99.2  Purchase Agreement dated as of June 28, 1996 between Donald E. Zvacek,
         Dennis E. Zvacek and Robert J. Zvacek and Ryan Properties, Inc. (Filed
         as Exhibit 99.2 to the November Form S-1 and incorporated herein by reference).
   99.3* Form of Proxy Card
   99.4* Form of Letter to Stockholders of Dakota Telecommunications Group,
         Inc.
   99.5* Form of Employee Stock Ownership Plan Vote Direction Form

--------

  * Filed herewith.

 ** Confidential treatment has been granted. The copy filed as an exhibit omits the information subject to the confidential treatment request.

*** Previously filed.

  (b) Financial Statement Schedules.

  The following financial statement schedule was filed with McLeodUSA's Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 0-20763), filed with the Commission on March 9, 1998, and is incorporated herein by reference:

    Schedule II--Valuation and Qualifying Accounts

  Schedules not listed above have been omitted because they are inapplicable or the information required to be set forth therein is contained, or incorporated by reference, in the Consolidated Financial Statements of McLeodUSA or notes thereto.

Item 22. Undertakings

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

  The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

  The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                                     II-12
INFORMATION NOT REQUIRED IN PROSPECTUS

    (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement when it becomes effective; and

    (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

  The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by Form S-4 with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of Form S-4.

  The undersigned registrant hereby undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                     II-13
                                         INFORMATION NOT REQUIRED IN PROSPECTUS

                                  SIGNATURES

  Pursuant to the requirements of Securities Act, McLeodUSA has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cedar Rapids, Iowa, on this 15th day of January, 1999.

                                          McLeodUSA Incorporated

                                                  /s/ Clark E. McLeod
                                          By: _________________________________
                                                      Clark E. McLeod
                                                Chairman and Chief Executive
                                                          Officer

                                     II-14
INFORMATION NOT REQUIRED IN PROSPECTUS

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Clark E. McLeod, Stephen C. Gray and Blake O. Fisher, Jr., jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons, in the capacities indicated below, on this 15th day of January, 1999.

              Signature                                  Title
              ---------                                  -----

       /s/ Clark E. McLeod                Chairman, Chief Executive Officer
______________________________________     and Director (Principal Executive
           Clark E. McLeod                 Officer)

                  *                       Vice Chairman and Director
______________________________________
          Richard A. Lumpkin

                  *                       President, Chief Operating Officer
______________________________________     and Director
           Stephen C. Gray

                  *                       Group Vice President and Director
______________________________________
         Blake O. Fisher, Jr.

                  *                       Group Vice President, Chief
______________________________________     Financial Officer and Treasurer
           J. Lyle Patrick                 (Principal Financial Officer and
                                           Principal Accounting Officer)

                  *                       Director
______________________________________
          Thomas M. Collins

                  *                       Director
______________________________________
           Robert J. Currey

                  *                       Director
______________________________________
               Lee Liu

                  *                       Director
______________________________________
            Paul D. Rhines

                  *                       Director
______________________________________
          Ronald W. Stepien

       */s/ Clark E. McLeod
______________________________________
           Clark E. McLeod
           Attorney-in-fact

                                     II-15
                                         INFORMATION NOT REQUIRED IN PROSPECTUS

                               INDEX TO EXHIBITS

 Exhibit
 Number                            Exhibit Description
 -------                           -------------------
  1.1    Purchase Agreement, dated as of February 26, 1997 among Salomon
         Brothers Inc, Morgan Stanley & Co. Incorporated and McLeod, Inc.
         (Filed as Exhibit 1.1 to Registration Statement on Form S-4, File No.
         333-27647 (the "July 1997 Form S-4"), and incorporated herein by reference).
  1.2    Purchase Agreement, dated as of July 15, 1997 among Salomon Brothers
         Inc, Bear, Stearns & Co. Inc., Morgan Stanley Dean Witter and
         McLeodUSA Incorporated. (Filed as Exhibit 1.2 to Registration
         Statement on Form S-4, File No. 333-34227 (the "November 1997 Form S-
         4"), and incorporated herein by reference).
  1.3    Purchase Agreement, dated as of March 10, 1998 among Salomon Brothers
         Inc, Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated,
         Chase Securities Inc. and McLeodUSA Incorporated. (Filed as Exhibit
         1.3 to Registration Statement on Form S-4, File No. 333-52793 (the
         "May 1998 Form S-4"), and incorporated herein by reference).
  1.4    Purchase Agreement, dated as of October 22, 1998 among Salomon Smith
         Barney Inc., Bear, Stearns & Co. Inc., Morgan Stanley & Co.
         Incorporated, Chase Securities Inc. and McLeodUSA Incorporated. (Filed
         as Exhibit 1.4 to Registration Statement on Form S-4, File
         No. 333-69621 ("December 1998 Notes S-4"), and incorporated herein by reference).
  2.1    Agreement and Plan of Reorganization dated April 28, 1995 among
         Midwest Capital Group Inc., MWR Telecom, Inc. and McLeod, Inc. (Filed
         as Exhibit 2.1 to Registration Statement on Form S-1, File No. 333-
         3112 ("Initial Form S-1"), and incorporated herein by reference).
  2.2    Agreement and Plan of Reorganization dated as of July 12, 1996 among
         Ruffalo, Cody & Associates, Inc., certain shareholders of Ruffalo,
         Cody & Associates, Inc. and McLeod, Inc. (Filed as Exhibit 2 to
         Current Report on Form 8-K, File No. 0-20763, filed with the
         Commission on July 29, 1996 and incorporated herein by reference).
  2.3    Agreement and Plan of Reorganization dated as of August 15, 1996 among
         TelecomwUSA Publishing Group, Inc. and McLeod, Inc. (Filed as Exhibit
         2 to Current Report on Form 8-K, File No. 0-20763, filed with the
         Commission on August 26, 1996 and incorporated herein by reference).
  2.4    Agreement and Plan of Reorganization dated as of January 27, 1997 among McLeod, Inc., Digital Communications of Iowa, Inc., Clark E.
         McLeod and Mary E. McLeod. (Filed as Exhibit 2 to Current Report on
         Form 8-K, File No. 0-20763, filed with the Commission on February 24,
         1997 and incorporated herein by reference).
  2.5    Asset Purchase Agreement dated as of May 30, 1997 by and among
         McLeodUSA Incorporated, ESI/McLeodUSA, Inc., and ESI Communications,
         Inc., ESI Communications/SW, Inc., ESI Communications/West, Inc., ESI
         Communications Downtown, Inc., ESI Communications North, Inc., and
         Michael Reichert, Peter Jones, John Pupkes and Jeff Meehan. (Filed as
         Exhibit 2.1 to Current Report on Form 8-K, File No. 0-20763 (the "June
         1997 Form 8-K"), filed with the Commission on June 26, 1997 and incorporated herein by reference).
  2.6    Agreement and Plan of Reorganization dated as of June 14, 1997 among
         McLeodUSA Incorporated, Eastside Acquisition Co. and Consolidated
         Communications Inc. (Filed as Exhibit 2.2 to the June 1997 Form 8-K
         and incorporated herein by reference).
  2.7*   Agreement and Plan of Merger dated as of October 27, 1998 among
         McLeodUSA Incorporated, West Group Acquisition Co. and Dakota
         Telecommunications Group, Inc. (Attached as Appendix A to the Proxy
         Statement/Prospectus).

                                                                   EXHIBIT INDEX

 Exhibit
 Number                            Exhibit Description
 -------                           -------------------
  2.8    Agreement and Plan of Merger, dated as of January 7, 1999, among
         McLeodUSA Incorporated, Bravo Acquisition Corporation, Ovation
         Communications, Inc. and certain stockholders of Ovation
         Communications, Inc. (Filed as Exhibit 2.1 to Current Report on Form
         8-K, File No. 0-20763 (the "January 1999 Form 8-K"), filed with the
         Commission on January 14, 1999 and incorporated herein by reference).
  2.9    Agreement and Plan of Merger, dated as of January 7, 1999, among
         McLeodUSA Incorporated, McLeodUSA Publishing Company, Pubco Merging
         Co., Talking Directories, Inc. and certain stockholders of Talking
         Directories, Inc. (Filed as Exhibit 2.2 to the January 1999 Form 8-
         K and incorporated herein by reference).
  2.10   Agreement and Plan of Merger, dated as of January 7, 1999, among
         McLeodUSA Incorporated, McLeodUSA Publishing Company, Publication
         Merge Co., Info America Phone Books, Inc. and certain stockholders of
         Info America Phone Books, Inc. (Filed as Exhibit 2.3 to the January
         1999 Form 8-K and incorporated herein by reference).
  3.1    Amended and Restated Certificate of Incorporation of McLeod, Inc.
         (Filed as Exhibit 3.1 to Initial Form S-1 and incorporated herein by reference).
  3.2    Amended and Restated Bylaws of McLeod, Inc. (Filed as Exhibit 3.2 to
         Registration Statement on Form S-1, File No. 333-13885 (the "November
         1996 Form S-1"), and incorporated herein by reference).


  3.3    Certificate of Amendment of Amended and Restated Certificate of
         Incorporation of McLeod Inc. (Filed as Exhibit 3.3 to the July 1997
         Form S-4 and incorporated herein by reference).
  3.4    Certificate of Change of Registered Agent and Registered Office of
         McLeodUSA Incorporated. (Filed as Exhibit 3.4 to Annual Report on Form
         10-K, File No. 0-20763, filed with the Commission on March 6, 1998
         (the "1997 Form 10-K") and incorporated herein by reference).
  4.1    Form of Class A Common Stock Certificate of McLeod, Inc. (Filed as
         Exhibit 4.1 to Initial Form S-1 and incorporated herein by reference).
  4.2    Indenture dated March 4, 1997 between McLeod, Inc. and United States
         Trust Company of New York, as Trustee, relating to the 10 1/2% Senior
         Discount Notes Due 2007 of McLeod, Inc. (Filed as Exhibit 4.2 to
         Annual Report on Form 10-K, File No. 0-20763, filed with the
         Commission on March 31, 1997 (the "1996 Form 10-K") and incorporated herein by reference).
  4.3    Initial Global 10 1/2% Senior Discount Note Due March 1, 2007 of
         McLeod, Inc., dated March 4, 1997. (Filed as Exhibit 4.3 to the 1996
         Form 10-K and incorporated herein by reference).
  4.4    Form of Certificated 10 1/2% Senior Discount Note Due March 1, 2007 of
         McLeod, Inc. (Filed as Exhibit 4.4 to the 1996 Form 10-K and incorporated herein by reference).
  4.5    Registration Agreement dated March 4, 1997 among McLeod, Inc., Salomon
         Brothers Inc and Morgan Stanley & Co. Incorporated. (Filed as Exhibit
         4.5 to the 1996 Form 10-K and incorporated herein by reference).
  4.6    Investor Agreement dated as of April 1, 1996 among McLeod, Inc., IES
         Investments Inc., Midwest Capital Group Inc., MWR Investments Inc.,
         Clark and Mary McLeod, and certain other stockholders. (Filed as Exhibit 4.8 to Initial Form S-1 and incorporated herein by reference).
  4.7 Amendment No. 1 to Investor Agreement dated as of October 23, 1996 by and among McLeod, Inc., IES Investments Inc., Midwest Capital Group
         Inc., MWR Investments Inc., Clark E. McLeod and Mary E. McLeod. (Filed as Exhibit 4.3 to the November 1996 Form S-1 and incorporated herein by reference).

EXHIBIT INDEX

 Exhibit
 Number                            Exhibit Description
 -------                           -------------------
  4.8    Form of 10 1/2% Senior Discount Exchange Note Due 2007 of McLeodUSA
         Incorporated. (Filed as Exhibit 4.8 to the July 1997 Form S-4 and
         incorporated herein by reference).
  4.9    Indenture dated as of July 21, 1997 between McLeodUSA Incorporated and
         United States Trust Company of New York, as Trustee, relating to the 9
         1/4% Senior Notes Due 2007 of McLeodUSA Incorporated. (Filed as
         Exhibit 4.9 to the July 1997 Form S-4 and incorporated herein by reference).
  4.10   Form of Initial Global 9 1/4% Senior Note Due 2007 of McLeodUSA
         Incorporated. (Filed as Exhibit 4.10 to the July 1997 Form S-4 and
         incorporated herein by reference).
  4.11   Registration Agreement dated July 21, 1997 among McLeodUSA
         Incorporated, Salomon Brothers Inc, Morgan Stanley Dean Witter and
         Bear, Stearns & Co. Inc. (Filed as Exhibit 4.11 to the July 1997 Form
         S-4 and incorporated herein by reference).
  4.12   Stockholders' Agreement dated June 14, 1997 among McLeodUSA
         Incorporated, IES Investments Inc., Midwest Capital Group, Inc., MWR
         Investments Inc., Clark E. McLeod, Mary E. McLeod and Richard A.
         Lumpkin on behalf of each of the shareholders of Consolidated
         Communications Inc. listed on Schedule 1 of the Stockholders'
         Agreement. (Filed as Exhibit 4.12 to the July 1997 Form S-4 and
         incorporated herein by reference).
  4.13   Amendment No. 1 to Stockholders' Agreement dated as of September 19,
         1997 by and among McLeodUSA Incorporated, IES Investments Inc.,
         Midwest Capital Group, Inc., MWR Investments Inc., Clark E. McLeod,
         Mary E. McLeod and Richard A. Lumpkin on behalf of each of the shareholders of Consolidated Communications Inc. listed in Schedule I thereto. (Filed as Exhibit 4.1 to the Quarterly Report on Form 10-Q,
         File No. 0-20763, filed with the Commission on November 14, 1997 and incorporated herein by reference).
  4.14   Form of 9 1/4% Senior Exchange Note Due 2007 of McLeodUSA
         Incorporated. (Filed as Exhibit 4.14 to the 1997 Form 10-K and
         incorporated herein by reference).
  4.15   Indenture dated as of March 16, 1998 between McLeodUSA Incorporated and United States Trust Company of New York, as Trustee, relating to the 8 3/8% Senior Notes Due 2008 of McLeodUSA Incorporated. (Filed as
         Exhibit 4.15 to May 1998 Form S-4 and incorporated herein by reference).
  4.16   Form of Global 8- 3/8% Senior Note Due 2008 of McLeodUSA Incorporated
         (contained in the Indenture filed as Exhibit 4.15).
  4.17   Registration Agreement dated March 16, 1998 among McLeodUSA
         Incorporated, Solomon Brothers Inc, Bear, Stearns & Co. Inc., Morgan
         Stanley & Co. Incorporated and Chase Securities Inc. (Filed as Exhibit
         4.17 to May 1998 Form S-4 and Incorporated herein by reference).
  4.18   Stockholders' Agreement dated November 18, 1998 by and among McLeodUSA
         Incorporated; IES Investments Inc., Clark E. McLeod; Mary E. McLeod;
         and Richard A. Lumpkin and each of the former shareholders of
         Consolidated Communications Inc. ("CCI") and certain permitted transferees of the former CCI shareholders. (Filed as Exhibit 99.1 to the Current Report on Form 8-K, File No. 0-20763, filed with the
         Commission on November 19, 1998 and incorporated herein by reference).
  4.19   Indenture dated as of October 30, 1998 between McLeodUSA Incorporated and United States Trust Company of New York, as Trustee, relating to the 9 1/2% Senior Notes Due 2008 of McLeodUSA Incorporated (Filed as
         Exhibit 4.19 to December 1998 Notes S-4 and incorporated herein by reference).
  4.20   Form of Global 9 1/2% Senior Note Due 2008 of McLeodUSA Incorporated
         (Filed as
         Exhibit 4.20 to December 1998 Notes S-4 and incorporated herein by reference).


                                                                   EXHIBIT INDEX

 Exhibit
 Number                            Exhibit Description
 -------                           -------------------
  4.21   Registration Agreement dated October 30, 1998 among McLeodUSA
         Incorporated, Salomon Smith Barney Inc., Bear, Stearns & Co. Inc.,
         Morgan Stanley & Co. Incorporated and Chase Securities Inc. (Filed as
         Exhibit 4.21 to December 1998 Notes S-4 and incorporated herein by reference).
  4.22   Stockholders' Agreement, dated as of January 7, 1999, by and among
         McLeodUSA Incorporated, IES Investments Inc., Clark E. McLeod, Mary E.
         McLeod, Richard A. Lumpkin, Gail Lumpkin, M/C Investors L.L.C. and
         Media/Communications Partners III Limited Partnership (Filed as
         Exhibit 4.1 to the January 1999 Form 8-K and incorporated herein by reference.)
  5.1*   Opinion of Hogan & Hartson L.L.P.
  8.1*** Opinion of Warner Norcross & Judd LLP regarding certain tax matters.
 10.1    Credit Agreement dated as of May 16, 1994 among McLeod, Inc., McLeod
         Network Services, Inc., McLeod Telemanagement, Inc., McLeod
         Telecommunications, Inc. and The First National Bank of Chicago.
         (Filed as Exhibit 10.1 to Initial Form S-1 and incorporated herein by reference).
 10.2    First Amendment to Credit Agreement dated as of June 17, 1994 among
         McLeod, Inc., McLeod Network Services, Inc., McLeod Telemanagement,
         Inc., McLeod Telecommunications, Inc. and The First National Bank of
         Chicago. (Filed as Exhibit 10.2 to Initial Form S-1 and incorporated herein by reference).
 10.3    Second Amendment to Credit Agreement dated as of December 1, 1994 among McLeod, Inc., McLeod Network Services, Inc., McLeod
         Telemanagement, Inc., McLeod Telecommunications, Inc. and The First
         National Bank of Chicago. (Filed as Exhibit 10.3 to Initial Form S-1
         and incorporated herein by reference).
 10.4    Third Amendment to Credit Agreement dated as of May 31, 1995 among
         McLeod, Inc., McLeod Network Services, Inc., McLeod Telemanagement,
         Inc., McLeod Telecommunications, Inc., MWR Telecom, Inc. and The First
         National Bank of Chicago. (Filed as Exhibit 10.4 to Initial Form S-1
         and incorporated herein by reference).
 10.5    Fourth Amendment to Credit Agreement dated as of July 28, 1995 among
         McLeod, Inc., McLeod Network Services, Inc., McLeod Telemanagement,
         Inc., McLeod Telecommunications, Inc., MWR Telecom, Inc. and The First
         National Bank of Chicago. (Filed as Exhibit 10.5 to Initial Form S-1
         and incorporated herein by reference).
 10.6    Fifth Amendment to Credit Agreement dated as of October 18, 1995 among
         McLeod, Inc., McLeod Network Services, Inc., McLeod Telemanagement,
         Inc., McLeod Telecommunications, Inc., MWR Telecom, Inc. and The First
         National Bank of Chicago. (Filed as Exhibit 10.6 to Initial Form S-1
         and incorporated herein by reference).
 10.7    Sixth Amendment to Credit Agreement dated as of March 29, 1996 among
         McLeod, Inc., McLeod Network Services, Inc., McLeod
         Telecommunications, Inc., MWR Telecom, Inc. and The First National
         Bank of Chicago. (Filed as Exhibit 10.7 to Initial Form S-1 and
         incorporated herein by reference).
 10.8    Security Agreement dated as of May 16, 1994 among McLeod, Inc., McLeod
         Network Services, Inc., McLeod Telemanagement, Inc., McLeod
         Telecommunications, Inc. and The First National Bank of Chicago.
         (Filed as Exhibit 10.8 to Initial Form S-1 and incorporated herein by reference).
 10.9    First Amendment to Security Agreement dated as of December 1, 1994 among McLeod, Inc., McLeod Network Services, Inc., McLeod
         Telemanagement, Inc., McLeod Telecommunications, Inc. and The First
         National Bank of Chicago. (Filed as Exhibit 10.9 to Initial Form S-1
         and incorporated herein by reference).

EXHIBIT INDEX

 Exhibit
 Number                            Exhibit Description
 -------                           -------------------
  10.10  Support Agreement dated as of December 1, 1994 among IES Diversified
         Inc., McLeod, Inc., McLeod Network Services, Inc., McLeod
         Telemanagement, Inc., McLeod Telecommunications, Inc. and The First
         National Bank of Chicago. (Filed as Exhibit 10.10 to Form S-1 and
         incorporated herein by reference).
  10.11  Agreement Regarding Support Agreement dated December 1994 between
         McLeod, Inc. and IES Diversified Inc. (Filed as Exhibit 10.11 to
         Initial Form S-1 and incorporated herein by reference).
  10.12  Agreement Regarding Guarantee dated May 16, 1994 between McLeod, Inc.
         and IES Diversified Inc. (Filed as Exhibit 10.12 to Initial Form S-1
         and incorporated herein by reference).
  10.13  Joinder to and Assumption of Credit Agreement dated as of April 28,
         1995 between McLeod Merging Co. and The First National Bank of
         Chicago. (Filed as Exhibit 10.13 to Initial Form S-1 and incorporated herein by reference).
  10.14  Joinder to and Assumption of Security Agreement dated as of April 28,
         1995 between McLeod Merging Co. and The First National Bank of
         Chicago. (Filed as Exhibit 10.14 to Initial Form S-1 and incorporated herein by reference).
  10.15  Letter from The First National Bank of Chicago to James L. Cram dated
         April 28, 1995 regarding extension of the termination date under the
         Credit Agreement. (Filed as Exhibit 10.15 to Initial Form S-1 and
         incorporated herein by reference).
  10.16  Credit Agreement dated as of March 29, 1996 among McLeod, Inc., McLeod
         Network Services, Inc., McLeod Telemanagement, Inc., McLeod
         Telecommunications, Inc., MWR Telecom, Inc. and The First National
         Bank of Chicago. (Filed as Exhibit 10.16 to Initial Form S-1 and
         incorporated herein by reference).
  10.17  Agreement for Construction Related Services dated as of October 17,
         1995 between City Signal Fiber Services, Inc. and McLeod Network
         Services, Inc. (Filed as Exhibit 10.17 to Initial Form S-1 and
         incorporated herein by reference).
  10.18  Construction Services Agreement dated March 27, 1996 between City
         Signal Fiber Services, Inc. and McLeod Network Services, Inc. (Filed
         as Exhibit 10.18 to Initial Form S-1 and incorporated herein by reference).
  10.19  Fiber Optic Use Agreement dated as of February 14, 1996 between McLeod
         Network Services, Inc. and Galaxy Telecom, L.P. (Filed as Exhibit
         10.19 to Initial Form S-1 and incorporated herein by reference).
  10.20  Agreement dated as of July 11, 1994 between McLeod Network Services,
         Inc. and KLK Construction. (Filed as Exhibit 10.20 to Initial Form S-1
         and incorporated herein by reference).
  10.21  Lease Agreement dated September 5, 1995 between State of Iowa and MWR
         Telecom, Inc. (Filed as Exhibit 10.21 to Initial Form S-1 and
         incorporated herein by reference).
  10.22  Lease Agreement dated September 5, 1995 between State of Iowa and
         McLeod Network Services, Inc. (Filed as Exhibit 10.22 to Initial Form
         S-1 and incorporated herein by reference).
  10.23  Contract dated September 5, 1995 between Iowa Telecommunications and
         Technology Commission and MWR Telecom, Inc. (Filed as Exhibit 10.23 to
         Initial Form S-1 and incorporated herein by reference).
  10.24  Contract dated June 27, 1995 between Iowa National Guard and McLeod
         Network Services, Inc. (Filed as Exhibit 10.24 to Initial Form S-1 and
         incorporated herein by reference).

                                                                   EXHIBIT INDEX

 Exhibit
 Number                            Exhibit Description
 -------                           -------------------
  10.25  Addendum Number One to Contract dated September 5, 1995 between Iowa
         National Guard and McLeod Network Services, Inc. (Filed as Exhibit
         10.25 to Initial Form S-1 and incorporated herein by reference).
  10.26  U S WEST Centrex Plus Service Rate Stability Plan dated October 15,
         1993 between McLeod Telemanagement, Inc. and U S WEST Communications,
         Inc. (Filed as Exhibit 10.26 to Initial Form S-1 and incorporated herein by reference).
  10.27  U S WEST Centrex Plus Service Rate Stability Plan dated July 17, 1993 between McLeod Telemanagement, Inc. and U S WEST Communications, Inc.
         (Filed as Exhibit 10.27 to Initial Form S-1 and incorporated herein by reference).
  10.28  Ameritech Centrex Service Confirmation of Service Orders dated various dates in 1994, 1995 and 1996 between McLeod Telemanagement, Inc. and
         Ameritech Information Industry Services. (Filed as Exhibit 10.28 to
         Initial Form S-1 and incorporated herein by reference).
  10.29  Lease Agreement dated as of December 28, 1993 between 2060 Partnership and McLeod Telemanagement, Inc., as amended by Amendments First to
         Ninth dated as of July 3, 1994, March 25, 1994, June 22, 1994, August
         12, 1994, September 12, 1994, September 20, 1994, November 16, 1994,
         September 20, 1995 and January 6, 1996, respectively. (Filed as
         Exhibit 10.29 to Initial Form S-1 and incorporated herein by reference).
  10.30  Lease Agreement dated as of May 24, 1995 between 2060 Partnership and
         McLeod Telemanagement, Inc. (Filed as Exhibit 10.30 to Initial Form S-
         1 and incorporated herein by reference).
  10.31  Lease Agreement dated October 31, 1995 between I.R.F.B. Joint Venture and McLeod Telemanagement, Inc. (Filed as Exhibit 10.31 to Initial
         Form S-1 and incorporated herein by reference).
  10.32  First Amendment to Lease Agreement dated as of November 20, 1995 between I.R.F.B. Joint Venture and McLeod Telemanagement, Inc. (Filed
         as Exhibit 10.32 to Initial Form S-1 and incorporated herein by reference).
  10.33  Uniform Purchase Agreement dated July 22, 1993 between McLeod, Inc.
         and Hill's Maple Crest Farms Partnership. (Filed as Exhibit 10.33 to
         Initial Form S-1 and incorporated herein by reference).
  10.34  Master Right-of-Way Agreement dated July 27, 1994 between McLeod
         Network Services, Inc. and IES Industries Inc. (Filed as Exhibit 10.34
         to Initial Form S-1 and incorporated herein by reference).
  10.35  Master Right-of-Way and Tower Use Agreement dated February 13, 1996 between IES Industries Inc. and McLeod, Inc. (Filed as Exhibit 10.35
         to Initial Form S-1 and incorporated herein by reference).
  10.36  Master Pole, Duct and Tower Use Agreement dated February 20, 1996 between MidAmerican Energy Company and McLeod, Inc. (Iowa and South
         Dakota). (Filed as Exhibit 10.36 to Initial Form S-1 and incorporated herein by reference).
  10.37  Master Pole, Duct and Tower Use Agreement dated February 20, 1996 between MidAmerican Energy Company and McLeod, Inc. (Illinois). (Filed
         as Exhibit 10.37 to Initial Form S-1 and incorporated herein by reference).
  10.38  Settlement Agreement dated March 18, 1996 between U S WEST
         Communications, Inc. and McLeod Telemanagement, Inc. (Filed as Exhibit
         10.38 to Initial Form S-1 and incorporated herein by reference).
  10.39  Agreement dated August 4, 1995 between Vadacom, Inc. and McLeod
         Telemanagement, Inc. (Filed as Exhibit 10.39 to Initial Form S-1 and
         incorporated herein by reference).

EXHIBIT INDEX

 Exhibit
 Number                            Exhibit Description
 -------                           -------------------
 10.40   McLeod Telecommunications, Inc. 1992 Incentive Stock Option Plan.
         (Filed as Exhibit 10.40 to Initial Form S-1 and incorporated herein by reference).
 10.41   McLeod, Inc. 1993 Incentive Stock Option Plan. (Filed as Exhibit 10.41
         to Initial Form S-1 and incorporated herein by reference).
 10.42   McLeod, Inc. 1995 Incentive Stock Option Plan. (Filed as Exhibit 10.42
         to Initial Form S-1 and incorporated herein by reference).
 10.43   McLeod Telecommunications, Inc. Director Stock Option Plan. (Filed as
         Exhibit 10.43 to Initial Form S-1 and incorporated herein by reference).
 10.44   Promissory Note dated July 18, 1995 between Kirk E. Kaalberg and
         McLeod, Inc. (Filed as Exhibit 10.44 to Initial Form S-1 and
         incorporated herein by reference).
 10.45   Promissory Note dated March 29, 1996 between Stephen K. Brandenburg and McLeod, Inc. (Filed as Exhibit 10.45 to Initial Form S-1 and
         incorporated herein by reference).
 10.46   Agreement dated April 28, 1995 among McLeod, Inc., McLeod
         Telecommunications, Inc., McLeod Telemanagement, Inc., McLeod Network
         Services, Inc. and Clark E. McLeod. (Filed as Exhibit 10.46 to Initial
         Form S-1 and incorporated herein by reference).
 10.47** Telecommunications Services Agreement dated March 14, 1994 between
         WiITeI, Inc. and McLeod Telemanagement, Inc., as amended. (Filed as
         Exhibit 10.47 to Initial Form S-1 and incorporated herein by reference).
 10.48   Amendment to Contract Addendum A to Contract No. 2102 dated March 31,
         1993 between the Iowa Department of General Services and McLeod
         Telecommunications, Inc. (Filed as Exhibit 10.48 to Initial Form S-1
         and incorporated herein by reference).
 10.49   Construction Services Agreement dated June 30, 1995 between MFS
         Network Technologies, Inc. and MWR Telecom, Inc. (Filed as Exhibit
         10.49 to Initial Form S-1 and incorporated herein by reference).
 10.50   First Amendment to Agreement Regarding Support Agreement dated May 14,
         1996 among McLeod, Inc., IES Diversified Inc. and IES Investments Inc.
         (Filed as Exhibit 10.50 to Initial Form S-1 and incorporated herein by reference).
 10.51   First Amendment to Agreement Regarding Guarantee dated May 14, 1996 among McLeod, Inc., IES Diversified Inc. and IES Investments Inc.
         (Filed as Exhibit 10.51 to Initial Form S-1 and incorporated herein by reference).
 10.52   Amended and Restated Directors Stock Option Plan of McLeod, Inc.
         (Filed as Exhibit 10.52 to Initial Form S-1 and incorporated herein by reference).
 10.53   Forms of Employment, Confidentiality and Non-Competition Agreement
         between McLeod, Inc. and certain employees of McLeod, Inc. (Filed as
         Exhibit 10.53 to Initial Form S-1 and incorporated herein by reference).
 10.54   Form of Change-of-Control Agreement between McLeod, Inc. and certain employees of McLeod, Inc. (Filed as Exhibit 10.54 to Initial Form S-1
         and incorporated herein by reference).
 10.55   McLeod, Inc. 1996 Employee Stock Option Plan, as amended. (Filed as
         Exhibit 10.55 to the November 1996 Form S-1 and incorporated herein by reference).
 10.56   McLeod, Inc. Employee Stock Purchase Plan, as amended. (Filed as
         Exhibit 10.56 to the 1996 Form 10-K and incorporated herein by reference).
 10.57   Form of Indemnity Agreement between McLeod, Inc. and certain officers and directors of McLeod, Inc. (Filed as Exhibit 10.57 to Initial Form
         S-1 and incorporated herein by reference).

                                                                   EXHIBIT INDEX

 Exhibit
 Number                            Exhibit Description
 -------                           -------------------
  10.58  License Agreement dated April 24, 1996 between PageMart, Inc. and MWR
         Telecom, Inc. (Filed as Exhibit 10.58 to Initial Form S-1 and
         incorporated herein by reference).
  10.59  Assignment of Purchase Agreement dated August 15, 1996 between Ryan
         Properties, Inc. and McLeod, Inc. (Filed as Exhibit 10.59 to the
         November 1996 Form S-1 and incorporated herein by reference).
  10.60  Assignment of Purchase Agreement dated August 14, 1996 between Ryan
         Properties, Inc. and McLeod, Inc. (Filed as Exhibit 10.60 to the
         November 1996 Form S-1 and incorporated herein by reference).
  10.61  Asset Purchase Agreement dated September 4, 1996 between Total
         Communication Services, Inc. and McLeod Telemanagement, Inc. (Filed as
         Exhibit 10.61 to the November 1996 Form S-1 and incorporated herein by reference).
  10.62  First Amendment to Asset Purchase Agreement dated September 30, 1996 between Total Communication Services, Inc. and McLeod Telemanagement,
         Inc. (Filed as Exhibit 10.62 to the November 1996 Form S-1 and
         incorporated herein by reference).
  10.63  McLeod, Inc. Incentive Plan. (Filed as Exhibit 10.63 to the November
         1996 Form S-1 and incorporated herein by reference).
  10.64  Amended and Restated Credit Agreement dated as of May 5, 1996 among
         TelecomwUSA Publishing Group, Inc., TelecomwUSA Publishing Company and
         TelecomwUSA Neighborhood Directories, Inc. and Norwest Bank Iowa,
         National Association. (Filed as Exhibit 10.64 to the November 1996
         Form S-1 and incorporated herein by reference).
  10.65  First Amendment to Amended and Restated Credit Agreement dated as of
         January 31, 1996 by and between TelecomwUSA Publishing Group, Inc.,
         TelecomwUSA Publishing Company and TelecomwUSA Neighborhood
         Directories, Inc. and Norwest Bank Iowa, National Association. (Filed
         as Exhibit 10.65 to the November 1996 Form S-1 and incorporated herein by reference).
  10.66  Lease Agreement dated as of September 26, 1994 between Ryan
         Properties, Inc. and Ruffalo, Cody & Associates, Inc. (Filed as
         Exhibit 10.66 to the November 1996 Form S-1 and incorporated herein by reference).
  10.67  First Lease Amendment dated as of April 12, 1995 between Ryan
         Properties, Inc. and Ruffalo, Cody & Associates, Inc. (Filed as
         Exhibit 10.67 to the November 1996 Form S-1 and incorporated herein by reference).
  10.68  Lease Agreement dated as of July 18, 1995 between 2060 Partnership,
         L.P. and TelecomwUSA Publishing Company. (Filed as Exhibit 10.68 to
         the November 1996 Form S-1 and incorporated herein by reference).
  10.69  Lease Agreement dated April 26, 1995 by and between A.M. Henderson and
         TelecomwUSA Publishing Company. (Filed as Exhibit 10.69 to the
         November 1996 Form S-1 and incorporated herein by reference).
  10.70  License Agreement dated as of April 19, 1994, between Ameritech
         Information Industry Services and TelecomwUSA Publishing Company.
         (Filed as Exhibit 10.70 to the November 1996 Form S-1 and incorporated herein by reference).
  10.71  License Agreement dated September 13, 1993 between U S WEST
         Communications, Inc. and TelecomwUSA Publishing Company. (Filed as
         Exhibit 10.71 to the November 1996 Form S-1 and incorporated herein by reference).
  10.72  Form of McLeod, Inc. Directors Stock Option Plan Option Agreement.
         (Filed as Exhibit 10.72 to the November 1996 Form S-1 and incorporated herein by reference).

EXHIBIT INDEX

 Exhibit
 Number                            Exhibit Description
 -------                           -------------------
  10.73  Forms of McLeod, Inc. 1996 Employee Stock Option Plan Incentive Stock
         Option Agreement. (Filed as Exhibit 10.73 to the November 1996 Form S-
         1 and incorporated herein by reference).
  10.74  Forms of McLeod, Inc. 1996 Employee Stock Option Plan Non-Incentive
         Stock Option Agreement. (Filed as Exhibit 10.74 to the November 1996
         Form S-1 and incorporated herein by reference).
  10.75  Option Agreement dated April 27, 1995 between Fronteer Directory
         Company, Inc. and TelecomwUSA Publishing Company. (Filed as Exhibit
         10.75 to the November 1996 Form S-1 and incorporated herein by reference).
  10.76  Promissory Note dated May 5, 1995 between TelecomwUSA Publishing
         Company and Fronteer Directory Company, Inc. (Filed as Exhibit 10.76
         to the November 1996 Form S-1 and incorporated herein by reference).
  10.77  Security Agreement dated May 5, 1995 between TelecomwUSA Publishing
         Company and Fronteer Directory Company, Inc. (Filed as Exhibit 10.77
         to the November 1996 Form S-1 and incorporated herein by reference).
  10.78  Design/Build Construction Contract dated September 17, 1996 between
         Ryan Construction Company of Minnesota, Inc. and McLeod, Inc. (Filed
         as Exhibit 10.78 to the November 1996 Form S-1 and incorporated herein by reference).
  10.79  Guaranty Agreement dated as of October 17, 1996 by McLeod, Inc. in favor of Kirkwood Community College. (Filed as Exhibit 10.79 to the
         November 1996 Form S-1 and incorporated herein by reference).
  10.80  Industrial New Jobs Training Agreement dated as of October 31, 1996 between Kirkwood Community College and McLeod Telemanagement, Inc.
         (Filed as Exhibit 10.80 to the November 1996 Form S-1 and incorporated herein by reference).
  10.81  Industrial New Jobs Training Agreement dated as of October 31, 1996 between Kirkwood Community College and McLeod Telecommunications, Inc.
         (Filed as Exhibit 10.81 to the November 1996 Form S-1 and incorporated herein by reference).
  10.82  Industrial New Jobs Training Agreement dated as of October 31, 1996 between Kirkwood Community College and McLeod Network Services, Inc.
         (Filed as Exhibit 10.82 to the November 1996 Form S-1 and incorporated herein by reference).
  10.83  Industrial New Jobs Training Agreement dated as of October 31, 1996 between Kirkwood Community College and McLeod, Inc. (Filed as Exhibit
         10.83 to the November 1996 Form S-1 and incorporated herein by reference).
  10.84  Change Order No. 1 to the Construction Services Agreement dated
         November 22, 1995 by and between MWR TeIecom, Inc. and MFS Network
         Technologies, Inc. (Filed as Exhibit 10.84 to the November 1996 Form
         S-1 and incorporated herein by reference).
  10.85  Change Order No. 2 to the Construction Services Agreement dated August
         14, 1996 between MWR Telecom, Inc. and MFS Network Technologies, Inc.
         (Filed as Exhibit 10.85 to the November 1996 Form S-1 and incorporated herein by reference).
  10.86  Change Order No. 3 to the Construction Services Agreement dated
         October 31, 1996 between MWR Telecom, Inc. and MFS Network
         Technologies, Inc. (Filed as Exhibit 10.86 to the November 1996 Form
         S-1 and incorporated herein by reference).
  10.87  Independent Contractor Sales Agreement dated May, 1995 between Sprint
         Communications Company L.P. and Ruffalo, Cody & Associates, Inc.
         (Filed as Exhibit 10.87 to the November 1996 Form S-1 and incorporated herein by reference).

                                                                   EXHIBIT INDEX

 Exhibit
 Number                            Exhibit Description
 -------                           -------------------
 10.88   Second Amendment to Asset Purchase Agreement dated October 31, 1996 between Total Communication Services, Inc. and McLeod Telemanagement,
         Inc. (Filed as Exhibit 10.88 to the November 1996 Form S-1 and
         incorporated herein by reference).
 10.89   Escrow Agreement dated July 15, 1996 among McLeod, Inc., certain shareholders of Ruffalo, Cody & Associates, Inc., Albert P. Ruffalo
         and Norwest Bank N.A. (Filed as Exhibit 10.89 to the November 1996
         Form S-1 and incorporated herein by reference).
 10.90   Sale and Purchase Agreement dated January 27, 1997 among McLeodUSA
         Publishing Company, Fronteer Financial Holdings, Ltd., Classified
         Directories, Inc., Larry A. Scott, James Greff, Randall L. Gowin and
         Edwin Dressler and certain directors, officers and shareholders of
         Fronteer Financial Holdings, Ltd. (Filed as Exhibit 10.90 to the 1996
         Form 10-K and incorporated herein by reference).
 10.91   Sale and Purchase Agreement dated February 27, 1997 among McLeodUSA
         Publishing Company, Indiana Directories, Inc., John Morgan, Hank
         Meijer, Jack Hendricks, Brad Nelson and Talking Directories, Inc.
         (Filed as Exhibit 10.91 to the 1996 Form 10-K and incorporated herein by reference).
 10.92   Amendment to Sale and Purchase Agreement dated February 28, 1997 between McLeodUSA Publishing Company and Indiana Directories, Inc.
         (Filed as Exhibit 10.92 to the 1996 Form 10-K and incorporated herein by reference).
 10.93   Ameritech Centrex Service Confirmation of Service Orders dated August
         21, 1996 between McLeod Telemanagement, Inc. and Ameritech Information
         Industry Services. (Filed as Exhibit 10.93 to the 1996 Form 10-K and
         incorporated herein by reference).
 10.94** Amended and Restated Program Enrollment Terms dated November 1, 1996 between WorldCom Network Services, Inc. d/b/a WilTel and McLeod
         Telemanagement, Inc. (Filed as Exhibit 10.94 to Annual Report on Form
         10-K/A, File No. 0-20763, filed with the Commission on April 8, 1997 and incorporated herein by reference).
 10.95   Letter Agreement dated April 15, 1997 between U S WEST Communications and McLeodUSA Network Services, Inc. (Filed as Exhibit 10.1 to
         Quarterly Report on Form 10-Q, File No. 0-20763, filed with the
         Commission on May 14, 1997 and incorporated herein by reference).
 10.96   Network Agreement dated April 7, 1997, between Wisconsin Power and
         Light Company and McLeodUSA Telecommunications Services, Inc. (Filed
         as Exhibit 10.96 to the July 1997 Form S-4 and incorporated herein by reference).
 10.97   Agreement dated July 7, 1997 between McLeodUSA Telecommunications
         Services, Inc. and U S WEST Communications, Inc. (Filed as Exhibit
         10.97 to the July 1997 Form S-4 and incorporated herein by reference).
 10.98   Agreement dated August 14, 1997 between McLeodUSA Incorporated and
         Taylor Ball, Inc. (Filed as Exhibit 10.98 to the November 1997 Form S-
         4 and incorporated herein by reference).
 10.99   Interconnection Agreement Under Sections 251 and 252 of the
         Telecommunications Act of 1996 dated as of October 28, 1996 between
         Ameritech Information Industry Services and Consolidated
         Communications Telecom Services Inc. (Filed as Exhibit 10.99 to the
         November 1997 Form S-4 and incorporated herein by reference).
 10.100  Interconnection Agreement Under Sections 251 and 252 of the
         Telecommunications Act of 1996 dated as of July 17, 1997 between
         Ameritech Information Industry Services and Consolidated
         Communications Telecom Services Inc. (Filed as Exhibit 10.100 to the
         November 1997 Form S-4 and incorporated herein by reference).

EXHIBIT INDEX

 Exhibit
 Number                            Exhibit Description
 -------                           -------------------
  11.1   Statement regarding Computation of Per Share Earnings (Filed as
         Exhibit 11.1 to the Quarterly Report on Form 10-Q, File No. 0-20763,
         filed with the Commission on November 16, 1998 and incorporated herein by reference).
  16.1   Letter regarding Change in Certifying Accountant (Filed as Exhibit
         16.1 to the 1997 Form 10-K and incorporated herein by reference).
  21.1   Subsidiaries of McLeodUSA Incorporated (Filed as Exhibit 21.1 to the
         1997 Form 10-K and incorporated herein by reference).
  23.1*  Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).
  23.2*  Consent of Arthur Andersen LLP.
  23.3*  Consent of Duff & Phelps, LLC.
  23.4   Consent of Warner Norcross & Judd LLP (included in Exhibit 8.1).
  23.5*  Consent of Olsen Thielen & Co., Ltd.
  24.1   Power of attorney (included on signature page).
  27.1   Financial Data Schedule (Filed as Exhibit 27.1 to the Quarterly Report
         on Form 10-Q, File No. 0-20763, filed with the Commission on November
         16, 1998 and incorporated herein by reference).
  99.1   Purchase Agreement dated as of August 15, 1996 between Iowa Land and
         Building Company and Ryan Properties, Inc. (Filed as Exhibit 99.1 to
         the November Form S-1 and incorporated herein by reference).
  99.2   Purchase Agreement dated as of June 28, 1996 between Donald E. Zvacek,
         Dennis E. Zvacek and Robert J. Zvacek and Ryan Properties, Inc. (Filed
         as Exhibit 99.2 to the November Form S-1 and incorporated herein by reference).
  99.3*  Form of Proxy Card

  99.4*  Form of Letter to Stockholders of Dakota Telecommunications Group,
         Inc.
  99.5*  Form of Employee Stock Ownership Plan Vote Direction Form

--------
 *Filed herewith.
** Confidential treatment has been granted. The copy filed as an exhibit omits the information subject to the confidential treatment request.

*** Previously filed.
                                                                  EXHIBIT INDEX